PROSPECTUS SUPPLEMENT                           Filed Pursuant to Rule 424(b)(5)
(TO PROSPECTUS DATED MAY 19, 2003)              Registration File No. 333-83986


                          $1,129,161,000 (APPROXIMATE)
                   MORGAN STANLEY CAPITAL I TRUST 2003-TOP11
                                   AS ISSUER

                         MORGAN STANLEY CAPITAL I INC.
                                 AS DEPOSITOR

                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                       PRINCIPAL COMMERCIAL FUNDING, LLC
                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                           AS MORTGAGE LOAN SELLERS

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-TOP11

                               ----------------

     Morgan Stanley Capital I Inc., formerly known as Morgan Stanley Dean Witter Capital I Inc., is offering selected classes of its Series 2003-TOP11 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be 188 mortgage loans secured by first mortgage liens on commercial, manufactured housing community and multifamily properties. The Series 2003-TOP11 Certificates are not obligations of Morgan Stanley Capital I Inc., the sellers of the mortgage loans or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

                               ----------------

     Investing in the certificates offered to you involves risks. See "Risk Factors" beginning on page S-29 of this prospectus supplement and page 8 of the prospectus.
                               ----------------

          Characteristics of the certificates offered to you include:

                                        APPROXIMATE
                                          INITIAL       PASS-THROUGH
               APPROXIMATE INITIAL     PASS-THROUGH         RATE           RATINGS
   CLASS       CERTIFICATE BALANCE         RATE         DESCRIPTION     (MOODY'S/S&P)
-----------   ---------------------   --------------   -------------   --------------
Class A-1          $150,000,000             3.26%          Fixed           Aaa/AAA
Class A-2          $175,000,000             4.34%          Fixed           Aaa/AAA
Class A-3          $165,114,000             4.85%          Fixed           Aaa/AAA
Class A-4          $561,379,000             5.15%          Fixed           Aaa/AAA
Class B            $ 31,366,000             5.33%           WAC            Aa2/AA
Class C            $ 32,859,000             5.59%           WAC             A2/A
Class D            $ 13,443,000             5.59%           WAC             A3/A-

                               ----------------

     The certificate balances are approximate and may vary by up to 5%.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ----------------

     Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc. will act as co-lead managers and co-bookrunners with respect to the offered certificates. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC, the underwriters, will purchase the certificates offered to you from Morgan Stanley Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or about August 20, 2003. Morgan Stanley Capital I Inc. expects to receive from this offering approximately $1,134,389,798, plus accrued interest from the cut-off date, before deducting expenses payable by Morgan Stanley Capital I Inc.

                               ----------------

MORGAN STANLEY                                          BEAR, STEARNS & CO. INC.
GOLDMAN, SACHS & CO.                         WELLS FARGO BROKERAGE SERVICES, LLC

                                 August 6, 2003

                          MORGAN STANLEY CAPITAL INC.

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-TOPII
                      GEOGRAPHIC OVERVIEW OF MORTGAGE POOL


                                 [MAP OMITTED]



     WASHINGTON              UTAH                    MONTANA
     3 properties            1 property              1 property
     $14,519,045             $1,281,954              $2,623,189
     1.2% of total           0.1% of total           0.2% of total


     MINNESOTA               WISCONSIN               HAWAII
     4 properties            2 properties            1 property
     $7,824,944              $14,297,082             $13,744,250
     0.7% of total           1.2% of total           1.2% of total


     ILLINOIS                INDIANA                 MICHIGAN
     12 properties           2 properties            3 properties
     $52,617,142             $9,700,000              $26,765,845
     4.4% of total           0.8% of total           2.2% of total


     OHIO                    PENNSYLVANIA            NEW YORK
     1 property              4 properties            11 properties
     $12,574,470             $12,620,118             $70,132,207
     1.1% of total           1.1% of total           5.9% of total


     MASSACHUSETTS           CONNECTICUT             RHODE ISLAND
     6 properties            5 properties            1 property
     $119,539,216            $36,552,545             $12,900,000
     10.0% of total          3.1% of total           1.1% of total


     NEW JERSEY              DELAWARE                MARYLAND
     9 properties            1 property              5 properties
     $83,763,267             $4,468,607              $44,627,181
     7.0% of total           0.4% of total           3.7% of total


     VIRGINIA                KENTUCKY                SOUTH CAROLINA
     1 property              2 properties            1 property
     $10,928,997             $16,791,099             $9,108,134
     0.9% of total           1.4% of total           0.8% of total


     GEORGIA                 FLORIDA                 ALABAMA
     3 properties            10 properties           1 property
     $35,246,314             $45,653,139             $15,961,708
     2.9% of total           3.8% of total           1.3% of total


     TENNESSEE               LOUISIANA               OKLAHOMA
     2 properties            1 property              1 property
     $12,842,311             $9,066,159              $1,005,100
     1.1% of total           0.8% of total           0.1% of total


     TEXAS                   NEW MEXICO              COLORADO
     19 properties           2 properties            5 properties
     $38,053,682             $10,034,081             $20,752,529
     3.2% of total           0.8% of total           1.7% of total


     ARIZONA                 SOUTHERN CALIFORNIA     NORTHERN CALIFORNIA
     11 properties           44 properties           23 properties
     $49,104,735             $250,516,186            $115,152,011
     4.1% of total           21.0% of total          9.6% of total


     NEVADA                  IDAHO                   OREGON
     2 properties            1 property              2 properties
     $5,315,962              $1,196,873              $7,599,315
     0.4% of total           0.1% of total           0.6% of total




      less than l.0% of Cut-Off Date Balance
[   ] 1.0% - 5.0% of Cut-Off Date Balance
[XX ] 5.1% - 10.0% of Cut-Off Date Balance
[XXX] greater than 10.0% of Cut-Off Date Balance

                               [PICTURES OMITTED]



                         JOHN HANCOCK TOWER, Boston, MA









                               [PICTURE OMITTED]



                 ALABAMA WAREHOUSE/DISTRIBUTION, Montgomery, AL









                               [PICTURE OMITTED]



                          CENTER TOWER, Costa Mesa, CA









                               [PICTURES OMITTED]



                         TROY TECHNOLOGY PARK, Troy, MI

                               [PICTURE OMITTED]



                       516 WEST 34TH STREET, New York, NY










                               [PICTURE OMITTED]



                      ITT GILFILLAN BUILDING, Van Nuys, CA










                               [PICTURE OMITTED]



                         HERITAGE PAVILION, Smyrna, GA










                               [PICTURE OMITTED]



                           1333 BROADWAY, Oakland, CA










                               [PICTURE OMITTED]



                         REXMERE VILLAGE MHC, Davie, FL










                               [PICTURES OMITTED]



                    MONTEREY PINES APARTMENTS, Monterey, CA

The pass-through rates on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be fixed at the respective per annum rates set forth on the cover. The Class B Certificates will accrue interest at a per annum rate equal to the weighted average net mortgage rate less 0.26%. The Class C and Class D Certificates will accrue interest at a per annum rate equal to the weighted average net mortgage rate. You should read the section entitled "Ratings" in this prospectus supplement.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                         ------------------------------

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     The Series 2003-TOP11 Certificates are not obligations of Morgan Stanley Capital I Inc. or any of its affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

     In this prospectus supplement, the terms "depositor," "we" and "us" refer to Morgan Stanley Capital I Inc.

                         ------------------------------

     Morgan Stanley Capital I Inc. will not list the certificates offered to you on any national securities exchange or any automated quotation system of any registered securities association such as NASDAQ.

                         ------------------------------

     Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within
Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"), and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within
Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS

Persons" and together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                TABLE OF CONTENTS


IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
     PROSPECTUS .........................................................................................S-3
NOTICE TO RESIDENTS OF THE UNITED KINGDOM................................................................S-3
Executive Summary........................................................................................S-7
Summary of Prospectus Supplement.........................................................................S-8
         What You Will Own...............................................................................S-8
         Relevant Parties and Dates......................................................................S-8
         Offered Certificates...........................................................................S-10
         Information About the Mortgage Pool............................................................S-19
         Additional Aspects of Certificates.............................................................S-26
Risk Factors............................................................................................S-29
Description Of The Offered Certificates.................................................................S-62
         General .......................................................................................S-62
         Certificate Balances...........................................................................S-63
         Pass-Through Rates.............................................................................S-65
         Distributions..................................................................................S-67
         Optional Termination...........................................................................S-73
         Advances ......................................................................................S-73
         Reports to Certificateholders; Available Information...........................................S-76
         Example of Distributions.......................................................................S-79
         The Trustee and the Fiscal Agent...............................................................S-80
         The Paying Agent, Certificate Registrar and Authenticating Agent...............................S-81
         Expected Final Distribution Date; Rated Final Distribution Date................................S-81
         Amendments to the Pooling and Servicing Agreement..............................................S-81
Yield, Prepayment And Maturity Considerations...........................................................S-82
         General .......................................................................................S-82
         Pass-Through Rates.............................................................................S-83
         Rate and Timing of Principal Payments..........................................................S-83
         Unpaid Distributable Certificate Interest......................................................S-84
         Losses and Shortfalls..........................................................................S-84
         Relevant Factors...............................................................................S-85
         Weighted Average Life..........................................................................S-85
Description of the Mortgage Pool........................................................................S-90
         General .......................................................................................S-90
         Material Terms and Characteristics of the Mortgage Loans.......................................S-90
         The John Hancock Tower Pari Passu Loan.........................................................S-94
         The RSA Pari Passu Loan........................................................................S-98
         Assessments of Property Value and Condition....................................................S-99
         Environmental Insurance.......................................................................S-100
         Additional Mortgage Loan Information..........................................................S-101
         Standard Hazard Insurance.....................................................................S-103
         The Sellers...................................................................................S-104
         Sale of the Mortgage Loans....................................................................S-105
         Representations and Warranties................................................................S-105
         Repurchases and Other Remedies................................................................S-107
         Changes In Mortgage Pool Characteristics......................................................S-108
Servicing Of The Mortgage Loans........................................................................S-108
         General ......................................................................................S-108
         Servicing of the John Hancock Tower Loan Group................................................S-110
         The Master Servicer and Special Servicer......................................................S-113
         The Master Servicer...........................................................................S-114
         Events of Default.............................................................................S-115
         The Special Servicer..........................................................................S-115
         The Operating Adviser.........................................................................S-117
         Mortgage Loan Modifications...................................................................S-118
         Sale of Defaulted Mortgage Loans..............................................................S-119
         Foreclosures..................................................................................S-119
Material Federal Income Tax Consequences...............................................................S-120
         General ......................................................................................S-120
         Original Issue Discount and Premium...........................................................S-122
         Prepayment Premiums and Yield Maintenance Charges.............................................S-123
         Jobs and Growth Tax Relief Reconciliation Act of 2003.........................................S-123
         Additional Considerations.....................................................................S-123
Legal Aspects Of Mortgage Loans........................................................................S-123
         California....................................................................................S-124
ERISA Considerations...................................................................................S-124
         Plan Assets...................................................................................S-124
         Special Exemption Applicable to the Offered Certificates......................................S-125
         Insurance Company General Accounts............................................................S-126
         General Investment Considerations.............................................................S-127
Legal Investment.......................................................................................S-127
Use Of Proceeds........................................................................................S-127
Plan Of Distribution...................................................................................S-128
Legal Matters..........................................................................................S-129
Ratings................................................................................................S-130
Glossary Of Terms......................................................................................S-131
APPENDIX I - Mortgage Pool
         Information  (Tables)...........................................................................I-1
APPENDIX II - Certain Characteristics
         Of The Mortgage Loans..........................................................................II-1
APPENDIX III - Significant
         Loan Summaries................................................................................III-1
APPENDIX IV - Term Sheet.................................................................................T-1
APPENDIX V - Form of Statement to
         Certificateholders..............................................................................V-1
SCHEDULE A - Rates Used in Determination
         of Class X Pass-Through Rates...................................................................A-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                EXECUTIVE SUMMARY


     This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                              CERTIFICATE STRUCTURE

---------------  ----------------  ---------------------  --------------  -------------  ----------------  -----------  ----------
                                                           APPROXIMATE
                                        APPROXIMATE          INITIAL                       APPROXIMATE     WEIGHTED     PRINCIPAL
  APPROXIMATE                       INITIAL CERTIFICATE    PASS-THROUGH      RATINGS     PERCENT OF TOTAL    AVERAGE     WINDOW
CREDIT SUPPORT        CLASS               BALANCE              RATE       (MOODY'S/S&P)    CERTIFICATES    LIFE (YRS.)   (MONTHS)
---------------  ----------------  ---------------------  --------------  -------------  ----------------  -----------  ----------
   12.000%       CLASS A-1             $150,000,000           3.26%           Aaa/AAA         12.554%         3.43         1-56
---------------  ----------------  ---------------------  --------------  -------------  ----------------  -----------  ----------
   12.000%       CLASS A-2             $175,000,000           4.34%           Aaa/AAA         14.646%         5.94        56-82
---------------  ----------------  ---------------------  --------------  -------------  ----------------  -----------  ----------
   12.000%       CLASS A-3             $165,114,000           4.85%           Aaa/AAA         13.818%         7.79        82-112
---------------  ----------------  ---------------------  --------------  -------------  ----------------  -----------  ----------
   12.000%       CLASS A-4             $561,379,000           5.15%           Aaa/AAA         46.982%         9.71       112-119
---------------  ----------------  ---------------------  --------------  -------------  ----------------  -----------  ----------
   9.375%        CLASS B               $ 31,366,000           5.33%           Aa2/AA          2.625%          10.00      119-128
---------------  ----------------  ---------------------  --------------  -------------  ----------------  -----------  ----------
   6.625%        CLASS C               $ 32,859,000           5.59%            A2/A           2.750%          12.01      128-154
---------------  ----------------  ---------------------  --------------  -------------  ----------------  -----------  ----------
   5.500%        CLASS D               $ 13,443,000           5.59%            A3/A-          1.125%          12.81      154-154
---------------  ----------------  ---------------------  --------------  -------------  ----------------  -----------  ----------
   4.250%        CLASS E               $ 14,936,000           5.59%          Baa1/BBB+        1.250%          12.81      154-154
---------------  ----------------  ---------------------  --------------  -------------  ----------------  -----------  ----------
   3.625%        CLASS F                $ 7,468,000           5.59%          Baa2/BBB         0.625%          12.81      154-154
---------------  ----------------  ---------------------  --------------  -------------  ----------------  -----------  ----------
   3.000%        CLASS G                $ 7,468,000           5.59%          Baa3/BBB-        0.625%          12.90      154-159
---------------  ----------------  ---------------------  --------------  -------------  ----------------  -----------  ----------
 ___________     CLASSES H-N            ___________          _______         _________       ________        ________    ________
---------------  ----------------  ---------------------  --------------  -------------  ----------------  -----------  ----------
 ___________     CLASS X-1              ___________          _______          Aaa/AAA        ________        ________    ________
---------------  ----------------  ---------------------  --------------  -------------  ----------------  -----------  ----------
 ___________     CLASS X-2              ___________          _______          Aaa/AAA        ________        ________    ________
---------------  ----------------  ---------------------  --------------  -------------  ----------------  -----------  ----------

o The notional amount of the Class X-1 Certificates initially will be $1,194,879,395 and the notional amount of the Class X-2 Certificates initially will be $1,099,299,000.

o The percentages indicated under the column "Approximate Credit Support" with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in the aggregate.

o    The initial certificate balance may vary by up to 5%.

o The Class X-1 Certificates and the Class X-2 Certificates (together, the "Class X Certificates") and the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates are not offered pursuant to this prospectus supplement.

o The pass-through rates for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates presented in the table are fixed at their respective per annum rates set forth above. The Class B Certificates will accrue interest at a per annum rate equal to the weighted average net mortgage rate less 0.26%. The Class C and Class D Certificates will accrue interest at a per annum rate equal to the weighted average net mortgage rate.

o The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The Weighted Average Life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have anticipated repayment dates; (iii) payment in full on the "anticipated repayment date" or stated maturity date of each mortgage loan having such a date and (iv) a 0% CPR. See the assumptions set forth under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and under "Structuring Assumptions" in the Glossary of Terms.

o Each Class X Certificate is an investment unit consisting of multiple REMIC regular interests.

o Each Class N Certificate is an investment unit consisting of a REMIC regular interest and beneficial ownership of certain excess interest in respect of mortgage loans having a hyperamortization feature.

o The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

     [  ] Offered certificates.

     [  ] Certificates not offered pursuant to this prospectus supplement.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN

GENERAL.............................Your certificates (along with the privately offered certificates) will represent
                                    beneficial interests in a trust created by Morgan Stanley Capital I Inc., formerly known as Morgan Stanley Dean Witter Capital I Inc., on the closing date. All payments to you will come only from the amounts received in connection with the assets of the trust. The trust's assets will primarily be 188 mortgage loans secured by first mortgage liens on 203 commercial, manufactured housing community and multifamily properties.

TITLE OF CERTIFICATES...............Commercial Mortgage Pass-Through
                                    Certificates, Series 2003-TOP11.

MORTGAGE POOL.......................The mortgage pool consists of 188 mortgage loans with an aggregate principal balance of all mortgage loans as of August 1, 2003, of approximately $1,194,879,395, which may vary by up to 5%. Each mortgage loan requires scheduled payments of principal and/or interest to be made monthly. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that those mortgage loans are due on the first of the month for purposes of determining their cut-off dates and cut-off date balances.

                                    As of August 1, 2003, the balances of the mortgage loans in the mortgage pool ranged from approximately $694,526 to approximately $85,000,000 and the mortgage loans had an approximate average balance of $6,355,741.

                           RELEVANT PARTIES AND DATES

ISSUER..............................Morgan Stanley Capital I Trust 2003-TOP11.

DEPOSITOR...........................Morgan Stanley Capital I Inc.

MASTER SERVICER.....................Wells Fargo Bank, National Association.

SPECIAL SERVICER....................ARCap Servicing, Inc.

PRIMARY SERVICER....................Principal Global Investors, LLC with respect to those mortgage loans sold to the trust by Principal Commercial Funding, LLC. In addition, Wells Fargo Bank, National Association will act as primary servicer with respect to those mortgage loans sold to the trust by Bear Stearns Commercial Mortgage, Inc., Wells Fargo Bank, National Association and Morgan Stanley Mortgage Capital Inc.

TRUSTEE.............................LaSalle Bank National Association, a
                                    national banking association.

FISCAL AGENT........................ABN AMRO Bank N.V., a Netherlands banking corporation and indirect corporate parent of the trustee.

PAYING AGENT........................Wells Fargo Bank Minnesota, National
                                    Association, which will also act as the
                                    certificate registrar. See "Description of the Certificates--The Paying Agent" in this prospectus supplement.

OPERATING ADVISER...................The holders of certificates representing more than 50% of the aggregate certificate balance of the most subordinate class of certificates, outstanding at any time of determination, or, if the certificate balance of that class of certificates is less than 25% of the initial certificate balance of that class, the next most subordinate class of certificates, may appoint a representative to act as operating adviser for the purposes described in this prospectus supplement. The initial operating adviser will be ARCap CMBS Fund REIT, Inc.

SELLERS.............................Bear Stearns Commercial Mortgage, Inc., as
                                    to 46 mortgage loans, representing 31.6% of the initial outstanding pool balance.

                                    Wells Fargo Bank, National Association, as to 87 mortgage loans, representing 27.5% of the initial outstanding pool balance.

                                    Principal Commercial Funding, LLC, as to 42 mortgage loans, representing 25.0% of the initial outstanding pool balance.

                                    Morgan Stanley Mortgage Capital Inc., as to
                                    13 mortgage loans, representing 16.0% of the initial outstanding pool balance.

UNDERWRITERS........................Morgan Stanley & Co. Incorporated, Bear,
                                    Stearns & Co. Inc., Goldman, Sachs & Co. and
                                    Wells Fargo Brokerage Services, LLC.

CUT-OFF DATE........................August 1, 2003. For purposes of the information contained in this prospectus supplement (including the appendices hereto), scheduled payments due in August 2003 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on August 1, 2003, not the actual day on which such scheduled payments were due.

CLOSING DATE........................On or about August 20, 2003.

DISTRIBUTION DATE...................The 13th day of each month, or, if such 13th day is not a business day, the business day immediately following such 13th day, commencing in September 2003.

RECORD DATE.........................With respect to each distribution date, the close of business on the last business day of the preceding calendar month.

                                    --------------  ----------------------------
EXPECTED FINAL DISTRIBUTION DATES...  Class A-1      April 13, 2008
                                    --------------  ----------------------------
                                      Class A-2      June 13, 2010
                                    --------------  ----------------------------
                                      Class A-3      December 13, 2012
                                    --------------  ----------------------------
                                      Class A-4      July 13, 2013
                                    --------------  ----------------------------
                                       Class B       April 13, 2014
                                    --------------  ----------------------------
                                       Class C       June 13, 2016
                                    --------------  ----------------------------
                                       Class D       June 13, 2016
                                    --------------  ----------------------------

                                    The Expected Final Distribution Date for each class of certificates is the date on which such class is expected to be paid in full, assuming no delinquencies, losses, modifications, extensions of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the certificates. Mortgage loans with anticipated repayment dates are assumed to repay in full on such dates.

RATED FINAL DISTRIBUTION DATE.......As to each class of certificates, the distribution date in June 2041.

                              OFFERED CERTIFICATES

GENERAL.............................Morgan Stanley Capital I Inc. is offering the following seven (7) classes of its
                                    Series 2003-TOP11 Commercial Mortgage
                                    Pass-Through Certificates:

                                    o  Class A-l

                                    o  Class A-2

                                    o  Class A-3

                                    o  Class A-4

                                    o  Class B

                                    o  Class C

                                    o  Class D

                                    The entire series will consist of a total of twenty-one (21) classes, the following fourteen (14) of which are not being offered by this prospectus supplement and the accompanying prospectus: Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class R-I, Class R-II and Class R-III.

CERTIFICATE BALANCE.................Your certificates will have the approximate aggregate initial certificate balance
                                    presented in the chart below and this
                                    balance below may vary by up to 5%:

                                    ---------  ---------------------------------
                                    Class A-1  $150,000,000 Certificate Balance
                                    ---------  ---------------------------------
                                    Class A-2  $175,000,000 Certificate Balance
                                    ---------  ---------------------------------
                                    Class A-3  $165,114,000 Certificate Balance
                                    ---------  ---------------------------------
                                    Class A-4  $561,379,000 Certificate Balance
                                    ---------  ---------------------------------
                                     Class B   $ 31,366,000 Certificate Balance
                                    ---------  ---------------------------------
                                     Class C   $ 32,859,000 Certificate Balance
                                    ---------  ---------------------------------
                                     Class D   $ 13,443,000 Certificate Balance
                                    ---------  ---------------------------------

                                    The certificate balance at any time is the maximum amount of principal distributable to a class and is subject to adjustment on each distribution date to reflect any reductions resulting from distributions of principal to that class or any allocations of losses to that class.

                                    The Class X-1 Certificates and the Class X-2
                                    Certificates, which are private
                                    certificates, will not have certificate
                                    balances; each such class of certificates will instead represent the right to receive distributions of interest accrued as described herein on a notional amount. The notional amount of the Class X-1 Certificates will be equal to the aggregate of the certificate balances of the classes of certificates (other than the Class X-1, Class X-2, Class R-I, Class R-II and Class R-III Certificates) outstanding from time to time.

                                    The notional amount of the Class X-2
                                    Certificates will equal:

                                    o       during the period from the Closing
                                            Date through and including the
                                            distribution date occurring in
                                            August 2005, the sum of (a) the
                                            lesser of $77,357,000 and the
                                            certificate balance of the Class A-1
                                            Certificates outstanding from time
                                            to time, (b) the aggregate of the
                                            certificate balances of the Class
                                            A-2, Class A-3, Class A-4, Class B,
                                            Class C, Class D, Class E, Class F,
                                            Class G and Class H Certificates
                                            outstanding from time to time and
                                            (c) the lesser of $961,000 and the
                                            certificate balance of the Class J
                                            Certificates outstanding from time
                                            to time;

                                    o       during the period following the
                                            distribution date occurring in
                                            August 2005 through and including
                                            the distribution date occurring in
                                            August 2006, the sum of (a) the
                                            lesser of $18,672,000 and the
                                            certificate balance of the Class A-1
                                            Certificates outstanding from time
                                            to time, (b) the aggregate of the
                                            certificate balances of the Class
                                            A-2, Class A-3, Class A-4, Class B,
                                            Class C, Class D and Class E
                                            Certificates outstanding from time
                                            to time and (c) the lesser of
                                            $4,573,000 and the certificate
                                            balance of the Class F Certificates
                                            outstanding from time to time;

                                    o       during the period following the
                                            distribution date occurring in
                                            August 2006 through and including
                                            the distribution date occurring in
                                            August 2007, the sum of (a) the
                                            lesser of $138,245,000 and the
                                            certificate balance of the Class A-2
                                            Certificates outstanding from time
                                            to time, (b) the aggregate of the
                                            certificate balances of the Class
                                            A-3, Class A-4, Class B and Class C
                                            Certificates outstanding from time
                                            to time and (c) the lesser of
                                            $11,400,000 and the certificate
                                            balance of the Class D Certificates
                                            outstanding from time to time;

                                    o       during the period following the
                                            distribution date occurring in
                                            August 2007 through and including
                                            the distribution date occurring in
                                            August 2008, the sum of (a) the
                                            lesser of $5,350,000 and the
                                            certificate balance of the Class A-2
                                            Certificates outstanding from time
                                            to time, (b) the aggregate of the
                                            certificate balances of the Class
                                            A-3, Class A-4 and Class B
                                            Certificates outstanding from time
                                            to time and (c) the lesser of
                                            $24,766,000 and the certificate
                                            balance of the Class C Certificates
                                            outstanding from time to time;

                                    o       during the period following the
                                            distribution date occurring in
                                            August 2008 through and including
                                            the distribution date occurring in
                                            August 2009, the sum of (a) the
                                            lesser of $108,210,000 and the
                                            certificate balance of the Class A-3
                                            Certificates outstanding from time
                                            to time, (b) the certificate balance
                                            of the Class A-4 and Class B
                                            Certificates outstanding from time
                                            to time and (c) the lesser of
                                            $8,037,000 and the certificate
                                            balance of the Class C Certificates
                                            outstanding from time to time;

                                    o       during the period following the
                                            distribution date occurring in
                                            August 2009 through and including
                                            the distribution date occurring in
                                            August 2010, the sum of (a) the
                                            lesser of $532,984,000 and the
                                            certificate balance of the Class A-4
                                            Certificates outstanding from time
                                            to time and (b) the lesser of
                                            $24,583,000 and the certificate
                                            balance of the Class B Certificates
                                            outstanding from time to time;

                                    o       during the period following the
                                            distribution date occurring in
                                            August 2010 through and including
                                            the distribution date occurring in
                                            August 2011, the sum of (a) the
                                            lesser of $496,617,000 and the
                                            certificate balance of the Class A-4
                                            certificates outstanding from time
                                            to time and (b) the lesser of
                                            $12,701,000 and the certificate
                                            balance of the Class B Certificates
                                            outstanding from time to time; and

                                    o       following the distribution date
                                            occurring in August 2011, $0.

                                    Accordingly, the notional amount of the
                                    Class X-1 Certificates will be reduced on each distribution date by any distributions of principal actually made on, and any losses actually allocated to, any class of certificates (other than the Class X-1, Class X-2, Class R-I, Class R-II and Class R-III Certificates) outstanding from time to time. The notional amount of the Class X-2 Certificates will be reduced on each distribution date by any distributions of principal actually made on, and any losses actually allocated to any component and any class of Certificates included in the calculation of the notional amount for the

                                    Class X-2 Certificates on such distribution date, as described above. Holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the distribution date occurring in August 2011.

PASS-THROUGH RATES..................Your certificates will accrue interest at an annual rate called a pass-through rate. The following table lists the approximate initial pass-through rates for each class of offered certificates:

                                    -------------  -----------------------------
                                      Class A-1           3.26% (Fixed)
                                    -------------  -----------------------------
                                      Class A-2           4.34% (Fixed)
                                    -------------  -----------------------------
                                      Class A-3           4.85% (Fixed)
                                    -------------  -----------------------------
                                      Class A-4           5.15% (Fixed)
                                    -------------  -----------------------------
                                       Class B             5.33% (WAC)
                                    -------------  -----------------------------
                                       Class C             5.59% (WAC)
                                    -------------  -----------------------------
                                       Class D             5.59% (WAC)
                                    -------------  -----------------------------

                                    Interest on your certificates will be
                                    calculated on the basis of a 360-day year consisting of twelve 30-day months, also referred to in this prospectus supplement as a 30/360 basis.

                                    The pass-through rates for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates presented in the table are fixed at their respective per annum rates set forth above. The Class B Certificates will accrue interest at a per annum rate equal to the weighted average net mortgage rate less 0.26%. The Class C and Class D Certificates will accrue interest at a per annum rate equal to the weighted average net mortgage rate.

                                    The weighted average net mortgage rate for a particular distribution date is a weighted average of the interest rates on the mortgage loans minus a weighted average annual administrative cost rate, which includes the master servicing fee rate, any excess servicing fee rate, the primary servicing fee rate, and the trustee fee rate. The relevant weighting is based upon the respective principal balances of the mortgage loans as in effect immediately prior to the relevant distribution date. For purposes of calculating the weighted average net mortgage rate, the mortgage loan interest rates will not reflect any default interest rate. The mortgage loan interest rates will also be determined without regard to any loan term modifications agreed to by the special servicer or resulting from any borrower's bankruptcy or insolvency. In addition, for purposes of calculating the weighted average net mortgage rate, if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate for any month will, in general, be deemed to be the rate per annum that, when calculated on a 30/360 basis, will produce the amount of interest that actually accrues on that mortgage loan in that month.

                                    The pass-through rate applicable to the
                                    Class X-1 Certificates for the initial
                                    distribution date will equal approximately
                                    0.17% per annum.

                                    The pass-through rate applicable to the
                                    Class X-1 Certificates for each distribution date subsequent to the initial distribution date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total notional amount of the Class X-1 Certificates outstanding immediately prior to the related distribution date (weighted on the basis of the respective balances of such components outstanding immediately prior to such distribution date). Each of those components will be comprised of all or a designated portion of the certificate balance of one of the classes of the Principal Balance Certificates. In general, the certificate balance of each class of Principal Balance Certificates will constitute a separate component of the total notional amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the certificate balance of any particular class of Principal Balance Certificates is identified under "--Certificate Balance" above as being part of the total notional amount of the Class X-2 Certificates immediately prior to any distribution date, then that identified portion of such certificate balance will also represent one or more separate components of the total notional amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related distribution date, and the remaining portion of such certificate balance will represent one or more other separate components of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related distribution date. For any distribution date occurring in or before August 2011, on any particular component of the total notional amount of the Class X-1 Certificates immediately prior to the related distribution date, the applicable Class X-1 Strip Rate will be calculated as follows:

                                    o       if such particular component
                                            consists of the entire certificate
                                            balance of any class of Principal
                                            Balance Certificates, and if such
                                            certificate balance also
                                            constitutes, in its entirety, a
                                            component of the total notional
                                            amount of the Class X-2 Certificates
                                            immediately prior to the related
                                            distribution date, then the
                                            applicable Class X-1 Strip Rate will
                                            equal the excess, if any, of (a) the
                                            weighted average net mortgage rate
                                            for such distribution date, over (b)
                                            the greater of (i) the rate per
                                            annum corresponding to such
                                            distribution date as set forth on
                                            Schedule A attached hereto and (ii)
                                            the pass-through rate for such
                                            distribution date for such class of
                                            Principal Balance Certificates;

                                    o       if such particular component
                                            consists of a designated portion
                                            (but not all) of the certificate
                                            balance of any class of Principal
                                            Balance Certificates, and if such
                                            designated portion of such
                                            certificate balance also constitutes
                                            a component of the total notional
                                            amount of the Class X-2 Certificates
                                            immediately prior to the related
                                            distribution date, then the
                                            applicable Class X-1 Strip Rate will
                                            equal the excess, if any, of (a) the
                                            weighted average net mortgage rate
                                            for such distribution date, over (b)
                                            the greater of (i) the rate per
                                            annum corresponding to such
                                            distribution date as set forth on
                                            Schedule A attached hereto and (ii)
                                            the pass-through rate for such
                                            distribution date for such class of
                                            Principal Balance Certificates;

                                    o       if such particular component
                                            consists of the entire certificate
                                            balance of any class of Principal
                                            Balance Certificates, and if such
                                            certificate balance does not, in
                                            whole or in part, also constitute a
                                            component of the total notional
                                            amount of the Class X-2 Certificates
                                            immediately prior to the related
                                            distribution date, then the
                                            applicable Class X-1 Strip Rate will
                                            equal the excess, if any, of (a) the
                                            weighted average net mortgage rate
                                            for such distribution date, over (b)
                                            the pass-through rate for such
                                            distribution date for such class of
                                            Principal Balance Certificates; and

                                    o       if such particular component
                                            consists of a designated portion
                                            (but not all) of the certificate
                                            balance of any class of Principal
                                            Balance Certificates, and if such
                                            designated portion of such
                                            certificate balance does not also
                                            constitute a component of the total
                                            notional amount of the Class X-2
                                            Certificates immediately prior to
                                            the related distribution date, then
                                            the applicable Class X-1 Strip Rate
                                            will equal the excess, if any, of
                                            (a) the weighted average net
                                            mortgage rate for such distribution
                                            date, over (b) the pass-through rate
                                            for such distribution date for such
                                            class of Principal Balance
                                            Certificates.

                                    For any distribution date occurring after August 2011, the certificate balance of each class of Principal Balance Certificates will constitute a separate component of the total notional amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such distribution date will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the pass-through rate for such distribution date for such class of Principal Balance Certificates. Under no circumstances will any Class X-1 Strip Rate be less than zero.

                                    The pass-through rate applicable to the
                                    Class X-2 Certificates for the initial
                                    distribution date will equal approximately
                                    0.68% per annum. The pass-through rate
                                    applicable to the Class X-2 Certificates for each distribution date subsequent to the initial distribution date and on or before the distribution date in August 2011 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total notional amount of the Class X-2 Certificates outstanding immediately prior to the related distribution date (weighted on the basis of the respective balances of such components outstanding immediately prior to such distribution date). Each of those components will be comprised of all or a designated portion of the certificate balance of a specified class of Principal Balance Certificates. If all or a designated portion of the certificate balance of any class of Principal Balance Certificates is identified under "--Certificate Balance" above as being part of the total notional amount of the Class X-2 Certificates immediately prior to any distribution date, then that certificate balance (or designated portion thereof) will represent one or more separate components of the total notional amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related distribution date. For any distribution date occurring in or before August 2011, on any particular component of the total notional amount of the Class X-2 Certificates immediately prior to the related distribution date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

                                    o       the lesser of (a) the rate per annum
                                            corresponding to such distribution
                                            date as set forth on Schedule A
                                            attached hereto and (b)
                                            the weighted average net mortgage
                                            rate for such distribution date,
                                            over

                                    o       the pass-through rate for such
                                            distribution date for the class of
                                            Principal Balance Certificates whose
                                            certificate balance, or a designated
                                            portion thereof, comprises such
                                            component.

                                    Under no circumstances will any Class X-2
                                    Strip Rate be less than zero.

                                    The Pass-Through Rate applicable to the
                                    Class E, Class F and Class G Certificates will, at all times, equal the weighted average net mortgage rate. The pass-through rate applicable to the Class H, Class J, Class K, Class L, Class M and Class N Certificates will, at all times, equal the lesser of 5.316% per annum and the weighted average net mortgage rate.

DISTRIBUTIONS

  A. AMOUNT AND ORDER
       OF DISTRIBUTIONS.............On each distribution date, funds available for distribution from the mortgage loans, net of specified trust expenses, including all servicing fees, trustee fees and related compensation, will be distributed in the following amounts and priority:

                                             Step l/Class A and Class X: To
                                    interest on Classes A-1, A-2, A-3, A-4, X-1 and X-2, pro rata, in accordance with their interest entitlements.

                                             Step 2/Class A: To the extent of
                                    amounts then required to be distributed as principal, (i) first, to the Class A-1 Certificates, until the Class A-1 Certificates are reduced to zero, (ii) second, to the Class A-2 Certificates, until the Class A-2 Certificates are reduced to zero, (iii) third, to the Class A-3 Certificates, until the Class A-3 Certificates are reduced to zero and (iv) fourth, to the Class A-4 Certificates, until the Class A-4 Certificates are reduced to zero. If the principal amount of each class of certificates other than Classes A-1, A-2, A-3 and A-4 has been reduced to zero as a result of losses on the mortgage loans or an appraisal reduction, principal will be distributed to Classes A-1, A-2, A-3 and A-4, pro rata.

                                             Step 3/Class A and Class X: To
                                    reimburse Classes A-1, A-2, A-3 and A-4 and, in respect of interest only, Classes X-1 and X-2, pro rata, for any previously unreimbursed losses on the mortgage loans that were previously borne by those classes, together with interest at the applicable pass-through rate.

                                             Step 4/Class B: To Class B as
                                    follows: (a) to interest on Class B in the amount of its interest entitlement; (b) to principal on Class B in the amount of its principal entitlement until its principal balance is reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at the applicable pass-through rate.

                                             Step 5/Class C: To Class C in a
                                    manner analogous to the Class B allocations of Step 4.

                                             Step 6/Class D: To Class D in a
                                    manner analogous to the Class B allocations of Step 4.

                                             Step 7/Subordinate Private
                                    Certificates: To these certificates in the amounts and order of priority described in this prospectus supplement.

                                    Each certificateholder will receive its
                                    share of distributions on its class of
                                    certificates on a pro rata basis with all other holders of certificates of the same class. See "Description of the Offered Certificates-Distributions" in this prospectus supplement.

    B. INTEREST AND
        PRINCIPAL ENTITLEMENTS......A description of the interest entitlement payable to each Class can be found in
                                    "Description of the Offered
                                    Certificates--Distributions" in this
                                    prospectus supplement. As described in that section, there are circumstances relating to the timing of prepayments in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal balance. In addition, the right of the master servicer, the trustee and the fiscal agent to reimbursement for payment of nonrecoverable advances will be prior to your right to receive distributions of principal or interest.

                                    The Class X Certificates will not be
                                    entitled to principal distributions. The amount of principal required to be distributed on the classes entitled to principal on a particular distribution date will, in general, be equal to:

                                    o       the principal portion of all
                                            scheduled payments, other than
                                            balloon payments, to the extent
                                            received or advanced by the master
                                            servicer or other party (in
                                            accordance with the Pooling and
                                            Servicing Agreement) during the
                                            related collection period;

                                    o       all principal prepayments and the
                                            principal portion of balloon
                                            payments received during the related
                                            collection period;

                                    o       the principal portion of other
                                            collections on the mortgage loans
                                            received during the related
                                            collection period, such as
                                            liquidation proceeds, condemnation
                                            proceeds, insurance proceeds and
                                            income on "real estate owned"; and

                                    o       the principal portion of proceeds of
                                            mortgage loan repurchases received
                                            during the related collection
                                            period.

   C. PREPAYMENT
       PREMIUMS/YIELD MAINTENANCE
       CHARGES......................The manner in which any prepayment premiums and yield maintenance charges received
                                    during a particular collection period will be allocated to the Class X Certificates, on the one hand, and the classes of certificates entitled to principal, on the other hand, is described in "Description of the Offered Certificates--Distributions" in this prospectus supplement.

SUBORDINATION

   A. GENERAL.......................The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest (other than certain excess interest in connection with any hyperamortizing loan) on any distribution date is depicted in descending order. The manner in which mortgage loan losses (including interest other than certain excess interest (over the amount of interest that would have accrued if the interest rate did not increase) in connection with any hyperamortizing loan) are allocated is depicted in ascending order.

                                        --------------------------------
                                             Class A-l, Class A-2,
                                             Class A-3, Class A-4,
                                                Class X-1* and
                                                  Class X-2*
                                        --------------------------------
                                                        |
                                                        |
                                        --------------------------------
                                                    Class B
                                        --------------------------------
                                                        |
                                                        |
                                        --------------------------------
                                                    Class C
                                        --------------------------------
                                                        |
                                                        |
                                        --------------------------------
                                                    Class D
                                        --------------------------------
                                                        |
                                                        |
                                        --------------------------------
                                                  Classes E-N
                                        --------------------------------

                                    NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                                    AVAILABLE TO YOU AS A HOLDER OF OFFERED
                                    CERTIFICATES.

                                    *Interest only certificates. No principal payments or realized loan losses of principal will be allocated to the Class X-1 or Class X-2 Certificates. However, any loan losses will reduce the notional amount of the Class X-1 Certificates and loan losses allocated to any component and any class of Certificates included in the calculation of the notional amount for the Class X-2 Certificates will reduce the notional amount of the Class X-2 Certificates.

    B. SHORTFALLS IN
        AVAILABLE FUNDS.............Shortfalls in available funds will reduce amounts available for distribution and will be allocated in the same manner as mortgage loan losses. Among the causes of these shortfalls are the following:

                                    o       shortfalls resulting from
                                            compensation which the special
                                            servicer is entitled to receive;

                                    o       shortfalls resulting from interest
                                            on advances made by the master
                                            servicer, the trustee or the fiscal
                                            agent, to the extent not covered by
                                            default interest and late payment
                                            charges paid by the borrower; and

                                    o       shortfalls resulting from a
                                            reduction of a mortgage loan's
                                            interest rate by a bankruptcy court
                                            or from other unanticipated,
                                            extraordinary or default-related
                                            expenses of the trust.

                                    Shortfalls in mortgage loan interest as a result of the timing of voluntary and involuntary prepayments (net of certain amounts required to be used by the master servicer to offset such shortfalls) will be allocated to each class of certificates, pro rata, in accordance with their respective interest entitlements as described herein.

                       INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

    A. GENERAL......................All numerical information in this prospectus supplement concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based upon their outstanding principal balances as of August 1, 2003. With respect to mortgage loans not having due dates on the first day of each month, scheduled payments due in August 2003 have been deemed received on August 1, 2003.

    B. PRINCIPAL BALANCES...........The trust's primary assets will be 188 mortgage loans with an aggregate principal balance as of August 1, 2003 of approximately $1,194,879,395. It is possible that the aggregate mortgage loan balance will vary by up to 5%. As of August 1, 2003, the principal balance of the mortgage loans in the mortgage pool ranged from approximately $694,526 to approximately $85,000,000 and the mortgage loans had an approximate average balance of $6,355,741.

    C. FEE SIMPLE/LEASEHOLD.........One hundred ninety-nine (199) mortgaged properties, securing mortgage loans
                                    representing 91.2% of the initial
                                    outstanding pool balance, are subject to a first mortgage lien on a fee simple estate in such mortgaged properties.

                                    Three (3) mortgaged properties, securing mortgage loans representing 8.6% of the initial outstanding pool balance, are subject to a first mortgage lien on a fee interest in a portion of such mortgaged property and a leasehold interest in the remaining portion of such property.

                                    One (1) mortgaged property, securing
                                    mortgage loans representing 0.2% of the
                                    initial outstanding pool balance, is subject to a first mortgage lien on a leasehold interest in such mortgaged property.

    D. PROPERTY TYPES...............The following table shows how the mortgage loans are secured by collateral which is distributed among different types of properties.

                                    -------------- --------------------  -----------
                                                     Percentage of        Number of
                                                   Initial Outstanding   Mortgaged
                                     Property Type    Pool Balance       Properties
                                    -------------- --------------------  -----------
                                    Office               33.1%               33
                                    -------------- --------------------  -----------
                                    Retail               28.4%               77
                                    -------------- --------------------  -----------
                                    Industrial           13.6%               34
                                    -------------- --------------------  -----------
                                    Multifamily          8.5%                22
                                    -------------- --------------------  -----------
                                    Manufactured
                                    Housing
                                    Community            4.6%                 8
                                    -------------- --------------------  -----------
                                    Self Storage         4.5%                17
                                    -------------- --------------------  -----------
                                    Mixed Use            3.1%                 5
                                    -------------- --------------------  -----------
                                    Other                2.6%                 5
                                    -------------- --------------------  -----------
                                    Hospitality          1.6%                 2
                                    -------------- --------------------  -----------

    E. PROPERTY LOCATION............The number of mortgaged properties, and the approximate percentage of the aggregate
                                    principal balance of the mortgage loans
                                    secured by mortgaged properties located in the geographic areas with the highest concentrations of mortgaged properties, are as described in the table below:

                                    -----------------  --------------------  -----------
                                                          Percentage of       Number of
                                                       Initial Outstanding   Mortgaged
                                     Geographic Areas     Pool Balance       Properties
                                    -----------------  --------------------  -----------
                                    California                 30.6%             67
                                    -----------------  --------------------  -----------
                                       Southern                21.0%             44
                                    -----------------  --------------------  -----------
                                       Northern                9.6%              23
                                    -----------------  --------------------  -----------
                                    Massachusetts              10.0%             6
                                    -----------------  --------------------  -----------
                                    New Jersey                 7.0%              9
                                    -----------------  --------------------  -----------
                                    New York                   5.9%              11
                                    -----------------  --------------------  -----------

                                    The remaining mortgaged properties are
                                    located throughout 31 other states. None of these states has a concentration of mortgaged properties that represents security for more than 5.0% of the aggregate principal balance of the mortgage loans, as of August 1, 2003.

    F. OTHER MORTGAGE
        LOAN FEATURES...............As of August 1, 2003, the mortgage loans had the following characteristics:

                                    o       No scheduled payment of principal
                                            and interest on any mortgage loan
                                            was thirty days or more past due,
                                            and no mortgage loan had been thirty
                                            days or more delinquent in the past
                                            year.

                                    o       Nineteen (19) groups of mortgage
                                            loans were made to the same borrower
                                            or to borrowers that are affiliated
                                            with one another through partial or
                                            complete direct or indirect common
                                            ownership. The three (3) largest
                                            groups represent 10.4%, 2.2% and
                                            2.2% respectively, of the initial
                                            outstanding pool balance. See
                                            Appendix II attached hereto.

                                    o       Fifty-three (53) of the mortgaged
                                            properties, securing mortgage loans
                                            representing 16.4% of the initial
                                            outstanding pool balance, are each
                                            100% leased to a single tenant.

                                    o       All of the mortgage loans bear
                                            interest at fixed rates.

                                    o       No mortgage loan permits negative
                                            amortization or the deferral of
                                            accrued interest (except excess
                                            interest that would accrue in the
                                            case of any hyperamortizing loan
                                            after the applicable anticipated
                                            repayment date for such loan and
                                            interest that is deferred on those
                                            mortgage loans that accrue interest
                                            on a basis other than a 360-day year
                                            consisting of 30-day months).

   G. BALLOON LOANS/ARD LOANS.......As of August 1, 2003, the mortgage loans had the following additional characteristics:

                                    o       One hundred sixty-seven (167) of the
                                            mortgage loans, representing 92.7%
                                            of the initial outstanding pool
                                            balance, are "balloon loans." One
                                            (1) of these mortgage loans,
                                            representing 1.1% of the initial
                                            outstanding pool balance, is an ARD
                                            Loan. For purposes of this
                                            prospectus supplement, we consider a
                                            mortgage loan to be a "balloon loan"
                                            if its principal balance is not
                                            scheduled to be fully or
                                            substantially amortized by the
                                            loan's maturity date or anticipated
                                            repayment date, as applicable.

                                    o       The remaining twenty-one (21)
                                            mortgage loans, representing 7.3% of
                                            the initial outstanding pool
                                            balance, are fully amortizing and
                                            are expected to have less than 5% of
                                            the original principal balance
                                            outstanding as of their related
                                            stated maturity dates.

   H. INTEREST ONLY LOANS...........As of August 1, 2003, the mortgage loans had the following additional characteristics:

                                    o       Twenty (20) mortgage loans,
                                            representing 21.3% of the initial
                                            outstanding pool balance, provide
                                            for monthly payments of interest
                                            only for their entire respective
                                            terms.

                                    o       Eight (8) mortgage loans,
                                            representing 6.4% of the initial
                                            outstanding pool balance, provide
                                            for monthly payments of interest
                                            only for a portion of their
                                            respective terms and then provide
                                            for the monthly payment of principal
                                            and interest over their respective
                                            remaining terms.

   I. PREPAYMENT/DEFEASANCE
       PROVISIONS...................As of August 1, 2003, all of the mortgage loans restricted voluntary principal
                                    prepayments as follows:

                                    o       One hundred thirty-six (136)
                                            mortgage loans, representing 75.7%
                                            of the initial outstanding pool
                                            balance, prohibit voluntary
                                            principal prepayments for a period
                                            ending on a date determined by the
                                            related mortgage note (which may be
                                            the maturity date), which period is
                                            referred to in this prospectus
                                            supplement as a lock-out period, but
                                            permit the related borrower, after
                                            an initial period of at least two
                                            years following the date of issuance
                                            of the certificates, to
                                            defease the loan by pledging direct,
                                            non-callable United States Treasury
                                            obligations and obtaining the
                                            release of the mortgaged property
                                            from the lien of the mortgage.

                                    o       Twenty-seven (27) mortgage loans,
                                            representing 16.2% of the initial
                                            outstanding pool balance, prohibit
                                            voluntary principal prepayments
                                            during a lock-out period, and
                                            following the lock-out period
                                            provide for prepayment premiums or
                                            yield maintenance charges calculated
                                            on the basis of the greater of a
                                            yield maintenance formula and 1% of
                                            the amount prepaid.

                                    o       Twenty-three (23) mortgage loans,
                                            representing 7.0% of the initial
                                            outstanding pool balance, prohibit
                                            voluntary principal prepayments
                                            during a lock-out period, and
                                            following the lock-out period
                                            provide for a prepayment premium or
                                            yield maintenance charge calculated
                                            on the basis of the greater of a
                                            yield maintenance formula and 1% of
                                            the amount prepaid, and also permit
                                            the related borrower, after an
                                            initial period of at least two years
                                            following the date of the issuance
                                            of the certificates, to defease the
                                            loan by pledging direct,
                                            non-callable United States Treasury
                                            obligations and obtaining the
                                            release of the mortgaged property
                                            from the lien of the mortgage.

                                    o       One (1) mortgage loan, representing
                                            0.9% of the initial outstanding pool
                                            balance, permits voluntary principal
                                            prepayments at any time if
                                            accompanied by a prepayment premium
                                            calculated on the basis of the
                                            greater of a yield maintenance
                                            formula and 1% of the amount
                                            prepaid, and also permits the
                                            related borrower, after an initial
                                            period of at least two years
                                            following the date of the issuance
                                            of the certificates, to defease the
                                            loan by pledging direct,
                                            non-callable United States Treasury
                                            obligations and obtaining the
                                            release of the mortgaged property
                                            from the lien of the mortgage.

                                    o       One (1) mortgage loan, representing
                                            0.2% of the initial outstanding pool
                                            balance, prohibits voluntary
                                            principal prepayments until the last
                                            six months of the term, at which
                                            time the loan may be prepaid in
                                            whole only with a prepayment premium
                                            equal to the greater of a yield
                                            maintenance formula and 3% of the
                                            amount prepaid. The related borrower
                                            is permitted, after an initial
                                            period of at least two years
                                            following the date of the issuance
                                            of the certificates, to defease the
                                            loan by pledging direct,
                                            non-callable United States Treasury
                                            obligations and obtaining the
                                            release of the mortgaged property
                                            from the lien of the mortgage.

                                    With respect to the prepayment and
                                    defeasance provisions set forth above,
                                    certain of the mortgage loans also include provisions described below:

                                    o        One (1) mortgage loan, representing
                                             2.3% of the initial outstanding
                                             pool balance, permits the release
                                             of a mortgaged property from the
                                             lien of the mortgage, if there is a
                                             defeasance of a portion of the
                                             mortgage loan in connection with
                                             such release.

                                    o        Two (2) mortgage loans,
                                             representing 1.4% of the initial
                                             outstanding pool balance, permit
                                             the release of a mortgaged property
                                             from the lien of the mortgage,
                                             subject to the payment of a
                                             prepayment premium or yield
                                             maintenance charge calculated on
                                             the basis of the greater of a yield
                                             maintenance formula and 1% of the
                                             amount prepaid on a portion of the
                                             mortgage loan in connection with
                                             such release.

                                    o        One (1) mortgage loan, representing
                                             0.2% of the initial outstanding
                                             pool balance, permits a partial
                                             release of the mortgaged property
                                             from the lien of the mortgage,
                                             subject to the payment of a
                                             prepayment premium or yield
                                             maintenance charge calculated on
                                             the basis of the greater of a yield
                                             maintenance formula and 1% of the
                                             amount prepaid if the related
                                             tenant exercises its purchase
                                             option under the lease for such
                                             portion of the mortgaged property.

                                    o        Notwithstanding the above, the
                                             mortgage loans generally provide
                                             for a maximum period commencing one
                                             (1) to seven (7) payment dates
                                             prior to and including the maturity
                                             date or the anticipated repayment
                                             date during which the related
                                             borrower may prepay the mortgage
                                             loan without premium or defeasance
                                             requirements.

                                    See Appendix II attached hereto for specific yield maintenance provisions with respect to the prepayment and defeasance provisions set forth above.

   J. MORTGAGE LOAN RANGES
       AND WEIGHTED AVERAGES........As of August 1, 2003, the mortgage loans had the following additional characteristics:

      i. MORTGAGE INTEREST
          RATES Mortgage interest rates ranging from 4.375% per annum to 7.490% per annum, and a weighted average mortgage interest rate of 5.492% per annum;

      ii. REMAINING TERMS           Remaining terms to scheduled maturity
                                    ranging from 53 months to 238 months, and a weighted average remaining term to scheduled maturity of 116 months;

      iii. REMAINING
            AMORTIZATION TERMS      Remaining amortization terms (excluding
                                    loans which provide for interest only
                                    payments for the entire loan term) ranging from 175 months to 360 months, and a weighted average remaining amortization term of 313 months;

      iv. LOAN-TO-VALUE RATIOS      Loan-to-value ratios ranging from 13.3% to
                                    79.8% and a weighted average loan-to-value ratio, calculated as described in this prospectus supplement, of 58.0%; and

      v. DEBT SERVICE
          COVERAGE RATIOS           Debt service coverage ratios, determined
                                    according to the methodology presented in this prospectus supplement, ranging from
                                    1.15x to 7.51x and a weighted average debt service coverage ratio, calculated as described in this prospectus supplement, of 2.11x.

ADVANCES

   A. PRINCIPAL AND
       INTEREST ADVANCES............Subject to a recoverability determination described in this prospectus supplement, the master servicer is required to advance delinquent monthly mortgage loan payments for the mortgage loans that are part of the trust. The master servicer will not be required to advance any additional interest accrued as a result of the imposition of any default rate or any rate increase after an anticipated repayment date. The master servicer also is not required to advance prepayment or yield maintenance premiums, excess interest or balloon payments. With respect to any balloon payment, the master servicer will instead be required to advance an amount equal to the scheduled payment that would have been due if the related balloon payment had not become due. If a P&I Advance is made, the master servicer will defer rather than advance its master servicing fee, the excess servicing fee and the primary servicing fee, but will advance the trustee fee.

                                    For an REO Property, the advance will equal the scheduled payment that would have been due if the predecessor mortgage loan had remained outstanding and continued to amortize in accordance with its amortization schedule in effect immediately before the REO Property was acquired.

   B. SERVICING ADVANCES............Subject to a recoverability determination described in this prospectus supplement, the master servicer, the special servicer, trustee and fiscal agent may also make servicing advances to pay delinquent real estate taxes, insurance premiums and similar expenses necessary to maintain and protect the mortgaged property, to maintain the lien on the mortgaged property or to enforce the mortgage loan documents.

   C. INTEREST ON ADVANCES..........All advances made by the master servicer, the special servicer, the trustee or the fiscal agent will accrue interest at a rate equal to the "prime rate" as reported in The Wall Street Journal.

   D. BACK-UP ADVANCES..............Pursuant to the requirements of the Pooling and Servicing Agreement, if the master
                                    servicer fails to make a required advance, the trustee will be required to make the advance, and if the trustee fails to make a required advance, the fiscal agent will be required to make the advance, each subject to the same limitations, and with the same rights of the master servicer.

   E. RECOVERABILITY................None of the master servicer, the special servicer, the trustee nor the fiscal agent will be obligated to make any advance if it reasonably determines that such advance would not be recoverable in accordance with the servicing standard and the trustee and the fiscal agent may rely on any such determination made by the master servicer.

   F. ADVANCES DURING AN
       APPRAISAL REDUCTION EVENT....The occurrence of certain adverse events affecting a mortgage loan will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of the mortgage loan plus all other amounts due thereunder and interest on advances made with respect thereto exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in this prospectus supplement. If there exists an appraisal reduction for any mortgage loan, the amount of interest required to be advanced on that mortgage loan will be proportionately reduced to the extent of the appraisal reduction. This will reduce the funds available to pay interest and principal on the most subordinate class or classes of certificates then outstanding.

                                    See "Description of the Offered Certificates
                                    --Advances" in this prospectus supplement.

   G. LB-UBS 2003-C5 MASTER
       SERVICER, LB-UBS
       2003-C5 SPECIAL
       SERVICER AND
       OTHER NOTEHOLDERS............The John Hancock Tower Pari Passu Loan,
                                    which, as of the cut-off date, had an unpaid principal balance of $85,000,000 and represents 7.1% of the initial outstanding pool balance, is secured by the related mortgaged property on a pari passu basis with, and pursuant to the same mortgage as, two (2) other mortgage loans that are not included in the trust and that have unpaid principal balances, as of the cut-off date, of $160,000,000 and $75,000,000, respectively. Those two (2) other mortgage loans have the same interest rate, maturity date and amortization terms as the John Hancock Tower Pari Passu Loan.

                                    In addition, with respect to the John
                                    Hancock Tower Pari Passu Loan, the mortgage on the related mortgaged property also secures two (2) subordinated B Notes, which are pari passu in right of payment with each other, and which had original principal balances as of the cut-off date of $20,000,000 and $20,000,000, respectively.
                                    Neither of the subordinated B Notes is an asset of the trust. The subordinated B Notes are currently owned by a separate trust, the beneficial ownership interest in which is in turn currently owned by a third party unaffiliated with the related mortgage loan seller.

                                    One of the John Hancock Tower Companion
                                    Loans, with an unpaid principal balance of $160,000,000 as of the cut-off date, is currently included in the LB-UBS 2003-C5 commercial mortgage securitization, and the other John Hancock Tower Companion Loan is currently held by Morgan Stanley Mortgage Capital Inc. The John Hancock Tower Loan Group is currently being serviced and administered pursuant to the LB-UBS 2003-C5 Pooling and Servicing Agreement. The LB-UBS 2003-C5 Pooling and Servicing Agreement provides for servicing arrangements that are similar but not identical to those under the Pooling and Servicing Agreement. In that regard:

                                    o        LaSalle Bank National Association,
                                             which is the trustee under the
                                             LB-UBS 2003-C5 Pooling and
                                             Servicing Agreement, will, in that
                                             capacity, be the mortgagee of
                                             record with respect to the
                                             mortgaged property securing the
                                             John Hancock Tower Pari Passu Loan;

                                    o        Wachovia Bank, National
                                             Association, which is the master
                                             servicer under the LB-UBS 2003-C5
                                             Pooling and Servicing Agreement,
                                             will, in that capacity, be the
                                             master servicer for the John
                                             Hancock Tower Pari Passu Loan,
                                             subject to replacement pursuant to
                                             the terms of the LB-UBS 2003-C5
                                             Pooling and Servicing Agreement;

                                    o        Lennar Partners, Inc., which is the
                                             special servicer under the LB-UBS
                                             2003-C5 Pooling and Servicing
                                             Agreement, will, in that capacity,
                                             be the special servicer for the
                                             John Hancock Tower Pari Passu Loan,
                                             subject to replacement pursuant to
                                             the terms of the LB-UBS 2003-C5
                                             Pooling and Servicing Agreement and
                                             the related intercreditor
                                             agreements, including without cause
                                             by the controlling class designated
                                             by the most subordinate class of
                                             series LB-UBS 2003-C5 certificates
                                             with a total principal balance
                                             equal to at least 25% of its
                                             initial total principal balance;

                                    o        for as long as the John Hancock
                                             Tower Pari Passu Loan is serviced
                                             under the LB-UBS 2003-C5 Pooling
                                             and Servicing Agreement and the
                                             aggregate unpaid principal balance
                                             of the John Hancock Tower B Notes,
                                             net of any appraisal reduction
                                             amount, is equal to or greater than
                                             25% of their original principal
                                             balance, the holder of the John
                                             Hancock Tower B2 Note and/or its
                                             representative will be entitled to
                                             advise and direct the LB-UBS
                                             2003-C5 Master Servicer and the
                                             LB-UBS 2003-C5 Special Servicer
                                             under the LB-UBS 2003-C5 Pooling
                                             and Servicing Agreement with
                                             respect to certain servicing
                                             matters, and to approve certain
                                             actions taken by the LB-

                                             UBS 2003-C5 Master Servicer and the
                                             LB-UBS 2003-C5 Special Servicer,
                                             with respect to the John Hancock
                                             Tower Pari Passu Loan.

                                    See "Servicing of the Mortgage Loans--John
                                    Hancock Tower Loan Group" in this prospectus supplement.

                                    References in this prospectus supplement, however, to the trustee, master servicer and special servicer will mean the trustee, master servicer and special servicer, respectively, under the Pooling and Servicing Agreement unless the context clearly indicates otherwise.

                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS.............................The certificates offered to you will not be issued unless each of the classes of
                                    certificates being offered by this
                                    prospectus supplement receives the following ratings from Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                                    ------------------------------  ------------
                                                                      Ratings
                                            Class                   Moody's/S&P
                                    ------------------------------  ------------
                                    Classes A-1, A-2, A-3 and A-4     Aaa/AAA
                                    ------------------------------  ------------
                                    Class B                           Aa2/AA
                                    ------------------------------  ------------
                                    Class C                            A2/A
                                    ------------------------------  ------------
                                    Class D                            A3/A-
                                    ------------------------------  ------------

                                    A rating agency may lower or withdraw a
                                    security rating at any time.

                                    See "Ratings" in this prospectus supplement and "Rating" in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.

OPTIONAL TERMINATION................On any distribution date on which the aggregate principal balance of the mortgage loans is less than or equal to 1% of the initial outstanding pool balance, the holders of a majority of the controlling class, the master servicer, the special servicer and any holder of a majority interest in the Class R-I Certificates, in that order of priority, will have the option to purchase all of the remaining mortgage loans, and all property acquired through exercise of remedies in respect of any mortgage loan, at the price specified in this prospectus supplement. Exercise of this option would terminate the trust and retire the then outstanding certificates at par plus accrued interest.

DENOMINATIONS.......................The Class A-1, Class A-2, Class A-3 and
                                    Class A-4 Certificates will be offered in minimum denominations of $25,000. The remaining offered certificates will be offered in minimum denominations of $100,000. Investments in excess of the minimum denominations may be made in multiples of $1.

REGISTRATION, CLEARANCE
   AND SETTLEMENT...................Your certificates will be registered in the name of Cede & Co., as nominee of The
                                    Depository Trust Company, and will not be registered in your name. You will not receive a definitive certificate representing your ownership interest, except in very limited circumstances described in this prospectus supplement. As a result, you will hold your certificates only in book-entry form and will not be a certificateholder of record. You will receive distributions on your certificates and reports relating to distributions only through The Depository Trust Company, Clearstream Bank, societe anonyme or Euroclear Bank, S.A./N.V., as operator of the Euroclear system, or through participants in The Depository Trust Company, Clearstream Bank or Euroclear Bank.

                                    You may hold your certificates through:

                                    o        The Depository Trust Company in the
                                             United States; or

                                    o        Clearstream Bank or Euroclear Bank
                                             in Europe.

                                    Transfers within The Depository Trust
                                    Company, Clearstream Bank or Euroclear Bank will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly through The Depository Trust Company, Clearstream Bank or Euroclear Bank will be effected in The Depository Trust Company through the relevant depositories of Clearstream Bank or Euroclear Bank.

                                    We may elect to terminate the book-entry system through The Depository Trust Company with respect to all or any portion of any class of the certificates offered to you.

                                    We expect that the certificates offered to you will be delivered in book-entry form through the facilities of The Depository Trust Company, Clearstream Bank or Euroclear Bank on or about the closing date.

TAX STATUS..........................Elections will be made to treat designated portions of the trust as three separate
                                    "real estate mortgage investment conduits"
                                    --REMIC I, REMIC II and REMIC III--for
                                    federal income tax purposes. In the opinion of counsel, each such designated portion of the trust will qualify for this treatment and each class of offered certificates will evidence "regular interests" in REMIC III. The portion of the trust consisting of the right to excess interest (above the amount of interest that would have accrued on an ARD Loan if the interest rate did not increase as a result of the ARD Loan not paying off on its anticipated repayment date) and the related excess interest
                                    sub-account will be treated as a grantor trust for federal income tax purposes.

                                    Pertinent federal income tax consequences of an investment in the offered certificates include:

                                    o        The regular interests will be
                                             treated as newly originated debt
                                             instruments for federal income tax
                                             purposes.

                                    o        Beneficial owners of offered
                                             certificates will be required to
                                             report income on the certificates
                                             in accordance with the accrual
                                             method of accounting.

                                    o        We anticipate that the offered
                                             certificates will not be issued
                                             with original issue discount (other
                                             than the Class D Notes, which we
                                             anticipate will be issued with de
                                             minimus original issue discount).

                                    See "Material Federal Income Tax
                                    Consequences" in this prospectus supplement.

CONSIDERATIONS RELATED TO TITLE I
OF THE EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974.........Subject to the satisfaction of important conditions described under "ERISA
                                    Considerations" in this prospectus
                                    supplement and in the accompanying
                                    prospectus, the offered certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts.


LEGAL INVESTMENTS...................The offered certificates will not constitute
                                    "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

                                    For purposes of any applicable legal
                                    investment restrictions, regulatory capital requirements or other similar purposes, neither the prospectus nor this prospectus supplement makes any representation to you regarding the proper characterization of the certificates offered by this prospectus supplement. Regulated entities should consult with their own advisors regarding these matters.

                                  RISK FACTORS

       You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

       The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors", summarize the material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED OR
GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED TO
PAYMENTS UNDER THE MORTGAGE LOANS   Payments under the mortgage loans are not
                                    insured or guaranteed by any governmental entity or mortgage insurer. Accordingly, the sources for repayment of your certificates are limited to amounts due with respect to the mortgage loans.

                                    You should consider all of the mortgage
                                    loans to be nonrecourse loans. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not necessarily undertaken an evaluation of the financial condition of any of these persons. If a default occurs, the lender's remedies generally are limited to foreclosing against the specific properties and other assets that have been pledged to secure the loan. Such remedies may be insufficient to provide a full return on your investment. Payment of amounts due under a mortgage loan prior to its maturity or anticipated repayment date is dependent primarily on the sufficiency of the net operating income of the related mortgaged property. Payment of those mortgage loans that are balloon loans at maturity or on its anticipated repayment date is primarily dependent upon the borrower's ability to sell or refinance the property for an amount sufficient to repay the loan.

                                    In limited circumstances, Bear Stearns
                                    Commercial Mortgage, Inc., Wells Fargo Bank,
                                    National Association, Principal Commercial
                                    Funding, LLC and Morgan Stanley Mortgage
                                    Capital Inc., each as mortgage loan seller, may be obligated to repurchase or replace a mortgage loan that it sold to Morgan Stanley Capital I Inc. if the applicable seller's representations and warranties concerning that mortgage loan are materially breached or if there are material defects in the documentation for that mortgage loan. However, there can be no assurance that any of these entities will be in a financial position to effect a repurchase or substitution. The representations and warranties address the characteristics of the mortgage loans and mortgaged properties as of the date of issuance of the certificates. They do not relieve you or the trust of the risk of defaults and losses on the mortgage loans.

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON
THE CASH FLOW PRODUCED
BY THE PROPERTY WHICH
CAN BE VOLATILE AND
INSUFFICIENT TO ALLOW TIMELY
PAYMENT ON YOUR CERTIFICATES        The mortgage loans are secured by various
                                    types of income-producing commercial,
                                    multifamily and manufactured housing
                                    community properties. Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

                                    One hundred eighty-six (186) mortgage loans, representing 97.6% of the initial outstanding pool balance, were originated within twelve (12) months prior to the cut-off date. Consequently, these mortgage loans do not have a long-standing payment history.

                                    The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.

                                    The net operating income, cash flow and
                                    property value of the mortgaged properties may be adversely affected by any one or more of the following factors:

                                    o        the age, design and construction
                                             quality of the property;

                                    o        the lack of any operating history
                                             in the case of a newly built or
                                             renovated mortgaged property;

                                    o        perceptions regarding the safety,
                                             convenience and attractiveness of
                                             the property;

                                    o        the proximity and attractiveness of
                                             competing properties;

                                    o        the adequacy of the property's
                                             management and maintenance;

                                    o        increases in operating expenses
                                             (including common area maintenance
                                             charges) at the property and in
                                             relation to competing properties;

                                    o        an increase in the capital
                                             expenditures needed to maintain the
                                             property or make improvements;

                                    o        the dependence upon a single
                                             tenant, or a concentration of
                                             tenants in a particular business or
                                             industry;

                                    o        a decline in the financial
                                             condition of a major tenant;

                                    o        an increase in vacancy rates; and

                                    o        a decline in rental rates as leases
                                             are renewed or entered into with
                                             new tenants.

                                    Other factors are more general in nature, such as:

                                    o        national, regional or local
                                             economic conditions (including
                                             plant closings, military base
                                             closings, industry slowdowns and
                                             unemployment rates);

                                    o        local real estate conditions (such
                                             as an oversupply of competing
                                             properties, rental space or
                                             multifamily housing);

                                    o        demographic factors;

                                    o        decreases in consumer confidence
                                             (caused by events such as
                                             threatened military action, recent
                                             disclosures of wrongdoing or
                                             financial misstatements by major
                                             corporations and financial
                                             institutions and other factors);

                                    o        changes in consumer tastes and
                                             preferences; and

                                    o        retroactive changes in building
                                             codes.

                                    The volatility of net operating income will
                                    be influenced by many of the foregoing
                                    factors, as well as by:

                                    o        the length of tenant leases;

                                    o        the creditworthiness of tenants;

                                    o        the level of tenant defaults;

                                    o        the ability to convert an
                                             unsuccessful property to an
                                             alternative use;

                                    o        new construction in the same market
                                             as the mortgaged property;

                                    o        rent control laws;

                                    o        the number and diversity of
                                             tenants;

                                    o        the rate at which new rentals
                                             occur;

                                    o        the property's operating leverage
                                             (which is the percentage of total
                                             property expenses in relation to
                                             revenue), the ratio of fixed
                                             operating expenses to those that
                                             vary with revenues, and the level
                                             of capital expenditures required to
                                             maintain the property and to retain
                                             or replace tenants; and

                                    o        in the case of residential
                                             cooperative properties, the
                                             payments received by the
                                             cooperative corporation from its
                                             tenants/shareholders, including any
                                             special assessments against the
                                             property.

                                    A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

CONVERTING COMMERCIAL
PROPERTIES TO ALTERNATIVE
USES MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES       Some of the mortgaged properties may not be
                                    readily convertible to alternative uses if those properties were to become unprofitable for any reason. This is because:

                                    o        converting commercial properties to
                                             alternate uses or converting
                                             single-tenant commercial properties
                                             to multi-tenant properties
                                             generally requires substantial
                                             capital expenditures; and

                                    o        zoning or other restrictions also
                                             may prevent alternative uses.

                                    The liquidation value of a mortgaged
                                    property not readily convertible to an
                                    alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates.

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS NO
CHANGE IN CURRENT  OPERATING
INCOME Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

                                    o        changes in governmental
                                             regulations, fiscal policy, zoning
                                             or tax laws;

                                    o        potential environmental legislation
                                             or liabilities or other legal
                                             liabilities;

                                    o        proximity and attractiveness of
                                             competing properties;

                                    o        new construction of competing
                                             properties in the same market;

                                    o        convertibility of a property to an
                                             alternative use;

                                    o        the availability of refinancing;
                                             and

                                    o        changes in interest rate levels.

TENANT CONCENTRATION INCREASES
THE RISK THAT CASH FLOW WILL BE
INTERRUPTED WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES       A deterioration in the financial condition
                                    of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants, because rent interruptions by a tenant may cause the borrower to default on its obligations to the lender. Fifty-three
                                    (53) of the mortgaged properties, securing mortgage loans representing 16.4% of the initial outstanding pool balance, are leased to single tenants, and in some cases the tenant is related to the borrower. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

                                    o        the financial effect of the absence
                                             of rental income may be severe;

                                    o        more time may be required to
                                             re-lease the space; and

                                    o        substantial capital costs may be
                                             incurred to make the space
                                             appropriate for replacement
                                             tenants.

                                    Another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants or of tenants in the same or similar business or industry.

                                    For further information with respect to
                                    tenant concentrations, see Appendix II.

LEASING MORTGAGED PROPERTIES
TO MULTIPLE TENANTS MAY RESULT
IN HIGHER RE-LEASING COSTS
WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES                If a mortgaged property has multiple
                                    tenants, re-leasing costs and costs of
                                    enforcing remedies against defaulting
                                    tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its obligations to a lender which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

RE-LEASING RISKS                    Repayment of mortgage loans secured by
                                    retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. Certain mortgaged properties may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations.
                                    In addition, with respect to Mortgage Loan
                                    No. 1, the borrower has agreed not to lease
                                    (i) any space in the mortgaged property to any governmental agency or (ii) more than two floors in the mortgaged property to certain identified competitors of the primary tenant.

                                    Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties. Fifty-six (56) of the mortgaged properties, securing mortgage loans representing approximately 45.8% of the initial outstanding pool balance (excluding, multifamily, manufactured housing community, self storage properties, hospitality and certain other property types), as of the cut-off date have reserves for tenant improvements and leasing commissions which may serve to defray such costs. There can be no assurances, however, that the funds (if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover any of the costs and expenses associated with tenant improvements or leasing commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

THE CONCENTRATION OF LOANS
WITH THE SAME OR RELATED
BORROWERS INCREASES THE
POSSIBILITY OF LOSS ON THE LOANS
WHICH COULD REDUCE PAYMENTS ON
YOUR CERTIFICATES                   The effect of mortgage pool loan losses will
                                    be more severe:

                                    o        if the pool is comprised of a small
                                             number of loans, each with a
                                             relatively large principal amount;
                                             or

                                    o        if the losses relate to loans that
                                             account for a disproportionately
                                             large percentage of the pool's
                                             aggregate principal balance of all
                                             mortgage loans.

                                    Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things, financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

                                    Nineteen (19) groups of mortgage loans, are made to the same borrower or borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The related borrower concentrations of the three (3) largest groups represent 10.4%, 2.2% and 2.2% respectively of the initial outstanding pool balance.

                                    The largest mortgage loan represents 7.1% of the initial outstanding pool balance. The ten largest mortgage loans in the aggregate represent 28.7% of the initial outstanding pool balance. Each of the other mortgage loans represents less than 1.5% of the initial outstanding pool balance.

                                    In some cases, the sole or a significant tenant is related to the subject borrower. In the case of Mortgage Loan Nos. 42, 86, 149, 154, 165, 166, 174, 191 and 197, the
                                    tenant at all of those mortgaged properties is the parent of the related borrower. For further information with respect to tenant concentrations, see Appendix II.

A CONCENTRATION OF LOANS WITH
THE SAME PROPERTY TYPES
INCREASES THE POSSIBILITY OF
LOSS ON THE LOANS WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                        A concentration of mortgaged property types
                                    also can pose increased risks. A
                                    concentration of mortgage loans secured by the same property type can increase the risk that a decline in a particular industry will have a disproportionately large impact on the pool of mortgage loans. The following property types represent the indicated percentage of the initial outstanding pool balance:

                                    o        office properties represent 33.1%;

                                    o        retail properties represent 28.4%;

                                    o        industrial properties represent
                                             13.6%;

                                    o        multifamily properties represent
                                             8.5%;

                                    o        manufactured housing community
                                             properties represent 4.6%;

                                    o        self storage properties represent
                                             4.5%;

                                    o        mixed use properties represent
                                             3.1%;

                                    o        other properties represent 2.6%;
                                             and

                                    o        hospitality properties represent
                                             1.6%.

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER
OF LOCATIONS MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES       Concentrations of mortgaged properties in
                                    geographic areas may increase the risk that adverse economic or other developments or a natural disaster or act of terrorism affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by the properties. In the past, several regions of the United States have experienced significant real estate downturns at times when other regions have not. Regional economic declines or adverse conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located in the region. Other regional factors--e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect those mortgaged properties.

                                    The mortgaged properties are located
                                    throughout 35 states. In particular,
                                    investors should note that approximately
                                    30.6% of the mortgaged properties, based on the initial outstanding pool balance, are located in California. Mortgaged properties located in California may be more susceptible to some types of special hazards that may not be covered by insurance (such as earthquakes) than properties located in other parts of the country. The mortgage loans generally do not require any borrowers to maintain earthquake insurance.

                                    In addition, 10.0%, 7.0% and 5.9% of the mortgaged properties, based on the initial outstanding pool balance, are located in Massachusetts, New Jersey and New York, respectively, and concentrations of mortgaged properties, in each case, representing less than 5.0% of the initial outstanding pool balance, also exist in several other states.

A LARGE CONCENTRATION OF OFFICE
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF OFFICE
PROPERTIES                          Thirty-three (33) of the mortgaged
                                    properties, securing mortgage loans
                                    representing 33.1% of the initial
                                    outstanding pool balance, are office
                                    properties.

                                    A large number of factors affect the value of these office properties, including:

                                    o        the quality of an office building's
                                             tenants;

                                    o        the diversity of an office
                                             building's tenants (or reliance on
                                             a single or dominant tenant);

                                    o        the physical attributes of the
                                             building in relation to competing
                                             buildings, e.g., age, condition,
                                             design, location, access to
                                             transportation and ability to offer
                                             certain amenities, such as
                                             sophisticated building systems;

                                    o        the desirability of the area as a
                                             business location;

                                    o        the strength and nature of the
                                             local economy (including labor
                                             costs and quality, tax environment
                                             and quality of life for employees);
                                             and

                                    o        certain office properties have
                                             tenants that are technology and
                                             internet start-up companies.
                                             Technology and internet start-up
                                             companies have recently experienced
                                             a variety of circumstances that
                                             tend to make their businesses
                                             relatively volatile. Many of those
                                             companies have little or no
                                             operating history, their owners and
                                             management are often inexperienced
                                             and such companies may be heavily
                                             dependent on obtaining venture
                                             capital financing. In addition,
                                             technology and internet start-up
                                             companies often require significant
                                             build-out related to special
                                             technology which may adversely
                                             affect the ability of the landlord
                                             to relet the properties. The
                                             relative instability of these
                                             tenants may have an adverse impact
                                             on certain of the properties.

                                    Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

A LARGE CONCENTRATION OF RETAIL
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF RETAIL
PROPERTIES                          Seventy-seven (77) of the mortgaged
                                    properties, securing mortgage loans
                                    representing 28.4% of the initial
                                    outstanding pool balance, are retail
                                    properties. The quality and success of a retail property's tenants significantly affect the property's value. The success of retail properties can be adversely affected by local competitive conditions and changes in consumer spending patterns. A borrower's ability to make debt service payments can be adversely affected if rents are based on a percentage of the tenant's sales and sales decline.

                                    An "anchor tenant" is proportionately larger in size and is vital in attracting customers to a retail property, whether or not it is part of the mortgaged property. Fifty-seven
                                    (57) of the mortgaged properties, securing
                                    22.8% of the initial outstanding pool
                                    balance, are properties considered by the applicable mortgage loan seller to be leased to or are adjacent to or are occupied by anchor tenants.

                                    The presence or absence of an anchor store
                                    in a shopping center also can be important
                                    because anchor stores play a key role in
                                    generating customer traffic and making a
                                    center desirable for other tenants.
                                    Consequently, the economic performance of an
                                    anchored retail property will be adversely
                                    affected by:

                                    o        an anchor store's failure to renew
                                             its lease;

                                    o        termination of an anchor store's
                                             lease;

                                    o        the bankruptcy or economic decline
                                             of an anchor store or self-owned
                                             anchor or the parent company
                                             thereof; or

                                    o        the cessation of the business of an
                                             anchor store at the shopping
                                             center, even if, as a tenant, it
                                             continues to pay rent.

                                    There may be retail properties with anchor stores that are permitted to cease operating at any time if certain other stores are not operated at those locations. Furthermore, there may be non-anchor tenants that are permitted to offset all or a portion of their rent, pay rent based solely on a percentage of their sales or to terminate their leases if certain anchor stores and/or major tenants are either not operated or fail to meet certain business objectives.

                                    Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet web sites and telemarketing. Continued growth of these alternative retail outlets, which often have lower operating costs, could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties may be built in the areas where the retail properties are located, which could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

A LARGE CONCENTRATION OF
INDUSTRIAL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF INDUSTRIAL PROPERTIES      Thirty-four (34) of the mortgaged
                                    properties, securing mortgage loans
                                    representing 13.6% of the initial
                                    outstanding pool balance, are industrial properties. Various factors may adversely affect the economic performance of these industrial properties, which could adversely affect payments on your certificates, including:

                                    o        reduced demand for industrial space
                                             because of a decline in a
                                             particular industry segment;

                                    o        increased supply of competing
                                             industrial space because of
                                             relative ease in constructing
                                             buildings of this type;

                                    o        a property becoming functionally
                                             obsolete;

                                    o        insufficient supply of labor to
                                             meet demand;

                                    o        changes in access to the property,
                                             energy prices, strikes, relocation
                                             of highways or the construction of
                                             additional highways;

                                    o        location of the property in
                                             relation to access to
                                             transportation;

                                    o        suitability for a particular
                                             tenant;

                                    o        building design and adaptability;

                                    o        a change in the proximity of supply
                                             sources; and

                                    o        environmental hazards.

A LARGE CONCENTRATION OF
MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF MULTIFAMILY PROPERTIES           Twenty-two (22) of the mortgaged properties,
                                    securing mortgage loans representing 8.5% of the initial outstanding pool balance, are multifamily properties.

                                    A large number of factors may affect the value and successful operation of these multifamily properties, including:

                                    o        the physical attributes of the
                                             apartment building, such as its
                                             age, appearance and construction
                                             quality;

                                    o        the location of the property;

                                    o        the ability of management to
                                             provide adequate maintenance and
                                             insurance;

                                    o        the types of services and amenities
                                             provided at the property;

                                    o        the property's reputation;

                                    o        the level of mortgage interest
                                             rates and favorable income and
                                             economic conditions (which may
                                             encourage tenants to purchase
                                             rather than rent housing);

                                    o        the presence of competing
                                             properties;

                                    o        adverse local or national economic
                                             conditions which may limit the rent
                                             that may be charged and which may
                                             result in increased vacancies;

                                    o        the tenant mix (such as tenants
                                             being predominantly students or
                                             military personnel or employees of
                                             a particular business);

                                    o        state and local regulations (which
                                             may limit the ability to increase
                                             rents); and

                                    o        government assistance/rent subsidy
                                             programs (which may influence
                                             tenant mobility).

A TENANT BANKRUPTCY MAY
ADVERSELY AFFECT THE INCOME
PRODUCED BY THE PROPERTY AND
MAY ADVERSELY AFFECT THE
PAYMENTS ON YOUR CERTIFICATES       The bankruptcy or insolvency of a major
                                    tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by the property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease and the actual amount of the recovery could be less than the amount of the claim.

ENVIRONMENTAL LAWS ENTAIL
RISKS THAT MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                        Various environmental laws may make a
                                    current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to hazardous substances related to the properties.

                                    The owner's liability for any required
                                    remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

                                    In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard.

ENVIRONMENTAL RISKS RELATING TO
SPECIFIC MORTGAGED PROPERTIES
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                Except for mortgaged properties securing
                                    mortgage loans that are the subject of a secured creditor impaired property policy, all of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments, or in some cases an update of a previous assessment, in connection with the origination or securitization of the loans. In some cases a Phase II site assessment was also performed.
                                    The applicable mortgage loan seller has
                                    either (a) represented that with respect to the mortgaged properties securing the mortgage loans that were not the subject of an environmental site assessment within eighteen months prior to the cut-off date
                                    (i) no hazardous material is present on the mortgaged property and (ii) the mortgaged property is in material compliance with all applicable federal, state and local laws pertaining to hazardous materials or environmental hazards, in each case subject to limitations of materiality and the other qualifications set forth in the representation, or (b) provided secured creditor impaired property policies providing coverage for certain losses that may arise from adverse environmental conditions that may exist at the related mortgaged property. In all cases, the environmental site assessment was a Phase I environmental assessment. These reports generally did not disclose the presence or risk of environmental contamination that is considered material and adverse to the interests of the holders of the certificates; however, in certain cases, these assessments did reveal conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

                                    Fifty-nine (59) mortgaged properties,
                                    securing mortgage loans representing
                                    approximately 9.7% of the initial
                                    outstanding pool balance, are the subject of a group secured creditor impaired property policy providing coverage for certain losses that may arise from adverse environmental conditions that may exist at the related mortgaged properties. Seventeen (17) mortgaged properties, securing mortgage loans representing 5.3% of the initial outstanding pool balance, have the benefit of stand-alone secured creditor impaired property policies that provide coverage for selected environmental matters with respect to the related property. We describe these policies under "Description of the Mortgage Pool--Environmental Insurance" in this prospectus supplement. Generally, environmental site assessments were not performed with respect to those mortgaged properties covered by the group secured creditor impaired property policy.

                                    We cannot assure you, however, that the
                                    environmental assessments revealed all
                                    existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

                                    o        future laws, ordinances or
                                             regulations will not impose any
                                             material environmental liability;
                                             or

                                    o        the current environmental condition
                                             of the mortgaged properties will
                                             not be adversely affected by
                                             tenants or by the condition of land
                                             or operations in the vicinity of
                                             the mortgaged properties (such as
                                             underground storage tanks).

                                    Portions of some of the mortgaged properties securing the mortgage loans may include tenants which operate as on-site dry-cleaners and gasoline stations. Both types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related mortgage loan.

                                    In addition, problems associated with mold may pose risks to real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, problems associated with mold could result in the interruption of cash flow, remediation expenses and litigation which could adversely impact collections from a mortgaged property.

                                    Before the special servicer acquires title to a mortgaged property on behalf of the trust or assumes operation of the property, it must obtain an environmental assessment of the property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to certificateholders.

IF A BORROWER IS UNABLE TO
REPAY ITS LOAN ON ITS MATURITY
DATE, YOU MAY EXPERIENCE A
LOSS One hundred sixty-seven (167) mortgage loans, representing 92.7% of the initial outstanding pool balance, are balloon loans. One (1) of these mortgage loans, representing 1.1% of the initial outstanding pool balance, is an ARD Loan. For purposes of this prospectus supplement, we consider a mortgage loan to be a "balloon loan" if its principal balance is not scheduled to be fully or substantially amortized by the loan's respective anticipated repayment date (in the case of a hyperamortizing loan) or maturity date. We cannot assure you that each borrower will have the ability to repay the principal balance outstanding on the pertinent date. Balloon loans involve greater risk than fully amortizing loans because borrower's ability to repay the loan on its Anticipated Repayment Date or stated maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

                                    o        the availability of, and
                                             competition for, credit for
                                             commercial real estate projects;

                                    o        prevailing interest rates;

                                    o        the fair market value of the
                                             related mortgaged property;

                                    o        the borrower's equity in the
                                             related mortgaged property;

                                    o        the borrower's financial condition;

                                    o        the operating history and occupancy
                                             level of the mortgaged property;

                                    o        tax laws; and

                                    o        prevailing general and regional
                                             economic conditions.

                                    The availability of funds in the credit
                                    markets fluctuates over time.

                                    Bear Stearns Commercial Mortgage, Inc.,
                                    Wells Fargo Bank, National Association,
                                    Principal Commercial Funding, LLC and Morgan
                                    Stanley Mortgage Capital Inc., each as a mortgage loan seller, and their respective affiliates are not under any obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY
REDUCE THE CASH FLOW AVAILABLE
TO THE MORTGAGED PROPERTY
WHICH MAY ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES        Three (3) mortgage loans, representing 14.6%
                                    of the initial outstanding pool balance, currently have additional financing in place which is secured by the mortgaged property related to such mortgage loan. Such mortgage loans include Mortgage Loan No. 1 (the "John
                                    Hancock Tower Pari Passu Loan") described under "Description of the Mortgage Pool--The
                                    John Hancock Tower Pari Passu Loan" and
                                    Mortgage Loan No. 20 (the "RSA Pari Passu
                                    Loan") described under "Description of the Mortgage Pool--The RSA Pari Passu Loan."

                                    Two (2) mortgage loans, representing 2.0% of the initial outstanding pool balance, currently have additional financing in place which is not secured by the mortgaged property related to such mortgage loan.

                                    Three (3) mortgage loans, representing 0.7% of the initial outstanding pool balance, permit the borrower to enter into additional subordinate financing that is secured by the mortgaged property, provided that certain debt service coverage ratio and loan-to-value tests are satisfied.

                                    With respect to Mortgage Loan No. 1,
                                    representing 7.1% of the initial outstanding pool balance, the owner of the borrower has incurred mezzanine debt, in the amount of $87,000,000, which is secured by a pledge of such owner's interest in such mortgage loan. See "Description of the Mortgage Pool--The John Hancock Pari Passu Loan."

                                    Two (2) mortgage loans, representing 0.4% of the initial outstanding pool balance, permit the borrower to enter into additional financing that is not secured by the mortgaged property (or to retain unsecured debt existing at the time of the origination of such loan) and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

                                    We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of equity interest in a related borrower. Debt that is incurred by the owner of equity in one or more borrowers and is secured by a guaranty of the borrower or by a pledge of the equity ownership interests in such borrowers effectively reduces the equity owners' economic stake in the related mortgaged property. The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

                                    Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

                                    When a mortgage loan borrower, or its
                                    constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to the following additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thus jeopardize the borrower's ability to repay any balloon payment due under the mortgage loan at maturity. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

                                    Additionally, if the borrower, or its
                                    constituent members, are obligated to
                                    another lender, actions taken by other
                                    lenders could impair the security available to the trust. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

                                    Further, if another loan secured by the
                                    mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

                                    For further information with respect to
                                    subordinate and other financing, see
                                    Appendix II.

BANKRUPTCY PROCEEDINGS
RELATING TO A BORROWER CAN
RESULT IN DISSOLUTION OF THE
BORROWER AND THE ACCELERATION
OF THE RELATED MORTGAGE LOAN
AND CAN OTHERWISE ADVERSELY
IMPACT REPAYMENT OF THE RELATED
MORTGAGE LOAN                       Under the federal bankruptcy code, the
                                    filing of a bankruptcy petition by or
                                    against a borrower will stay the
                                    commencement or continuation of a
                                    foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

                                    o        grant a debtor a reasonable time to
                                             cure a payment default on a
                                             mortgage loan;

                                    o        reduce monthly payments due under a
                                             mortgage loan;

                                    o        change the rate of interest due on
                                             a mortgage loan; or

                                    o        otherwise alter the mortgage loan's
                                             repayment schedule.

                                    Additionally, the trustee of the borrower's bankruptcy or the borrower, as debtor in possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                    The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lock-box arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                    As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                    A number of the borrowers under the mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

BORROWERS THAT ARE NOT
SPECIAL PURPOSE ENTITIES
MAY BE MORE LIKELY TO FILE
BANKRUPTCY PETITIONS AND THIS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                While many of the borrowers have agreed to
                                    certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the property, some borrowers are not special purpose entities, and these borrowers and their owners generally do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower's affiliate and is not justified by the borrower's own economic circumstances.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT               The successful operation of a real estate
                                    project depends upon the property manager's performance and viability. The property manager is generally responsible for:

                                    o        responding to changes in the local
                                             market;

                                    o        planning and implementing the
                                             rental structure;

                                    o        operating the property and
                                             providing building services;

                                    o        managing operating expenses; and

                                    o        assuring that maintenance and
                                             capital improvements are carried
                                             out in a timely fashion.

                                    Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

                                    A property manager, by controlling costs, providing appropriate service to tenants and seeing to property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

                                    We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR
DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE                      Provisions requiring yield maintenance
                                    charges or lockout periods may not be
                                    enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

                                    Additionally, although the collateral
                                    substitution provisions related to
                                    defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE ABSENCE OF LOCKBOXES
ENTAILS RISKS THAT COULD
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                Most of the mortgage loans in the trust do
                                    not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

ENFORCEABILITY OF CROSS-
COLLATERALIZATION PROVISIONS
MAY BE CHALLENGED AND THE
BENEFITS OF THESE PROVISIONS
MAY OTHERWISE BE LIMITED
AND MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES       Seven (7) groups of either
                                    cross-collateralized or multi-property
                                    mortgage loans, representing 7.8% of the initial outstanding pool balance, are secured by multiple real properties, through cross-collateralization with other mortgage loans or otherwise. These arrangements attempt to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service. However, arrangements of this type involving more than one borrower (i.e., in the case of cross-collateralized mortgage loans) could be challenged as a fraudulent conveyance if:

                                    o        one of the borrowers were to become
                                             a debtor in a bankruptcy case, or
                                             were to become subject to an action
                                             brought by one or more of its
                                             creditors outside a bankruptcy
                                             case;

                                    o        the related borrower did not
                                             receive fair consideration or
                                             reasonably equivalent value in
                                             exchange for allowing its mortgaged
                                             real property to be encumbered; and

                                    o        at the time the lien was granted,
                                             the borrower was (i) insolvent,
                                             (ii) inadequately capitalized or
                                             (iii) unable to pay its debts.

                                    Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

                                    Moreover, two (2) groups of either
                                    cross-collateralized or multi-property
                                    mortgage loans and multi-property mortgage loans, representing 3.1% of the initial outstanding pool balance, are secured by mortgaged real properties located in various states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE
INSUFFICIENT AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                   Although many of the mortgage loans require
                                    that funds be put aside for specific
                                    reserves, certain mortgage loans do not
                                    require any reserves. Furthermore, we cannot assure you that any reserve amounts will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the properties will be sufficient to fully fund the ongoing monthly reserve requirements.

INADEQUACY OF TITLE INSURERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                Title insurance for a mortgaged property
                                    generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that:

                                    o        a title insurer will have the
                                             ability to pay title insurance
                                             claims made upon it;

                                    o        the title insurer will maintain its
                                             present financial strength; or

                                    o        a title insurer will not contest
                                             claims made upon it.

MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS THAT ARE
NOT IN COMPLIANCE WITH ZONING
AND BUILDING CODE REQUIREMENTS
AND USE RESTRICTIONS COULD
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES                        Noncompliance with zoning and building codes
                                    may cause the borrower to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. The mortgage loan sellers have taken steps to establish that the use and operation of the mortgaged properties securing the mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations.

                                    Some violations of zoning, land use and
                                    building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use, may not generate sufficient income to service the mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

                                    Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements which could limit the borrower's right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms.

CONDEMNATIONS WITH RESPECT
TO MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                   From time to time, there may be
                                    condemnations pending or threatened against one or more of the mortgaged properties.
                                    There can be no assurance that the proceeds payable in connection with a total condemnation will be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related mortgage loan. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

IMPACT OF RECENT EVENTS ON THE
FINANCIAL MARKETS AND YOUR
INVESTMENT                          On September 11, 2001, the United States was
                                    subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington D.C. area and
                                    Pennsylvania. As a result, there has been considerable uncertainty in the world financial markets. The full impact of these events on financial markets is not yet known but could include, among other things, increased volatility in the price of securities, including the certificates. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States. According to publicly available reports, the financial markets are in part responding to uncertainty with regard to the scope, nature and timing of current and possible future military responses led by the United States, as well as disruptions in air travel, substantial losses by various companies including airlines, insurance providers and aircraft makers, the need for heightened security across the country and decreases in consumer confidence that could cause a general slowdown in economic growth.

                                    In addition, on March 19, 2003 the
                                    government of the United States implemented full scale military operations against Iraq, which full scale military operations were recently concluded. The military operations against Iraq may prompt further terrorist attacks against the United States.

                                    It is uncertain what effects the aftermath of the recent military operations of the United States in Iraq, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, will have on: (a) United States and world financial markets,
                                    (b) local, regional and national economies,
                                    (c) real estate markets across the United
                                    States, (d) particular business segments, including those that are important to the performance of the mortgaged properties that secure the pooled mortgage loans and/or (e) insurance costs and the availability of insurance coverage for terrorist acts, particularly for large mortgaged properties, which could adversely affect the cash flow at such mortgaged properties. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties in tourist areas which could reduce the ability of such mortgaged properties to generate cash flow. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. These disruptions and uncertainties could materially and adversely affect the value of, and your ability to resell, your certificates.

THE ABSENCE OF OR INADEQUACY
OF INSURANCE COVERAGE ON THE
PROPERTY MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES       The mortgaged properties may suffer casualty
                                    losses due to risks that are not covered by insurance (including acts of terrorism) or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of the mortgaged properties are located in California and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. If a borrower does not have insurance against such risks and a casualty occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan.

                                    Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

                                    As a result of these factors, the amount available to make distributions on your certificates could be reduced.

                                    In light of the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans, which are generally subject to periodic renewals during the term of the related mortgage loans, have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002 the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2004 (with a potential to extend to December 31, 2005) will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that resulted in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

                                    The Treasury Department will establish
                                    procedures for the program under which the federal share of compensation will be equal to 90 percent of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

                                    The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002 provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002. Insureds will have 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26, 2002 must make similar disclosure. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage.

                                    Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. By September 1, 2004, the Secretary of the Treasury will determine whether mandatory participation should be extended through December 2005. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 are also voided.

                                    There can be no assurance that upon its
                                    expiration subsequent terrorism insurance legislation will be passed. Furthermore, because this program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance. Because it is a temporary program, there is no assurance that it will create any long-term changes in the availability and cost of such insurance.

                                    To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on commercial mortgage loans may result. In addition, the failure to maintain such insurance may constitute a default under a commercial mortgage loan, which could result in the acceleration and foreclosure of such commercial mortgage loan. Alternatively, the increased costs of maintaining such insurance could have an adverse effect on the financial condition of the mortgage loan borrowers.

                                    Certain of the mortgage loans are secured by mortgaged properties that are not insured for acts of terrorism. If such casualty losses are not covered by standard casualty insurance policies, then in the event of a casualty from an act of terrorism, the amount available to make distributions on your certificates could be reduced.

CLAIMS UNDER BLANKET
INSURANCE POLICIES MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                   Some of the mortgaged properties are covered
                                    by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

PROPERTY INSPECTIONS AND
ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE
PROPERTY Licensed engineers or consultants generally inspected the mortgaged properties and prepared engineering reports in connection with the origination or securitization of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition has been or is required to be remedied to the seller's satisfaction, or funds as deemed necessary by the seller, or the related engineer or consultant have been reserved to remedy the material condition. No additional property inspections were conducted by us in connection with the issuance of the certificates.

APPRAISALS MAY INACCURATELY
REFLECT THE VALUE OF THE
MORTGAGED PROPERTIES                A FIRREA appraisal was conducted in respect
                                    of each mortgaged property in connection with the origination or securitization of the related mortgage loan. The resulting estimates of value are the basis of the August 1, 2003 loan-to-value ratios referred to in this prospectus supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. The appraiser may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property. Moreover, the values of the mortgaged properties may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only in Appendix I and Appendix II hereto. In each case the estimate presented is the one set forth in the most recent appraisal available to us as of August 1, 2003, although we generally have not obtained updates to the appraisals. There is no assurance that the appraised values indicated accurately reflect past, present or future market values of the mortgaged properties.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                        As principal payments or prepayments are
                                    made on mortgage loans, the remaining
                                    mortgage pool may be subject to increased concentrations of property types, geographic locations and other pool characteristics of the mortgage loans and the mortgaged properties, some of which may be unfavorable. Classes of certificates that have a lower payment priority are more likely to be exposed to this concentration risk than are certificate classes with a higher payment priority. This occurs because realized losses are allocated to the class outstanding at any time with the lowest payment priority and principal on the certificates entitled to principal is generally payable in sequential order or alphabetical order, with such classes generally not being entitled to receive principal until the preceding class or classes entitled to receive principal have been retired.

SUBORDINATION OF SOME
CERTIFICATES MAY AFFECT THE
TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON YOUR
CERTIFICATES                        As described in this prospectus supplement,
                                    the rights of the holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation. Losses on the mortgage loans will be allocated to the Class N, Class M, Class L, Class K, Class J,
                                    Class H, Class G, Class F, Class E, Class D,
                                    Class C and Class B Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated or cause shortfalls to the Class A-1 Certificates, Class A-2
                                    Certificates, Class A-3 Certificates and the
                                    Class A-4 Certificates, pro rata, and,
                                    solely with respect to losses of interest, to the Class X Certificates, in proportion to the amounts of interest or principal payable thereon.

THE OPERATION OF THE MORTGAGED
PROPERTY FOLLOWING FORECLOSURE
OF THE MORTGAGE LOAN MAY AFFECT
THE TAX STATUS OF THE TRUST
AND MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                If the trust acquires a mortgaged property
                                    as a result of a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property. Any net income from operations other than qualifying "rents from real property", or any rental income based on the net profits derived by any person from such property or allocable to a non-customary service, will subject the trust to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your certificates will be reduced. The special servicer may permit the trust to earn such above described "net income from foreclosure property" but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY AFFECT
THE TIMING OF PAYMENTS ON
YOUR CERTIFICATES                   Some states, including California, have laws
                                    prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of any mortgage loan secured by mortgaged properties located in multiple states, the master servicer or special servicer may be required to foreclose first on mortgaged properties located in states where these "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws.

THE BANKRUPTCY OR INSOLVENCY
OF ANY AFFILIATED BORROWERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                Nineteen (19) groups of mortgage loans, the
                                    three (3) largest of which represent 10.4%, 2.2% and 2.2%, respectively, of the initial outstanding pool balance, were made to borrowers that are affiliated through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed.

                                    The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans.

TENANT LEASES MAY HAVE
PROVISIONS THAT COULD
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                In certain jurisdictions, if tenant leases
                                    are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

                                    Some of the leases at the mortgaged
                                    properties securing the mortgage loans
                                    included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights, for example, a right of first refusal to purchase the property, the provisions of the lease will take precedence over the provisions of the mortgage.

TENANCIES IN COMMON MAY HINDER
RECOVERY Certain of the mortgage loans that we intend to include in the trust fund have borrowers that own the related mortgaged real properties as tenants-in-common. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common mortgagors, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these types of mortgage loans will be special purpose entities.

LITIGATION ARISING OUT OF
ORDINARY BUSINESS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                   There may be pending or threatened legal
                                    proceedings against the borrowers and
                                    managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We cannot assure you that any such litigation would not have a material adverse effect on your certificates.

RISKS RELATING TO COMPLIANCE
WITH THE AMERICANS WITH
DISABILITIES ACT COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                        Under the Americans with Disabilities Act of
                                    1990, public accommodations are required to meet certain federal requirements related to access and use by disabled persons.
                                    Borrowers may incur costs complying with the Americans with Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to pay debt service would be reduced.

CONFLICTS OF INTEREST MAY HAVE
AN ADVERSE EFFECT ON YOUR
CERTIFICATES                        Conflicts between various
                                    certificateholders. The special servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. The operating adviser will have the right to replace the special servicer upon satisfaction of certain conditions set forth in the pooling and servicing agreement. At any given time, the operating adviser will be controlled generally by the holders of the most subordinate, or, if the certificate principal balance thereof is less than 25% of its original certificate balance, the next most subordinate, class of certificates, that is, the controlling class, outstanding from time to time, and such holders may have interests in conflict with those of the holders of the other certificates. For instance, the holders of certificates of the controlling class might desire to mitigate the potential for loss to that class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken.

                                    The master servicer, any primary servicer, the special servicer or an affiliate of any of them may acquire certain of the most subordinated certificates, including those of the initial controlling class. Under such circumstances, the master servicer, a primary servicer and the special servicer may have interests that conflict with the interests of the other holders of the certificates. However, the pooling and servicing agreement and the primary servicing agreements each provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to ownership of any certificates by the master servicer, the primary servicers or the special servicer, as applicable. The initial special servicer will be ARCap Servicing, Inc.; the initial operating adviser will be ARCap CMBS Fund REIT, Inc.

                                    Conflicts between certificateholders and the
                                    LB-UBS 2003-C5 Master Servicer and/or the
                                    LB-UBS 2003-C5 Special Servicer. The John
                                    Hancock Tower Pari Passu Loan will be
                                    serviced and administered pursuant to the LB-UBS 2003-C5 Pooling and Servicing Agreement, which provides for servicing arrangements that are similar but not identical to those under the Pooling and Servicing Agreement. Consequently, the John Hancock Tower Pari Passu Loan will not be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement. In addition, the legal and/or beneficial owners of the other mortgage loans secured by the mortgaged property relating to the John Hancock Tower Pari Passu Loan, directly or through representatives, have certain rights under the LB-UBS 2003-C5 Pooling and Servicing Agreement and the related intercreditor agreement that affect such mortgage loans, including with respect to the servicing thereof and the appointment of a special servicer with respect thereto. Those legal and/or beneficial owners may have interests that conflict with your interests.

                                    Conflicts between borrowers and property managers. It is likely that many of the property managers of the mortgaged properties, or their affiliates, manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

                                    Conflicts between the trust and sellers. The activities of the sellers may involve properties which are in the same markets as the mortgaged properties underlying the certificates. In such case, the interests of each of the sellers or such affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts of interest may arise between the trust and each of the sellers or their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such sellers acquire any certificates. In particular, if certificates held by a seller are part of a class that is or becomes the controlling class the seller as part of the holders of the controlling class would have the ability to influence certain actions of the special servicer under circumstances where the interests of the trust conflict with the interests of the seller or its affiliates as acquirors, developers, operators, financers or sellers of real estate related assets.

                                    The sellers or their affiliates may acquire a portion of the certificates. Under such circumstances, they may become the controlling class, and as such have interests that may conflict with their interests as a seller of the mortgage loans.

PREPAYMENTS MAY REDUCE THE
YIELD ON YOUR CERTIFICATES          The yield to maturity on your certificates
                                    will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases as a result of a seller's breach of representations and warranties or material defects in a mortgage loan's documentation.

                                    The investment performance of your
                                    certificates may vary materially and
                                    adversely from your expectations if the
                                    actual rate of prepayment is higher or lower than you anticipate.

                                    Voluntary prepayments under some of the
                                    mortgage loans require payment of a
                                    prepayment premium or a yield maintenance charge unless the prepayment occurs within generally one (1) to seven (7) payments prior to and including the anticipated repayment date or the stated maturity date, as the case may be. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium or a yield maintenance charge or the amount of such premium or charge will be sufficient to compensate you for shortfalls in payments on your certificates on account of such prepayments. We also cannot assure you that involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

                                    o        the terms of the mortgage loans;

                                    o        the length of any prepayment
                                             lockout period;

                                    o        the level of prevailing interest
                                             rates;

                                    o        the availability of mortgage
                                             credit;

                                    o        the applicable yield maintenance
                                             charges or prepayment premiums and
                                             the ability of the master servicer,
                                             primary servicer or special
                                             servicer to enforce the related
                                             provisions;

                                    o        the failure to meet requirements
                                             for release of escrows/reserves
                                             that result in a prepayment;

                                    o        the occurrence of casualties or
                                             natural disasters; and

                                    o        economic, demographic, tax or legal
                                             factors.

                                    Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless an event of default has occurred. In addition, if a seller repurchases any mortgage loan from the trust due to the material breach of a representation or warranty or a material document defect or such mortgage loan is otherwise purchased from the trust (including certain purchases by the holder of a B Note), the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no yield maintenance charge or prepayment premium will be payable. Such a repurchase may, therefore, adversely affect the yield to maturity on your certificates.

                                    Although all of the mortgage loans have
                                    prepayment protection in the form of lockout periods, defeasance provisions, yield maintenance provisions and/or prepayment premium provisions, there can be no assurance that borrowers will refrain from prepaying mortgage loans due to the existence of a yield maintenance charge or prepayment premium or that involuntary prepayments or repurchases will not occur.

                                    Also, the description in the mortgage notes of the method of calculation of prepayment premiums and yield maintenance charges is complex and subject to legal interpretation and it is possible that another person would interpret the methodology differently from the way we did in estimating an assumed yield to maturity on your certificates as described in this prospectus supplement. See Appendix II attached hereto for a description of the various pre-payment provisions.

THE YIELD ON YOUR CERTIFICATE
WILL BE AFFECTED BY THE PRICE
AT WHICH THE CERTIFICATE WAS
PURCHASED AND THE RATE, TIMING
AND AMOUNT OF DISTRIBUTIONS ON
YOUR CERTIFICATE                    The yield on any certificate will depend on
                                    (1) the price at which such certificate is purchased by you and (2) the rate, timing and amount of distributions on your certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

                                    o        the interest rate for such
                                             certificate;

                                    o        the rate and timing of principal
                                             payments (including principal
                                             prepayments) and other principal
                                             collections (including loan
                                             purchases in connection with
                                             breaches of representations and
                                             warranties) on or in respect of the
                                             mortgage loans and the extent to
                                             which such amounts are to be
                                             applied or otherwise result in a
                                             reduction of the certificate
                                             balance of such certificate;

                                    o        the rate, timing and severity of
                                             losses on or in respect of the
                                             mortgage loans or unanticipated
                                             expenses of the trust;

                                    o        the timing and severity of any
                                             interest shortfalls resulting from
                                             prepayments to the extent not
                                             offset by a reduction in master
                                             servicer compensation as described
                                             in this prospectus supplement;

                                    o        the timing and severity of any
                                             reductions in the appraised value
                                             of any mortgaged property in a
                                             manner that has an effect on the
                                             amount of advancing required on the
                                             related mortgage loan; and

                                    o        the method of calculation of
                                             prepayment premiums and yield
                                             maintenance charges and the extent
                                             to which prepayment premiums and
                                             yield maintenance charges are
                                             collected and, in turn, distributed
                                             on such certificate.

                                    In addition, any change in the weighted
                                    average life of a certificate may adversely affect yield. Prepayments resulting in a shortening of weighted average lives of certificates may be made at a time of lower interest rates when you may be unable to reinvest the resulting payment of principal at a rate comparable to the effective yield anticipated when making the initial investment in certificates. Delays and extensions resulting in a lengthening of the weighted average lives of the certificates may occur at a time of higher interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

YOU BEAR THE RISK OF
BORROWER DEFAULTS                   The rate and timing of delinquencies or
                                    defaults on the mortgage loans could affect the following aspects of the offered certificates:

                                    o        the aggregate amount of
                                             distributions on them;

                                    o        their yields to maturity;

                                    o        their rates of principal payments;
                                             and

                                    o        their weighted average lives.

                                    The rights of holders of each class of
                                    subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation. Losses on the mortgage loans will be allocated to the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and the Class A-4 Certificates, pro rata and, with respect to interest losses only, the Class X Certificates based on their respective entitlements.

                                    If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that particular class will suffer a loss equal to the full amount of that excess up to the outstanding certificate balance of such class.

                                    If you calculate your anticipated yield
                                    based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under extreme scenarios, such yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

                                    Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

                                    Also, if the related borrower does not repay a mortgage loan with a hyperamortization feature by its anticipated repayment date, the effect will be to increase the weighted average life of your certificates and may reduce your yield to maturity.

COMPENSATION TO THE MASTER
SERVICER, THE SPECIAL SERVICER
AND THE TRUSTEE MAY ADVERSELY
AFFECT THE PAYMENTS ON YOUR
CERTIFICATES                        To the extent described in this prospectus
                                    supplement, the master servicer, the special servicer, the trustee or the fiscal agent will be entitled to receive interest at the "Prime Rate" on unreimbursed advances they have made with respect to defaulted monthly payments or that are made with respect to the preservation and protection of the related mortgaged property. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. This interest may be offset in part by default interest and late payment charges paid by the borrower or by certain other amounts. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be serviced by the special servicer, and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances and special servicing compensation is senior to the rights of certificateholders to receive distributions.
                                    The payment of interest on advances and the payment of compensation to the special servicer may result in shortfalls in amounts otherwise distributable on certificates.

LEASEHOLD INTERESTS ENTAIL
CERTAIN RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                   One (1) of the mortgaged properties,
                                    securing a mortgage loan representing 0.2% of the initial outstanding pool balance, is subject to a first mortgage lien on a leasehold interest under a ground lease.
                                    Three (3) mortgaged properties, securing mortgage loans representing 8.6% of the initial outstanding pool balance, are subject to a first mortgage lien on both a fee interest and a leasehold interest in income-producing real property.

                                    Leasehold mortgage loans are subject to
                                    certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

                                    Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

                                    Most of the ground leases securing the
                                    mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

THE SELLERS OF THE MORTGAGE
LOANS ARE SUBJECT TO BANKRUPTCY
OR INSOLVENCY LAWS THAT MAY
AFFECT THE TRUST'S OWNERSHIP
OF THE MORTGAGE LOANS               In the event of the insolvency of any
                                    seller, it is possible the trust's right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

                                    Based upon opinions of counsel that the
                                    conveyance of the mortgage loans would
                                    generally be respected in the event of
                                    insolvency of the sellers, which opinions are subject to various assumptions and qualifications, the sellers believe that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

LIMITED LIQUIDITY AND MARKET
VALUE MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES       Your certificates will not be listed on any
                                    securities exchange or traded on any
                                    automated quotation systems of any
                                    registered securities association, and there is currently no secondary market for the certificates. While Morgan Stanley & Co.
                                    Incorporated, Bear, Stearns & Co. Inc.,
                                    Goldman, Sachs & Co. and Wells Fargo
                                    Brokerage Services, LLC each currently
                                    intends to make a secondary market in the certificates, none of them is obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates, which could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including then-prevailing interest rates. Furthermore, you should be aware that the market for securities of the same type as the certificates has in the past been volatile and offered very limited liquidity.

WEIGHTED AVERAGE COUPON RATE
ENTAIL RISKS WHICH MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                        The interest rates on one or more classes of
                                    certificates may be based on a weighted
                                    average of the mortgage loan interest rates net of the administrative cost rate, which is calculated based upon the respective principal balances of the mortgage loans.
                                    Alternatively, the interest rate on one or more classes of the certificates may be capped at such weighted average rate. This weighted average rate is further described in this prospectus supplement under the definition of "Weighted Average Net Mortgage
                                    Rate." Any class of certificates which is either fully or partially based upon the weighted average net mortgage rate may be adversely affected by disproportionate principal payments, prepayments, defaults and other unscheduled payments on the mortgage loans. Because some mortgage loans will amortize their principal more quickly than others, the rate may fluctuate over the life of those classes of your certificates.

                                    In general, mortgage loans with relatively high mortgage interest rates are more likely to prepay than mortgage loans with relatively low mortgage interest rates. For instance, varying rates of unscheduled principal payments on mortgage loans which have interest rates above the weighted average net mortgage rate may have the effect of reducing the interest rate of your certificates.

       This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors" section and elsewhere in this prospectus supplement.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

     Capitalized terms are defined in the "Glossary of Terms" attached hereto.

GENERAL

     The Series 2003-TOP11 Commercial Mortgage Pass-Through Certificates will be issued on or about August 20, 2003 pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date, among Morgan Stanley Capital I Inc., the master servicer, the special servicer, the paying agent, the fiscal agent and the trustee.

     The certificates will represent in the aggregate the entire beneficial ownership interest in the trust consisting primarily of:

o the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date;

o any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

o a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan; and

o certain rights of Morgan Stanley Capital I Inc. under, or assigned to Morgan Stanley Capital I Inc. pursuant to, each of the Mortgage Loan Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of the related seller regarding its mortgage loans.


     The certificates will be issued on or about August 20, 2003 and will only be entitled to scheduled payments on the mortgage loans that are due (and unscheduled payments that are received) after August 1, 2003.

o    The certificates will consist of various classes, to be designated as:

     o the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates;

     o    the Class X-1 Certificates and the Class X-2 Certificates;

     o the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, and the Class N Certificates; and

     o the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

     The Class A Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount. The Class B, Class C and Class D Certificates will be issued in denominations of $100,000 initial Certificate Balance and in any whole dollar denomination in excess thereof.

     Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description Of The Certificates--Book-Entry Registration and Definitive Certificates." Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

     All references herein to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any class of offered certificates, interests in such certificates will be transferred on the book-entry records of DTC and its Participants. See "Description Of The Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Bank or Euroclear Bank, S.A./N.V., as operator of the Euroclear system, in Europe. Transfers within DTC, Clearstream Bank or Euroclear Bank, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Bank or Euroclear Bank, on the other, will be effected in DTC through the relevant depositaries of Clearstream Bank and Euroclear Bank, respectively.

     Because of time-zone differences, credits of securities received in Clearstream Bank or Euroclear Bank as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Bank participant or Clearstream Bank customer on such business day. Cash received in Clearstream Bank or Euroclear Bank as a result of sales of securities by or through a Clearstream Bank customer or a Euroclear Bank participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Bank or Euroclear Bank cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES

     Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C and Class D Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance may vary by 5%:

                                                 APPROXIMATE
                       INITIAL AGGREGATE      PERCENT OF INITIAL         RATINGS         APPROXIMATE
       CLASS          CERTIFICATE BALANCE        POOL BALANCE         (MOODY'S/S&P)     CREDIT SUPPORT
       -----          -------------------        ------------         -------------     --------------
    Class A-1            $150,000,000               12.554%             Aaa/AAA            12.000%

    Class A-2            $175,000,000               14.646%             Aaa/AAA            12.000%

    Class A-3            $165,114,000               13.818%             Aaa/AAA            12.000%

    Class A-4            $561,379,000               46.982%             Aaa/AAA            12.000%

    Class B              $ 31,366,000               2.625%              Aa2/AA              9.375%

    Class C              $ 32,859,000               2.750%               A2/A               6.625%

    Class D              $ 13,443,000               1.125%               A3/A-              5.500%

     The percentages indicated under the columns "Approximate Credit Support" with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in the aggregate.

     The initial Certificate Balance of each Principal Balance Certificate will be presented on the face thereof. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by the principal portion of any Realized Losses and Expense Losses allocated to such certificate on such Distribution Date. See "--Distributions" and "--Distributions--Subordination; Allocation of Losses and Certain Expenses" below.

     The Interest Only Certificates will not have a Certificate Balance. Each such class of certificates will represent the right to receive distributions of interest accrued as described herein on a Notional Amount.

     The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance Certificates outstanding from time to time. The Notional Amount of the Class X-2 Certificates will equal:

     o during the period from the Closing Date through and including the Distribution Date occurring in August 2005, the sum of (a) the lesser of $77,357,000 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time, (b) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates outstanding from time to time and (c) the lesser of $961,000 and the Certificate Balance of the Class J Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in August 2005 through and including the Distribution Date occurring in August 2006, the sum of (a) the lesser of $18,672,000 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time,
          (b) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates outstanding from time to time and (c) the lesser of $4,573,000 and the Certificate Balance of the Class F Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in August 2006 through and including the Distribution Date occurring in August 2007, the sum of (a) the lesser of $138,245,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time,
          (b) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class B and Class C Certificates outstanding from time to time and (c) the lesser of $11,400,000 and the Certificate Balance of the Class D Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in August 2007 through and including the Distribution Date occurring in August 2008, the sum of (a) the lesser of $5,350,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time,
          (b) the aggregate of the Certificate Balances of the Class A-3, Class A-4 and Class B Certificates outstanding from time to time and (c) the lesser of $24,766,000 and the Certificate Balance of the Class C Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in August 2008 through and including the Distribution Date occurring in August 2009, the sum of (a) the lesser of $108,210,000 and the Certificate Balance of the Class A-3 Certificates outstanding from time to time,
          (b) the Certificate Balance of the Class A-4 and Class B Certificates outstanding from time to time and (c) the lesser of $8,037,000 and the Certificate Balance of the Class C Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in August 2009 through and including the Distribution Date occurring in August 2010, the sum of (a) the lesser of $532,984,000 and the Certificate Balance of the Class A-4 Certificates outstanding from time to time and (b) the lesser of $24,583,000 and the Certificate Balance of the Class B Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in August 2010 through and including the Distribution Date occurring in August 2011, the sum of (a) the lesser of $496,617,000 and the Certificate Balance of the Class A-4 Certificates outstanding from time to time and (b) the lesser of $12,701,000 and the Certificate Balance of the Class B Certificates outstanding from time to time; and

     o    following the Distribution Date occurring in August 2011, $0.

     Accordingly, the Notional Amount of the Class X-1 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to any class of Principal Balance Certificates. The Notional Amount of the Class X-2 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to any component and any class of Certificates included in the calculation of the Notional Amount for the Class X-2 Certificates on such Distribution Date, as described above. It is anticipated that holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in August 2011. Accordingly, upon initial issuance, the aggregate Notional Amount of the Class X-1 Certificates and Class X-2 Certificates will be $1,194,879,395 and $1,099,299,000, respectively, subject in each case to a permitted variance of plus or minus 5%. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

     The Residual Certificates will not have Certificate Balances or Notional Amounts.

PASS-THROUGH RATES

     The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates for each Distribution Date will be equal to 3.26%, 4.34%, 4.85% and 5.15% per annum, respectively. The Class B Certificates will accrue interest at a per annum rate equal to the Weighted Average Net Mortgage Rate less 0.26%. The Class C and Class D Certificates will accrue interest at a per annum rate equal to the Weighted Average Net Mortgage Rate.

     The Pass-Through Rate applicable to the Class X-1 Certificates for the initial Distribution Date will equal approximately 0.17% per annum. The Pass-Through Rate applicable to the Class X-1 Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-1 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of one of the classes of the Principal Balance Certificates. In general, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular class of Principal Balance Certificates is identified under "--Certificate Balance" above as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total Notional Amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before August 2011, on any particular component of the total Notional Amount of the Class X-1 Certificates immediately prior to the related Distribution Date, the applicable Class X-1 Strip Rate will be calculated as follows:

     o if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate Balance also constitutes, in its entirety, a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of
          (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates;

     o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance also constitutes a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip
          Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates;

     o if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate Balance does not, in whole or in part, also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates; and

     o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance does not also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates.

     For any Distribution Date occurring after August 2011, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates. Under no circumstances will any Class X-1 Strip Rate be less than zero.

     The Pass-Through Rate applicable to the Class X-2 Certificates for the initial Distribution Date will equal approximately 0.68% per annum. The Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in August 2011 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal Balance Certificates is identified under "--Certificate Balance" above as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more separate components of the total Notional Amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before August 2011, on any particular component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

     o the lesser of (a) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (b) the Weighted Average Net Mortgage Rate for such Distribution Date, over

     o the Pass-Through Rate for such Distribution Date for the class of Principal Balance Certificates whose Certificate Balance, or a designated portion thereof, comprises such component.

     Under no circumstances will any Class X-2 Strip Rate be less than zero.

     The Pass-Through Rate applicable to the Class E, Class F and Class G Certificates will, at all times, equal the Weighted Average Net Mortgage Rate. The Pass-Through Rate applicable to the Class H, Class J, Class K, Class L, Class M and Class N Certificates will, at all times, equal the lesser of 5.316% per annum and the Weighted Average Net Mortgage Rate.

     The Administrative Cost Rate for each mortgage loan is presented in Appendix II. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

General

     Distributions on or with respect to the certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each Distribution Date, commencing in September 2003. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date. Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder.

     The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such certificate. The likelihood of any such distribution is remote. All distributions made on or with respect to a class of certificates will be allocated pro rata among such certificates based on their respective Percentage Interests in such Class.

The Available Distribution Amount

     With respect to any Distribution Date, distributions of interest on and principal of the certificates will be made from the Available Distribution Amount for that Distribution Date.

     With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amount will be deposited into the Interest Reserve Account in respect of each Interest Reserve Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date. For purposes of this calculation, the Net Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the Glossary. With respect to the Distribution Date occurring in March of each year, the paying agent will withdraw an amount from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

Application of the Available Distribution Amount

     On each Distribution Date, except as described under "--Optional Termination" below, for so long as any class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

       (i) to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class X-1 and Class X-2 Certificates, the Distributable Certificate Interest Amount in respect of each such class for such

              Distribution Date, pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

       (ii) to the holders of the Class A-1 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-1 Certificates has been reduced to zero;

       (iii) upon payment in full of the aggregate Certificate Balance of the Class A-1 Certificates, to the holders of the Class A-2 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-2 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1 Certificates;

       (iv) upon payment in full of the aggregate Certificate Balance of the Class A-2 Certificates, to the holders of the Class A-3 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-3 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1 and Class A-2 Certificates;

       (v) upon payment in full of the aggregate Certificate Balance of the Class A-3 Certificates, to the holders of the Class A-4 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-4 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1, Class A-2 and Class A-3 Certificates;

       (vi) to the holders of the Class A Certificates and the Class X Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses or Expense Losses previously allocated thereto and for which reimbursement has not previously been fully paid (in the case of the Class X Certificates, insofar as Realized Losses or Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the Notional Amount), plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

       (vii) to the holders of the Class B Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

       (viii) upon payment in full of the aggregate Certificate Balance of the Class A-4 Certificates, to the holders of the Class B Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class B Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A Certificates;

       (ix) to the holders of the Class B Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

       (x) to the holders of the Class C Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

       (xi) upon payment in full of the aggregate Certificate Balance of the Class B Certificates, to the holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class C Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A and Class B Certificates;

       (xii) to the holders of the Class C Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

       (xiii) to the holders of the Class D Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

       (xiv) upon payment in full of the aggregate Certificate Balance of the Class C Certificates, to the holders of the Class D Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class D Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A, Class B and Class C Certificates;

       (xv) to the holders of the Class D Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate; and

       (xvi) to make payments to the holders of the private certificates (other than the Class X Certificates) as contemplated below.

       Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all Classes of Subordinate Certificates has been reduced to zero, or the aggregate Appraisal Reduction in effect is greater than or equal to the aggregate Certificate Balance of all Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed:

o first, to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates, in proportion to their respective Certificate Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such Class is reduced to zero; and

o second, to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate.

     On each Distribution Date, following the above-described distributions on the offered certificates and the Class X Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective classes of private certificates, other than the Class X Certificates and Residual Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class E Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates:

     (1) to pay interest to the holders of the particular class of certificates, up to an amount equal to the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

     (2) if the aggregate Certificate Balance of each other class of Subordinate Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to pay principal to the holders of the particular class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such class of certificates and (b) the aggregate of the remaining Principal Distribution Amount for such Distribution Date; and

     (3) to reimburse the holders of the particular class of certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such class of certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at one-twelfth the Pass-Through Rate of such Classes.

     Any portion of the Available Distribution Amount for any Distribution Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I Certificates, and any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to holders of the Class N Certificates (regardless of whether the Certificate Balance of such Class has been reduced to zero).

     Excess Liquidation Proceeds will be deposited into the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates -- in order of alphabetical Class designation -- for any, and to the extent of, Realized Losses and Expense Losses, including interest on Advances, previously allocated to them; and second, upon the reduction of the aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional special servicer compensation.

Distributions of Prepayment Premiums and Yield Maintenance Charges

     On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges relating to a mortgage loan in the trust and collected during the related Collection Period will be distributed by the paying agent on the classes of certificates as follows: to the holders of each of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F and Class G Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates on that Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and that class and (c) the aggregate amount of such Prepayment Premiums or Yield Maintenance Charges collected during the related Collection Period. Any Prepayment Premiums or Yield Maintenance Charges relating to a mortgage loan in the trust and collected during the related Collection Period remaining after those distributions will be distributed to the holders of the Class X Certificates. On any Distribution Date on or before August 2008, 81% of such Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates and 19% of the Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-2 Certificates. After the Distribution Date in August 2008, any of such Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates.

     No Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class H, Class J, Class K, Class L, Class M and Class N Certificates or the Residual Certificates. Any Prepayment Premiums or Yield Maintenance Charges distributed to holders of a class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related principal prepayments.

Treatment of REO Properties

     Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the certificates, as well as the amount of Master Servicing Fees, Primary Servicing Fees, Excess Servicing Fees, Trustee Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal Reductions described under "--Appraisal Reductions" below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

Appraisal Reductions

     Not later than the earliest Appraisal Event, the special servicer is required to obtain an MAI appraisal, if the Scheduled Principal Balance of the mortgage loan or Loan Pair is greater than $2,000,000, or at its option, if the Scheduled Principal Balance of the mortgage loan or Loan Pair is equal to or less than $2,000,000, either obtain an MAI appraisal or perform an internal valuation of the related mortgaged property or REO Property, as the case may be. However, the special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months. Notwithstanding the foregoing, an updated appraisal will not be required so long as a debt service reserve, letter of credit, guaranty or surety bond is available and has the ability to pay off the then unpaid principal balance of the mortgage loan in full except to the extent that the Special Servicer, in accordance with the Servicing Standard, determines that obtaining an appraisal is in the best interests of the Certificateholders.

     As a result of such appraisal or internal valuation, an Appraisal Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan or Loan Pair is brought current under the then current terms of the mortgage loan or Loan Pair for at least three consecutive months. No Appraisal Reduction will exist as to any mortgage loan or Loan Pair after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan or Loan Pair that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually for so long as an Appraisal Reduction exists, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain --at the Operating Adviser's expense-- an updated appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction.

     The existence of an Appraisal Reduction will proportionately reduce the master servicer's, the trustee's or the fiscal agent's, as the case may be, obligation to make P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates. See "--Advances--P&I Advances" below.

     The John Hancock Tower Pari Passu Loan is subject to provisions in the LB-UBS 2003-C5 Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under the LB-UBS 2003-C5 Pooling and Servicing Agreement in respect of the John Hancock Tower Pari Passu Loan will proportionately reduce the interest component of the amount of the P&I Advances to be made in respect of the applicable mortgage loan. This will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates.

Subordination; Allocation of Losses and Certain Expenses

     As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other class of Subordinate Certificates with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each class of Class A Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Certificates.

     Similarly, but to decreasing degrees and in alphabetical order of Class designation, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class N Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

     Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will generally have the effect of reducing the Certificate Balance of those Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of certificates with Certificate Balances. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the trust evidenced by the Class A Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

     Following retirement of the Class A Certificates, the herein described successive allocation to the Subordinate Certificates, in alphabetical order of Class designation, in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded thereto by the other Classes of Certificates with later alphabetical Class designations.

     Realized Losses of principal and interest on the mortgage loans and Expense Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates, pro rata and, solely with respect to losses of interest (other than as a reduction of the Notional Amount), to the Class X-1 and Class X-2 Certificates, pro rata with each other and with the Class A Certificates, in each case reducing principal and/or interest otherwise payable thereon.

     Any shortfall in the amount of the Distributable Certificate Interest Amount paid to the Certificateholders of any class of certificates on any Distribution Date will result in Unpaid Interest for such Class which, together with interest thereon, will be distributable in subsequent periods to the extent of funds available therefor.

     Realized Losses with respect to the John Hancock Tower Pari Passu Loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such mortgage loan and the related John Hancock Tower Companion Loans. Any additional trust expenses under the LB-UBS 2003-C5 Pooling and Servicing Agreement that are similar to those expenses resulting in Expense Losses and that (i) relate to the John Hancock Tower Loan Group are to be paid first out of collections on, and other proceeds of, the John Hancock Tower B Notes, to the extent permitted under the related intercreditor agreement, and then, pro rata, out of collections on, and other proceeds of, the John Hancock Tower Pari Passu Loan and the John Hancock Tower Companion Loans.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

     If the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Excesses for such mortgage loans for the Collection Period related to a Distribution Date, the Master Servicing Fee and certain other compensation payable to the master servicer will be reduced by the amount of any Compensating Interest. See "Servicing of the Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

     Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated to each class of certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable thereto on such Distribution Date, in each case reducing interest otherwise payable thereon. The Distributable Certificate Interest Amount in respect of any class of certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such class of certificates. See "Servicing of the Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

     On any Distribution Date, to the extent that the aggregate Prepayment Interest Excesses on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially

Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

     In the case of any mortgage loan that provides for a Due Date (including applicable grace periods) that occurs after the Determination Date occurring in the month of such Due Date, the master servicer will be required to remit to the trustee (for inclusion in the Available Distribution Amount for the distributions occurring in such month) any Principal Prepayments and Balloon Payments that are received by the master servicer (from the borrower or a primary servicer) after the Determination Date but on or before the third business day prior to the related Distribution Date.

OPTIONAL TERMINATION

     The holders of a majority of the controlling class, the master servicer, the special servicer and the holder of the majority interest in the Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any Distribution Date on or after the Distribution Date on which the aggregate principal balance of the mortgage loans is less than or equal to 1% of the Initial Pool Balance.

     The purchase price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect thereto have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing Fee Rate--if the master servicer is the purchaser--to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurS, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the trust. The optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the Code.

     Upon any such termination, the purchase price for the mortgage loans and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered Certificates--Distributions--Application of the Available Distribution Amount" in this prospectus supplement. Notice of any optional termination must be mailed by the paying agent on behalf of trustee to the Certificateholders and the Rating Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

     ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

P&I Advances

     On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance, subject to the following paragraph, but only to the extent that the master servicer determines, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, will be recoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until the mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

o the amount of interest required to be advanced by the master servicer without giving effect to this sentence; and

o a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of the John Hancock Tower Pari Passu Loan or the RSA Pari Passu Loan, the portion of the Appraisal Reduction that is allocable to the John Hancock Tower Pari Passu Loan or the RSA Pari Passu Loan, as applicable) and the denominator of which is the Scheduled Principal Balance of the mortgage loan as of such Determination Date.

     In addition, the master servicer will not in any event be required to (i) advance prepayment or yield maintenance premiums, Excess Interest or default interest, if any, or (ii) make any P&I Advances on any B Note, the John Hancock Tower Companion Loans or the RSA Companion Loan.

     With respect to any mortgage loan that is delinquent in respect of its Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee, the Excess Servicing Fee and Primary Servicing Fee, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

     The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate. This interest and any interest on other Advances, including interest on servicing advances made by the LB-UBS 2003-C5 Master Servicer in respect of the John Hancock Tower Pari Passu Loan, will result in a reduction in amounts payable on the certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement and the LB-UBS 2003-C5 Pooling and Servicing Agreement.

     P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from any funds on deposit in the Certificate Account and Distribution Account. In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued on such advances at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts thereof, less any Appraisal Reductions with respect thereto.

     Subject to certain exceptions, the right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, and if the trustee fails to make a required P&I Advance, the fiscal agent is required to make such P&I Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

     Notwithstanding the foregoing, with respect to the John Hancock Tower Loan, the master servicer, the trustee and fiscal agent will be required to rely on the determination of any master servicer, trustee or fiscal agent for the securitization of any John Hancock Tower Companion Loan as to the determination that a particular P&I Advance is, or would if made be, ultimately nonrecoverable from collections on the John Hancock Tower Loan Group. The securitization documents for a John Hancock Tower Companion Loan may provide for a nonrecoverability determination that differs from the basis for determining nonrecoverability of P&I Advances on the mortgage loans by the master servicer. Because of the foregoing, P&I Advances with respect to the John Hancock Tower Pari Passu Loan could terminate earlier than would have been the case if such determination were made solely pursuant to the Pooling and Servicing Agreement.

Servicing Advances

     Servicing Advances, in all cases, will be reimbursable as described below. The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

     With respect to the mortgaged properties securing the mortgage loans, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances for, among other things, real estate taxes and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower, on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

o insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

o items such as real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien;

o    any ground rents in respect of such REO Property; and

o other costs and expenses necessary to maintain, manage or operate such REO Property.

     Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer determines, as described below, that the amount so advanced, plus interest expected to accrue thereon, will be recoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or proceeds of mortgage loan repurchases (or from any other collections), in respect of such mortgage loan or REO Property.

     The master servicer and the special servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan, the RSA Companion Loan, a B Note or the administration of REO Property. Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan (and, if applicable, the RSA Companion Loan or a B Note) or REO Property. However, if the master servicer or the special servicer, as applicable, determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances will generally be reimbursable from any amounts on deposit in the Certificate Account or Distribution Account. If the master servicer fails to make a required Servicing Advance, the trustee is required to make such Servicing Advance, and if the trustee fails to make a required Servicing Advance, the fiscal agent is required to make such Servicing Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

     In general, none of the master servicer, the special servicer, the trustee or the fiscal agent will be required to make any Servicing Advances with respect to the John Hancock Tower Pari Passu Loan under the Pooling and Servicing Agreement. Those advances will be made by the LB-UBS 2003-C5 Master Servicer, the LB-UBS 2003-C5 Special Servicer and/or another party under the LB-UBS 2003-C5 Pooling and Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. If any Servicing Advances are made with respect to the John Hancock Tower Loan Group under the LB-UBS 2003-C5 Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon.

     Any amounts payable to the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, as reimbursements for nonrecoverable Servicing Advances or P&I Advances on any Master Servicer Remittance Date may, in the sole discretion of the party which made such Advance, be limited (by deferral) to the extent necessary to prevent any class of certificates rated "BBB-" (or their equivalent) or higher (unless that class of certificates is the most subordinated class of certificates then outstanding) from experiencing a shortfall in the payment of the applicable Distributable Certificate Interest Amount on the related Distribution Date. Any such reimbursements or amounts deferred will be payable (with interest thereon) to such parties on the succeeding Master Servicer Remittance Date (subject to the same limitation). Any provision in the Pooling and Servicing Agreement for any Servicing Advance or P&I Advance by the master servicer, the special servicer, the trustee or the fiscal agent is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

Nonrecoverable Advances

     The determination by the master servicer that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer (or special servicer, as applicable), exercising good faith, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer or the master servicer, the operating adviser, the Rating Agencies, the paying agent and us (and the holders of the RSA Companion Loan if the Servicing Advance relates to the Loan Pair) and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The master servicer's or special servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, the trustee and the fiscal agent. The trustee and the fiscal agent will be entitled to rely conclusively on any determination by the master servicer or special servicer of nonrecoverability with respect to such Advance and will have no obligation, but will be entitled, to make a separate determination of recoverability.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Paying Agent Reports

     Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee and the paying agent, the paying agent will be required to provide or make available to each Certificateholder on each Distribution Date:

       (a) A statement (in the form of Appendix V) setting forth, to the extent applicable:

              (i) the amount, if any, of such distributions to the holders of each class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance thereof;

              (ii) the amount of such distribution to holders of each class of certificates allocable to (A) interest and (B) Prepayment Premiums or Yield Maintenance Charges;

              (iii) the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the mortgage loans at the close of business on the related Determination Date;

              (iv) the number and aggregate Scheduled Principal Balance of mortgage loans:

                     (A)    delinquent 30 to 59 days,

                     (B)    delinquent 60 to 89 days,

                     (C)    delinquent 90 days or more,

                     (D) as to which foreclosure proceedings have been commenced, or

                     (E) as to which bankruptcy proceedings have been commenced;

              (v) with respect to any REO Property included in the trust, the principal balance of the related mortgage loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance of the mortgage loan;

              (vi)   as of the related Determination Date:

                     (A) as to any REO Property sold during the related Collection Period, the date of the related determination by the special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and

                     (B) the aggregate amount of other revenues collected by the special servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related mortgage loan;

              (vii) the aggregate Certificate Balance or Notional Amount of each class of certificates before and after giving effect to the distribution made on such Distribution Date;

              (viii) the aggregate amount of Principal Prepayments made during the related Collection Period;

              (ix) the Pass-Through Rate applicable to each class of certificates for such Distribution Date;

              (x) the aggregate amount of servicing fees paid to the master servicer, the Primary Servicer and the special servicer and the holders of the rights to Excess Servicing Fees;

              (xi) the amount of Unpaid Interest, Realized Losses or Expense Losses, if any, incurred with respect to the mortgage loans, including a break out by type of such Expense Losses on an aggregate basis;

              (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding, separately stated, that have been made by the master servicer, the trustee and the fiscal agent;

              (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date; and

              (xiv) such other information and in such form as will be specified in the Pooling and Servicing Agreement.

       (b) A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

     The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

     In the case of information furnished pursuant to subclauses (a)(i), (a)(ii) and (a)(xi) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

     The paying agent will make the foregoing reports and certain other information available each month to any interested party via the paying agent's website, which shall initially be located at www.ctslink.com/cmbs. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to Morgan Stanley Capital I Inc. and its designees, the Rating Agencies, parties to the Pooling and Servicing Agreement, the Underwriters, Certificateholders and any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent. For assistance with the paying agent's website, investors may call 301-815-6600. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

     In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

     On an annual basis, the master servicer is required to deliver the Annual Report to the trustee and the paying agent, which will make such report available as described above to the Underwriters, the Certificateholders, Morgan Stanley Capital I Inc. and anyone Morgan Stanley Capital I Inc. or any Underwriter reasonably designates, the special servicer, the Rating Agencies, and any Certificateholder.

     The paying agent shall make available at its corporate trust offices (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any certificateholder, any certificate owner, any prospective investor, the Underwriters, each Rating Agency, the special servicer, the depositor and the holder of the RSA Companion Loan, originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the paying agent, (iii) any Phase I environmental report or engineering report prepared or appraisals performed in respect of each mortgaged property provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency or the Operating Adviser) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Other Information

     The Pooling and Servicing Agreement generally requires that the paying agent or, with respect to the mortgage loan files, the trustee make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the holder of a B Note, the holder of the RSA Companion Loan, each Rating Agency or Morgan Stanley Capital I Inc., originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the mortgage loan documents:

o    the Pooling and Servicing Agreement and any amendments thereto;

o all reports or statements delivered to holders of the relevant class of certificates since the Closing Date;

o    all officer's certificates delivered to the paying agent since the Closing
     Date;

o    all accountants' reports delivered to the paying agent since the Closing
     Date;

o    the mortgage loan files;

o any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

o any and all officer's certificates and other evidence delivered to the paying agent to support the master servicer's determination that any Advance was not or, if made, would not be, recoverable.

     Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage loan files, the trustee) upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies (except that such items will be furnished to the Operating Adviser without charge; provided such request is not excessive in the judgment of the paying agent or the trustee, as applicable). Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient.

Book-Entry Certificates

     Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     The master servicer, the special servicer, the paying agent and Morgan Stanley Capital I Inc. are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the certificate registrar as of the related Record Date; however, any Certificate Owner that has delivered to the certificate registrar a written certification, in the form prescribed by the Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

     The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in August 2003:

         The close of business on

         August 1                   (A)  Cut-off Date.

         August 29                  (B)  Record Date for all Classes of
                                         Certificates.

         August 2 - September 8     (C)  The Collection Period. The master
                                         servicer receives Scheduled Payments
                                         due after the Cut-off Date and any
                                         Principal Prepayments made after the
                                         Cut-off Date and on or prior to
                                         September 8.

         September 8                (D)  Determination Date.

         September 12               (E)  Master Servicer Remittance Date.

         September 15               (F)  Distribution Date.

     Succeeding monthly periods follow the pattern of (B) through (F) (except as described below).

     (A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

     (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent Record Date will be the last business day of the month preceding the related Distribution Date.

     (C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to September 8, 2003 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs. In the case of certain mortgage loans identified in a schedule to the Pooling and Servicing Agreement as to which the Scheduled Payment is due on a Due Date that may occur after, but in the same calendar month as, the last day of a given Collection Period, certain payments that are either received before the Distribution Date or advanced in respect of such Scheduled Payment (or, if applicable, Assumed Scheduled Payment) will, to the extent provided in the Pooling and Servicing Agreement, be deemed to be included in that Collection Period.

     (D) As of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

     (E) The master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such Distribution Date.

     (F) The paying agent will make distributions to Certificateholders on the 13th day of each month or, if such day is not a business day, the next succeeding business day.

THE TRUSTEE AND THE FISCAL AGENT

The Trustee

     LaSalle Bank National Association will act as the trustee. LaSalle Bank National Association is a subsidiary of the fiscal agent. The trustee, is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" by S&P and "Prime-1" by Moody's and whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is rated not less than "A+" by S&P and "Aa3" by Moody's, provided that, if the Fiscal Agent is rated at least "AA-" by S&P (or "A+" by S&P if such institution's short-term debt obligations are rated at least "A-1" by S&P) and "Aa3" by Moody's, then the Trustee must be rated not less than "A-" by S&P and "A3" by Moody's, or otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. The corporate trust office of the trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group
- Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-TOP11. As of April 14, 2003, the trustee had assets of approximately $58 billion. See "Description Of The Agreements--Duties of the Trustee", "Description Of The Agreements--Matters Regarding the Trustee" and "Description of the Agreements--Resignation and Removal of the Trustee" in the prospectus.

The Fiscal Agent

     ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the trustee will act as fiscal agent for the trust and will be obligated to make any Advance required to be made, and not made, by the master servicer and the trustee under the Pooling and Servicing Agreement, provided that the fiscal agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The fiscal agent will be entitled -- but not obligated -- to rely conclusively on any determination by the master servicer, the special servicer -- solely in the case of Servicing Advances -- or the trustee that an Advance, if made, would be a Nonrecoverable Advance. The fiscal agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer and the trustee. See "--Advances" above. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent. As of March 31, 2003, the fiscal agent had consolidated assets of approximately $650 billion. The long-term unsecured debt of ABN AMRO Bank N.V. is rated "Aa3" by Moody's and "AA-" by S&P. In the event that LaSalle Bank National Association shall, for any reason, cease to act as trustee under the Pooling and Servicing Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of fiscal agent thereunder.

THE PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     Wells Fargo Bank Minnesota, National Association ("Wells Fargo Bank") will serve as the paying agent (in such capacity, the "paying agent"). In addition, Wells Fargo Bank will serve as registrar (in such capacity, the "certificate registrar") for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in such capacity, the "authenticating agent"). Wells Fargo Bank's principal office is located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Wells Fargo Bank is an affiliate of the master servicer. As compensation for the performance of its duties as paying agent, certificate registrar and authenticating agent, Wells Fargo Bank will be paid a portion of the monthly Trustee Fee as set forth in the Pooling and Servicing Agreement.

     The trustee, the fiscal agent, the certificate registrar and the paying agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred in connection with any legal action incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the pooling and servicing agreement and the certificates.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The Expected Final Distribution Date for each class of certificates presented under "Summary of Prospectus Supplement--Expected Final Distribution Date" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments (other than payments with respect to ARD Loans on their Anticipated Repayment Dates) will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.

     The Rated Final Distribution Date of each class of certificates is the Distribution Date in June 2041.

     The ratings assigned by the Rating Agencies to each class of Principal Balance Certificates reflects an assessment of the likelihood that the Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

     The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without notice to or the consent of any of the Holders, to do the following:

o    to cure any ambiguity;

o to cause the provisions therein to conform to or be consistent with or in furtherance of the statements made with respect to the certificates, the trust or the Pooling and Servicing Agreement, or to correct or supplement any provision which may be inconsistent with any other provisions;

o to amend any provision thereof to the extent necessary or desirable to maintain the status of each REMIC (or the grantor trust created from the related portion of the trust) for the purposes of federal income tax law (or comparable provisions of state income tax law);

o to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

o to modify, add to or eliminate the provisions in the Pooling and Servicing Agreement relating to transfers of residual certificates;

o to amend any provision thereof to the extent necessary or desirable to list the certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents;

o to modify the provisions relating to the timing of reimbursements of Servicing Advances or P&I Advances in order to conform them to the commercial mortgage-backed securities industry standard for such provisions; or

o any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

     No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any Certificateholder not consenting thereto without the consent of 100% of the Certificateholders or (B) adversely affect the status of any REMIC (or the grantor trust created from the related portion of the trust). Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

     The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties thereto (without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any class of certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in the bullet points contained in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate certificate balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders or such holders; provided that no such amendment may:

o reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

o reduce the aforesaid percentages of aggregate certificate percentage or certificate balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each class of certificates affected thereby;

o no such amendment may eliminate the master servicer's, the trustee's or the fiscal agent's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury Regulations and rulings promulgated thereunder; or

o adversely affect the status of any REMIC for federal income tax purposes, without the consent of 100% of the Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders). The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

     The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

o    the Pass-Through Rate for such certificate;

o the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with material breaches of representations and warranties and material document defects or the exercise of a purchase option by a holder of a subordinate note or a mezzanine loan) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

o the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon; and

o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

     In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable Pass-Through Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 13th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

     The interest rates on one or more classes of certificates may be based on a weighted average of the mortgage loan interest rates net of the Administrative Cost Rate, which is calculated based upon the respective principal balances of the mortgage loans. In addition, the interest rate on one or more classes of certificates may be capped at such weighted average rate. Accordingly, the yield on those classes of certificates may be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

     The yield to maturity on the Class X-1 Certificates (and to a lesser extent, the Class X-2 Certificates) will be extremely sensitive to, and the yield to maturity on any class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional Amount of such class of certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable entirely in respect of each other class of Principal Balance Certificates, in descending alphabetical, and, if applicable, descending numerical, order of Class designation, in each case until the aggregate Certificate Balance of such class of certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the special servicer, and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties and purchases of mortgage loans out of the trust.

     Although the borrower under an ARD Loan may have incentives to prepay the ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will be able to prepay an ARD Loan on its Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan. However, the pooling and servicing agreement will require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

     Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described herein under "Description of the Offered Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan Modifications" in this prospectus supplement.

     The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

     In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher, or lower than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction, or increase, in the rate of such principal payments. With respect to the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class X-1 and Class X-2 Certificates, the allocation of a portion of collected Prepayment Premiums or Yield Maintenance Charges to the certificates as described herein is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

     Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

     If the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that Class, the shortfall will be distributable to holders of the class of certificates on subsequent Distribution Dates, to the extent of the Available Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the applicable Pass-Through Rate and may adversely affect the yield to maturity of the class of certificates for as long as it is outstanding.

LOSSES AND SHORTFALLS

     The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses allocable to principal will generally be applied to reduce the Certificate Balances of the Principal Balance Certificates in the following order: first, to the Class N Certificates until the Certificate Balance thereof has been reduced to zero; then to the other respective Classes of Principal Balance Certificates, in ascending -- that is, from M to A -- alphabetical order of Class designation, until the remaining Certificate Balance of each such class of certificates has been reduced to zero. Realized Losses and Expense Losses allocable to interest will generally bE applied in the same order to reduce Distributable Certificate Interest otherwise payable to each such Class; provided that with respect to interest, Realized Losses and Expense Losses of interest will be allocated to the Class A-1, Class A-2, Class A-3, Class A-4 and Class X Certificates, pro rata based on interest distributable on such certificates. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of each class of certificates, pro rata as described herein, in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and Realized Losses generally will result in, among other things, a shortfall in current distributions to the most subordinate class of certificates outstanding.

RELEVANT FACTORS

     The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due on sale and due on encumbrance provisions, and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and "Risk Factors" in the prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans. We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

     The following tables indicate the percent of the initial Certificate Balance of each class of offered certificates after each of the dates shown and the corresponding weighted average life of each such class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

     The mortgage loans do not have all of the characteristics of the Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

     For the purposes of each table, the weighted average life of a certificate is determined by:

o multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

o    summing the results; and

o dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such certificate.

     The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%         25%        50%       75%        100%
-----------------                 -----      ------     ------    ------     -------
Closing Date                       100%       100%       100%      100%       100%
August 2004                         89%        89%        89%       89%        89%
August 2005                         78%        78%        78%       78%        78%
August 2006                         66%        66%        66%       66%        66%
August 2007                         53%        53%        53%       53%        53%
August 2008                          0%         0%         0%        0%         0%
Weighted average life (years)      3.43       3.42       3.42      3.41       3.34

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%         25%        50%       75%        100%
-----------------                 -----      ------     ------    ------     -------
Closing Date                       100%       100%        100%     100%        100%
August 2004                        100%       100%        100%     100%        100%
August 2005                        100%       100%        100%     100%        100%
August 2006                        100%       100%        100%     100%        100%
August 2007                        100%       100%        100%     100%        100%
August 2008                         76%        76%         76%      76%         76%
August 2009                         51%        51%         51%      51%         51%
August 2010                          0%         0%          0%       0%          0%
Weighted average life (years)      5.94       5.94        5.94     5.93        5.86


           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%         25%        50%       75%        100%
-----------------                 -----      ------     ------    ------     -------
Closing Date                       100%       100%       100%      100%       100%
August 2004                        100%       100%       100%      100%       100%
August 2005                        100%       100%       100%      100%       100%
August 2006                        100%       100%       100%      100%       100%
August 2007                        100%       100%       100%      100%       100%
August 2008                        100%       100%       100%      100%       100%
August 2009                        100%       100%       100%      100%       100%
August 2010                         59%        59%        59%       59%        59%
August 2011                         45%        45%        45%       45%        45%
August 2012                         17%        17%        16%       16%        10%
August 2013                          0%         0%         0%        0%         0%
Weighted average life (years)      7.79       7.79       7.78      7.77       7.70

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%         25%        50%       75%        100%
-----------------                 -----      ------     ------    ------     -------
Closing Date                       100%       100%       100%      100%       100%
August 2004                        100%       100%       100%      100%       100%
August 2005                        100%       100%       100%      100%       100%
August 2006                        100%       100%       100%      100%       100%
August 2007                        100%       100%       100%      100%       100%
August 2008                        100%       100%       100%      100%       100%
August 2009                        100%       100%       100%      100%       100%
August 2010                        100%       100%       100%      100%       100%
August 2011                        100%       100%       100%      100%       100%
August 2012                        100%       100%       100%      100%       100%
August 2013                          0%         0%         0%        0%         0%
Weighted average life (years)      9.71       9.70       9.68      9.67       9.50

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%         25%        50%       75%        100%
-----------------                 -----      ------     ------    ------     -------
Closing Date                       100%       100%       100%      100%       100%
August 2004                        100%       100%       100%      100%       100%
August 2005                        100%       100%       100%      100%       100%
August 2006                        100%       100%       100%      100%       100%
August 2007                        100%       100%       100%      100%       100%
August 2008                        100%       100%       100%      100%       100%
August 2009                        100%       100%       100%      100%       100%
August 2010                        100%       100%       100%      100%       100%
August 2011                        100%       100%       100%      100%       100%
August 2012                        100%       100%       100%      100%       100%
August 2013                         18%        18%        18%       18%        18%
August 2014                          0%         0%         0%        0%         0%
Weighted average life (years)     10.00      10.00      10.00     10.00       9.94

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%         25%        50%       75%        100%
-----------------                 -----      ------     ------    ------     -------
Closing Date                       100%       100%       100%      100%       100%
August 2004                        100%       100%       100%      100%       100%
August 2005                        100%       100%       100%      100%       100%
August 2006                        100%       100%       100%      100%       100%
August 2007                        100%       100%       100%      100%       100%
August 2008                        100%       100%       100%      100%       100%
August 2009                        100%       100%       100%      100%       100%
August 2010                        100%       100%       100%      100%       100%
August 2011                        100%       100%       100%      100%       100%
August 2012                        100%       100%       100%      100%       100%
August 2013                        100%       100%       100%      100%       100%
August 2014                         91%        91%        91%       91%        91%
August 2015                         46%        46%        46%       46%        46%
August 2016                          0%         0%         0%        0%         0%
Weighted average life (years)     12.01      11.99      11.96     11.94      11.89


           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%         25%        50%       75%        100%
-----------------                 -----      ------     ------    ------     -------
Closing Date                       100%       100%       100%      100%       100%
August 2004                        100%       100%       100%      100%       100%
August 2005                        100%       100%       100%      100%       100%
August 2006                        100%       100%       100%      100%       100%
August 2007                        100%       100%       100%      100%       100%
August 2008                        100%       100%       100%      100%       100%
August 2009                        100%       100%       100%      100%       100%
August 2010                        100%       100%       100%      100%       100%
August 2011                        100%       100%       100%      100%       100%
August 2012                        100%       100%       100%      100%       100%
August 2013                        100%       100%       100%      100%       100%
August 2014                        100%       100%       100%      100%       100%
August 2015                        100%       100%       100%      100%       100%
August 2016                          0%         0%         0%        0%         0%
Weighted average life (years)     12.81      12.81      12.81     12.77      12.56

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool will consist of one hundred eighty-eight (188) fixed-rate, first mortgage loans with an aggregate Cut-off Date Balance of $1,194,879,395 subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $694,526 to $85,000,000, and the mortgage loans have an average Cut-off Date Balance of $6,355,741. Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

     The mortgage loans were originated between August 24, 2001 and July 15, 2003. As of the Cut-off Date, none of the mortgage loans was 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool are contained in Appendix III attached.

     One hundred ninety-nine (199) mortgaged properties, securing mortgage loans representing 91.2% of the Initial Pool Balance, are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged property. One (1) mortgaged property, securing a mortgage loan representing 0.2% of the Initial Pool Balance, is subject to a leasehold mortgage, deed of trust or similar security instrument that creates a first mortgage lien in a leasehold interest in such mortgaged property. Three (3) mortgaged properties, securing mortgage loans representing 8.6% of the Initial Pool Balance, are subject to a leasehold mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of such mortgaged property and a leasehold interest in a portion of that same property.

     On the Closing Date, we will acquire the mortgage loans from the sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See "--The Sellers" and "--Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

     The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than any ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. One hundred seventy-three (173) mortgage loans, representing 81.6% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each month in a 360-day year. Fifteen (15) mortgage loans, representing 18.4% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

Property Types

     The mortgage loans consist of the following property types:

     o Office - Thirty-three (33) of the mortgaged properties, which secure 33.1% of the Initial Pool Balance, are office properties;

     o Retail - Seventy-seven (77) of the mortgaged properties, which secure 28.4% of the Initial Pool Balance, are retail properties;

     o Industrial - Thirty-four (34) of the mortgaged properties, which secure 13.6% of the Initial Pool Balance, are industrial properties;

     o Multifamily - Twenty-two (22) of the mortgaged properties, which secure 8.5% of the Initial Pool Balance, are multifamily properties;

     o Manufactured Housing Community - Eight (8) of the mortgaged properties, which secure 4.6% of the Initial Pool Balance, are manufactured housing community properties;

     o Self Storage - Seventeen (17) of the mortgaged properties, which secure 4.5% of the Initial Pool Balance, are self storage properties;

     o Mixed Use - Five (5) of the mortgaged properties, which secure 3.1% of the Initial Pool Balance, are mixed use properties;

     o Other - Five (5) of the mortgaged properties, which secure 2.6% of the Initial Pool Balance, are other types of property; and

     o Hospitality - Two (2) of the mortgaged properties, which secure 1.6% of the Initial Pool Balance, are hospitality properties.

Property Location

     The following geographic areas contain the largest concentrations of mortgaged properties securing the mortgage loans: California, Massachusetts, New Jersey and New York.

     o Sixty-seven (67) mortgaged properties, representing security for 30.6% of the Initial Pool Balance are located in California. Of the mortgaged properties located in California, forty-four (44) of such mortgaged properties, representing security for 21.0% of the Initial Pool Balance, are located in Southern California, and twenty-three
          (23) mortgaged properties, representing security for 9.6% of the Initial Pool Balance, are located in Northern California;

     o Six (6) mortgaged properties, representing security for 10.0% of the Initial Pool Balance are located in Massachusetts;

     o Nine (9) mortgaged properties, representing security for 7.0% of the Initial Pool Balance are located in New Jersey; and

     o Eleven (11) mortgaged properties, representing security for 5.9% of the Initial Pool Balance are located in New York.

Due Dates

     One hundred seventy-eight (178) of the mortgage loans, representing 88.8% of the Initial Pool Balance, have Due Dates on the first day of each calendar month. Three (3) mortgage loans, representing 1.7% of the Initial Pool Balance, have a Due Date on the 3rd day of each calendar month. Four (4) mortgage loans, representing 1.7% of the Initial Pool Balance, have a Due Date on the 5th day of each calendar month. Three (3) mortgage loans, representing 7.9% of the Initial Pool Balance, have a Due Date on the 8th day of each calendar month. The mortgage loans have various grace periods prior to the imposition of late payment charges including one hundred eighty-seven (187) mortgage loans, representing 98.7% of the Initial Pool Balance, with grace periods prior to the imposition of late payment charges of either 0 to 5 calendar days or 5 business days, and one (1) mortgage loan, representing 1.3% of the Initial Pool Balance, with a grace period prior to the imposition of late payment charges of 10 calendar days.

Amortization

     The mortgage loans have the following amortization features:

     o One hundred sixty-seven (167) of the mortgage loans, representing 92.7% of the Initial Pool Balance, are Balloon Loans. The amount of the Balloon Payments on those mortgage loans that accrue interest on a basis other than a 360-day year consisting of 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on the basis of a 360-day year consisting of 30-day months as a result of the application of interest and principal on such mortgage loans over time. See "Risk Factors."

     o The twenty-one (21) remaining mortgage loans, representing 7.3% of the Initial Pool Balance of the mortgage loans are fully amortizing and each is expected to have less than 5% of the original principal balance outstanding as of its respective stated maturity date.

Prepayment Restrictions

     As of the Cut-off Date, the following prepayment restrictions applied to the mortgage loans:

     o One hundred thirty-six (136) of the mortgage loans, representing 75.7% of the Initial Pool Balance, prohibit voluntary principal prepayments during the Lock-out Period but permit the related borrower (after an initial period of at least two years following the date of issuance of the certificates) to defease the loan by pledging direct, non-callable United States Treasury obligations that provide for payment on or prior to each due date and the maturity date of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

     o Twenty-seven (27) of the mortgage loans, representing 16.2% of the Initial Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period and thereafter provide for Prepayment Premiums or Yield Maintenance Charges calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

     o Twenty-three (23) of the mortgage loans, representing 7.0% of the Initial Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period, and thereafter provide for a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

     o One (1) of the mortgage loans, representing 0.9% of the Initial Pool Balance, permits voluntary principal prepayments at any time if accompanied by a Prepayment Premium calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and also permits the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

     o One (1) of the mortgage loans, representing 0.2% of the Initial Pool Balance, prohibits voluntary principal prepayments until the last six months of the term, at which time the loan may be prepaid in whole only with a Prepayment Premium equal to the greater of a yield maintenance formula and 3% of the amount prepaid. The related borrower is permitted, after an initial period of at least two years following the date of the issuance of the certificates, to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

     With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

     o One (1) of the mortgage loans, representing 2.3% of the Initial Pool Balance, permits the release of a mortgaged property from the lien of the mortgage if there is a defeasance of a portion of the mortgage loan in connection with such release.

     o Two (2) mortgage loans, representing 1.4% of the Initial Pool Balance, permit the release of a mortgaged property from the lien of the mortgage, subject to the payment of a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid on a portion of the mortgage loan in connection with such release.

     o One (1) mortgage loan, representing 0.2% of the Initial Pool Balance, permits a partial release of the mortgaged property from the lien of the mortgage, subject to the payment of a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid if the related tenant exercises its purchase option under the lease for such portion of the mortgaged property.

     o Notwithstanding the foregoing, the mortgage loans generally provide for a period of one (1) to seven (7) months prior to and including the maturity date or Anticipated Repayment Date in which the related borrower may prepay the mortgage loan without premium or defeasance requirements.

     The method of calculation of any Prepayment Premium or Yield Maintenance Charge will vary for any mortgage loan as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

Non-Recourse Obligations

     The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder thereof may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

     The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan, the RSA Companion Loan or any B Note if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans, the RSA Companion Loan and any B Note generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

     In addition, some of the mortgage loans and the RSA Companion Loan and any B Note permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, or other unrelated parties, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan, B Note or the RSA Companion Loan documents and/or as determined by the master servicer. The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan, B Note or the RSA Companion Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

Subordinate and Other Financing

     Three (3) of the mortgage loans, representing 14.6% of the Initial Pool Balance, currently have additional financing in place which is secured by the mortgaged property related to such mortgage loan. See "--The John Hancock Tower Pari Passu Loan" and "--The RSA Pari Passu Loan" in this prospectus supplement.

     Two (2) of the mortgage loans, representing 2.0% of the Initial Pool Balance, currently have additional financing in place which is not secured by the mortgaged property related to such mortgage loan.

     Three (3) of the mortgage loans, representing 0.7% of the Initial Pool Balance, permit the borrower to enter into additional subordinate financing that is secured by the mortgaged property, provided that certain debt service coverage ratio and loan-to-value tests are satisfied.

     Two (2) of the mortgage loans, representing 0.4% of the Initial Pool Balance, permit the borrower to enter into additional financing that is not secured by the mortgaged property (or to retain unsecured debt existing at the time of the origination of such loan) and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

     We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower. See "Legal Aspects Of The Mortgage Loans And The Leases--Subordinate Financing" in the prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash Flow Available To The Mortgaged Property Which May Adversely Affect Payment On Your Certificates" in this prospectus supplement.

     Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

Additional Collateral; Property Substitution

     Nine (9) mortgage loans, representing 7.6% of the Initial Pool Balance, have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see Appendix II.

     Two (2) of the mortgage loans, representing 1.4% of the Initial Pool Balance, permit the substitution of one of the related mortgaged properties in accordance with the conditions set forth in the related mortgage loan documents.

THE JOHN HANCOCK TOWER PARI PASSU LOAN

     Mortgage Loan No. 1 (the "John Hancock Tower Pari Passu Loan") is comprised of the A2 Note (described below) that is secured by the mortgaged property on a pari passu basis with other notes (Notes A1 and A3 described below, the "John Hancock Tower Companion Loans") that are not included in the trust. The John Hancock Tower Pari Passu Loan and the John Hancock Tower Companion Loans are collectively referred to herein as the "John Hancock Tower A Notes".

     The John Hancock Tower A Notes had outstanding principal balances as of the Cut-off Date as follows:

            Note                 Principal Balance
            ----                 -----------------
             A1                     $160,000,000
             A2                      $85,000,000
             A3                      $75,000,000

Note A1 is currently included in a REMIC trust known as the LB-UBS Commercial Mortgage Trust 2003-C5 (the "Note A1 Trust"). Note A2 comprises the John Hancock Tower Pari Passu Loan and will be included in the trust. Note A3 is currently held by Morgan Stanley Mortgage Capital Inc. and may in the future be transferred to a separate REMIC trust. Except for the principal balances, the payment and other terms of the John Hancock Tower A Notes are substantially the same.

     In addition, with respect to the John Hancock Tower Pari Passu Loan, the mortgage on the related mortgaged property also secures two subordinated B Notes (the "John Hancock Tower B1 Note" and the "John Hancock Tower B2 Note" and together, the "John Hancock Tower B Notes"), which each had an original principal balance of $20,000,000. The John Hancock Tower B Notes are owned by a separate REMIC trust (the "B Note Trust") and are not assets of the trust. The John Hancock Tower A Notes and the John Hancock Tower B Notes are collectively referred to herein as the "John Hancock Tower Loan Group." The John Hancock Tower Loan Group will be serviced pursuant to the LB-UBS 2003-C5 Pooling and Servicing Agreement. The LB-UBS 2003-C5 Master Servicer will be responsible for making Servicing Advances in respect of the mortgaged property, maintaining required escrows and remitting collections on the John Hancock Tower Pari Passu Loan to, or on behalf of, the trust, the owners of the John Hancock Tower Companion Loans and the B Note Trust, as required by the LB-UBS 2003-C5 Pooling and Servicing Agreement and the intercreditor agreement described below.

     The underwritten DSCR, LTV, Cut-off Date Balance per SF, Balloon LTV, and UCF set forth herein are based on the aggregate indebtedness evidenced by the John Hancock Tower A Notes.

     Each of the John Hancock Tower B Notes has the same maturity date as the John Hancock Tower Pari Passu Loan and each has an interest rate that adjusts monthly based on the London Interbank Offered Rate. There are no scheduled principal payments on the John Hancock Tower A Notes or the John Hancock Tower B Notes. On the eighth day of each month (or the preceding Business Day if such 8th day is not a Business Day) ending prior to the stated maturity date, the related borrower is required to make an interest-only payment in arrears on the John Hancock Tower A Notes and the John Hancock Tower B Notes. Such interest payments shall be applied (a) first, to accrued and unpaid interest on the John Hancock Tower A Notes, pro rata and pari passu, and (b) second, to accrued and unpaid interest on the John Hancock Tower B Notes, pro rata and pari passu.

     With respect to the John Hancock Tower Loan Group, the holders of the John Hancock Tower A Notes and the John Hancock Tower B Notes entered into an intercreditor agreement. That intercreditor agreement provides, among other things, for the following:

     o the John Hancock Tower A Notes and the John Hancock Tower B Notes will be serviced under the LB-UBS 2003-C5 Pooling and Servicing Agreement by the LB-UBS 2003-C5 Master Servicer and the LB-UBS 2003-C5 Special Servicer, in general, as if each loan in the John Hancock Tower Loan Group were a mortgage loan in the LB-UBS 2003-C5 trust;

     o the John Hancock Tower Pari Passu Loan and the John Hancock Tower Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other;

     o all payments, proceeds and other recoveries on or in respect of the John Hancock Tower Pari Passu Loan and/or the John Hancock Tower Companion Loans (in each case, subject to the rights of the LB-UBS 2003-C5 Master Servicer, the LB-UBS 2003-C5 Special Servicer, the LB-UBS 2003-C5 Depositor, the LB-UBS 2003-C5 Trustee or the LB-UBS 2003-C5 Fiscal Agent to payments and reimbursements pursuant to and in accordance with the terms of the LB-UBS 2003-C5 Pooling and

          Servicing Agreement) will be applied to the John Hancock Tower Pari Passu Loan and the John Hancock Tower Companion Loans on a pari passu basis;

     o the right of the holders of the John Hancock Tower B Notes to receive payments of principal and interest is generally subordinate to the right of the holders of the John Hancock Tower A Notes to receive payments of principal and interest;

     o prior to an event of default under, or an acceleration on account of any other event of default of, the John Hancock Tower Loan Group or if any holder of the John Hancock Tower B Notes is exercising the cure rights described below, each of the holders of the John Hancock Tower B Notes will generally be entitled to receive its payments of interest and prepayments of principal after the holders of the John Hancock Tower A Notes receive their payments of interest (other than default interest) and prepayments of principal;

     o upon the occurrence and continuance of an event of default or an acceleration of the John Hancock Tower Loan Group on account of any other event of default, provided that no holder of the John Hancock Tower B Notes is exercising the cure rights described below, the holders of the John Hancock Tower B Notes will not be entitled to receive payments of principal or interest until the holders of the John Hancock Tower A Notes receive all their accrued interest (other than default interest) and outstanding principal in full (and servicer advances are fully repaid);

     o for so long as the aggregate unpaid principal balance of the two John Hancock Tower B Notes, net of any appraisal reduction amount allocable to the John Hancock Tower Loan Group, is equal to or greater than 25% of their original aggregate principal balance, the holder of the John Hancock Tower B2 Note as the "Directing Lender" has the right to advise and direct the LB-UBS 2003-C5 Master Servicer and the LB-UBS 2003-C5 Special Servicer with respect to various servicing matters affecting all of the mortgage loans in the John Hancock Tower Loan Group, including the John Hancock Tower Pari Passu Loan;

     o holders of the John Hancock Tower B Notes have the ability, following the transfer to special servicing of all of the mortgage loans in the John Hancock Tower Loan Group and the failure to make a monthly payment that is at least 60 days past due, to purchase the John Hancock Tower A Notes, at a price generally equal to the unpaid principal balance of each of the John Hancock Tower A Notes, plus accrued unpaid interest on each such mortgage loan at the related net mortgage interest rate (other than default interest), plus any servicing compensation, servicing advances and interest on advances payable with respect thereto pursuant to the LB-UBS 2003-C5 Pooling and Servicing Agreement;

     o the holder of the John Hancock Tower Pari Passu Loan will have the right directly or through a representative (which includes the master servicer), to consult with the LB-UBS 2003-C5 Special Servicer with respect to various servicing matters affecting the John Hancock Tower Loan Group;

     o the holders of the John Hancock Tower B Notes have the right to cure events of default with respect to the John Hancock Tower Pari Passu Loan and the John Hancock Tower Companion Loans that may be cured by the payment of money, within 10 days of the later of (a) receipt by such holder of John Hancock Tower B Note of notice of the subject event of default and (b) the expiration of any applicable grace period for the subject event of default;

     o the Directing Lender is entitled to advise the LB-UBS 2003-C5 Master Servicer and the LB-UBS 2003-C5 Special Servicer with respect to, and consent to the LB-UBS 2003-CS Master Servicer's or the LB-UBS 2003-C5 Special Servicer's taking (as the case may be), subject to the servicing standard under the LB-UBS 2003-C5 Pooling and Servicing Agreement (which servicing standard is substantially similar to the servicing standard applicable to the certificates), certain actions with respect to the John Hancock Tower Loan Group, including, without limitation, foreclosure upon the related mortgaged property, modification of any monetary term or material non-monetary term of the John Hancock Tower Loan Group, the waiver of certain insurance requirements, sale of the John Hancock Tower Loan Group or the related mortgaged property, approval or adoption of a plan in bankruptcy of

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          the borrower, release of any collateral, acceptance of a discounted payoff, and waiver of a "due-on-sale" or "due-on-encumbrance" clause. However, the foregoing consent rights of the holder of the John Hancock Tower B2 Note will terminate at the time that the holder of the John Hancock Tower B2 Note ceases to be the "Directing Lender," which is defined as the holder of the John Hancock Tower B2 Note, initially, until such time that (a) the initial unpaid principal balance of the John Hancock Tower B Notes, as reduced by any John Hancock Tower B Note prepayments, any appraisal reductions and any realized losses allocated to the John Hancock Tower B Notes, is less than (b) 25% of the initial unpaid principal balance of the John Hancock Tower B Notes;

     o for so long as the John Hancock Tower Loan is serviced under the LB-UBS 2003-C5 Pooling and Servicing Agreement, the holders of the John Hancock Tower B Notes will be entitled to exercise (with respect to the John Hancock Tower Loan Group only) the rights and powers granted to the controlling class representative under the LB-UBS 2003-C5 Pooling and Servicing Agreement, other than the right to terminate and replace the LB-UBS 2003-C5 Special Servicer (but only so long as the holder of the John Hancock Tower B2 Note is the Directing Lender of the John Hancock Tower Loan Group); and

     o the transfer of the ownership of the John Hancock Tower Companion Loans to any person or entity other than institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth requirement or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

     Mezzanine Financing. Tower Financing I LLC, a Delaware limited liability company (the "John Hancock Tower Mezzanine Borrower") has incurred mezzanine financing (the "John Hancock Tower Mezzanine Loan") in the initial principal amount of $87,000,000, which accrues interest at a floating rate. The John Hancock Tower Mezzanine Loan is secured by a pledge of 100% of the John Hancock Tower Mezzanine Borrower's membership interest in the John Hancock Tower borrower and all of the capital stock in 100 & 200 Clarendon Inc., a Delaware corporation, which is the springing member of the John Hancock Tower borrower (together, the "John Hancock Tower Mezzanine Collateral"). The lenders on the John Hancock Tower Mezzanine Loan (the "John Hancock Tower Mezzanine Lenders") are Lehman Brothers Holdings, Inc. and Morgan Stanley Mortgage Capital Inc., a wholly owned subsidiary of Morgan Stanley & Co. Incorporated. The John Hancock Tower Mezzanine Loan matures April 8, 2008. The John Hancock Tower Mezzanine Loan requires the John Hancock Tower Mezzanine Borrower to make monthly interest-only payments on each monthly payment date.

     The John Hancock Tower Loan Group lender and the John Hancock Tower Mezzanine Lenders have entered into an Intercreditor agreement (the "John Hancock Tower Intercreditor Agreement"), that sets forth the relative priorities between the John Hancock Tower Loan Group and the John Hancock Tower Mezzanine Loan. The John Hancock Tower Intercreditor Agreement provides that, among other things:

     o the John Hancock Tower Mezzanine Lenders may not foreclose on the John Hancock Tower Mezzanine Collateral unless certain conditions are satisfied, including that any transferee must generally be an institutional investor that meets specified asset tests as of the date of transfer or it has first obtained written ratings confirmation from the rating agencies that such transfer will not in itself result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any certificates evidencing a direct beneficial ownership interest in any loan in the John Hancock Tower Loan Group;

     o upon an "event of default" under the John Hancock Tower Mezzanine Loan, the John Hancock Tower Mezzanine Lenders will have the right to select a replacement manager (including any asset manager) or leasing agent for the related mortgaged property, which replacement manager, asset manager and/or leasing agent must be (a) a manager of not less than a specified number of square feet of class A, central business district office space or (b)(1) if no certificates are outstanding, subject to the John Hancock Tower mortgage lenders' reasonable approval and (2) if no certificates are outstanding, subject to a ratings confirmation with respect to the ratings assigned to any certificates evidencing a direct beneficial ownership interest in any loan in the John Hancock Tower Loan Group;

     o the John Hancock Tower Mezzanine Lenders have the right pursuant to the John Hancock Tower Intercreditor Agreement to receive notice of any event of default under the John Hancock Tower Mortgage Loan and the right to cure any monetary default within a period ending five (5) business days after receipt of such notice; provided, however, that the John Hancock Tower Mezzanine Lenders shall not have the right to cure with respect to monthly scheduled debt service payments for a period of more than six (6) consecutive months unless the John Hancock Tower Mezzanine Lenders have commenced and are continuing to diligently pursue their rights against the John Hancock Tower Mezzanine Collateral. In addition, if the default is of a non-monetary nature, the John Hancock Tower Lenders will have the same period of time as the John Hancock Tower Borrower under the John Hancock Tower Mortgage Loan documents to cure such non-monetary default; provided, however, if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period then, subject to certain conditions, the John Hancock Tower Mezzanine Lenders will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default;

     o if the John Hancock Tower Loan Group has been accelerated, or any proceeding to foreclose or otherwise enforce the mortgages or other security for the John Hancock Tower Loan Group has been commenced, the John Hancock Tower Mezzanine Lenders have the right to purchase the John Hancock Tower Loan Group in whole for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, any protective advances made by the mortgagee and any interest charged by the mortgagee on any advances for monthly payments of principal and/or interest on the John Hancock Tower Loan Group and/or on any protective advances, and all costs and expenses (including legal fees and expenses) actually incurred by the John Hancock Tower Loan Group lender in enforcing the terms of the John Hancock Tower Loan Group documents and certain special servicer fees in connection therewith. Such purchase option will expire upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure of the related mortgaged property; and

     o the John Hancock Tower Mezzanine Loan Group documents may be modified without mortgagee's consent, provided that no such modification may adversely affect the interests of the holder of the John Hancock Tower Loan Group lender. Notwithstanding the foregoing, in addressing an event of default that has occurred under the John Hancock Tower Mezzanine Loan documents, the John Hancock Tower Mezzanine Lenders will be permitted to amend or modify the John Hancock Tower Mezzanine Loan in a manner that increases certain of the monetary obligations of the John Hancock Tower Mezzanine Borrower under the John Hancock Tower Mezzanine Loan documents.

THE RSA PARI PASSU LOAN

     Mortgage Loan No. 20 (referred to herein as the "RSA Loan" and the "RSA Pari Passu Loan") is secured by a mortgaged property on a pari passu basis with another note (the "RSA Companion Loan") that is not included in the trust and that had an original principal balance of $16,000,000. The RSA Companion Loan will initially be held by Wells Fargo Bank, National Association, which may sell or transfer the RSA Companion Loan at any time (subject to compliance with the requirements of the related intercreditor agreement described below). The RSA Companion Loan has the same interest rate, maturity date and amortization term as the RSA Pari Passu Loan.

     The underwritten DSCR, LTV, Cut-off Date Balance per SF, Balloon LTV, and UCF set forth herein are based on the aggregate indebtedness evidenced by the RSA Pari Passu Loan and the RSA Companion Loan.

     The holders of the RSA Pari Passu Loan and the RSA Companion Loan entered into an intercreditor agreement. That intercreditor agreement provides, among other things, for the following:

     o the RSA Pari Passu Loan and the RSA Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over the other;

     o the RSA Pari Passu Loan and the RSA Companion Loan will be serviced under the Pooling and Servicing Agreement, in general, as if each loan was a mortgage loan in the trust;

     o all payments, proceeds and other recoveries on or in respect of the RSA Pari Passu Loan and/or the RSA Companion Loan (in each case, subject to the rights of the master servicer, the related special servicer, the Depositor, the trustee or the paying agent to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the RSA Pari Passu Loan and the RSA Companion Loan on a pari passu basis according to their respective outstanding principal balances; and

     o the transfer of the ownership of the RSA Companion Loan to any person or entity other than institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth requirement or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

     In connection with the origination or securitization of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser who, generally, was a Member of the Appraisal Institute. Each such appraisal complied with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented herein for illustrative purposes only.

Environmental Assessments

     An environmental site assessment was performed with respect to each mortgaged property except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property policy that we describe below under "--Environmental Insurance" generally within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the interests of the certificate holders. However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies. See "Risk Factors--Environmental Risks Relating to Specific Mortgaged Properties May Adversely Affect Payments on Your Certificates" in this prospectus supplement.

Property Condition Assessments

     In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination or securitization of the related mortgage loan, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. See "Risk Factors--Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair On The Property" in this prospectus supplement. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Seismic Review Process

     In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance

     Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related seller has informed us that it does not consider any such violations known to it to be material.

ENVIRONMENTAL INSURANCE

     In the case of fifty-nine (59) mortgaged properties, securing mortgage loans representing approximately 9.7% of the Initial Pool Balance, the related mortgage loan seller has obtained, or has the benefit of, and there will be assigned to the trust, a group secured creditor impaired property policy covering selected environmental matters with respect to all those mortgage loans as a group. None of the mortgage loans covered by this policy has a Cut-off Date Balance in excess of $4,124,185. The premium for the environmental group policy has been or, as of the date of initial issuance of the certificates, will be, paid in full.

     In general, the group secured creditor impaired property policy referred to above provides coverage for the following losses, subject to the coverage limits discussed below, and further subject to the policy's conditions and exclusions:

     o if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid;

     o if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay that claim; and

     o if the insured enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

     The secured creditor impaired property policy does not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policy. If the report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan. No individual claim under the group policy may exceed $5,187,500 and the total claims under the group policy is subject to a maximum of $40,950,000. There is no deductible under the policy.

     The secured creditor impaired property policy requires that the appropriate party associated with the trust report a claim during the term of the policy, which extends eight years beyond the terms of the respective mortgage loans.

     The secured creditor impaired property policy will be issued by American International Specialty Lines Insurance Company or an affiliate thereof.

     In the case of seventeen (17) mortgaged properties, securing mortgage loans representing 5.3% of the Initial Pool Balance, each of the related mortgage loans has the benefit of a stand-alone secured creditor impaired property policy which will be assigned to the trust and which covers selected environmental matters with respect to the related property.

ADDITIONAL MORTGAGE LOAN INFORMATION

     Each of the tables presented in Appendix I sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see Appendix II hereto, and for a brief summary of the ten (10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool, see Appendix III hereto. Additional information regarding the mortgage loans is contained (a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool" section and (b) under "Legal Aspects Of The Mortgage Loans And The Leases" in the prospectus.

     For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix III:

     (1) References to "DSCR" are references to "Debt Service Coverage Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Debt Service Coverage Ratio" or "DSCR" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio reflects (i) with respect to Mortgage Loan No. 1, the aggregate indebtedness evidenced by the John Hancock Tower Pari Passu Loan and the John Hancock Tower Companion Loans and (ii) with respect to Mortgage Loan No. 20, the aggregate indebtedness evidenced by the RSA Pari Passu Loan and the RSA Companion Loan.

          In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the applicable seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The applicable seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

          Historical operating results may not be available for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable seller in determining the presented operating information.

          The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

     (2) References in the tables to "Cut-off Date LTV" are references to "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Cut-off Date LTV," "Cut-off Date Loan-to-Value," "Balloon LTV" or "Balloon Loan-to-Value" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the loan-to-value ratio reflects (i) with respect to Mortgage Loan No. 1, the aggregate indebtedness evidenced by the John Hancock Tower Pari Passu Loan and the John Hancock Tower Companion Loans and (ii) with respect to Mortgage Loan No. 20, the aggregate indebtedness evidenced by the RSA Pari Passu Loan and the RSA Companion Loan.

          The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property Value and Condition--Appraisals."

          No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

     (3) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

     The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

     Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

     The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein, which shall be obtained from an insurer meeting the requirements of the applicable loan documents. This includes a fire and hazard insurance policy with extended coverage that contains no exclusion for damages due to acts of terrorism (subject to the provisions set forth below). Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause. The master servicer will be deemed to have satisfied the Servicing Standard if the mortgagor maintains, or the master servicer has otherwise caused to be obtained, a standard hazard insurance policy that is in compliance with the related mortgage loan documents, and, if required by such mortgage loan documents, the mortgagor pays, or the master servicer has otherwise caused to be paid, the premium required by the related insurance provider that is necessary to avoid an exclusion in such policy against "acts of terrorism" as defined by the Terrorism Risk Insurance Act of 2002.

     If, on the date of origination of a mortgage loan, the portion of the improvements on a related mortgaged property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency Management Agency and has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance and Mitigation Administration in an amount representing coverage of at least the lesser of:

     o    the outstanding principal balance of the related mortgage loan; and

     o the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard.

     If a borrower fails to maintain such hazard insurance, the master servicer will be required to obtain such insurance and the cost thereof will be a Servicing Advance, subject to a determination of recoverability. The special servicer will be required to maintain fire insurance with extended coverage and, if applicable, flood insurance (and other insurance required under the related mortgage) on an REO Property in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost thereof will be a Servicing Advance, subject to a determination of recoverability, provided that the special servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard; provided that, subject to certain rights of the holder of a B Note, the special servicer will be required to maintain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the special servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.

     In addition, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including terrorist attacks, earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO Property so long as such insurance is available at commercially reasonable rates. The master servicer will not be required in any event to cause the borrower to maintain or itself obtain insurance coverage beyond what is available on commercially reasonable terms at a cost customarily acceptable (as determined by the master servicer) and consistent with the Servicing Standard; provided that the master servicer will be obligated to cause the borrower to maintain or itself obtain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the master servicer determines that
(i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Notwithstanding the limitation set forth in the preceding sentence, if the related mortgage loan documents and the related mortgage require the borrower to maintain insurance against property damage resulting from terrorism or similar acts, the master servicer will, prior to availing itself of any limitation described in that sentence with respect to any mortgage loan (or any component loan of an A/B Mortgage Loan) that has a principal balance in excess of $2,500,000, obtain the approval or disapproval of the special servicer and the Operating Adviser to the extent required by, and in accordance with the procedures set forth in, the Pooling and Servicing Agreement. The master servicer will be entitled to rely on the determination of the special servicer made in connection with such approval or disapproval. The special servicer will decide whether to withhold or grant such approval in accordance with the Servicing Standard. If any such approval has not been expressly denied within 7 business days of receipt by the special servicer and Operating Adviser from the master servicer of the master servicer's determination and analysis and all information reasonably requested thereby and reasonably available to the master servicer in order to make an informed decision, such approval will be deemed to have been granted. See "Risk Factors--The Absence Of Or Inadequacy Of Insurance Coverage On The Property May Adversely Affect Payments On Your Certificates" in this prospectus supplement.

THE SELLERS

Bear Stearns Commercial Mortgage, Inc.

     BSCMI is a wholly-owned subsidiary of Bear Stearns Mortgage Capital Corporation, and is a New York corporation and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. BSCMI or an affiliate thereof originated all of the BSCMI Loans and underwrote all of the BSCMI Loans. The principal offices of BSCMI are located at 383 Madison Avenue, New York, New York 10179. BSCMI's telephone number is (212) 272-2000.

Wells Fargo Bank, National Association

     A description of Wells Fargo Bank, National Association is set forth under "Servicing of the Mortgage Loans - The Master Servicer and Special Servicer - Master Servicer" in this prospectus supplement.

Principal Commercial Funding, LLC

     PCF is a wholly owned subsidiary of Principal Global Investors, LLC which is a wholly owned subsidiary of Principal Life Insurance Company. PCF was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multifamily real estate. Each of the PCF loans was originated and underwritten by PCF and/or its affiliates. The offices of PCF are located at 801 Grand Avenue, Des Moines, Iowa 50392. PCF's phone number is (515) 248-3944.

Morgan Stanley Mortgage Capital Inc.

     MSMC is an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters, formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MSMC Loans was originated or purchased by MSMC, and all of the MSMC Loans were underwritten by MSMC underwriters. The principal offices of MSMC are located at 1585 Broadway, New York, New York 10036. MSMC's telephone number is (212) 761-4700.

SALE OF THE MORTGAGE LOANS

     On the Closing Date, each seller will sell its mortgage loans, without recourse, to Morgan Stanley Capital I Inc., and Morgan Stanley Capital I Inc., in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach thereof, to the trustee for the benefit of the Certificateholders. In connection with such assignments, each seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the trustee or its designee.

     The trustee will be required to review the documents delivered by each seller with respect to its mortgage loans within 75 days following the Closing Date, and the trustee will hold the related documents in trust. Within 45 days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term "Mortgage File", are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the applicable seller.

     The mortgagee of record with respect to the John Hancock Tower Pari Passu Loan will be the LB-UBS 2003-C5 Trustee.

REPRESENTATIONS AND WARRANTIES

     In each Mortgage Loan Purchase Agreement, the related seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

     (1) the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

     (2) such seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

     (3) no scheduled payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

     (4) the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

     (5) the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

     (6) the related assignment of leases establishes and creates a valid and, subject to certain creditor's rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the mortgaged property;

     (7) the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in material part;

     (8) except as set forth in a property inspection report prepared in connection with the origination or securitization of the mortgage loan, the related mortgaged property is, to the seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan;

     (9) the seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

     (10) the related mortgaged property is covered by an American Land Title Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

     (11) the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

     (12) except in the case of the mortgage loans covered by the secured creditor impaired property policy that we describe above, an environmental site assessment or update of a previous assessment was performed with respect to the mortgaged property in connection with the origination or securitization of the related mortgage loan, a report of each such assessment (or the most recent assessment with respect to each mortgaged property) has been delivered to Morgan Stanley Capital I Inc., and such seller has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report;

     (13) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

     (14) the related mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement;

     (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage;

     (16) the related borrower is not, to the seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

     (17) no mortgage requires the holder thereof to release all or any material portion of the related mortgaged property from the lien thereof except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) except where the portion of the related mortgaged property permitted to be released was not considered by the seller to be material in underwriting the mortgage loan, the payment of a release price and prepayment consideration in connection therewith;

     (18) to such seller's knowledge, there exists no material default, breach, violation or event of acceleration, and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties;

     (19) the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum thereof has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances; (c) the borrower's interest in such ground lease is assignable to Morgan Stanley Capital I Inc. and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or if it is required it will have been obtained prior to the closing date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred thereunder; (e) such ground lease, or an estoppel letter related thereto, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and (g) such ground lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the related mortgage loan; and

     (20) the related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of lender associated with the approval of an assumption of such mortgage loan.

REPURCHASES AND OTHER REMEDIES

     If any mortgage loan document required to be delivered to the trustee by a seller with respect to its mortgage loans as described under "--Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach by a seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period. Notwithstanding the foregoing, in the event that the payments described under subparagraph 20 of the preceding paragraph above are insufficient to pay the expenses associated with such defeasance or assumption of the related mortgage loan, it shall be the sole obligation of the related mortgage loan seller to pay an amount sufficient to pay such expenses.

     If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the seller will be obligated, not later than the last day of such Permitted Cure Period, to:

     o repurchase the affected mortgage loan from the trust at the Purchase Price; or,

     o at its option, if within the two-year period commencing on the Closing Date, replace such mortgage loan with a Qualifying Substitute Mortgage Loan; and

     o pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

     The seller must cure any Material Document Defect or the Material Breach within the Permitted Cure Period, provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage", as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the seller was notified of the defect or breach.

     The foregoing obligations of any seller to cure a Material Document Defect or a Material Breach in respect of any of its mortgage loans or repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of us, the other sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related seller defaults on its obligation to do so. Each seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other seller.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The information presented herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The master servicer and the special servicer, either directly or through the Primary Servicer or sub-servicers, will be required to service and administer the mortgage loans (other than the John Hancock Tower Pari Passu
Loan) in accordance with the Servicing Standard. The LB-UBS 2003-C5 Pooling and Servicing Agreement will exclusively govern the servicing and administration of the John Hancock Tower Pari Passu Loan and the John Hancock Tower Companion Loans (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the John Hancock Tower Pari Passu Loan and the John Hancock Tower Companion Loans will be effected in accordance with the LB-UBS 2003-C5 Pooling and Servicing Agreement). Consequently, the servicing provisions described herein, including, but not limited to those regarding the maintenance of insurance, the enforcement of due-on-encumbrance and due-on-sale provisions, and those regarding modification of the mortgage loans, appraisal reductions, defaulted mortgage loans and foreclosure procedures and the administration of accounts will not be applicable to the John Hancock Tower Pari Passu Loan, the servicing and administration of which will instead be governed by the LB-UBS 2003-C5 Pooling and Servicing Agreement. The servicing standard for the John Hancock Tower Pari Passu Loan under the LB-UBS 2003-C5 Pooling and Servicing Agreement is substantially similar to the Servicing Standard under the Pooling and Servicing Agreement.

     Each of the master servicer and the special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the Classes of certificates. Each of the master servicer, the special servicer and any Primary Servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer, the special servicer or a Primary Servicer, as the case may be.

     Any such interest of the master servicer, the special servicer or a Primary Servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer, the special servicer or a Primary Servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of certificates owned by the master servicer, the special servicer or a Primary Servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on an unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

     On the Closing Date, the master servicer will enter into an agreement with the Primary Servicer under which the Primary Servicer will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the trust. The Primary Servicer is subject to the Servicing Standard. If an Event of Default occurs in respect of the master servicer and the master servicer is terminated, such termination will not necessarily cause the termination of the Primary Servicer. Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, the master servicer shall remain obligated and liable to the trustee, paying agent and the Certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the Pooling and Servicing Agreement to the same extent as if the master servicer was alone servicing and administering the mortgage loans.

     Each of the master servicer, the Primary Servicer and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. However, any subservicing is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicer, the special servicer or the Primary Servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

     The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

     o a successor master servicer or special servicer is available and willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation;

     o the master servicer or special servicer bears all costs associated with its resignation and the transfer of servicing; and

     o the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

     Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of the master servicer will not affect the rights and obligations of the Primary Servicer to continue to act as a primary servicer. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the Pooling and Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of the special servicer.

     The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

     The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

     The master servicer initially will be responsible for the servicing and administration of the entire Mortgage Pool. However, the special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans.

     Upon the occurrence of any of the events set forth under the term "Specially Serviced Mortgage Loan" in the glossary of terms hereto, the master servicer will be required to transfer its principal servicing responsibilities with respect thereto to the special servicer in accordance with the procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan. If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management thereof and such loan will be considered a Specially Serviced Mortgage Loan. The special servicing transfer events for the John Hancock Tower Pari Passu Loan under the LB-UBS 2003-C5 Pooling and Servicing Agreement are substantially similar to the events set forth under the term "Specially Serviced Mortgage Loan" in the glossary of terms hereto.

     A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage Loan to which the master servicer will re-assume all servicing responsibilities.

     The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered Certificates-- Advances--Servicing Advances" in this prospectus supplement.

     The Primary Servicer, the master servicer and the special servicer and any director, officer, employee or agent of any of them will be entitled to indemnification from the trust out of collections on, and other proceeds of, the mortgage loans (and, if and to the extent that the matter relates to the RSA Companion Loan or any B Note, out of collections on, and other proceeds of, the RSA Companion Loan or such B Note) against any loss, liability, or expense incurred in connection with any legal action relating to the pooling and servicing agreement, the mortgage loans, the RSA Companion Loan, any B Note or the certificates other than any loss, liability or expense incurred by reason of the Primary Servicer's, master servicer's or special servicer's willful misfeasance, bad faith or negligence in the performance of their duties under the pooling and servicing agreement.

     The LB-UBS 2003-C5 Pooling and Servicing Agreement requires the consent of the certificateholders (to the extent set forth in that agreement) or, in certain cases, the consent of the trustee, as holder of the John Hancock Tower Pari Passu Loan, to certain amendments to that agreement that would adversely affect the rights of those holders or of the trustee in that capacity.

SERVICING OF THE JOHN HANCOCK TOWER LOAN GROUP

General

     The John Hancock Tower Loan Group and any related REO Property will be serviced under the LB-UBS 2003-C5 Pooling and Servicing Agreement. That agreement provides for servicing in a manner acceptable for rated transactions similar in nature to the Series 2003-TOP11 securitization. The servicing arrangements under the LB-UBS 2003-C5 Pooling and Servicing Agreement are generally similar to the servicing arrangements under the Pooling and Servicing Agreement.

Rights of the Holders of the John Hancock Tower B Notes

     The holders of the John Hancock Tower B Notes have certain rights under the LB-UBS 2003-C5 Pooling and Servicing Agreement, including, among others, the following:

     Option to Cure Defaults Under John Hancock Tower Loan Group. The holders of the John Hancock Tower B Notes have the right to cure events of default with respect to the John Hancock Tower Pari Passu Loan and the John Hancock Tower Companion Loans that may be cured by the payment of money, within 10 days of the later of (a) receipt by such holders of the John Hancock Tower B Notes of notice of the subject mortgage event of default and (b) the expiration of any applicable grace period for the subject event of default.

     Option to Purchase John Hancock Tower A Notes. Each of the holders of the John Hancock Tower B Notes has the right, following the transfer to special servicing of all of the mortgage loans in the John Hancock Tower Loan Group and the failure to make a monthly payment that is at least 60 days past due, to purchase the John Hancock Tower A Notes, at a price generally equal to the unpaid principal balance of each of the John Hancock Tower A Notes, plus accrued unpaid interest on each such mortgage loan at the related net mortgage interest rate (other than default interest), plus any servicing compensation, servicing advances and interest on advances payable with respect thereto pursuant to the LB-UBS 2003-C5 Pooling and Servicing Agreement.

     Additional Rights of Holders of John Hancock Tower B Notes. Pursuant to the related intercreditor agreement, for so long as the holder of the John Hancock Tower B2 Note is the Directing Lender under the related intercreditor agreement (as described above), the holder of the John Hancock Tower B2 Note may advise the LB-UBS 2003-C5 Master Servicer and the LB-UBS 2003-C5 Special Servicer with respect to the John Hancock Tower Loan Group with respect to the following actions of the LB-UBS 2003-C5 Master Servicer or the LB-UBS 2003-C5 Special Servicer, unless and until that servicer has notified each holder of a loan in the John Hancock Tower Loan

Group in writing and the Directing Lender has not objected in writing within ten
(10) business days of having been so notified and having been provided with all reasonably requested information with respect thereto (and if such written objection has not been received by the LB-UBS 2003-C5 Master Servicer or the LB-UBS 2003-C5 Special Servicer, as applicable, within such ten (10) business day period, then the Directing Lender's approval will be deemed to have been given):

     o any foreclosure upon or comparable conversion (which may include the acquisition of REO Property) of the ownership of the mortgaged property relating to the John Hancock Tower Loan and the other collateral securing the John Hancock Tower Loan Group;

     o any modification, extension, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term (including any material term relating to insurance) of any loan in the John Hancock Tower Loan Group;

     o any proposed sale of any mortgaged property relating to the John Hancock Tower Loan Group after it becomes an REO Property for less than the aggregate unpaid principal balance of the loans in the John Hancock Tower Loan Group (plus interest and unreimbursed servicing advances);

     o    any acceptance of a discounted payoff;

     o any determination to bring the mortgaged property relating to the John Hancock Tower Loan Group into compliance with applicable environmental laws or to otherwise address hazardous materials located at the mortgaged property relating to the John Hancock Tower Loan Group;

     o any release of collateral for the John Hancock Tower Loan Group (other than in accordance with the terms of, or upon satisfaction of, the loans in the John Hancock Tower Loan Group;

     o any acceptance of substitute or additional collateral for the John Hancock Tower Loan Group (other than in accordance with the terms thereof);

     o any waiver of a "due-on-sale" or "due-on-encumbrance" clause for the John Hancock Tower Loan Group;

     o any acceptance of an assumption agreement releasing the related borrower from liability under the John Hancock Tower Loan Group;

     o any renewal or replacement of the then existing insurance policies (to the extent that such renewal or replacement policy does not comply with the terms of the related John Hancock Tower Loan Group loan documents) or any waiver, modification or amendment of any insurance requirements under the John Hancock Tower Loan Group loan documents;

     o any approval of a material capital expenditure, if approval is required under the John Hancock Tower Loan Group loan documents;

     o any replacement of the related property manager, if approval is required under the John Hancock Tower Loan Group loan documents;

     o any approval of additional indebtedness secured by a mortgaged property relating to the John Hancock Tower Loan Group, if approval is required under the John Hancock Tower Loan Group loan documents; and

     o any adoption or approval of a plan in bankruptcy of the related borrower.

     Notwithstanding the foregoing, if the LB-UBS 2003-C5 Master Servicer or the LB-UBS 2003-C5 Special Servicer determines that immediate action is necessary to protect the interest of the holders of any loan in the John Hancock Tower Loan Group (as a collective whole), then the LB-UBS 2003-C5 Master Servicer or the LB-UBS 2003-C5 Special Servicer may take any such action without waiting for the response of the Directing Lender.

     In addition, for so long as the holder of the John Hancock B2 Note is the Directing Lender with respect to the John Hancock Tower Loan Group, the holder of the John Hancock Tower B2 Note may direct the LB-UBS 2003-C5 Special Servicer to take, or to refrain from taking, such actions as the holder of the John Hancock Tower B2 Note may deem consistent with the related intercreditor agreement or as to which provision is otherwise made in the related intercreditor agreement. Upon reasonable request, the LB-UBS 2003-C5 Special Servicer will, with respect to the John Hancock Tower Loan Group, provide the holder of the John Hancock Tower B2 Note with any information in the possession of the LB-UBS 2003-C5 Special Servicer with respect to such matters, including its reasons for determining to take a proposed action.

     However, no advice, direction or objection from or by the Directing Lender, as contemplated by the related intercreditor agreement, may (and each of the LB-UBS 2003-C5 Master Servicer and the LB-UBS 2003-C5 Special Servicer is obligated to ignore and act without regard to any such advice, direction or objection that the LB-UBS 2003-C5 Special Servicer has determined, in its reasonable, good faith judgment, will) require, cause or permit the LB-UBS 2003-C5 Special Servicer to violate any provision of the related intercreditor agreement, the LB-UBS 2003-C5 Pooling and Servicing Agreement (including the LB-UBS 2003-C5 Special Servicer's obligation to act in accordance with the servicing standard described therein) or the terms of the John Hancock Tower Loan Group loan documents or applicable law or result in an adverse REMIC event or an adverse grantor trust event. The LB-UBS 2003-C5 Special Servicer will not be obligated to seek approval from the Directing Lender, as contemplated above, for any actions to be taken by the LB-UBS 2003-C5 Special Servicer with respect to the workout or liquidation of the John Hancock Tower Loan Group if (i) the LB-UBS 2003-C5 Special Servicer has, as described above, notified the Directing Lender in writing of various actions that the LB-UBS 2003-C5 Special Servicer proposes to take with respect to the workout or liquidation of the John Hancock Tower Loan Group and (ii) for 60 days following the first such notice, the Directing Lender has objected to all of those proposed actions and has failed to suggest any alternative actions that the LB-UBS 2003-C5 Special Servicer considers to be consistent with the servicing standard described in the LB-UBS 2003-C5 Pooling and Servicing Agreement.

Successor Servicing Agreements

     If the John Hancock Tower Companion Loan that is currently an asset of the trust established by the LB-UBS 2003-C5 Pooling and Servicing Agreement is no longer subject to the LB-UBS 2003-C5 Pooling and Servicing Agreement, then the John Hancock Tower Pari Passu Loan will be serviced and administered under one or more new servicing agreements (collectively, a "Successor Servicing Agreement") entered into with the LB-UBS 2003-C5 Master Servicer and, if applicable, the LB-UBS 2003-C5 Special Servicer on terms substantially similar to those in the LB-UBS 2003-C5 Pooling and Servicing Agreement, unless the LB-UBS 2003-C5 Master Servicer and LB-UBS 2003-C5 Special Servicer and the holders of the loans in the John Hancock Tower Loan Group otherwise agree. Entry into any Successor Servicing Agreement is conditioned upon receipt from the rating agencies rating the Series 2003-TOP11 Certificates, the LB-UBS 2003-C5 certificates and any other certificates evidencing a direct beneficial ownership interest in any loans in the John Hancock Tower Loan Group of a written confirmation that entering into that agreement would not result in the withdrawal, downgrade, or qualification, as applicable, of the then-current ratings assigned by the rating agencies to any class of those certificates.

     The LB-UBS 2003-C5 Trustee, on behalf of (i) itself as holder of the John Hancock Tower Companion Loan that is in the LB-UBS 2003-C5 securitization, (ii) the holders of the other John Hancock Tower Loan Group loans and (iii) the trustee as holder of the John Hancock Tower Pari Passu Loan (for the benefit of the Series 2003-TOP11 Certificateholders), is required to negotiate the terms and conditions of any Successor Servicing Agreement with the LB-UBS 2003-C5 Master Servicer and LB-UBS 2003-C5 Special Servicer. The related intercreditor agreement among the holders of the loans in the John Hancock Tower Loan Group requires that the Successor Servicing Agreement, unless the other holders of the loans in the John Hancock Tower Loan Group otherwise consent in writing, (i) not be materially inconsistent with the intercreditor agreement, (ii) require the subject servicer(s) to service and administer the loans in the John Hancock Tower Loan Group and, if applicable, the mortgaged property relating to the John Hancock Tower Loan in accordance with (A) any and all applicable laws, (B) the express terms of the related intercreditor agreement (and any other applicable intercreditor agreements), the


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Successor Servicing Agreement and the terms of those loans and (C) to the extent consistent with the foregoing, a servicing standard that is to be substantially the same as the servicing standard provided for in the LB-UBS 2003-C5 Pooling and Servicing Agreement, (iii) provide for the establishment of accounts in respect of the loans in the John Hancock Tower Loan Group and the mortgaged property relating to the John Hancock Tower Loan Group substantially the same as those provided for in the LB-UBS 2003-C5 Pooling and Servicing Agreement and for the making of deposits to and withdrawals from such accounts consistent with the provisions of the LB-UBS 2003-C5 Pooling and Servicing Agreement, (iv) provide for servicing and special servicing compensation substantially similar to that provided for in the LB-UBS 2003-C5 Pooling and Servicing Agreement, (v) provide for standard Commercial Mortgage Securities Association reporting, (vi) provide for "events of default" on the part of the subject servicer(s), and for rights on the part of the holders of the loans in the John Hancock Tower Loan Group in respect thereof substantially similar to those provided for in the LB-UBS
2003-C5 Pooling and Servicing Agreement, (vii) contain requirements regarding when and what type of appraisals are to be obtained with respect to the mortgaged property relating to the John Hancock Tower Loan Group and provisions regarding the calculation of appraisal reductions that are substantially similar to the corresponding requirements and provisions in the LB-UBS 2003-C5 Pooling and Servicing Agreement, (viii) provide for the making and reimbursement (with interest) of advances with respect to the loans in the John Hancock Tower Loan Group and/or the mortgaged property relating to the John Hancock Tower Loan in a manner substantially similar to the making and reimbursement (with interest) of advances with respect thereto in the LB-UBS 2003-C5 Pooling and Servicing Agreement, (ix) provide for the loans in the John Hancock Tower Loan Group to be specially serviced under circumstances substantially similar to those set forth in the LB-UBS 2003-C5 Pooling and Servicing Agreement, (x) if any of the loans in the John Hancock Tower Loan Group or any mortgaged property relating to the John Hancock Tower Loan Group is held by a REMIC, provide for the servicing and administration of such loans and any mortgaged property relating to the John Hancock Tower Loan Group in a manner, and contain such prohibitions on the LB-UBS 2003-C5 Master Servicer's and LB-UBS 2003-C5 Special Servicer's respective actions, as would avoid an adverse REMIC event, (xi) provide for the timing and respective amounts of remittances to the other holders of the loans in the John Hancock Tower Loan Group to be substantially the same as provided under the LB-UBS 2003-C5 Pooling and Servicing Agreement, (xii) otherwise recognize the respective rights and obligations of the holders of the loans in the John Hancock Tower Loan Group under the intercreditor agreement and (xiii) designate the holder of the John Hancock Tower A2 Note, the holder of the John Hancock Tower A3 Note and the holders of the John Hancock Tower B Notes as beneficiaries under such new servicing agreement; provided, that prior to entering into any Successor Servicing Agreement, a confirmation is obtained from each applicable rating agency that the servicing and administration of the John Hancock Tower Loan Group under the Successor Servicing Agreement will not result in the qualification, downgrade or withdrawal of any rating then assigned by any rating agency with respect to any certificates evidencing a direct beneficial ownership interest in any loan in the John Hancock Tower Loan Group.

     Notwithstanding the foregoing, if, at such time as (i) neither the John Hancock Tower Companion Loan that is currently an asset of the LB-UBS 2003-C5 commercial mortgage securitization, nor, following foreclosure or acceptance of a deed in lieu of foreclosure, the mortgaged property relating to the John Hancock Tower Loan Group, is an asset of the trust established by the LB-UBS 2003-C5 Pooling and Servicing Agreement and (ii) a separate Successor Servicing Agreement with respect to the loans in the John Hancock Tower Loan Group has thereafter not been entered into, then, until such time as a separate Successor Servicing Agreement is entered into, and notwithstanding that neither the John Hancock Tower Companion Loan referred to in this sentence nor, if applicable, the mortgaged property relating to the John Hancock Tower Loan is at that time an asset of the LB-UBS 2003-C5 securitization, the LB-UBS 2003-C5 Master Servicer and, if applicable, the LB-UBS 2003-C5 Special Servicer will be required to continue to service and administer the loans in the John Hancock Tower Loan Group and/or, if applicable, the mortgaged property relating to the John Hancock Tower Loan, for the benefit of the holders of those loans, under the LB-UBS 2003-C5 Pooling and Servicing Agreement as if it were a separate servicing agreement, with the loans in the John Hancock Tower Loan Group or, if applicable, the mortgaged property relating to the John Hancock Tower Loan constituting the sole assets thereunder.

THE MASTER SERVICER AND SPECIAL SERVICER

Master Servicer

     Wells Fargo Bank, National Association ("Wells Fargo") will be responsible for servicing the mortgage loans as master servicer. Wells Fargo provides a full range of banking services to individual, agribusiness, real

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estate, commercial and small business customers. Wells Fargo is an affiliate of
Wells Fargo Bank Minnesota, National Association, the paying agent and certificate registrar and Wells Fargo Brokerage Services, LLC, one of the underwriters.

     Wells Fargo's principal servicing offices are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105.

     As of June 30, 2003, Wells Fargo was responsible for servicing approximately 5,481 commercial and multifamily mortgage loans, totaling approximately $35.11 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     Wells Fargo & Company is the holding company for Wells Fargo. Wells Fargo & Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include information regarding the master servicer and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

     The information presented herein concerning Wells Fargo has been provided by Wells Fargo. Accordingly, we make no representation or warranty as to the accuracy or completeness of such information.

Special Servicer

     ARCap Servicing, Inc., a Delaware corporation, will be responsible for servicing the Specially Serviced Mortgage Loans. The special servicer is a wholly owned subsidiary of ARCap REIT, Inc., headquartered in Irving, Texas, and an affiliate of ARCap CMBS Fund REIT, Inc., the entity which is anticipated to be the initial Operating Adviser. The special servicer's principal place of business is 5605 N. MacArthur Blvd., Suite 950, Dallas, Texas 75038. As of June 30, 2003, ARCap Servicing, Inc. was named the special servicer on 28 CMBS transactions encompassing 4,637 loans with a legal balance of $29.32 billion. The portfolios include office, retail, multifamily, hospitality, industrial and other types of income producing properties in the United States, Canada and Puerto Rico.

THE MASTER SERVICER

Master Servicer Compensation

     The master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal Balance of each mortgage loan, including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on escrow accounts if permitted by the related loan documents, and--in each case to the extent not payable to the special servicer or any sub-servicer or Primary Servicer as provided in the Pooling and Servicing Agreement or any primary or sub-servicing agreement--late payment charges, assumption fees, modification fees, extension fees, defeasance fees and default interest payable at a rate above the related mortgage rate, provided that late payment charges and default interest will only be payable to the extent that they are not required to be used to pay interest accrued on any Advances pursuant to the terms of the Pooling and Servicing Agreement.

     The related Master Servicing Fee and certain other compensation payable to the Master Servicer will be reduced, on each Distribution Date by the amount, if any, of a Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest Shortfall will be allocated as presented under "Description of the Offered Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement. If Prepayment Interest Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

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     In the event that Wells Fargo resigns or is no longer master servicer for any reason, Wells Fargo will continue to have the right to receive its portion of the Excess Servicing Fee. Any successor servicer will receive the Master Servicing Fee as compensation.

EVENTS OF DEFAULT

     If an Event of Default described under the third, fourth or ninth bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or Morgan Stanley Capital I Inc. gives written notice to the master servicer that the master servicer is terminated. If an event of default described under the first, second, fifth, sixth, seventh or eighth bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate, immediately upon the date which the trustee or Morgan Stanley Capital I Inc. give written notice to the master servicer that the master servicer is terminated. After any Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the Certificate Balance of all certificates so direct the trustee. Notwithstanding the foregoing, and in accordance with the Pooling and Servicing Agreement, if the Event of Default occurs primarily by reason of the occurrence of a default of a Primary Servicer under a primary servicing agreement, then the initial master servicer shall have the right to require that any successor master servicer enter into a primary servicing agreement with the initial master servicer with respect to all the mortgage loans as to which the primary servicing default occurred.

     Upon such termination, all authority, power and rights of the master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to unpaid servicing compensation or unreimbursed Advances or the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if the master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms", the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions.

     However, if the master servicer is terminated solely due to an Event of Default described in the eighth or ninth bullet of the definition thereof, and prior to being replaced as described in the previous paragraph the terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for the rights to master service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the master servicer under the Pooling and Servicing Agreement to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of the master servicer will be effective when such servicer has succeeded the master servicer, as successor servicer and such successor servicer has assumed the master servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor master servicer is not appointed within thirty days, the master servicer will be replaced by the trustee as described in the previous paragraph.

THE SPECIAL SERVICER

     The special servicer will oversee the resolution of Specially Serviced Mortgage Loans, act as disposition manager of REO Properties acquired on behalf of the trust through foreclosure or deed in lieu of foreclosure, maintain insurance with respect to REO Properties and provide monthly reports to the master servicer and the paying agent.

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Special Servicer Compensation

     The special servicer will be entitled to receive:

     o    a Special Servicing Fee;

     o    a Workout Fee; and

     o    a Liquidation Fee.

     The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until maturity. If the special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

     The special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the trust and will represent Expense Losses. The Special Servicer Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer.

     In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The special servicer will be entitled to approve assumptions with respect to all mortgage loans. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

     As described in this prospectus supplement under "--The Operating Adviser," the Operating Adviser will have the right to receive notification of actions of the special servicer, subject to the limitations described in this prospectus supplement.

     If the John Hancock Tower Pari Passu Loan becomes specially serviced under the LB-UBS 2003-C5 Pooling and Servicing Agreement, the LB-UBS 2003-C5 Special Servicer will be entitled to compensation substantially similar in nature to that described above.

Termination of Special Servicer

     The trustee may terminate the special servicer upon a Special Servicer Event of Default. However, if the special servicer is terminated solely due to a Special Servicer Event of Default described in the eighth or ninth bullet of the definition thereof, and prior to being replaced the terminated special servicer provides the trustee with the appropriate request for proposal material and the names of potential bidders, the trustee will solicit good faith bids for the rights to specially service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the special servicer under the Pooling and Servicing Agreement to a successor special servicer that meets the requirements of a special servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The special servicer is required to obtain the prior written consent of the Operating Adviser in connection with such sale of servicing rights. The termination of the special servicer will be effective when such successor special servicer has succeeded the special servicer as successor special servicer and such successor special servicer has assumed the special servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor special servicer is not appointed within thirty days, the special servicer will be replaced by the trustee as described in the previous paragraphs.

     In addition to the termination of the special servicer upon a Special Servicer Event of Default, upon the direction of the Operating Adviser, subject to the satisfaction of certain conditions, the trustee will remove the special servicer from its duties as special servicer at any time upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any class of certificates.

THE OPERATING ADVISER

     An Operating Adviser appointed by the holders of a majority of the Controlling Class will have the right to receive notification from the special servicer in regard to certain actions and to advise the special servicer with respect to the following actions, and the special servicer will not be permitted to take any of the following actions as to which the Operating Adviser has objected in writing (i) within five (5) business days of receiving notice in respect of actions relating to non-Specially Serviced Mortgage Loans and (ii) within ten (10) business days of receiving notice in respect of actions relating to Specially Serviced Mortgage Loans. The special servicer will be required to notify the Operating Adviser of, among other things:

     o any proposed modification, amendment or waiver, or consent to a modification, amendment or waiver, of a Money Term of a mortgage loan or an extension of the original maturity date;

     o any foreclosure or comparable conversion of the ownership of a mortgaged property;

     o any proposed sale of a Specially Serviced Mortgage Loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered
          Certificates--Optional Termination";

     o any determination to bring an REO Property into compliance with applicable environmental laws;

     o any release of or acceptance of substitute or additional collateral for a mortgage loan;

     o    any acceptance of a discounted payoff;

     o any waiver or consent to a waiver of a "due on sale" or "due on encumbrance" clause;

     o any acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan;

     o any release of collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan);

     o any franchise changes or certain management company changes to which the special servicer is required to consent;

     o certain releases of any escrow accounts, reserve accounts or letters of credit; and

     o any determination as to whether any type of property-level insurance is required under the terms of any mortgage loan, is available at commercially reasonable rates, is available for similar properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance.

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     In addition, subject to the satisfaction of certain conditions, the
Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade, withdrawal or qualification in any rating then assigned to any class of certificates. The Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

     At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

     The Operating Adviser shall be responsible for its own expenses.

     The Operating Adviser will not have any rights under the LB-UBS 2003-C5 Pooling and Servicing Agreement.

MORTGAGE LOAN MODIFICATIONS

     Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement, the master servicer may amend any term (other than a Money Term) of a mortgage loan, the RSA Companion Loan or a B Note that is not a Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

     Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

     o reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge;

     o reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;

     o forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

     o    extend the maturity date of any Specially Serviced Mortgage Loan;
          and/or

     o    accept a Principal Prepayment during any Lock-out Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would increase the recovery to Certificateholders (or if the related mortgage loan relates to the RSA Companion Loan or a B Note, increase the recovery to Certificateholders and the holders of such RSA Companion Loan or B Note, as a collective whole) on a net present value basis, as demonstrated in writing by the special servicer to the trustee and the paying agent.

     In no event, however, will the special servicer be permitted to:

     o extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date; and

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     o    if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

     Modifications that forgive principal or interest of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of certificates in the manner described under "Description of the Offered Certificates--Distributions--Subordination; Allocation of Losses and Expenses" in this prospectus supplement.

     The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

SALE OF DEFAULTED MORTGAGE LOANS

     The Pooling and Servicing Agreement grants to each of (a) the holder of certificates representing the greatest percentage interest in the Controlling Class, (b) the special servicer, and (c) any seller with respect to mortgage loans it originated (other than Wells Fargo Bank, National Association), in that order, an option (the "Option") to purchase from the trust any defaulted mortgage loan that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment). The Option Purchase Price for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the Special Servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either the special servicer or the holder of certificates representing the greatest percentage interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify that the Option Purchase Price is a fair price.

     The Option is assignable to a third party by the holder thereof, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the related mortgage loan seller pursuant to the Pooling and Servicing Agreement or (v) been purchased by the holder of a related B Note pursuant to a purchase option set forth in the related intercreditor agreement.

     Notwithstanding the foregoing, the Option will not apply to the John Hancock Tower Pari Passu Loan. However, the LB-UBS 2003-C5 Pooling and Servicing Agreement provides for a comparable fair value call for the John Hancock Tower Companion Loan, and anyone exercising the right to purchase the John Hancock Tower Companion Loan under the LB-UBS 2003-C5 Pooling and Servicing Agreement must also purchase the John Hancock Tower Pari Passu Loan from the trust.

FORECLOSURES

     The special servicer may at any time, with notification to and consent of the Operating Adviser (or the B Note Operating Adviser, as applicable) and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

     If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and with respect to the RSA Companion Loan or a B Note, for the holders of such loans) but

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in no event later than three years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as "foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date or earlier to the extent required to comply with REMIC provisions.

     If the trust acquires a mortgaged property by foreclosure or deed-in-lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing Agreement provides the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net profits derived by any person from such property. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property owned by REMIC I, including but not limited to a hotel or healthcare business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate -- currently 35% -- and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the amount of the proceeds available for distribution tO holders of certificates. Under the Pooling and Servicing Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion, when read in conjunction with the discussion of "Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates. However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

     For United States federal income tax purposes, portions of the trust will be treated as "Tiered REMICs" as described in the prospectus. See "Federal Income Tax Consequences--REMICs--Tiered REMIC Structures" in the

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prospectus. Three separate REMIC electionS will be made with respect to designated portions of the trust other than that portion of the trust consisting of the rights to Excess Interest and the Excess Interest Sub-account (the "Excess Interest Grantor Trust"). Upon the issuance of the offered certificates, Latham & Watkins LLP, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming:

     o    the making of proper elections;

     o the accuracy of all representations made with respect to the mortgage loans;

     o ongoing compliance with all provisions of the Pooling and Servicing Agreement and other related documents and no amendments thereof; and

     o compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted thereunder;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III; (3) the REMIC Regular Certificates (other than the beneficial interest of the Class N Certificates in the Excess Interest) will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) the Excess Interest Grantor Trust will be treated as a grantor trust for federal income tax purposes and (5) each Class N Certificate will represent both a REMIC regular interest and a beneficial ownership of the assets of the Excess Interest Grantor Trust .

     The offered certificates will be REMIC Regular Certificates issued by REMIC
III. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the prospectus for a discussion of the principal federal income taX consequences of the purchase, ownership and disposition of the offered certificates.

     The offered certificates will be "real estate assets" within the meaning of
Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust ("REIT") in the same proportion that the assets in the REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT to the extent that such certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of Section 856(c)(5)(B), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B). The offered certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S. Obligations.

     Moreover, the offered certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates also will qualify for treatment as "permitted assets," within the meaning of
Section 860L(c)(1)(G) of the Code, of a FASIT, and those offered certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code.

     The offered certificates will be treated as assets described in Section 7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion which the REMIC's assets consist of loans secured by an interest in real property which is residential real property (including multifamily properties and mobile home community properties or other loans described in Section 7701(a)(19)(C)). However, if 95% or more of the REMIC's assets are assets described in 7701(a)(19)(C)(i) through 7701(a)(19)(C)(x), then the entire offered certificates shall be treated as qualified property under 7701(a)(19)(C). See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--REMICs" in the prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

     We anticipate that the Class A, Class B and Class C Certificates will be issued with amortizable bond premium and that the Class D Certificates will be issued with de minimis original issue discount for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and amortizable bond premium for federal income tax purposes for all classes of certificates issued by the trust will be a 0% CPR, as described in the prospectus, applied to each mortgage loan until its maturity; provided, that any ARD Loan is assumed to prepay in full on such mortgage loan's Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

     The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC RegulaR Certificates--Original Issue Discount and Premium" in the prospectus. Purchasers of the offered certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address all of the issues relevant to accrual of original issue discount on prepayable securities such as the offered certificates.

     Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of applicable statutory provisions. No assurance can be given that the Internal Revenue Service will not take a different position as to matters respecting accrual of original issue discount with respect to the offered certificates. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the prospectus. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates, and the appropriate method of reporting interest and original issue discount with respect to offered certificates.

     If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a holder of a certificate, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such certificate. Although the matter is not free from doubt, a holder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such certificate exceeds the maximum amount of future payments to which such certificateholder is entitled, assuming no further prepayments of the mortgage loans. Any such loss might be treated as a capital loss.

     Whether any holder of any class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.

     Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each such class of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the prospectus. To the extent that any offered certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the prospectus, a holder who receives a payment that is included in the stated redemption price at maturity, generally, the principal amount of such certificate, will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the offered certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such certificate. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of Regular Certificates--Original Issue Discount and Premium" and "--Sale, Exchange or Redemption" in the prospectus.

     The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that holders of offered certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the paying agent in preparing reports to Certificateholders and the IRS. Prospective purchasers of offered certificates are advised to consult their tax advisors concerning the treatment of such certificates.

PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

     Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each class of certificates entitled thereto as described under "Description of the Offered Certificates--Distributions--Distributions of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holders of a class of certificates entitled to a Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges only after the master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge to which the holders of such class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums or Yield Maintenance Charges in the determination of a Certificateholder's projected constant yield to maturity. It appears that Prepayment Premiums or Yield Maintenance Charges are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance Charges.

JOBS AND GROWTH TAX RELIEF RECONCILIATION ACT OF 2003

     Under the recently enacted Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 Tax Act"), U.S. Persons (as defined in the prospectus) who are individuals generally will be subject to U.S. federal income taxes at a maximum rate of 15% on long-term capital gains for taxable dispositions of the offered certificates occurring before January 1, 2009. Beginning on January 1, 2009, the U.S. federal income tax rates applicable to long-term capital gains are scheduled to return to the tax rates in effect prior to the enactment of the 2003 Tax Act. In addition, the 2003 Tax Act provides that the backup withholding rates in effect during the years 2003-2010 will be 28%.

ADDITIONAL CONSIDERATIONS

     The special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

     Under certain circumstances, as described under the headings "Federal Income Tax Consequences--Grantor Trust Funds--Information Reporting and Backup Withholding" and "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Information Reporting and Backup Withholding" of the prospectus, a holder may be subject to United States backup withholding on payments made with respect to the certificates.

     For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" and "State Tax Considerations" in the prospectus.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (approximately 30.6% of the Initial Pool Balance) which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

CALIFORNIA

     Under California law a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under California law following a nonjudicial sale under a deed of trust. Other California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess to the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

                              ERISA CONSIDERATIONS

     ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

     Neither ERISA nor the Code defines the term "plan assets." However, the U.S. Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such Plan asset would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

     Affiliates of Morgan Stanley Capital I Inc., the Underwriters, the master servicer, the special servicer, any party responsible for the servicing and administration of the John Hancock Tower Pari Passu Loan or any related REO property and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the fiscal agent, the master servicer, the special servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions"-- within the meaning of ERISA and Section 4975 of the Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

     In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as added by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance. See "--Insurance Company General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

     With respect to the acquisition and holding of the offered certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

     o the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

     o transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

     The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2002-41) set forth the following five general conditions which must be satisfied for exemptive relief:

     o the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, S&P or Moody's;

     o the trustee cannot be an affiliate of any member of the Restricted Group, other than an underwriter. The "Restricted Group" consists of the Underwriters, Morgan Stanley Capital I Inc., the master servicer, the special servicer, each Primary Servicer, any person responsible for the servicing the John Hancock Tower Pari Passu Loan or any related REO property and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of certificates, or any affiliate of any of these parties;

     o the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by Morgan Stanley Capital I Inc. in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     o the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the 1933 Act.

     A fiduciary of a Plan contemplating purchasing any such class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of certificates continues to satisfy the second general condition set forth above. Morgan Stanley Capital I Inc. expects that the third general condition set forth above will be satisfied with respect to each of such classes of certificates. A fiduciary of a Plan contemplating purchasing any such class of certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to any such class of certificate.

     Before purchasing any such class of certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "certificates" for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

     Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

     o the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

     o the Plan's investment in each class of certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition; and

     o immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     We believe that the Exemptions will apply to the acquisition and holding of the offered certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all of the above conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

INSURANCE COMPANY GENERAL ACCOUNTS

     Based on the reasoning of the United States Supreme Court in John Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and
Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

     Section 401(c) also provides that until the date that is 18 months after the 401(c) Regulations became final (January 5, 2000), no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the "plan assets" of any such plan, except (a) to prevent avoidance of the 401(c) Regulations, and (b) actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law.

     Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the

401(c) Regulations, may be treated as "plan assets" of such Plans. Because
Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c), including the general account's ability to continue to hold such Certificates after July 5, 2001, which is the date 18 months after the date the 401(c) Regulations became final.

     Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to Morgan Stanley Capital I Inc., the trustee, the paying agent, the fiscal agent and the master servicer that (1) such acquisition and holding is permissible under applicable law, including Prohibited Transaction Exemption 2002-41, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject Morgan Stanley Capital I Inc., the trustee, the paying agent, the fiscal agent or the master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in DOL Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

     Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, may be subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the offered certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. The uncertainties referred to above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates, may adversely affect the liquidity of the offered certificates. All investors whose investment authority is subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                                USE OF PROCEEDS

     We will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the sellers and to the payment of expenses in connection with the issuance of the certificates.

                              PLAN OF DISTRIBUTION

     We have entered into an Underwriting Agreement with Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC. Subject to the terms and conditions set forth in the Underwriting Agreement, Morgan Stanley Capital I Inc. has agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from Morgan Stanley Capital I Inc. the respective aggregate Certificate Balance of each class of offered certificates presented below.


  UNDERWRITERS                          CLASS A-1     CLASS A-2     CLASS A-3     CLASS A-4     CLASS B      CLASS C      CLASS D
----------------                      -------------  ------------  ------------  ------------  ----------   ----------   ----------
Morgan Stanley & Co. Incorporated     $ 60,000,000  $ 70,000,000  $ 66,045,600   $224,551,600  $12,546,400  $13,143,600  $ 5,377,200

Bear, Stearns & Co. Inc.              $ 60,000,000  $ 70,000,000  $ 66,045,600   $224,551,600  $12,546,400  $13,143,600  $ 5,377,200

Goldman, Sachs & Co.                  $ 22,500,000  $ 26,250,000  $ 24,767,100   $ 84,206,850  $ 4,704,900  $ 4,928,850  $ 2,016,450

Wells Fargo Brokerage Services, LLC   $  7,500,000  $  8,750,000  $  8,255,700   $ 28,068,950  $ 1,568,300  $ 1,642,950  $   672,150

         Total .....................  $150,000,000  $175,000,000  $165,114,000   $561,379,000  $31,366,000  $32,859,000  $13,443,000


     Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc. and will act as co-lead managers and co-bookrunners with respect to the offered certificates.

     The Underwriting Agreement provides that the obligations of the Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting Agreement provides that the purchase commitment of the non-defaulting Underwriter may be increased. Proceeds to Morgan Stanley Capital I Inc. from the sale of the offered certificates, before deducting expenses payable by Morgan Stanley Capital I Inc., will be approximately $1,134,389,798, plus accrued interest.

     The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of offered certificates for whom they may act as agent.

     The offered certificates are offered by the Underwriters when, as and if issued by Morgan Stanley Capital I Inc., delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about August 20, 2003, which is the tenth business day following the date of pricing of the certificates.

     Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

     The Underwriters and any dealers that participate with the Underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

     We have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

     The Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

     Morgan Stanley Capital I Inc. is an affiliate of Morgan Stanley & Co. Incorporated, an Underwriter and Morgan Stanley Mortgage Capital Inc., a seller.

                                  LEGAL MATTERS

     The legality of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for Morgan Stanley Capital I Inc. by Latham & Watkins LLP, New York, New York. Certain legal matters with respect to the offered certificates will be passed upon for the Underwriters by Latham & Watkins LLP, New York, New York. Certain legal matters will be passed upon for Wells Fargo Bank, National Association by Sidley Austin Brown & Wood LLP, New York, New York, for Principal Commercial Funding, LLC by Dechert LLP, New York, New York, for Morgan Stanley Mortgage Capital Inc. by Latham & Watkins LLP, New York, New York and for Bear Stearns Commercial Mortgage, Inc. by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     RATINGS

     It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Moody's and S&P.

CLASS                         MOODY'S     S&P
---------------------------- --------- --------
Class A-1...................   Aaa       AAA
Class A-2...................   Aaa       AAA
Class A-3...................   Aaa       AAA
Class A-4...................   Aaa       AAA
Class B.....................   Aa2       AA
Class C.....................   A2         A
Class D.....................   A3        A-

     The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

     The ratings of the certificates do not represent any assessment of (1) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment Premiums, Yield Maintenance Charges, any Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest Shortfalls or (5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class thereof and, if so, what such rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by Morgan Stanley Capital I Inc. to do so may be lower than the ratings assigned thereto at the request of Morgan Stanley Capital I Inc.

                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Pooling and Servicing Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and Servicing Agreement, without exhibits and schedules.

     Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

     "A Note" means, with respect to any A/B Mortgage Loan, the mortgage note included in the trust.

     "A/B Mortgage Loan" means, any mortgage loan that is divided into a senior mortgage note and a subordinated mortgage note, which senior mortgage note is included in the trust. References herein to an A/B Mortgage Loan shall be construed to refer to the aggregate indebtedness under the related A Note and the related B Note. There are no A/B Mortgage Loans in the trust. The John Hancock Tower Companion Loan included in the LB-UBS 2003-C5 Trust is part of the "John Hancock Tower Loan Group," as defined under the LB-UBS 2003-C5 Pooling and Servicing Agreement, and the John Hancock Tower Loan Group includes two subordinated notes.

     "Accrued Certificate Interest" means, in respect of each class of Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such class of certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "Administrative Cost Rate" will equal the sum of the related Master Servicing Fee Rate, the Excess Servicing Fee Rate, the Primary Servicing Fee Rate, and the Trustee Fee Rate set forth in the Pooling and Servicing Agreement (and in the case of the John Hancock Tower Pari Passu Loan, the applicable Pari Passu Loan Servicing Fee Rate, respectively) for any month (in each case, expressed as a per annum rate) for any mortgage loan in such month.

     "Advance Rate" means a rate equal to the "Prime Rate" as reported in The Wall Street Journal from time to time.

     "Advances" means Servicing Advances and P&I Advances, collectively.

     "Annual Report" means a report for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation, Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

     "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

     "Appraisal Event" means not later than the earliest of the following:

o the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan if such delinquency remains uncured;

o the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

o the effective date of any modification to a Money Term of a mortgage loan, other than an extension of the date that a Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment; and

o the date 30 days following the date a mortgaged property becomes an REO Property.

     "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO Property, an amount that is equal to the excess, if any, of:

     the sum of:

o the Scheduled Principal Balance of such mortgage loan or in the case of an REO Property, the related REO Mortgage Loan, less the principal amount of certain guarantees and surety bonds and any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan;

o to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all accrued and unpaid interest on the mortgage loan;

o all related unreimbursed Advances and interest on such Advances at the Advance Rate; and

o to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be, over

o 90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation, plus the full amount of any escrows held by or on behalf of the trustee as security for the mortgage loan (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate).

In the case of the RSA Pari Passu Loan, any Appraisal Reduction will be calculated in respect of the RSA Pari Passu Loan and the RSA Companion Loan and then allocated pro rata between the RSA Pari Passu Loan and the RSA Companion Loan according to their respective principal balances.

     "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

     "Assumed Scheduled Payment" means an amount deemed due in respect of:

o any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date; or

o any mortgage loan as to which the related mortgaged property has become an REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due Date for so long as the REO Property remains part of the trust, equals the Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

     "Available Distribution Amount" means in general, for any Distribution
Date:

     (1) all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period, exclusive of any portion thereof that represents one or more of the following:

          o Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

          o Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

          o amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the master servicer, the special servicer, the Primary Servicer, the trustee, the paying agent and the fiscal agent as compensation or in reimbursement of outstanding Advances or as Excess Servicing
               Fees);

          o    amounts deposited in the Certificate Account in error;

          o if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited into the Interest Reserve Account;

          o in the case of the REO Property related to an A/B Mortgage Loan, all amounts received with respect to such A/B Mortgage Loan that are required to be paid to the holder of the related B Note pursuant to the terms of the related B Note and the related intercreditor agreement; and

          o any portion of such amounts payable to the holders of the RSA Companion Loan;


     (2) to the extent not already included in clause (1), any P&I Advances made and any Compensating Interest Payment paid with respect to such Distribution Date; and

     (3) if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

     "Balloon Loans" means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity or anticipated repayment date, and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless prepaid prior thereto.

     "Balloon LTV" - See "Balloon LTV Ratio."

     "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, in the case of an ARD Loan, the principal balance on its related Anticipated Repayment Date to the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

     "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield Maintenance Charge, and with respect to any class of certificates, a fraction
(A) whose numerator is the greater of (x) zero and (y) the difference between
(i) the Pass-Through Rate on that class of certificates, and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to the principal prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to that principal prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If the Discount Rate referred to above is greater than the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

     "B Note" means, with respect to any A/B Mortgage Loan, the subordinated mortgage note that is not included in the trust.

     "BSCMI" means Bear Stearns Commercial Mortgage, Inc.

     "BSCMI Loans" means the mortgage loans that were originated or purchased by BSCMI or an affiliate thereof.

     "Certificate Account" means one or more separate accounts established and maintained by the master servicer, any Primary Servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing Agreement .

     "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

     "Certificateholder" or "Holder" means a Person in whose name a certificate is registered in the certificate registrar.

     "Certificate Owner" means a Person acquiring an interest in an offered certificate.

     "Class" means the designation applied to the offered certificates and the private certificates, pursuant to this prospectus supplement.

     "Class A Certificates" means the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates.

     "Class X Certificates" means the Class X-1 Certificates and Class X-2 Certificates.

     "Clearstream Bank" means Clearstream Bank, societe anonyme.

     "Closing Date" means August 20, 2003.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

     "Compensating Interest" means with respect to any Distribution Date, an amount equal to the lesser of (A) the excess of (i) Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans resulting from (x) voluntary Principal Prepayments on such mortgage loans (but not including any B Note or the RSA Companion Loan) or
(y) to the extent that the master servicer did not apply the proceeds thereof in accordance with the terms of the related mortgage loan documents, involuntary Principal Prepayments during the related Collection Period over (ii) the aggregate of Prepayment Interest Excesses incurred in respect of the mortgage loans resulting from Principal Prepayments on the mortgage loans (but not including any B Note or the RSA Companion Loan) during the same Collection Period, and (B) the aggregate of the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans including REO Properties (but not including any B Note or the RSA Companion Loan), plus any investment income earned on the amount prepaid prior to such Distribution Date.

     "Compensating Interest Payment" means any payment of Compensating Interest.

     "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation thereof with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan and (if applicable) its related B Note or the RSA Companion Loan, and with respect to the mortgaged property securing the John Hancock Tower Pari Passu Loan and the John Hancock Tower Companion Loans, only the portion of such amounts payable to the holder of the John Hancock Tower Pari Passu Loan.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

     "Controlling Class" means the most subordinate class of Subordinate Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such class of certificates is less than 25% of the initial aggregate Certificate Balance of such Class as of the Closing Date, the Controlling Class will be the next most subordinate class of certificates.

     "CPR" - See "Constant Prepayment Rate" above.

     "Cut-off Date" means August 1, 2003. For purposes of the information contained in this prospectus supplement (including the appendices hereto), scheduled payments due in August 2003 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on August 1, 2003, not the actual day which such scheduled payments were due.

     "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date Balances.

     "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

     "Debt Service Coverage Ratio" or "DSCR" means, the ratio of Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of debt service payable under that mortgage loan.

     "Depositor" means, Morgan Stanley Capital I Inc.

     "Determination Date" means, with respect to any Distribution Date, the earlier of (i) the 8th day of the month in which such Distribution Date occurs, or, if such day is not a business day, the next preceding business day, and (ii) the 5th business day prior to the related Distribution Date.

     "Discount Rate" means, for the purposes of the distribution of Prepayment Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

     "Distributable Certificate Interest Amount" means, in respect of any class of certificates for any Distribution Date, the sum of:

o Accrued Certificate Interest in respect of such class of certificates for such Distribution Date, reduced (to not less than zero) by:

          o any Net Aggregate Prepayment Interest Shortfalls allocated to such Class for such Distribution Date; and

          o Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the Distributable Certificate Interest Amount payable in respect of such Class in accordance with the terms of the Pooling and Servicing Agreement; and


o the portion of the Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

     "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

     "Distribution Date" means the 13th day of each month, or if any such 13th day is not a business day, on the next succeeding business day.

     "Document Defect" means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

     "DOL Regulation" means the final regulation, issued by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section 2510.3-101).

     "DSCR" - See "Debt Service Coverage Ratio."

     "DTC" means The Depository Trust Company.

     "DTC Systems" means those computer applications, systems, and the like for processing data for DTC.

     "Due Dates" means dates upon which the related Scheduled Payments are due under the terms of the related mortgage loans or any B Note or the RSA Companion Loan.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Account" means one or more custodial accounts established and maintained by the master servicer (or the Primary Servicer on its behalf) pursuant to the Pooling and Servicing Agreement.

     "Euroclear Bank" means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

     "Event of Default" means, with respect to the master servicer under the Pooling and Servicing Agreement, any one of the following events:

o any failure by the master servicer to remit to the paying agent any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances;

o any failure by the master servicer to make a required deposit to the Certificate Account which continues unremedied for one business day following the date on which such deposit was first required to be made;

o any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that if the master servicer certifies to the trustee and Morgan Stanley Capital I Inc. that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure; provided, further that such cure period may not exceed 90 days;

o any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by Morgan Stanley Capital I Inc. or the trustee, provided, however, that if the master servicer certifies to the trustee and Morgan Stanley Capital I Inc. that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

o the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o the master servicer is removed from S&P's approved servicer list and is not reinstated within 60 days and the ratings then assigned by S&P to any class or classes of certificates are downgraded, qualified or withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal; or

o the master servicer receives actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) placed one or more classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that the master servicer obtained such actual knowledge), and, in the case of either of clauses (i) or (ii), citing servicing concerns with the master servicer as the sole or material factor in such rating action.

     "Excess Interest" means in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of the Revised Rate over the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

     "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC Pool.

     "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses and any related Advances and interest thereon over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO Property related to an A/B Mortgage Loan, a Principal Prepayment in full had been made with respect to both the related A Note and B Note) on the date such proceeds were received.

     "Excess Servicing Fee" means an additional fee payable to Wells Fargo that accrues at the Excess Servicing Fee Rate, which is assignable and non-terminable.

     "Excess Servicing Fee Rate" means an amount per annum set forth in the Pooling and Servicing Agreement which is payable each month with respect to certain mortgage loans in connection with the Excess Servicing Fee.

     "Exemptions" means the individual prohibited transaction exemptions granted by the DOL to the Underwriters, as amended.

     "Expense Losses" means, among other things:

o any interest paid to the master servicer, special servicer, the trustee or the fiscal agent in respect of unreimbursed Advances;

o all Special Servicer Compensation payable to the special servicer from amounts that are part of the trust;

o other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the fiscal agent, the paying agent and certain related persons, specified reimbursements and indemnification payments to Morgan Stanley Capital I Inc., the master servicer, the special servicer, the Primary Servicer and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

o any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

     "FASIT" means a financial asset securitization investment trust.

     "Fitch" means Fitch Ratings.

     "401(c) Regulations" means the final regulations issued by the DOL under
Section 401(c) of ERISA clarifying the application of ERISA to Insurance Company General Accounts.

     "Initial Pool Balance" means the aggregate Cut-off Date Balance of $1,194,879,395.

     "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

     "Insurance Proceeds" means all amounts paid by an insurer in connection with a mortgage loan, the RSA Companion Loan or a B Note, and with respect to the mortgaged property securing the John Hancock Tower Companion Loans and the John Hancock Tower Pari Passu Loan, only the portion of such amounts payable to the holder of the John Hancock Tower Pari Passu Loan.

     "Interest Accrual Period" means, for each class of REMIC Regular Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Interest Only Certificates" means the Class X Certificates.

     "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

     "Interest Reserve Amount" means all amounts deposited in the Interest Reserve Account with respect to Scheduled Payments due in any applicable January and February.

     "Interest Reserve Loan" - See "Non-30/360 Loan" below.

     "Interested Party" means the special servicer, the master servicer, Morgan Stanley Capital I Inc., the holder of any related junior indebtedness, the Operating Adviser, a holder of 50% or more of the Controlling Class, any independent contractor engaged by the master servicer or the special servicer pursuant to the Pooling and Servicing Agreement or any person actually know to a responsible officer of the trustee to be an affiliate of any of them.

     "John Hancock Tower B Notes" means, with respect to the John Hancock Tower Loan, the two subordinated mortgage notes that are designated as B Notes and which are not included in the trust.

     "John Hancock Tower Companion Loans" means the mortgage loans secured by the John Hancock Tower Pari Passu Mortgage on a pari passu basis with the John Hancock Tower Pari Passu Loan.

     "John Hancock Tower Loan" means Mortgage Loan No. 1.

     "John Hancock Tower Loan Group" means, collectively, the John Hancock Tower Pari Passu Loan, the John Hancock Tower Companion Loans and the John Hancock Tower B Notes.

     "John Hancock Tower Pari Passu Loan" means Mortgage Loan No. 1, which is secured on a pari passu basis with the John Hancock Tower Companion Loans pursuant to the John Hancock Tower Pari Passu Mortgage.

     "John Hancock Tower Pari Passu Mortgage" means the mortgage securing the John Hancock Tower Companion Loans, the John Hancock Tower Pari Passu Loan and the John Hancock Tower B Notes.

     "LB-UBS 2003-C5 Fiscal Agent" means the "fiscal agent" under the LB-UBS 2003-C5 Pooling and Servicing Agreement, which as of the date hereof is ABN AMRO Bank N.V.

     "LB-UBS 2003-C5 Master Servicer" means the "master servicer" under the LB-UBS 2003-C5 Pooling and Servicing Agreement, which as of the date hereof is Wachovia Bank, National Association.

     "LB-UBS 2003-C5 Operating Adviser" means the "controlling class representative" appointed under the LB-UBS 2003-C5 Pooling and Servicing Agreement.

     "LB-UBS 2003-C5 Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of July 11, 2003, among Structured Asset Securities Corporation II, as depositor, the LB-UBS 2003-C5 Master

Servicer, the LB-UBS 2003-C5 Special Servicer, the LB-UBS 2003-C5 Trustee and the LB-UBS 2003-C5 Fiscal Agent.

     "LB-UBS 2003-C5 Special Servicer" means the "special servicer" under the LB-UBS 2003-C5 Pooling and Servicing Agreement, which as of the date hereof is Lennar Partners, Inc.

     "LB-UBS 2003-C5 Trustee" means the "trustee" under the LB-UBS 2003-C5 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National Association, a national banking association.

     "Liquidation Fee" means 1.00% of the related Liquidation Proceeds and/or any Condemnation Proceeds and Insurance Proceeds received by the trust in connection with a Specially Serviced Mortgage Loan or related REO Property (net of any expenses).

     "Liquidation Proceeds" means proceeds from the sale or liquidation (provided that for the purposes of calculating Liquidation Fees, Liquidation Proceeds shall not include any proceeds from a repurchase of a mortgage loan by a mortgage loan seller due to a Material Breach of a representation or warranty or Material Document Defect) of a mortgage loan, the RSA Companion Loan or a B Note or related REO Property, net of liquidation expenses and any related Advances and interest thereon. With respect to the John Hancock Tower Pari Passu Loan, the Liquidation Proceeds shall include only the portion of such net proceeds that is payable to the holder of the John Hancock Tower Pari Passu Loan.

     "Loan Pair" means the RSA Pari Passu Loan and the RSA Companion Loan, collectively.

     "Lock-out Period" means the period during which voluntary principal prepayments are prohibited.

     "Master Servicer Remittance Date" means in each month the business day preceding the Distribution Date.

     "Master Servicing Fee" means the monthly amount, based on the Master Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans, the RSA Companion Loan and any B Note.

     "Master Servicing Fee Rate" means the rate per annum payable each month with respect to a mortgage loan (other than the John Hancock Tower Pari Passu
Loan), the RSA Companion Loan and any B Note in connection with the Master Servicing Fee as set forth in the Pooling and Servicing Agreement.

     "Material Breach" means a breach of any of the representations and warranties that (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the breach materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

     "Material Document Defect" means a Document Defect that either (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the Document Defect materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

     "Money Term" means, with respect to any mortgage loan, the RSA Companion Loan or any B Note, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium or Yield Maintenance Charge (but does not include late fee or default interest provisions).

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage File" means the following documents, among others:

o the original mortgage note (or lost note affidavit), endorsed (without recourse) in blank or to the order of the trustee;

o the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

o an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

o an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report); and

o    when relevant, the related ground lease or a copy thereof.

     "Mortgage Loan Purchase Agreement" means each of the agreements entered into between Morgan Stanley Capital I Inc. and the respective seller, as the case may be.

     "Mortgage Pool" means the one hundred eighty-eight (188) mortgage loans with an aggregate principal balance, as of August 1, 2003, of approximately $1,194,879,395, which may vary by up to 5%.

     "MSMC" means Morgan Stanley Mortgage Capital Inc.

     "MSMC Loans" means the mortgage loans that were originated or purchased by MSMC.

     "Net Aggregate Prepayment Interest Shortfall" means, for the related Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on such mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by the master servicer.

     "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date) minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of default interest or excess interest). However, with respect to each Non-30/360 Loan:

o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year) and February of each year will be adjusted to take into account the applicable Interest Reserve Amount; and

o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (commencing in 2004) will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding January (if applicable) and February.

     "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of 12 30-day months.

     "Notional Amount" means the notional principal amount of the Class X Certificates, which will be based upon the outstanding principal balance of certain of the Principal Balance Certificates outstanding from time to time.

     "OID" means original issue discount.

     "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions.

     "P&I Advance" means the amount of any Scheduled Payments or Assumed Scheduled Payment (net of the related Master Servicing Fees, Excess Servicing Fees, Primary Servicing Fees and other servicing fees payable therefrom), other than any Balloon Payment, advanced on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date.

     "Pari Passu Loan Servicing Fee Rate" means the servicing fee rate applicable to the John Hancock Tower Pari Passu Loan pursuant to the LB-UBS 2003-C5 Pooling and Servicing Agreement.

     "Participants" means DTC's participating organizations.

     "Parties in Interest" means persons who have specified relationships to Plans ("parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Code).

     "Pass-Through Rate" means the rate per annum at which any class of certificates (other than the Residual Certificates) accrues interest.

     "PCF" means Principal Commercial Funding, LLC.

     "PCF Loans" means the mortgage loans that were originated by PCF or its affiliates.

     "Percentage Interest" will equal, as evidenced by any certificate in the Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate Certificate Balance or Notional Amount, as the case may be, of such Class.

     "Permitted Cure Period" means, for the purposes of any Material Document Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the earlier of the discovery by the related seller or receipt by the related seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage", but the related seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Document Defect was identified in a certification delivered to the related mortgage loan seller by the trustee in accordance with the Pooling and Servicing Agreement.

     "Plans" means (a) employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

     "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of August 1, 2003, between Morgan Stanley Capital I Inc., as depositor, Wells Fargo, as master servicer, ARCap Servicing, Inc., as special servicer, LaSalle Bank National Association, as trustee, Wells Fargo Bank Minnesota, National Association, as paying agent and certificate registrar and ABN AMRO Bank N.V., as fiscal agent.

     "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due Date to the date such payment was made, net of the Trustee Fee, the Master Servicing Fee, the Primary Servicing Fee, the Pari Passu Loan Servicing Fee (in the case of the John Hancock Tower Pari Passu Loan), the Excess Servicing Fee and, if the related mortgage loan is a Specially Serviced Mortgage Loan, net of the Special Servicing Fee.

     "Prepayment Interest Shortfall" means, a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal Prepayment (or a Balloon Payment) during the related Collection Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date). Such a shortfall arises because the amount of interest (net of the Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Pari Passu Loan Servicing Fee and the Trustee Fee) that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the Certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

o the aggregate amount of interest that would have accrued at the Net Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the Scheduled Principal Balance of such mortgage loan if the mortgage loan had paid on its Due Date and such Principal Prepayment or Balloon Payment had not been made, over

o the aggregate interest that did so accrue through the date such payment was made (net of the Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Pari Passu Loan Servicing Fee payable in connection with the John Hancock Tower Pari Passu Loan, the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan, and the Trustee Fee).

     "Prepayment Premium" means, with respect to any mortgage loan, the RSA Companion Loan or B Note for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan, the RSA Companion Loan or B Note.

     "Primary Servicer" means Principal Global Investors, LLC.

     "Primary Servicing Fee" means the monthly amount, based on the Primary Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

     "Primary Servicing Fee Rate" means an amount per annum set forth in the Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee.

     "Principal Balance Certificates" means, upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates.

     "Principal Distribution Amount" equals, in general, for any Distribution Date, the aggregate of the following:

o the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments to, in each case, the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of any B Note or the RSA Companion Loan or, in either case, its respective successor REO mortgage loan) for their respective Due Dates occurring during the related Collection Period; and

o all payments (including Principal Prepayments and the principal portion of Balloon Payments (but not in respect of the RSA Companion Loan or any B Note or, in either case, its respective successor REO mortgage loan)) and other collections (including Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined herein) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans (but not in respect of the RSA Companion Loan or any B Note) during the related Collection Period and that were identified and applied by the master servicer as recoveries of principal thereof.

     "Principal Prepayments" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan, the RSA Companion Loan or a B Note which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan, the RSA Companion Loan or a B Note in advance of its scheduled Due Date.

     "PTCE" means a DOL Prohibited Transaction Class Exemption.

     "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase or liquidation occurs and the amount of any expenses related to such mortgage loan and/or (if applicable) its related B Note or the RSA Companion Loan or the related REO Property (including any Servicing Advances, Advance Interest related to such mortgage loan and/or (if applicable) its related B Note or the RSA Companion Loan and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan and/or (if applicable) its related B Note or the RSA Companion Loan that are reimbursable to the master servicer, the special servicer, the trustee or the fiscal agent, plus if such mortgage loan is being repurchased or substituted for by a seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the Primary Servicer, the master servicer, the special servicer, Morgan Stanley Capital I Inc. or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above).

     "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

     "Rated Final Distribution Date" means the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term.

     "Rating Agencies" means Moody's and S&P.

     "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

o the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

o the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense Losses.

     If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss.

     "Record Date" means, with respect to each class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan, the RSA Companion Loan or any such B Note that was modified, based on the modified terms, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven. An A Note will not constitute a Rehabilitated Mortgage Loan unless its related B Note would also constitute a Rehabilitated Mortgage Loan. A B Note will not constitute a Rehabilitated Mortgage Loan unless its related A Note also would constitute a Rehabilitated Mortgage Loan. The RSA Pari Passu Loan will not constitute a Rehabilitated Mortgage Loan unless the RSA Companion Loan would also constitute a Rehabilitated Mortgage Loan. The RSA Companion Loan will not constitute a Rehabilitated Mortgage Loan unless the RSA Pari Passu Loan would also constitute a Rehabilitated Mortgage Loan.

     "REMIC Regular Certificates" means the Senior Certificates and the Subordinate Certificates.

     "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing Agreement. With respect to the John Hancock Tower Pari Passu Loan (if the LB-UBS 2003-C5 Special Servicer has foreclosed upon the mortgaged property securing the John Hancock Tower Pari Passu Mortgage), the REO Income shall include only the portion of such net income that is payable to the holder of the John Hancock Tower Pari Passu Loan.

     "REO Property" means any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

     "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

     "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

     "Residual Certificates" means the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

     "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

     "RSA Companion Loan" means the mortgage loan secured by the RSA Pari Passu Mortgage on a pari passu basis with the RSA Pari Passu Loan.

     "RSA Loan " means Mortgage Loan No. 20.

     "RSA Pari Passu Loan" means Mortgage Loan No. 20, which is secured on a pari passu basis with the RSA Companion Loan pursuant to the RSA Pari Passu Mortgage.

     "RSA Pari Passu Mortgage" means the mortgage securing the RSA Pari Passu Loan and the RSA Companion Loan.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "Scheduled Payment" means, in general, for any mortgage loan, the RSA Companion Loan or any B Note on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan, the RSA Companion Loan or such B Note subsequent to the Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

     "Scheduled Principal Balance" of any mortgage loan, the RSA Companion Loan, any B Note or any REO mortgage loan on any Distribution Date will generally equal the Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off Date), thereof, reduced, to not less than zero, by:

o any payments or other collections of principal, or Advances in lieu thereof, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period; and

o the principal portion of any Realized Loss and Expense Loss incurred in respect of such mortgage loan during any preceding Collection Period.

     "Senior Certificates" means the Class A Certificates and the Class X Certificates.

     "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

     "Servicing Standard" means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans (and the RSA Companion Loan and any B Note) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the trustee and in the best interests of and for the benefit of the Certificateholders (and, in the case of the RSA Companion Loan or any B Note, the related holder of the RSA Companion Loan or B Note, as applicable) (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans, the RSA Companion Loan and any B Note and any related intercreditor agreement and, to the extent consistent with the foregoing, further as follows:

o with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

o with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans, and any B Note or, if a mortgage loan, the RSA Companion Loan or a B Note comes into and continues in default and if, in the good faith and reasonable judgment of, special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such mortgage loan to the Certificateholders (as a collective whole) (or in the case of any A/B Mortgage Loan and its related B Note or the Loan Pair, the maximization of recovery thereon to the Certificateholders and the holder of the related B Note or the RSA Companion Loan, as applicable, all taken as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate in the case of the mortgage loans and the weighted average of the mortgage rates on the related A Note and the B Note, in the case of any A/B Mortgage Loan and its related B Note and on the RSA Pari Passu Loan and the RSA Companion Loan in the case of the Loan
     Pair); and without regard to:

     i. any other relationship that the master servicer or the special servicer, as the case may be, or any affiliate thereof may have with the related borrower;

     ii. the ownership of any certificate or any interest in the John Hancock Tower Companion Loans, the RSA Companion Loan, a B Note or any mezzanine loan related to a mortgage loan by the master servicer or the special servicer, as the case may be, or any affiliate thereof;

     iii. the master servicer's obligation to make Advances;

     iv. the right of the master servicer (or any affiliate thereof) or the special servicer, as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction; and

     v. any obligation of the master servicer (or any affiliate thereof) to repurchase any mortgage loan from the trust.

     "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan, the RSA Companion Loan or a B Note to become a Specially Serviced Mortgage Loan. If a Servicing Transfer Event occurs with respect to any A Note, it will be deemed to have occurred also with respect to the related B Note. If a Servicing Transfer Event occurs with respect to any B Note, it will be deemed to have occurred also with respect to the related A Note. If an A Note is not considered a Specially Serviced Mortgage Loan due to the related B Note holder's exercise of its cure rights, the related B Note will not be considered a Specially Serviced Mortgage Loan. If a Servicing Transfer Event occurs with respect to the RSA Pari Passu Loan, it will be deemed to have occurred also with respect to the RSA Companion Loan. If a Servicing Transfer Event occurs with respect to the RSA Companion Loan, it will be deemed to have occurred also with respect to the RSA Pari Passu Loan.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "Specially Serviced Mortgage Loan" means the following:

o any mortgage loan (other than an A/B Mortgage Loan) or the RSA Companion Loan as to which a Balloon Payment is past due, and the master servicer has determined that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

o any mortgage loan, the RSA Companion Loan or any B Note as to which, to the master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days;

o any mortgage loan, the RSA Companion Loan or any B Note as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

o any mortgage loan, the RSA Companion Loan or any B Note as to which the master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer or Operating Adviser, materially and adversely affects the interests of the Certificateholders or the holder of any related B Note or of the RSA Companion Loan and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

o any mortgage loan, the RSA Companion Loan or any B Note as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations;

o any mortgage loan, the RSA Companion Loan or any B Note as to which, in the judgment of the master servicer, (a) (other than with respect to any A/B Mortgage Loan), a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer or Operating Adviser is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holder of any related B Note or the RSA Companion Loan (as the case may be); or

o with respect to any A/B Mortgage Loan, in the event of (a) the failure of the holder of the B Note to cure a monetary default (and expiration of the holder of the B Note's cure period that occurs in the next calendar month),
     (b) the expiration of the holder of the B Note's cure period in a month if the applicable holder of the B Note exercised its right to cure a monetary default in the immediately preceding calendar month or (c) the expiration of the grace period that the borrower has under the mortgage loan for a monetary default in a month if the applicable holder of the B Note exercised its right to cure a monetary default in the three immediately preceding calendar months.

     "Special Servicer Compensation" means such fees payable to the special servicer, collectively, the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

     "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

o any failure by the special servicer to remit to the paying agent or the master servicer within one business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing Agreement;

o any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and Servicing Agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made;

o any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and Morgan Stanley Capital I Inc. that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by Morgan Stanley Capital I Inc. or the trustee, provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

o the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o the special servicer is removed from S&P's approved special servicer list and is not reinstated within 60 days and the ratings then assigned by S&P to any class or classes of certificates are downgraded, qualified or withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal; or

o a servicing officer of the special servicer receives actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) placed one or more classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that a servicing officer of the special servicer obtained such actual knowledge), and, in the case of either of clauses (i) or (ii), citing servicing concerns with the special servicer as the sole or material factor in such rating action.

     "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan.

     "Structuring Assumptions" means the following assumptions:

o the mortgage rate on each mortgage loan in effect as of the Closing Date remains in effect until maturity or its Anticipated Repayment Date;

o the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented herein;

o    the closing date for the sale of the certificates is August 20, 2003;

o distributions on the certificates are made on the 13th day of each month, commencing in September 2003;

o there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

o Scheduled Payments on the mortgage loans are timely received on the first day of each month;

o    the trust does not experience any Expense Losses;

o no Principal Prepayment on any mortgage loan is made during its Lock-out Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance Charge or a defeasance requirement, and otherwise Principal Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

o    no Prepayment Interest Shortfalls occur;

o no mortgage loan is the subject of a repurchase or substitution by any party and no optional termination of the trust occurs;

o    each ARD Loan pays in full on its Anticipated Repayment Date; and

o any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance.

     "Subordinate Certificates" means the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates and the Class N Certificates.

     "Treasury Rate" unless otherwise specified in the related mortgage loan document, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

     "Trustee Fee" means a monthly fee as set forth in the Pooling and Servicing Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties.

     "Underwritable Cash Flow" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

     "Underwriters" means Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC.

     "Underwriting Agreement" means that agreement, dated August 6, 2003, entered into by Morgan Stanley Capital I Inc., Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC.

     "Unpaid Interest" means, on any distribution date with respect to any class of interests or certificates (other than the Residual Certificates), the portion of Distributable Certificate Interest for such class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

     "WAC" - See "Weighted Average Net Mortgage Rate."

     "Weighted Average Net Mortgage Rate" or "WAC" means, for any Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Mortgage

Loan, adjusted as described under the definition of Net Mortgage Rate), weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

     "Wells Fargo" means Wells Fargo Bank, National Association.

     "WFB Loans" means the mortgage loans that were originated by Wells Fargo or its affiliates.

     "Workout Fee" means that fee, payable with respect to any Rehabilitated Mortgage Loan, the RSA Companion Loan or any B Note, equal to 1.00% of the amount of each collection of interest (other than default interest and any Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan, RSA Companion Loan or B Note for so long as it remains a Rehabilitated Mortgage Loan.

                  "Yield Maintenance Charge" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


MORTGAGE LOAN SELLERS
----------------------------------------------------------------------------------------------------------------------------

                                                                                           PERCENT BY          WEIGHTED
                                                                       AGGREGATE            AGGREGATE           AVERAGE
                                           NUMBER OF                CUT-OFF DATE         CUT-OFF DATE          MORTGAGE
LOAN SELLER                             MORTGAGE LOANS                BALANCE ($)          BALANCE (%)          RATE (%)
----------------------------------------------------------------------------------------------------------------------------
Bear Stearns Commercial Mortgage, Inc.             46                377,006,219                 31.6             5.236
Wells Fargo Bank, N.A.                             87                328,229,171                 27.5             5.658
Principal Commercial Funding, LLC                  42                298,569,129                 25.0             5.662
Morgan Stanley Mortgage Capital Inc.               13                191,074,876                 16.0             5.446
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                            188             $1,194,879,395                100.0%            5.492%
============================================================================================================================


MORTGAGE LOAN SELLERS
-------------------------------------------------------------------------------------------------------------

                                           WEIGHTED                                WEIGHTED         WEIGHTED
                                            AVERAGE           WEIGHTED              AVERAGE          AVERAGE
                                          REMAINING            AVERAGE         CUT-OFF DATE          BALLOON
LOAN SELLER                              TERM (MOS.)           DSCR (x)              LTV (%)          LTV (%)
-------------------------------------------------------------------------------------------------------------
Bear Stearns Commercial Mortgage, Inc.       108                 2.33                 57.2              48.7
Wells Fargo Bank, N.A.                       115                 1.97                 58.1              43.7
Principal Commercial Funding, LLC            144                 1.91                 57.9              38.9
Morgan Stanley Mortgage Capital Inc.          89                 2.22                 59.1              53.8
-------------------------------------------------------------------------------------------------------------
TOTAL:                                       116                 2.11x                58.0%             45.7%
=============================================================================================================



CUT-OFF DATE BALANCES
--------------------------------------------------------------------------------------------------------------------------

                                                                                          PERCENT BY         WEIGHTED
                                                                     AGGREGATE             AGGREGATE          AVERAGE
                                            NUMBER OF             CUT-OFF DATE          CUT-OFF DATE         MORTGAGE
CUT-OFF DATE BALANCE ($)                 MORTGAGE LOANS             BALANCE ($)           BALANCE (%)         RATE (%)
--------------------------------------------------------------------------------------------------------------------------
1 - 1,000,000                                         7              6,598,964                   0.6            6.183
1,000,001 - 2,000,000                                41             61,123,273                   5.1            5.845
2,000,001 - 3,000,000                                32             80,544,245                   6.7            5.817
3,000,001 - 4,000,000                                22             77,691,952                   6.5            5.558
4,000,001 - 5,000,000                                18             81,804,228                   6.8            5.505
5,000,001 - 6,000,000                                11             60,817,898                   5.1            5.571
6,000,001 - 7,000,000                                 7             45,116,915                   3.8            5.542
7,000,001 - 8,000,000                                 5             37,860,675                   3.2            5.811
8,000,001 - 9,000,000                                 7             60,231,983                   5.0            5.342
9,000,001 - 10,000,000                                6             55,612,201                   4.7            5.853
10,000,001 - 15,000,000                              16            200,493,111                  16.8            5.431
15,000,001 - 20,000,000                               9            148,102,465                  12.4            5.500
20,000,001 - 30,000,000                               5            120,104,268                  10.1            5.308
30,000,001 (greater than or less than)                2            158,777,218                  13.3            5.143
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                                              188         $1,194,879,395                 100.0%           5.492%
==========================================================================================================================



CUT-OFF DATE BALANCES
-------------------------------------------------------------------------------------------------------------

                                           WEIGHTED                                WEIGHTED          WEIGHTED
                                            AVERAGE          WEIGHTED               AVERAGE           AVERAGE
                                          REMAINING           AVERAGE          CUT-OFF DATE           BALLOON
CUT-OFF DATE BALANCE ($)                 TERM (MOS.)          DSCR (x)               LTV (%)           LTV (%)
-------------------------------------------------------------------------------------------------------------
1 - 1,000,000                                  117              2.03                  52.9              40.9
1,000,001 - 2,000,000                          128              2.14                  53.4              35.7
2,000,001 - 3,000,000                          129              1.87                  54.8              36.0
3,000,001 - 4,000,000                          117              2.11                  57.7              44.7
4,000,001 - 5,000,000                          125              2.13                  58.6              43.7
5,000,001 - 6,000,000                          128              1.95                  58.7              44.5
6,000,001 - 7,000,000                          119              1.73                  57.2              37.0
7,000,001 - 8,000,000                          116              1.65                  69.7              58.5
8,000,001 - 9,000,000                          112              2.15                  64.4              57.4
9,000,001 - 10,000,000                         141              1.54                  71.1              49.8
10,000,001 - 15,000,000                        114              2.14                  58.5              45.6
15,000,001 - 20,000,000                        112              2.09                  58.9              50.7
20,000,001 - 30,000,000                        101              2.24                  59.8              51.7
30,000,001 (greater than or equal to)          102              2.54                  48.4              40.8
-------------------------------------------------------------------------------------------------------------
TOTAL:                                         116              2.11x                 58.0%             45.7%
=============================================================================================================

Minimum: $694,526
Maximum: $85,000,000
Average: $6,355,741

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


STATES
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                               PERCENT BY         WEIGHTED
                                                                          AGGREGATE             AGGREGATE          AVERAGE
                                        NUMBER OF                      CUT-OFF DATE          CUT-OFF DATE         MORTGAGE
STATE                              MORTGAGE PROPERTIES                   BALANCE ($)           BALANCE (%)         RATE (%)
-----------------------------------------------------------------------------------------------------------------------------------
California - Southern                              44                   250,516,186                  21.0            5.566
California - Northern                              23                   115,152,011                   9.6            5.477
Massachusetts                                       6                   119,539,216                  10.0            5.133
New Jersey                                          9                    83,763,267                   7.0            4.957
New York                                           11                    70,132,207                   5.9            5.150
Illinois                                           12                    52,617,142                   4.4            5.501
Arizona                                            11                    49,104,735                   4.1            5.764
Florida                                            10                    45,653,139                   3.8            5.388
Maryland                                            5                    44,627,181                   3.7            5.900
Texas                                              19                    38,053,682                   3.2            5.472
Connecticut                                         5                    36,552,545                   3.1            5.310
Georgia                                             3                    35,246,314                   2.9            4.975
Michigan                                            3                    26,765,845                   2.2            5.740
Colorado                                            5                    20,752,529                   1.7            5.968
Kentucky                                            2                    16,791,099                   1.4            5.811
Alabama                                             1                    15,961,708                   1.3            6.450
Washington                                          3                    14,519,045                   1.2            5.690
Wisconsin                                           2                    14,297,082                   1.2            4.603
Hawaii                                              1                    13,744,250                   1.2            7.000
Rhode Island                                        1                    12,900,000                   1.1            5.100
Tennessee                                           2                    12,842,311                   1.1            5.968
Pennsylvania                                        4                    12,620,118                   1.1            6.550
Ohio                                                1                    12,574,470                   1.1            5.900
Virginia                                            1                    10,928,997                   0.9            6.750
New Mexico                                          2                    10,034,081                   0.8            5.732
Indiana                                             2                     9,700,000                   0.8            5.419
South Carolina                                      1                     9,108,134                   0.8            5.950
Louisiana                                           1                     9,066,159                   0.8            6.170
Minnesota                                           4                     7,824,944                   0.7            5.533
Oregon                                              2                     7,599,315                   0.6            5.353
Nevada                                              2                     5,315,962                   0.4            5.189
Delaware                                            1                     4,468,607                   0.4            5.600
Montana                                             1                     2,623,189                   0.2            5.910
Utah                                                1                     1,281,954                   0.1            5.710
Idaho                                               1                     1,196,873                   0.1            6.260
Oklahoma                                            1                     1,005,100                   0.1            5.050
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                            203                $1,194,879,395                 100.0%           5.492%
===================================================================================================================================



STATES
------------------------------------------------------------------------------------------------------------

                                         WEIGHTED                                WEIGHTED          WEIGHTED
                                          AVERAGE          WEIGHTED               AVERAGE           AVERAGE
                                        REMAINING           AVERAGE          CUT-OFF DATE           BALLOON
STATE                                  TERM (MOS.)          DSCR (x)               LTV (%)           LTV (%)
------------------------------------------------------------------------------------------------------------
California - Southern                         131              2.03                  53.2              36.3
California - Northern                         118              1.97                  61.5              48.2
Massachusetts                                  74              2.63                  51.2              46.1
New Jersey                                     97              2.63                  57.9              53.2
New York                                      117              2.27                  53.4              45.5
Illinois                                      127              1.98                  65.7              50.6
Arizona                                       117              1.83                  62.8              53.0
Florida                                       120              2.48                  51.9              43.5
Maryland                                      116              1.56                  62.4              50.7
Texas                                         124              2.21                  60.9              52.0
Connecticut                                   111              2.57                  49.9              41.9
Georgia                                       104              2.35                  61.9              50.0
Michigan                                      236              1.95                  55.9               1.6
Colorado                                      109              1.59                  67.0              55.5
Kentucky                                      117              1.49                  75.5              63.3
Alabama                                       117              1.88                  59.7              51.6
Washington                                    115              1.68                  63.1              52.4
Wisconsin                                      88              2.93                  55.7              53.8
Hawaii                                         97              1.49                  43.6              38.8
Rhode Island                                   81              2.48                  60.6              60.6
Tennessee                                     117              1.43                  71.4              55.7
Pennsylvania                                  116              1.58                  64.1              49.3
Ohio                                           83              1.65                  64.8              50.9
Virginia                                      112              1.30                  78.1              68.2
New Mexico                                    117              1.58                  67.0              47.9
Indiana                                        99              1.77                  74.6              68.9
South Carolina                                115              1.41                  79.3              67.7
Louisiana                                     110              1.39                  74.3              64.1
Minnesota                                     117              2.32                  49.1              32.2
Oregon                                        116              2.09                  58.1              47.6
Nevada                                        118              2.07                  52.5              42.7
Delaware                                      178              1.41                  60.4               1.3
Montana                                       177              1.26                  61.0               1.4
Utah                                          116              1.34                  55.7              25.2
Idaho                                         118              1.65                  47.9              37.6
Oklahoma                                      118              2.68                  56.6              56.6
------------------------------------------------------------------------------------------------------------
TOTAL:                                        116              2.11x                 58.0%             45.7%
============================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


PROPERTY TYPES
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                    PERCENT BY         WEIGHTED
                                                                               AGGREGATE             AGGREGATE          AVERAGE
                                                  NUMBER OF                 CUT-OFF DATE          CUT-OFF DATE         MORTGAGE
PROPERTY TYPE                                MORTGAGE PROPERTIES              BALANCE ($)           BALANCE (%)         RATE (%)
------------------------------------------------------------------------------------------------------------------------------------
Office
      Suburban                                         19                    209,995,740                17.6              5.882
      Urban                                            11                    175,004,389                14.6              4.904
      Medical                                           3                     10,383,194                 0.9              5.874
------------------------------------------------------------------------------------------------------------------------------------
           SUBTOTAL:                                   33                    395,383,323                33.1%             5.449%
                                          ------------------------------------------------------------------------------------------
      Retail
      Anchored                                         30                    211,919,011                17.7              5.286
      Unanchored                                       20                     66,551,944                 5.6              5.811
      Specialty Retail                                 14                     17,032,250                 1.4              5.050
      Free Standing                                     8                     30,965,141                 2.6              5.678
      Shadow Anchored                                   5                     12,524,799                 1.0              5.718
------------------------------------------------------------------------------------------------------------------------------------
           SUBTOTAL:                                   77                    338,993,144                28.4%             5.429%
                                          ------------------------------------------------------------------------------------------
      Industrial
      Warehouse / Distribution                         13                     61,650,038                 5.2              6.037
      Flex Industrial                                  11                     75,216,192                 6.3              5.600
      Light Industrial                                 10                     25,381,875                 2.1              5.642
------------------------------------------------------------------------------------------------------------------------------------
           SUBTOTAL:                                   34                    162,248,106                13.6%             5.773%
                                          ------------------------------------------------------------------------------------------
Multifamily
      Garden                                           17                     84,458,081                 7.1              5.419
      Low-rise                                          4                      6,687,782                 0.6              5.928
      Mid-rise                                          1                     10,825,197                 0.9              4.965
------------------------------------------------------------------------------------------------------------------------------------
           SUBTOTAL:                                   22                    101,971,061                 8.5%             5.404%
                                          ------------------------------------------------------------------------------------------
Manufactured Housing Community
      Manufactured Housing Community                    8                     55,151,571                 4.6              5.174
------------------------------------------------------------------------------------------------------------------------------------
           SUBTOTAL:                                    8                     55,151,571                 4.6%             5.174%
                                          ------------------------------------------------------------------------------------------
Self Storage
      Self Storage                                     17                     53,850,344                 4.5              5.448
------------------------------------------------------------------------------------------------------------------------------------
           SUBTOTAL:                                   17                     53,850,344                 4.5%             5.448%
                                          ------------------------------------------------------------------------------------------
Mixed Use
      Mixed Use                                         3                     32,948,079                 2.8              5.198
      Retail/Office                                     1                      3,500,000                 0.3              5.690
      Multifamily/Office                                1                        995,487                 0.1              6.010
------------------------------------------------------------------------------------------------------------------------------------
           SUBTOTAL:                                    5                     37,443,565                 3.1%             5.266%
                                          ------------------------------------------------------------------------------------------
Other
      Leased Fee                                        2                     19,208,005                 1.6              6.552
      Theater                                           1                      6,445,000                 0.5              4.685
      Parking Garage                                    2                      5,435,806                 0.5              6.100
------------------------------------------------------------------------------------------------------------------------------------
           SUBTOTAL:                                    5                     31,088,811                 2.6%             6.086%
                                          ------------------------------------------------------------------------------------------
Hospitality
      Full Service                                      2                     18,749,470                 1.6              6.124
------------------------------------------------------------------------------------------------------------------------------------
           SUBTOTAL:                                    2                    $18,749,470                 1.6%             6.124%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                203                 $1,194,879,395               100.0%             5.492%
====================================================================================================================================



PROPERTY TYPES
------------------------------------------------------------------------------------------------------------------

                                               WEIGHTED                                WEIGHTED          WEIGHTED
                                                AVERAGE          WEIGHTED               AVERAGE           AVERAGE
                                              REMAINING           AVERAGE          CUT-OFF DATE           BALLOON
PROPERTY TYPE                                TERM (MOS.)          DSCR (x)               LTV (%)           LTV (%)
------------------------------------------------------------------------------------------------------------------
Office
      Suburban                                   128               1.77                  57.2              43.7
      Urban                                       80               2.61                  55.2              51.7
      Medical                                    116               1.56                  63.6              51.6
------------------------------------------------------------------------------------------------------------------
           SUBTOTAL:                             106               2.13x                 56.5%             47.5%
                                         -------------------------------------------------------------------------
      Retail
      Anchored                                   111               2.14                  62.2              49.5
      Unanchored                                 116               2.03                  58.5              46.5
      Specialty Retail                           118               2.68                  56.6              56.6
      Free Standing                              133               1.92                  58.3              43.0
      Shadow Anchored                            153               1.87                  56.2              35.4
------------------------------------------------------------------------------------------------------------------
           SUBTOTAL:                             116               2.12x                 60.6%             48.2%
                                         -------------------------------------------------------------------------
      Industrial
      Warehouse / Distribution                   138               1.73                  60.0              35.3
      Flex Industrial                            156               1.78                  59.0              28.4
      Light Industrial                           122               2.49                  49.8              37.5
------------------------------------------------------------------------------------------------------------------
           SUBTOTAL:                             144               1.87x                 57.9%             32.5%
                                         -------------------------------------------------------------------------
Multifamily
      Garden                                     121               2.10                  60.4              49.2
      Low-rise                                   151               1.41                  59.2              32.7
      Mid-rise                                   118               2.11                  40.7              33.6
------------------------------------------------------------------------------------------------------------------
           SUBTOTAL:                             123               2.05x                 58.3%             46.5%
                                         -------------------------------------------------------------------------
Manufactured Housing Community
      Manufactured Housing Community             121               2.39                  55.9              44.7
------------------------------------------------------------------------------------------------------------------
           SUBTOTAL:                             121               2.39x                 55.9%             44.7%
                                         -------------------------------------------------------------------------
Self Storage
      Self Storage                               101               2.39                  61.1              55.2
------------------------------------------------------------------------------------------------------------------
           SUBTOTAL:                             101               2.39x                 61.1%             55.2%
                                         -------------------------------------------------------------------------
Mixed Use
      Mixed Use                                  102               2.52                  50.6              45.3
      Retail/Office                              120               1.40                  74.5              62.7
      Multifamily/Office                         115               2.19                  50.0              42.7
------------------------------------------------------------------------------------------------------------------
           SUBTOTAL:                             104               2.40x                 52.8%             46.8%
                                         -------------------------------------------------------------------------
Other
      Leased Fee                                 102               1.66                  43.9              38.5
      Theater                                     83               3.03                  51.7              51.7
      Parking Garage                             117               1.53                  71.5              61.1
------------------------------------------------------------------------------------------------------------------
           SUBTOTAL:                             101               1.92x                 50.4%             45.2%
                                         -------------------------------------------------------------------------
Hospitality
      Full Service                                95               1.76                  58.9              46.3
------------------------------------------------------------------------------------------------------------------
           SUBTOTAL:                              95               1.76x                 58.9%             46.3%
------------------------------------------------------------------------------------------------------------------
TOTAL:                                           116               2.11x                 58.0%             45.7%
==================================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


MORTGAGE RATES
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                    PERCENT BY         WEIGHTED
                                                                              AGGREGATE              AGGREGATE          AVERAGE
                                            NUMBER OF                      CUT-OFF DATE           CUT-OFF DATE         MORTGAGE
MORTGAGE RATE (%)                        MORTGAGE LOANS                      BALANCE ($)            BALANCE (%)         RATE (%)
------------------------------------------------------------------------------------------------------------------------------------
(less than or equal to)5.500                         66                     563,469,899                  47.2            4.968
5.501 - 6.000                                        79                     439,164,979                  36.8            5.737
6.001 - 6.500                                        32                     132,657,482                  11.1            6.257
6.501 - 7.000                                         9                      41,746,666                   3.5            6.769
7.001 - 7.500                                         2                      17,840,369                   1.5            7.333
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                              188                  $1,194,879,395                 100.0%           5.492%
====================================================================================================================================


MORTGAGE RATES
-----------------------------------------------------------------------------------------------------------------

                                               WEIGHTED                                WEIGHTED          WEIGHTED
                                                AVERAGE          WEIGHTED               AVERAGE           AVERAGE
                                              REMAINING           AVERAGE          CUT-OFF DATE           BALLOON
MORTGAGE RATE (%)                            TERM (MOS.)          DSCR (x)               LTV (%)           LTV (%)
-----------------------------------------------------------------------------------------------------------------
(less than or equal to)5.500                       100              2.57                  53.4              46.6
5.501 - 6.000                                      131              1.77                  61.4              44.4
6.001 - 6.500                                      132              1.54                  65.5              46.0
6.501 - 7.000                                      114              1.57                  56.9              45.9
7.001 - 7.500                                      105              1.20                  63.4              45.2
-----------------------------------------------------------------------------------------------------------------
TOTAL:                                             116              2.11x                 58.0%             45.7%
=================================================================================================================

Minimum: 4.375%
Maximum: 7.490%
Weighted Average: 5.492%



ORIGINAL TERMS TO STATED MATURITY
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                    PERCENT BY         WEIGHTED
                                                                              AGGREGATE              AGGREGATE          AVERAGE
                                            NUMBER OF                      CUT-OFF DATE           CUT-OFF DATE         MORTGAGE
ORIGINAL TERM TO STATED MATURITY (MOS.)  MORTGAGE LOANS                      BALANCE ($)            BALANCE (%)         RATE (%)
------------------------------------------------------------------------------------------------------------------------------------
1 - 60                                               8                      104,015,660                   8.7            4.829
61 - 120                                           153                      910,416,684                  76.2            5.511
121 - 180                                           17                      131,806,130                  11.0            5.733
181 - 240                                           10                       48,640,921                   4.1            5.905
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                             188                   $1,194,879,395                 100.0%           5.492%
====================================================================================================================================


ORIGINAL TERMS TO STATED MATURITY
----------------------------------------------------------------------------------------------------------------

                                              WEIGHTED                                WEIGHTED          WEIGHTED
                                               AVERAGE          WEIGHTED               AVERAGE           AVERAGE
                                             REMAINING           AVERAGE          CUT-OFF DATE           BALLOON
ORIGINAL TERM TO STATED MATURITY (MOS.)     TERM (MOS.)          DSCR (x)               LTV (%)           LTV (%)
----------------------------------------------------------------------------------------------------------------
1 - 60                                             56              2.77                  52.3              51.2
61 - 120                                          109              2.10                  59.4              50.5
121 - 180                                         162              1.79                  52.7              23.9
181 - 240                                         235              1.76                  58.0               2.8
----------------------------------------------------------------------------------------------------------------
TOTAL:                                            116              2.11x                 58.0%             45.7%
================================================================================================================

Maximum: 240 mos.
Weighted Average: 119 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


REMAINING TERMS TO STATED MATURITY
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                     PERCENT BY         WEIGHTED
                                                                               AGGREGATE              AGGREGATE          AVERAGE
                                                   NUMBER OF                CUT-OFF DATE           CUT-OFF DATE         MORTGAGE
REMAINING TERM TO STATED MATURITY (MOS.)        MORTGAGE LOANS                BALANCE ($)            BALANCE (%)         RATE (%)
------------------------------------------------------------------------------------------------------------------------------------
1 - 60                                                        8              104,015,660                   8.7            4.829
61 - 120                                                    153              910,416,684                  76.2            5.511
121 - 180                                                    17              131,806,130                  11.0            5.733
181 - 240                                                    10               48,640,921                   4.1            5.905
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                      188           $1,194,879,395                 100.0%           5.492%
====================================================================================================================================


REMAINING TERMS TO STATED MATURITY
-----------------------------------------------------------------------------------------------------------------------

                                                     WEIGHTED                                WEIGHTED          WEIGHTED
                                                      AVERAGE          WEIGHTED               AVERAGE           AVERAGE
                                                    REMAINING           AVERAGE          CUT-OFF DATE           BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)           TERM (MOS.)          DSCR (x)               LTV (%)           LTV (%)
-----------------------------------------------------------------------------------------------------------------------
1 - 60                                                    56              2.77                  52.3              51.2
61 - 120                                                 109              2.10                  59.4              50.5
121 - 180                                                162              1.79                  52.7              23.9
181 - 240                                                235              1.76                  58.0               2.8
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                   116              2.11x                 58.0%             45.7%
=======================================================================================================================

Minimum: 53 mos.
Maximum: 238 mos.
Weighted Average: 116 mos.


ORIGINAL AMORTIZATION TERMS
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                    PERCENT BY         WEIGHTED
                                                                              AGGREGATE              AGGREGATE          AVERAGE
                                                    NUMBER OF              CUT-OFF DATE           CUT-OFF DATE         MORTGAGE
ORIGINAL AMORTIZATION TERM (MOS.)                MORTGAGE LOANS              BALANCE ($)            BALANCE (%)         RATE (%)
------------------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS
Interest Only                                                 20            254,747,250                  21.3            4.717
121 - 180                                                      3              9,635,974                   0.8            5.044
181 - 240                                                     20             91,409,675                   7.7            6.038
241 - 300                                                     51            248,019,288                  20.8            5.772
301 - 360                                                     73            503,772,523                  42.2            5.609
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                    167         $1,107,584,711                  92.7%           5.471%

FULLY AMORTIZING LOANS
121 - 180                                                     12             40,945,553                   3.4            5.614
181 - 240                                                      9             46,349,132                   3.9            5.890
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                     21            $87,294,684                   7.3%           5.760%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                       188         $1,194,879,395                 100.0%           5.492%
====================================================================================================================================


ORIGINAL AMORTIZATION TERMS
------------------------------------------------------------------------------------------------------------------------

                                                      WEIGHTED                                WEIGHTED          WEIGHTED
                                                       AVERAGE          WEIGHTED               AVERAGE           AVERAGE
                                                     REMAINING           AVERAGE          CUT-OFF DATE           BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)                   TERM (MOS.)          DSCR (x)               LTV (%)           LTV (%)
------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS
   Interest Only                                           81              3.03                  51.2              51.2
   121 - 180                                               92              1.62                  49.0              28.0
   181 - 240                                              110              1.84                  56.8              39.2
   241 - 300                                              124              1.82                  57.5              43.0
   301 - 360                                              114              1.92                  62.2              53.4
------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                 108              2.15x                 58.1%             49.2%

FULLY AMORTIZING LOANS
   121 - 180                                              177              1.46                  55.1               1.1
   181 - 240                                              236              1.78                  57.8               1.7
------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                 209              1.63x                 56.5%              1.5%
------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    116              2.11x                 58.0%             45.7%
========================================================================================================================

Minimum: 180 mos.
Maximum: 360 mos.
Weighted Average:  316 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


REMAINING AMORTIZATION TERMS
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                      PERCENT BY         WEIGHTED
                                                                                    AGGREGATE          AGGREGATE          AVERAGE
                                                      NUMBER OF                  CUT-OFF DATE       CUT-OFF DATE         MORTGAGE
REMAINING AMORTIZATION TERM (MOS.)                 MORTGAGE LOANS                  BALANCE ($)        BALANCE (%)         RATE (%)
------------------------------------------------------------------------------------------------------------------------------------
BALLOON
   Interest Only                                               20                 254,747,250              21.3            4.717
   121 - 180                                                    3                   9,635,974               0.8            5.044
   181 - 240                                                   20                  91,409,675               7.7            6.038
   241 - 300                                                   51                 248,019,288              20.8            5.772
   301 - 360                                                   73                 503,772,523              42.2            5.609
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                     167              $1,107,584,711              92.7%           5.471%

FULLY AMORTIZING LOANS
   121 - 180                                                   12                  40,945,553               3.4            5.614
   181 - 240                                                    9                  46,349,132               3.9            5.890
                                                ------------------------------------------------------------------------------------
SUBTOTAL:                                                      21                 $87,294,684              7.3%            5.760%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        188              $1,194,879,395            100.0%            5.492%
====================================================================================================================================


REMAINING AMORTIZATION TERMS
---------------------------------------------------------------------------------------------------------------------

                                                   WEIGHTED                                WEIGHTED          WEIGHTED
                                                    AVERAGE          WEIGHTED               AVERAGE           AVERAGE
                                                  REMAINING           AVERAGE          CUT-OFF DATE           BALLOON
REMAINING AMORTIZATION TERM (MOS.)               TERM (MOS.)          DSCR (x)               LTV (%)           LTV (%)
---------------------------------------------------------------------------------------------------------------------
BALLOON
   Interest Only                                        81              3.03                  51.2              51.2
   121 - 180                                            92              1.62                  49.0              28.0
   181 - 240                                           110              1.84                  56.8              39.2
   241 - 300                                           124              1.82                  57.5              43.0
   301 - 360                                           114              1.92                  62.2              53.4
---------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                              108              2.15x                 58.1%             49.2%

FULLY AMORTIZING LOANS
   121 - 180                                           177              1.46                  55.1               1.1
   181 - 240                                           236              1.78                  57.8               1.7
                                                ---------------------------------------------------------------------
SUBTOTAL:                                              209              1.63x                 56.5%              1.5%
---------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 116              2.11x                 58.0%             45.7%
=====================================================================================================================

Minimum: 175 mos.
Maximum: 360 mos.
Weighted Average:  313 mos.


DEBT SERVICE COVERAGE RATIOS
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                   PERCENT BY         WEIGHTED
                                                                                  AGGREGATE         AGGREGATE          AVERAGE
                                                      NUMBER OF                CUT-OFF DATE      CUT-OFF DATE         MORTGAGE
DEBT SERVICE COVERAGE RATIO (X)                    MORTGAGE LOANS                BALANCE ($)       BALANCE (%)         RATE (%)
------------------------------------------------------------------------------------------------------------------------------------
(less than or equal to)1.20                                     2                16,769,954             1.4            7.239
1.21 - 1.30                                                     7                42,455,577             3.6            6.453
1.31 - 1.40                                                    14                60,740,571             5.1            5.896
1.41 - 1.50                                                    18               104,096,200             8.7            5.941
1.51 - 1.60                                                    16                73,152,122             6.1            5.837
1.61 - 1.70                                                    22               116,233,553             9.7            5.622
1.71 - 1.80                                                    19               112,909,365             9.4            5.541
1.81 >=                                                        90               668,522,053            55.9            5.212
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        188            $1,194,879,395           100.0%           5.492%
====================================================================================================================================


DEBT SERVICE COVERAGE RATIOS
----------------------------------------------------------------------------------------------------------------------

                                                     WEIGHTED                                WEIGHTED          WEIGHTED
                                                      AVERAGE          WEIGHTED               AVERAGE           AVERAGE
                                                    REMAINING           AVERAGE          CUT-OFF DATE           BALLOON
DEBT SERVICE COVERAGE RATIO (X)                    TERM (MOS.)          DSCR (x)               LTV (%)           LTV (%)
----------------------------------------------------------------------------------------------------------------------
(less than or equal to)1.20                             109              1.20                  63.4              41.5
1.21 - 1.30                                             135              1.28                  71.2              47.7
1.31 - 1.40                                             139              1.37                  71.2              45.4
1.41 - 1.50                                             127              1.46                  64.6              43.8
1.51 - 1.60                                             116              1.55                  69.5              55.8
1.61 - 1.70                                             111              1.65                  61.9              48.4
1.71 - 1.80                                             106              1.75                  67.0              53.4
1.81 >=                                                 113              2.55                  51.3              43.1
----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                  116              2.11x                 58.0%             45.7%
======================================================================================================================

Minimum: 1.15x
Maximum: 7.51x
Weighted Average: 2.11x

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


LOAN-TO-VALUE RATIOS
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                    PERCENT BY           WEIGHTED
                                                                               AGGREGATE             AGGREGATE            AVERAGE
                                                    NUMBER OF               CUT-OFF DATE          CUT-OFF DATE           MORTGAGE
LOAN-TO-VALUE RATIO (%)                          MORTGAGE LOANS               BALANCE ($)           BALANCE (%)           RATE (%)
------------------------------------------------------------------------------------------------------------------------------------
(less than or equal to)20.0                                   1                1,193,422                   0.1            6.000
20.1 - 30.0                                                   7               18,600,048                   1.6            5.252
30.1 - 40.0                                                  10               35,273,086                   3.0            5.218
40.1 - 50.0                                                  35              295,336,759                  24.7            5.316
50.1 - 60.0                                                  51              364,479,897                  30.5            5.254
60.1 - 70.0                                                  54              270,368,723                  22.6            5.798
70.1 - 80.0                                                  30              209,627,460                  17.5            5.825
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                      188           $1,194,879,395                 100.0%           5.492%
====================================================================================================================================


LOAN-TO-VALUE RATIOS
---------------------------------------------------------------------------------------------------------------------

                                                    WEIGHTED                               WEIGHTED          WEIGHTED
                                                     AVERAGE         WEIGHTED               AVERAGE           AVERAGE
                                                   REMAINING          AVERAGE          CUT-OFF DATE           BALLOON
LOAN-TO-VALUE RATIO (%)                           TERM (MOS.)         DSCR (x)               LTV (%)           LTV (%)
---------------------------------------------------------------------------------------------------------------------
(less than or equal to)20.0                            116              7.51                  13.3              10.4
20.1 - 30.0                                            117              3.47                  27.6              22.0
30.1 - 40.0                                            122              3.02                  35.2              26.5
40.1 - 50.0                                            111              2.41                  47.4              38.5
50.1 - 60.0                                            120              2.37                  55.4              43.1
60.1 - 70.0                                            117              1.64                  65.6              48.4
70.1 - 80.0                                            113              1.53                  74.1              62.2
---------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 116              2.11x                 58.0%             45.7%
=====================================================================================================================

Minimum: 13.3%
Maximum: 79.8%
Weighted Average: 58.0%


BALLOON LOAN-TO-VALUE RATIOS
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                   PERCENT BY           WEIGHTED
                                                                              AGGREGATE             AGGREGATE            AVERAGE
                                                    NUMBER OF              CUT-OFF DATE          CUT-OFF DATE           MORTGAGE
BALLOON LOAN-TO-VALUE RATIO (%)                  MORTGAGE LOANS              BALANCE ($)           BALANCE (%)           RATE (%)
------------------------------------------------------------------------------------------------------------------------------------
0.0 - 10.0                                                  21               87,294,684                   7.3            5.760
10.1 - 20.0                                                  5               13,655,484                   1.1            5.340
20.1 - 30.0                                                 13               40,083,956                   3.4            5.308
30.1 - 40.0                                                 28              181,331,788                  15.2            5.695
40.1 - 50.0                                                 44              321,216,555                  26.9            5.345
50.1 - 60.0                                                 49              329,822,626                  27.6            5.347
60.1 - 70.0                                                 27              216,074,302                  18.1            5.697
70.1 - 80.0                                                  1                5,400,000                   0.5            5.490
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                     188           $1,194,879,395                 100.0%           5.492%
====================================================================================================================================


BALLOON LOAN-TO-VALUE RATIOS
-------------------------------------------------------------------------------------------------------------------

                                                  WEIGHTED                               WEIGHTED          WEIGHTED
                                                   AVERAGE         WEIGHTED               AVERAGE           AVERAGE
                                                 REMAINING          AVERAGE          CUT-OFF DATE           BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)                 TERM (MOS.)         DSCR (x)               LTV (%)           LTV (%)
-------------------------------------------------------------------------------------------------------------------
0.0 - 10.0                                           209              1.63                  56.5               1.5
10.1 - 20.0                                          117              3.63                  27.9              18.2
20.1 - 30.0                                          116              2.67                  37.7              26.4
30.1 - 40.0                                          131              2.12                  46.6              34.8
40.1 - 50.0                                          101              2.30                  55.1              46.4
50.1 - 60.0                                          105              2.24                  61.0              54.2
60.1 - 70.0                                          103              1.62                  72.8              63.2
70.1 - 80.0                                          115              1.80                  78.8              73.4
-------------------------------------------------------------------------------------------------------------------
TOTAL:                                               116              2.11x                 58.0%             45.7%
===================================================================================================================

Minimum: 0.3%
Maximum: 73.4%
Weighted Average: 45.7%

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)(3)

----------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                AUG-03              AUG-04                AUG-05               AUG-06               AUG-07
----------------------------------------------------------------------------------------------------------------------------------
Locked Out                             99.12%              99.12%                94.05%               79.55%               77.67%
Greater of YM and 3.00%                 0.00%               0.00%                 0.00%                0.00%                0.00%
Greater of YM and 1.00%                 0.88%               0.88%                 5.95%               20.45%               22.33%
Yield Maintenance Total                 0.88%               0.88%                 5.95%               20.45%               22.33%
Open                                    0.00%               0.00%                 0.00%                0.00%                0.00%
----------------------------------------------------------------------------------------------------------------------------------
TOTALS                                100.00%             100.00%               100.00%              100.00%              100.00%
----------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding       $1,194,879,395      $1,179,095,453        $1,162,062,836       $1,143,959,573       $1,124,775,321
% Initial Pool Balance                100.00%              98.68%                97.25%               95.74%               94.13%
----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                AUG-08              AUG-09                AUG-10               AUG-11               AUG-12
----------------------------------------------------------------------------------------------------------------------------------
Locked Out                             73.06%              74.54%                82.51%               80.97%               75.66%
Greater of YM and 3.00%                 0.00%               0.00%                 0.00%                0.00%                0.25%
Greater of YM and 1.00%                26.94%              25.46%                17.49%               17.46%               17.97%
Yield Maintenance Total                26.94%              25.46%                17.49%               17.46%               18.22%
Open                                    0.00%               0.00%                 0.00%                1.57%                6.12%
----------------------------------------------------------------------------------------------------------------------------------
TOTALS                                100.00%             100.00%               100.00%              100.00%              100.00%
----------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding       $1,002,391,103        $959,283,557          $802,282,207         $779,473,497         $732,653,334
% Initial Pool Balance                 83.89%              80.28%                67.14%               65.23%               61.32%
----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                AUG-13              AUG-14                AUG-15               AUG-16               AUG-17
----------------------------------------------------------------------------------------------------------------------------------
Locked Out                             88.89%              89.92%                90.66%               82.59%               86.72%
Greater of YM and 3.00%                 0.00%               0.00%                 0.00%                0.00%                0.00%
Greater of YM and 1.00%                11.11%              10.08%                 9.34%               17.41%               13.28%
Yield Maintenance Total                11.11%              10.08%                 9.34%               17.41%               13.28%
Open                                    0.00%               0.00%                 0.00%                0.00%                0.00%
----------------------------------------------------------------------------------------------------------------------------------
TOTALS                                100.00%             100.00%               100.00%              100.00%              100.00%
----------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $117,554,268        $109,018,692           $94,327,637          $37,308,617          $30,502,404
% Initial Pool Balance                  9.84%               9.12%                 7.89%                3.12%                2.55%
----------------------------------------------------------------------------------------------------------------------------------

Notes:
(1) The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement.
(2) See Appendix II of the Prospectus Supplement for a description of the Yield Maintenance.
(3)  DEF/YM1 loans have been modeled as Yield Maintenance.

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















                      [THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


--------------------------------------------------------------------------------------------
   MORTGAGE     MORTGAGE
   LOAN NO.     LOAN SELLER(1)     PROPERTY NAME(2)
--------------------------------------------------------------------------------------------
       1        MSMC               John Hancock Tower
       2        PCF                Center Tower
       3        MSMC               Alabama Warehouse/Distribution (I)
       4        MSMC               Arizona Warehouse/Distribution (I)
       5        PCF                Troy Technology Park (Building K) (A)
       6        PCF                Troy Technology Park North (A)
       7        PCF                Troy Technology Park South (A)
       8        BSCMI              1333 Broadway
       9        BSCMI              516 West 34th Street
      10        WFB                ITT Gilfillan Building
      11        BSCMI              Heritage Pavilion
      12        WFB                Rexmere Village MHC
      13        PCF                Monterey Pines Apartments
      14        MSMC               Crown Point Corporate Center
      15        WFB                9401 Wilshire Blvd.
      16        PCF                Seneca Meadows Corporate Center
      17        BSCMI              East Hanover Properties - East Hanover Plaza (II)
      18        BSCMI              East Hanover Properties - Loews Theater Complex (II)
      19        BSCMI              Tops Plaza
      20        WFB                RSA Security Headquarters Buildings
      21        WFB                Bisso Corporate Center
      22        BSCMI              The Mill
      23        BSCMI              Chinoe Creek Apartments
      24        PCF                LaGrange Crossing
      25        BSCMI              Edgewater Towne Center
      26        BSCMI              King Kalakaua Plaza Land
      27        BSCMI              Village Center
      28        BSCMI              Fleet Bank
      29        WFB                Holiday Inn - Independence
      30        BSCMI              West Falls Plaza
      31        BSCMI              Golden Springs Business Center
      32        BSCMI              Festival at Hamilton
      33        MSMC               Bridgeway Center
      34        BSCMI              Ruxton Towers
      35        PCF                High Ridge Center
      36        BSCMI              Brick Center Plaza
      37        WFB                Hamstra Square
      38        PCF                North Point Village Shopping Center Phase II
      39        PCF                Autumn Park Apartments
      40        MSMC               Stewart Office Building
      41        PCF                801 Jubilee
      42        PCF                Crye-Leike Office Building
      43        MSMC               Portola Plaza
      44        MSMC               Totem Valley Business Park
      45        BSCMI              INLAND Portfolio 2 - Jacksboro & Long (III)
      46        BSCMI              INLAND Portfolio 2 - Hwy. 26th  & Davis (III)
      47        BSCMI              INLAND Portfolio 2 - Arapaho & Jupiter (III)
      48        BSCMI              INLAND Portfolio 2 - Midwestern @ Jacksboro (III)
      49        BSCMI              INLAND Portfolio 2 - Trinity Mills & Marsh (III)
      50        BSCMI              INLAND Portfolio 2 - MLK @23rd (III)
      51        BSCMI              INLAND Portfolio 2 - Gentry @ Glenwood (III)
      52        BSCMI              San Mar Plaza Shopping Center
      53        BSCMI              INLAND Portfolio 1 - Roberts Cut-off & River Oaks (IV)
      54        BSCMI              INLAND Portfolio 1 - Midway & Parker (IV)
      55        BSCMI              INLAND Portfolio 1 - Buckingham & Plano (IV)
      56        BSCMI              INLAND Portfolio 1 - Main & Colony (IV)
      57        BSCMI              INLAND Portfolio 1 - SW Parkway & Fairway (IV)
      58        BSCMI              INLAND Portfolio 1 - Telephone Rd. @ Hwy. 199 (IV)
      59        BSCMI              INLAND Portfolio 1 - Hulen & Sycamore School Rd. (IV)
      60        BSCMI              Windsor Court
      61        WFB                Orange Grove Estates
      62        WFB                Raley's Shopping Center
      63        BSCMI              460 South Lake Avenue
      64        PCF                Shoprite Supermarket
      65        BSCMI              Stadium Walk
      66        WFB                Plaza Farmington
      67        WFB                Cucamonga Business Park
      68        PCF                14650-14680 South LaGrange Road


------------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE
   LOAN NO.    STREET ADDRESS                                                                         CITY                 STATE
------------------------------------------------------------------------------------------------------------------------------------
       1       200 Clarendon Street and 155 Dartmouth Street                                          Boston                MA
       2       650 Town Center Drive & 625 Sunflower Avenue                                           Costa Mesa            CA
       3       4919 Westport Boulevard                                                                Montgomery            AL
       4       7811 N. Glenn Harbor Boulevard                                                         Glendale              AZ
       5       1960 Ring Road                                                                         Troy                  MI
       6       1835, 1857, 1863, 1891, 1919, 1947 & 1975 Technology Drive                             Troy                  MI
       7       1870, 1900, 1932 & 1960 Technology Drive                                               Troy                  MI
       8       1333 Broadway                                                                          Oakland               CA
       9       516 West 34th Street                                                                   New York              NY
      10       7821 Orion Avenue                                                                      Van Nuys              CA
      11       2540 Cumberland Boulevard                                                              Smyrna                GA
      12       11300 Rexmere Blvd.                                                                    Davie                 FL
      13       201 Glenwood Circle                                                                    Monterey              CA
      14       400 Professional Drive                                                                 Gaithersburg          MD
      15       9401 Wilshire Boulevard                                                                Beverly Hills         CA
      16       20358, 20457, & 20439 Seneca Meadows Parkway                                           Germantown            MD
      17       154 State Route 10                                                                     East Hanover          NJ
      18       145 State Route 10                                                                     East Hanover          NJ
      19       1745-1779 Lincoln Highway                                                              Edison                NJ
      20       174 & 176 Middlesex Turnpike                                                           Bedford               MA
      21       2380 & 2400 Bisso Lane                                                                 Concord               CA
      22       328 Pemberwick Rd and 6 & 10 Glenville St                                              Greenwich             CT
      23       3522 Creedwood Drive                                                                   Lexington             KY
      24       1, 2, 34, 39 N. LeGrange Road                                                          LaGrange              IL
      25       905 River Road                                                                         Edgewater             NJ
      26       2080 Kalakaua Avenue                                                                   Honolulu              HI
      27       5500 Washington Avenue                                                                 Racine                WI
      28       111 Westminster Street                                                                 Providence            RI
      29       6001 Rockside Road                                                                     Independence          OH
      30       1730 Route 46                                                                          West Paterson         NJ
      31       12825 Carmenita Road                                                                   Santa Fe Springs      CA
      32       4448-58 Black Horse Pike                                                               Mays Landing          NJ
      33       7025 Harbour View Boulevard                                                            Suffolk               VA
      34       50 West 72nd Street                                                                    New York              NY
      35       1041-1145 High Ridge Road                                                              Stamford              CT
      36       51 Chambers Bridge Road                                                                Brick                 NJ
      37       1020, 1050, 1080 E. Pecos Road                                                         Chandler              AZ
      38       7300 North Point Parkway                                                               Alpharetta            GA
      39       105 Turning Leaf Circle                                                                Boiling Springs       SC
      40       110 Veterans Boulevard                                                                 Metairie              LA
      41       801 Jubilee Drive                                                                      Peabody               MA
      42       6525 Quail Hollow Road                                                                 Memphis               TN
      43       27670-27698 Santa Margarita Parkway                                                    Mission Viejo         CA
      44       12509 130th Lane NE                                                                    Kirkland              WA
      45       2706 Jacksboro Highway                                                                 Ft. Worth             TX
      46       4808 Davis Boulevard                                                                   North Richland Hills  TX
      47       2090 East Arapaho Road                                                                 Richardson            TX
      48       3601 Old Jacksboro Highway                                                             Wichita Falls         TX
      49       17410 Marsh Lane                                                                       Dallas                TX
      50       2323 North Martin Luther King Avenue                                                   Oklahoma City         OK
      51       1710 West Gentry Parkway                                                               Tyler                 TX
      52       901-935 Highway 80                                                                     San Marcos            TX
      53       5301 River Oaks Boulevard                                                              River Oaks            TX
      54       6401 West Parker Road                                                                  Plano                 TX
      55       1425 East Buckingham Road                                                              Richardson            TX
      56       6749 Main Street                                                                       The Colony            TX
      57       4600 Southwest Parkway                                                                 Wichita Falls         TX
      58       6640 Lake Worth Boulevard                                                              Lake Worth            TX
      59       4551 Sycamore School Road                                                              Ft. Worth             TX
      60       1095 Kennedy Road                                                                      Windsor               CT
      61       8401 North 67th Avenue                                                                 Glendale              AZ
      62       700 - 714, 724 W. Onstott Road & 1331 Bridge Street                                    Yuba City             CA
      63       460 South  Lake Avenue                                                                 Pasadena              CA
      64       243 East Route 59                                                                      West Nyack            NY
      65       1801-1821 & 1851 Blake Street                                                          Denver                CO
      66       3536-3554 East Main Street                                                             Farmington            NM
      67       9507-9655 Arrow Route, 9513-9681 Business Center Drive, and 8520-8540 Archibald Avenue Rancho Cucamonga      CA
      68       14650-14680 South LaGrange Road                                                        Orland Park           IL


------------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE
   LOAN NO.    ZIP CODE      PROPERTY TYPE                     PROPERTY SUB-TYPE                 UNITS/SF(3)         YEAR BUILT
------------------------------------------------------------------------------------------------------------------------------------
       1         02116       Office                            Urban                             1,741,810              1973
       2         92626       Office                            Suburban                            462,191              1985
       3         36108       Industrial                        Warehouse / Distribution            840,000              1999
       4         85307       Industrial                        Warehouse / Distribution            620,000              1994
       5         48083       Industrial                        Flex Industrial                      42,400              1987
       6         48083       Industrial                        Flex Industrial                     201,960              1986
       7         48083       Industrial                        Flex Industrial                     182,176              1986
       8         94612       Office                            Urban                               238,392              1972
       9         10001       Office                            Urban                               264,443              1910
      10         91406       Industrial                        Flex Industrial                     278,077       1960 / 1967 / 2003
      11         30080       Retail                            Anchored                            262,933              1995
      12         33325       Manufactured Housing Community    Manufactured Housing Community          774              1972
      13         93940       Multifamily                       Garden                                  286              1973
      14         20879       Office                            Suburban                            129,030              2000
      15         90212       Office                            Suburban                            127,662              1971
      16         20876       Office                            Suburban                            227,274              2000
      17         07936       Retail                            Anchored                             97,660              1994
      18         07936       Other                             Theater                              70,549              1993
      19         08817       Retail                            Anchored                            156,306              1962
      20         01730       Office                            Suburban                            328,232              2001
      21         94520       Office                            Suburban                            141,051              1982
      22         06830       Mixed Use                         Mixed Use                           123,133              1881
      23         40502       Multifamily                       Garden                                  356              1984
      24         60525       Retail                            Anchored                             67,767              2002
      25         07020       Mixed Use                         Mixed Use                            77,446              2001
      26         96815       Other                             Leased Fee                           74,433              1996
      27         53406       Retail                            Anchored                            217,103              2002
      28         02903       Office                            Urban                               348,815              1928
      29         44131       Hospitality                       Full Service                            364          1974 / 1979
      30         07424       Retail                            Anchored                             88,913              1995
      31         90670       Industrial                        Warehouse / Distribution            284,461              2000
      32         08330       Retail                            Anchored                            125,206              1988
      33         23435       Office                            Suburban                            123,742              2001
      34         10023       Multifamily                       Mid-Rise                                206              1927
      35         06905       Retail                            Unanchored                           88,873          1962 / 1967
      36         08723       Retail                            Anchored                            114,028              1970
      37         85225       Retail                            Anchored                             80,926              2003
      38         30022       Retail                            Unanchored                           50,559              2002
      39         29316       Multifamily                       Garden                                  198              2002
      40         70005       Office                            Suburban                            130,115              1973
      41         02780       Industrial                        Warehouse / Distribution            122,800              1997
      42         38120       Office                            Suburban                             98,558              1991
      43         92691       Retail                            Anchored                             56,879              1986
      44         98034       Industrial                        Flex Industrial                     105,115          1983 / 1985
      45         76114       Retail                            Specialty Retail                     10,908              1996
      46         76180       Retail                            Specialty Retail                     10,908           1996-1997
      47         75081       Retail                            Specialty Retail                     10,560              1996
      48         76302       Retail                            Specialty Retail                      9,504              1995
      49         75287       Retail                            Specialty Retail                      9,504              1995
      50         73111       Retail                            Specialty Retail                      9,504              1996
      51         75702       Retail                            Specialty Retail                      9,504              1996
      52         78666       Retail                            Anchored                            185,092              1983
      53         76114       Retail                            Specialty Retail                     10,908              1997
      54         75093       Retail                            Specialty Retail                     10,908          1996 / 1997
      55         75081       Retail                            Specialty Retail                     10,560              1996
      56         75056       Retail                            Specialty Retail                      9,504              1995
      57         76310       Retail                            Specialty Retail                      9,504              1995
      58         76135       Retail                            Specialty Retail                      9,504              1996
      59         76133       Retail                            Specialty Retail                      9,504              1995
      60         06095       Retail                            Anchored                             78,480              1994
      61         85302       Manufactured Housing Community    Manufactured Housing Community          283              1971
      62         95991       Retail                            Anchored                            135,114       1963 / 1985 / 1989
      63         91101       Retail                            Free Standing                        38,492              1996
      64         10994       Retail                            Free Standing                        61,000              2002
      65         80202       Office                            Urban                                82,933           1890-1930
      66         87402       Retail                            Anchored                            114,912           2001-2002
      67         91730       Industrial                        Flex Industrial                     224,363           1978-1982
      68         60462       Retail                            Anchored                             23,715              2002



------------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE      YEAR        PERCENT       PERCENT LEASED    SECURITY             LIEN                    RELATED
   LOAN NO.    RENOVATED       LEASED(4)   AS OF DATE(3)     TYPE(5)            POSITION               BORROWER LIST
------------------------------------------------------------------------------------------------------------------------------------
       1            NAP           98.0%      04/30/2003      Fee / Leasehold      First                        NAP
       2         1998-2002        94.4%      05/12/2003      Fee                  First                        NAP
       3            NAP          100.0%      04/16/2003      Fee                  First                         4
       4           2000          100.0%      04/16/2003      Fee                  First                         3
       5            NAP          100.0%      03/12/2003      Fee                  First                        6,7
       6            NAP           96.4%      03/12/2003      Fee                  First                        5,7
       7            NAP          100.0%      03/12/2003      Fee                  First                        5,6
       8         1997-2000        92.1%      03/15/2003      Fee                  First                        NAP
       9           2002           96.4%      04/03/2003      Fee                  First                        NAP
      10            NAP          100.0%      03/04/2003      Fee                  First                        NAP
      11            NAP          100.0%      04/09/2003      Fee                  First        17-18,25,27,28,30,36,45-51,53-59,60
      12           1995           97.7%      03/31/2003      Fee                  First                        NAP
      13           1999           94.1%      04/28/2003      Fee                  First                        NAP
      14            NAP           88.0%      06/19/2003      Fee                  First                        NAP
      15           1996           97.4%      03/06/2003      Fee                  First                        NAP
      16            NAP          100.0%      06/13/2003      Fee                  First                        NAP
      17            NAP          100.0%      03/05/2003      Fee                  First         11,25,27,28,30,36,45-51,53-59,60
      18            NAP          100.0%      03/05/2003      Fee                  First         11,25,27,28,30,36,45-51,53-59,60
      19           1991           87.2%      04/30/2003      Fee                  First                        32
      20            NAP          100.0%      03/31/2003      Fee                  First                        NAP
      21         1999-2000       100.0%      03/25/2003      Fee                  First                        NAP
      22           1981           99.1%      05/05/2003      Fee                  First                        NAP
      23            NAP           92.7%      03/11/2003      Fee                  First                        NAP
      24            NAP          100.0%      04/04/2003      Fee                  First                        102
      25            NAP          100.0%      03/10/2003      Fee                  First        11,17-18,27,28,30,36,45-51,53-59,60
      26            NAP           74.6%      03/20/2003      Fee / Leasehold      First                        NAP
      27            NAP           95.4%      01/06/2003      Fee                  First        11,17-18,25,28,30,36,45-51,53-59,60
      28           1990          100.0%      03/21/2003      Fee                  First        11,17-18,25,27,30,36,45-51,53-59,60
      29        1994 / 1997       54.6%      02/28/2003      Fee                  First                        NAP
      30            NAP          100.0%      01/01/2003      Fee                  First        11,17-18,25,27,28,36,45-51,53-59,60
      31            NAP          100.0%      03/15/2003      Fee                  First                        NAP
      32            NAP           89.3%      06/12/2003      Fee                  First                        19
      33            NAP          100.0%      05/28/2003      Fee                  First                        NAP
      34           2002           98.1%      03/11/2003      Fee                  First                        NAP
      35           1986          100.0%      02/18/2003      Fee                  First                        NAP
      36         1999-2001       100.0%      03/05/2003      Fee                  First        11,17-18,25,27,28,30,45-51,53-59,60
      37            NAP           96.4%      05/21/2003      Fee                  First                        NAP
      38            NAP          100.0%      02/12/2003      Fee                  First                        NAP
      39            NAP           95.5%      02/07/2003      Fee                  First                        NAP
      40           2000          100.0%      05/02/2003      Fee                  First                        NAP
      41            NAP          100.0%      04/10/2003      Fee                  First                        NAP
      42            NAP          100.0%      05/05/2003      Fee                  First                        NAP
      43            NAP           96.3%      05/28/2003      Fee                  First                        NAP
      44            NAP           95.4%      05/25/2003      Fee                  First                        NAP
      45            NAP          100.0%      03/01/2003      Fee                  First         11,17-18,25,27,28,30,36,53-59,60
      46            NAP          100.0%      03/01/2003      Fee                  First         11,17-18,25,27,28,30,36,53-59,60
      47            NAP          100.0%      03/01/2003      Fee                  First         11,17-18,25,27,28,30,36,53-59,60
      48            NAP          100.0%      03/01/2003      Fee                  First         11,17-18,25,27,28,30,36,53-59,60
      49            NAP          100.0%      03/01/2003      Fee                  First         11,17-18,25,27,28,30,36,53-59,60
      50            NAP          100.0%      03/01/2003      Fee                  First         11,17-18,25,27,28,30,36,53-59,60
      51            NAP          100.0%      03/01/2003      Fee                  First         11,17-18,25,27,28,30,36,53-59,60
      52            NAP           98.0%      02/03/2003      Fee                  First                        NAP
      53            NAP          100.0%      03/01/2003      Fee                  First         11,17-18,25,27,28,30,36,45-51,60
      54            NAP          100.0%      03/01/2003      Fee                  First         11,17-18,25,27,28,30,36,45-51,60
      55            NAP          100.0%      03/01/2003      Fee                  First         11,17-18,25,27,28,30,36,45-51,60
      56            NAP          100.0%      03/01/2003      Fee                  First         11,17-18,25,27,28,30,36,45-51,60
      57            NAP          100.0%      03/01/2003      Fee                  First         11,17-18,25,27,28,30,36,45-51,60
      58            NAP          100.0%      03/01/2003      Fee                  First         11,17-18,25,27,28,30,36,45-51,60
      59            NAP          100.0%      03/01/2003      Fee                  First         11,17-18,25,27,28,30,36,45-51,60
      60            NAP          100.0%      03/21/2003      Fee                  First        11,17-18,25,27,28,30,36,45-51,53-59
      61           2002           96.1%      01/31/2003      Fee                  First                        96
      62           1998          100.0%      03/01/2003      Fee                  First                        200
      63            NAP          100.0%      02/01/2003      Fee                  First                        NAP
      64            NAP          100.0%      03/14/2003      Fee                  First                        NAP
      65         1995-2000        87.1%      03/01/2003      Fee                  First                        NAP
      66            NAP          100.0%      02/27/2003      Fee                  First                        NAP
      67            NAP           96.9%      03/31/2003      Fee                  First                        NAP
      68            NAP           94.0%      04/10/2003      Fee                  First                        NAP


-------------------------------------------------------------------------------------------------------------------------------
                                                      CUT-OFF DATE
   MORTGAGE        ORIGINAL   CUT-OFF DATE                 BALANCE                        FIRST PAYMENT      FIRST PAYMENT
   LOAN NO.         BALANCE      BALANCE(6)         PER UNIT OR SF      NOTE DATE          DATE (P&I)          DATE (IO)
-------------------------------------------------------------------------------------------------------------------------------
       1        $85,000,000    $85,000,000                    $184     03/14/2003              NAP             05/08/2003
       2        $74,000,000    $73,777,218                    $160     05/16/2003          07/01/2003             NAP
       3        $16,000,000    $15,961,708                     $19     04/16/2003          06/01/2003             NAP
       4        $11,903,224    $11,874,736                     $19     04/16/2003          06/01/2003             NAP
       5         $2,000,000     $1,982,655                     $63     03/11/2003          05/01/2003             NAP
       6        $15,000,000    $14,869,914                     $63     03/11/2003          05/01/2003             NAP
       7        $10,000,000     $9,913,276                     $63     03/11/2003          05/01/2003             NAP
       8        $25,750,000    $25,667,184                    $108     05/01/2003          06/01/2003             NAP
       9        $23,000,000    $23,000,000                     $87     05/30/2003          07/01/2009          07/01/2003
      10        $22,300,000    $22,100,640                     $79     03/11/2003          05/01/2003             NAP
      11        $21,500,000    $21,500,000                     $82     06/19/2003              NAP             08/01/2003
      12        $19,500,000    $19,500,000                 $25,194     04/23/2003              NAP             06/01/2003
      13        $17,500,000    $17,500,000                 $61,189     04/28/2003          07/01/2008          07/01/2003
      14        $18,700,000    $16,867,926                    $131     11/19/2002          01/01/2003             NAP
      15        $16,000,000    $15,982,716                    $125     05/22/2003          08/01/2003             NAP
      16        $16,000,000    $15,975,826                     $70     06/13/2003          08/01/2003             NAP
      17         $9,280,000     $9,280,000                     $93     06/12/2003              NAP             08/01/2003
      18         $6,445,000     $6,445,000                     $93     06/12/2003              NAP             08/01/2003
      19        $15,600,000    $15,538,044                     $99     03/13/2003          05/01/2003             NAP
      20        $16,000,000    $15,528,099                     $95     03/20/2002          05/01/2002             NAP
      21        $15,500,000    $15,484,854                    $110     06/03/2003          08/01/2003             NAP
      22        $14,800,000    $14,757,392                    $120     04/15/2003          06/01/2003             NAP
      23        $14,700,000    $14,671,201                 $41,211     05/12/2003          07/01/2003             NAP
      24        $14,250,000    $14,209,163                    $210     04/04/2003          06/03/2003             NAP
      25        $14,000,000    $14,000,000                    $181     05/27/2003              NAP             07/01/2003
      26        $14,000,000    $13,744,250                    $185     08/24/2001          10/01/2001             NAP
      27        $13,200,000    $13,200,000                     $61     04/01/2003              NAP             05/01/2003
      28        $12,900,000    $12,900,000                     $37     04/17/2003              NAP             06/01/2003
      29        $12,600,000    $12,574,470                 $34,545     06/11/2003          08/01/2003             NAP
      30        $11,075,000    $11,075,000                    $125     05/13/2003              NAP             07/01/2003
      31        $11,000,000    $10,960,877                     $39     06/17/2003          08/01/2003             NAP
      32        $11,000,000    $10,932,699                     $87     03/12/2003          05/01/2003             NAP
      33        $11,000,000    $10,928,997                     $88     11/22/2002          01/01/2003             NAP
      34        $10,850,000    $10,825,197                 $52,550     05/21/2003          07/01/2003             NAP
      35        $10,600,000    $10,543,951                    $119     02/18/2003          04/01/2003             NAP
      36        $10,300,000    $10,300,000                     $90     05/13/2003              NAP             07/01/2003
      37         $9,325,000     $9,316,327                    $115     05/29/2003          08/01/2003             NAP
      38         $9,200,000     $9,154,855                    $181     02/28/2003          04/01/2003             NAP
      39         $9,150,000     $9,108,134                 $46,001     02/07/2003          04/01/2003             NAP
      40         $9,150,000     $9,066,159                     $70     09/27/2002          11/01/2002             NAP
      41         $9,100,000     $9,053,451                     $74     04/11/2003          06/01/2003             NAP
      42         $9,000,000     $8,963,069                     $91     04/15/2003          06/05/2003             NAP
      43         $8,900,000     $8,900,000                    $156     06/26/2003          02/01/2005          08/01/2003
      44         $8,900,000     $8,845,386                     $84     01/29/2003          03/01/2003             NAP
      45         $1,540,000     $1,540,000                    $122     05/16/2003              NAP             07/01/2003
      46         $1,521,350     $1,521,350                    $122     05/16/2003              NAP             07/01/2003
      47         $1,316,400     $1,316,400                    $122     05/16/2003              NAP             07/01/2003
      48         $1,203,350     $1,203,350                    $122     05/16/2003              NAP             07/01/2003
      49         $1,177,000     $1,177,000                    $122     05/16/2003              NAP             07/01/2003
      50         $1,005,100     $1,005,100                    $122     05/16/2003              NAP             07/01/2003
      51           $845,200       $845,200                    $122     05/16/2003              NAP             07/01/2003
      52         $8,500,000     $8,476,277                     $46     04/10/2003          06/01/2003             NAP
      53         $1,545,700     $1,545,700                    $120     05/16/2003              NAP             07/01/2003
      54         $1,445,000     $1,445,000                    $120     05/16/2003              NAP             07/01/2003
      55         $1,338,350     $1,338,350                    $120     05/16/2003              NAP             07/01/2003
      56         $1,096,600     $1,096,600                    $120     05/16/2003              NAP             07/01/2003
      57         $1,035,700     $1,035,700                    $120     05/16/2003              NAP             07/01/2003
      58         $1,021,500     $1,021,500                    $120     05/16/2003              NAP             07/01/2003
      59           $941,000       $941,000                    $120     05/16/2003              NAP             07/01/2003
      60         $8,015,000     $8,015,000                    $102     05/15/2003              NAP             07/01/2003
      61         $7,800,000     $7,800,000                 $27,562     03/03/2003          05/01/2004          05/01/2003
      62         $7,780,000     $7,750,292                     $57     03/18/2003          05/01/2003             NAP
      63         $7,500,000     $7,479,597                    $194     04/25/2003          06/01/2003             NAP
      64         $7,500,000     $7,469,628                    $122     03/28/2003          05/01/2003             NAP
      65         $7,400,000     $7,361,158                     $89     03/28/2003          05/01/2003             NAP
      66         $7,000,000     $6,940,672                     $60     03/21/2003          05/01/2003             NAP
      67         $6,900,000     $6,874,529                     $31     05/29/2003          08/01/2003             NAP
      68         $6,600,000     $6,521,666                    $275     11/21/2002          01/01/2003             NAP



------------------------------------------------------------------------------------------------------------------------
                                                                                                         REMAINING
   MORTGAGE        MATURITY          GRACE        ARD        LOCKBOX      LOCKBOX       ORIGINAL TERM     TERM TO
   LOAN NO.         DATE           PERIOD(7)      LOAN        STATUS        TYPE         TO MATURITY      MATURITY
------------------------------------------------------------------------------------------------------------------------
       1         04/08/2008           0            No        In Place       Hard               60           56
       2         06/01/2016           0            No        In Place       Soft              156           154
       3         05/01/2013           5            No        In Place       Hard              120           117
       4         05/01/2013           5            No        In Place       Hard              120           117
       5         04/01/2023           0            No           NAP          NAP              240           236
       6         04/01/2023           0            No           NAP          NAP              240           236
       7         04/01/2023           0            No           NAP          NAP              240           236
       8         05/01/2010           5            No        Springing      Hard               84           81
       9         06/01/2013           5            No        In Place     Soft/Hard           120           118
      10         04/01/2013           5            No           NAP          NAP              120           116
      11         07/01/2009           0            No        Springing    Soft/Hard            72           71
      12         05/01/2013           5            No           NAP          NAP              120           117
      13         06/01/2013           0            No           NAP          NAP              120           118
      14         12/01/2012           0            No        Springing      Hard              120           112
      15         07/01/2013           5            No           NAP          NAP              120           119
      16         07/01/2013           0            No           NAP          NAP              120           119
      17         07/01/2010           0            No        Springing    Soft/Hard            84           83
      18         07/01/2010           0            No        Springing    Soft/Hard            84           83
      19         04/01/2013           5            No        In Place       Hard              120           116
      20         04/01/2012          10            No        In Place       Hard              120           104
      21         07/01/2013           5            No           NAP          NAP              120           119
      22         05/01/2013           5            No           NAP          NAP              120           117
      23         06/01/2013           5            No           NAP          NAP              120           118
      24         05/03/2013           0            No           NAP          NAP              120           117
      25         06/01/2010           0            No           NAP          NAP               84           82
      26         09/01/2011           5            No        In Place       Hard              120           97
      27         04/01/2010           0            No           NAP          NAP               84           80
      28         05/01/2010           0           Yes        Springing      Hard               84           81
      29         07/01/2010           5            No           NAP          NAP               84           83
      30         06/01/2010           0            No           NAP          NAP               84           82
      31         07/01/2018           5            No           NAP          NAP              180           179
      32         04/01/2013           5            No           NAP          NAP              120           116
      33         12/01/2012           5            No        Springing      Hard              120           112
      34         06/01/2013           5            No           NAP          NAP              120           118
      35         03/01/2013           0            No           NAP          NAP              120           115
      36         06/01/2010           0            No           NAP          NAP               84           82
      37         07/01/2013           5            No           NAP          NAP              120           119
      38         03/01/2013           0            No           NAP          NAP              120           115
      39         03/01/2013           0            No           NAP          NAP              120           115
      40         10/01/2012           5            No           NAP          NAP              120           110
      41         05/01/2015           0            No           NAP          NAP              144           141
      42         05/05/2013           0            No           NAP          NAP              120           117
      43         07/01/2013           5            No        In Place       Soft              120           119
      44         02/01/2013           5            No           NAP          NAP              120           114
      45         06/01/2013           0            No        Springing    Soft/Hard           120           118
      46         06/01/2013           0            No        Springing    Soft/Hard           120           118
      47         06/01/2013           0            No        Springing    Soft/Hard           120           118
      48         06/01/2013           0            No        Springing    Soft/Hard           120           118
      49         06/01/2013           0            No        Springing    Soft/Hard           120           118
      50         06/01/2013           0            No        Springing    Soft/Hard           120           118
      51         06/01/2013           0            No        Springing    Soft/Hard           120           118
      52         05/01/2013           5            No        In Place       Hard              120           117
      53         06/01/2013           0            No        Springing    Soft/Hard           120           118
      54         06/01/2013           0            No        Springing    Soft/Hard           120           118
      55         06/01/2013           0            No        Springing    Soft/Hard           120           118
      56         06/01/2013           0            No        Springing    Soft/Hard           120           118
      57         06/01/2013           0            No        Springing    Soft/Hard           120           118
      58         06/01/2013           0            No        Springing    Soft/Hard           120           118
      59         06/01/2013           0            No        Springing    Soft/Hard           120           118
      60         06/01/2010           0            No        Springing      Hard               84           82
      61         04/01/2013           5            No           NAP          NAP              120           116
      62         04/01/2013           5            No           NAP          NAP              120           116
      63         05/01/2013           5            No        Springing      Hard              120           117
      64         04/01/2013           0            No           NAP          NAP              120           116
      65         04/01/2013           5            No        Springing      Soft              120           116
      66         04/01/2013           5            No           NAP          NAP              120           116
      67         07/01/2010           5            No           NAP          NAP               84           83
      68         12/01/2012           0            No           NAP          NAP              120           112



------------------------------------------------------------------------------------------------------------------------------------
                                                                         MONTHLY
   MORTGAGE          ORIGINAL       REMAINING        MORTGAGE             PAYMENT        MONTHLY     UNDERWRITABLE    UNDERWRITABLE
   LOAN NO.       AMORT. TERM(8)   AMORT. TERM           RATE               (P&I)    PAYMENT (IO)              NOI        CASH FLOW
------------------------------------------------------------------------------------------------------------------------------------
       1                IO             IO              4.625%                 $0        $332,154       $48,048,826      $45,169,348
       2               300             298             5.740%           $465,092              $0       $12,081,108      $11,166,147
       3               360             357             6.450%           $100,605              $0        $2,358,342       $2,181,942
       4               360             357             6.450%            $74,845              $0        $1,915,439       $1,779,272
       5               240             236             5.740%            $14,030              $0          $477,580         $426,701
       6               240             236             5.740%           $105,227              $0        $2,780,152       $2,461,898
       7               240             236             5.740%            $70,151              $0        $1,817,734       $1,543,194
       8               360             357             5.175%           $140,999              $0        $3,280,128       $3,010,972
       9               360             360             4.680%           $119,010         $91,195        $3,756,319       $3,361,679
      10               240             236             5.500%           $153,399              $0        $3,450,678       $3,217,093
      11                IO             IO              4.460%                 $0         $79,908        $2,946,064       $2,766,670
      12                IO             IO              5.050%                 $0         $83,202        $3,143,000       $3,104,300
      13               360             360             4.740%            $91,183         $70,277        $2,311,275       $2,230,323
      14               360             352             6.250%           $104,660              $0        $1,736,569       $1,620,000
      15               360             359             4.930%            $85,208              $0        $2,491,315       $2,271,086
      16               300             299             5.700%           $100,174              $0        $2,305,478       $2,023,660
      17                IO             IO              4.685%                 $0         $36,231        $1,405,117       $1,362,523
      18                IO             IO              4.685%                 $0         $25,162          $892,799         $868,656
      19               360             356             5.650%            $90,049              $0        $1,971,964       $1,849,839
      20               240             224             7.310%           $127,042              $0        $3,936,733       $3,671,651
      21               360             359             5.350%            $86,554              $0        $1,883,375       $1,696,164
      22               360             357             5.670%            $85,618              $0        $2,080,062       $1,943,763
      23               360             358             5.690%            $85,226              $0        $1,647,624       $1,558,624
      24               360             357             5.690%            $82,617              $0        $1,430,900       $1,383,464
      25                IO             IO              4.685%                 $0         $54,658        $2,080,534       $2,047,728
      26               360             337             7.000%            $93,142              $0        $1,666,000       $1,666,000
      27                IO             IO              4.440%                 $0         $48,840        $1,865,636       $1,783,969
      28                IO             IO              5.100%                 $0         $54,825        $1,683,735       $1,631,413
      29               240             239             5.900%            $89,545              $0        $2,168,130       $1,771,478
      30                IO             IO              4.685%                 $0         $43,239        $1,594,855       $1,561,548
      31               180             179             5.135%            $87,763              $0        $1,654,554       $1,577,854
      32               300             296             5.350%            $66,568              $0        $1,425,701       $1,340,180
      33               360             352             6.750%            $71,346              $0        $1,225,522       $1,109,899
      34               360             358             4.965%            $58,013              $0        $1,527,207       $1,471,931
      35               360             355             5.300%            $58,862              $0        $2,411,290       $2,296,645
      36                IO             IO              4.375%                 $0         $37,552        $1,521,754       $1,481,068
      37               360             359             5.550%            $53,239              $0          $966,326         $927,987
      38               360             355             5.640%            $53,048              $0        $1,032,084         $991,132
      39               360             355             5.950%            $54,565              $0          $969,622         $925,072
      40               360             350             6.170%            $55,863              $0        $1,076,163         $931,343
      41               264             261             6.090%            $62,645              $0        $1,153,587       $1,088,437
      42               300             297             5.880%            $57,329              $0        $1,120,412       $1,002,143
      43               342             342             5.330%            $50,658         $40,080          $916,902         $869,721
      44               360             354             5.790%            $52,164              $0          $974,141         $902,663
      45                IO             IO              5.050%                 $0          $6,481          $217,033         $209,305
      46                IO             IO              5.050%                 $0          $6,402          $213,673         $206,006
      47                IO             IO              5.050%                 $0          $5,540          $185,503         $178,254
      48                IO             IO              5.050%                 $0          $5,064          $169,326         $161,904
      49                IO             IO              5.050%                 $0          $4,953          $166,272         $159,950
      50                IO             IO              5.050%                 $0          $4,230          $142,469         $136,577
      51                IO             IO              5.050%                 $0          $3,557          $119,813         $114,330
      52               360             357             5.805%            $49,901              $0        $1,200,956       $1,096,933
      53                IO             IO              5.050%                 $0          $6,505          $217,035         $209,307
      54                IO             IO              5.050%                 $0          $6,081          $203,080         $195,598
      55                IO             IO              5.050%                 $0          $5,632          $188,843         $181,006
      56                IO             IO              5.050%                 $0          $4,615          $153,728         $146,683
      57                IO             IO              5.050%                 $0          $4,359          $147,274         $140,345
      58                IO             IO              5.050%                 $0          $4,299          $144,728         $138,035
      59                IO             IO              5.050%                 $0          $3,960          $133,153         $127,429
      60                IO             IO              4.390%                 $0         $29,322        $1,195,598       $1,168,953
      61               360             360             5.520%            $44,385         $36,378          $783,544         $769,394
      62               360             356             5.830%            $45,798              $0          $962,789         $868,522
      63               360             357             5.915%            $44,557              $0          $846,993         $830,179
      64               360             356             5.560%            $42,867              $0        $1,012,420         $956,502
      65               300             296             6.250%            $48,816              $0          $970,485         $885,457
      66               240             236             5.920%            $49,828              $0          $926,662         $894,485
      67               180             179             4.740%            $53,635              $0        $1,299,550       $1,090,891
      68               300             292             5.670%            $41,203              $0          $675,960         $665,052





-----------------------------------------------------------------------------------------------------------------------

   MORTGAGE         NOI               NCF              CUT-OFF DATE         BALLOON          BALLOON    MORTGAGE
   LOAN NO.       DSCR(9)           DSCR(9)                     LTV             LTV          BALANCE    LOAN NO.
-----------------------------------------------------------------------------------------------------------------------
       1            3.20              3.01                    48.9%           48.9%      $85,000,000        1
       2            2.16              2.00                    47.9%           31.5%      $48,556,633        2
       3            2.03              1.88                    59.7%           51.6%      $13,777,539        3
       4            2.03              1.88                    59.7%           51.6%      $10,249,822        4
       5            2.23              1.95                    55.9%            1.6%          $57,791        5
       6            2.23              1.95                    55.9%            1.6%         $433,414        6
       7            2.23              1.95                    55.9%            1.6%         $288,944        7
       8            1.94              1.78                    69.6%           62.1%      $22,926,724        8
       9            3.43              3.07                    52.3%           49.0%      $21,555,203        9
      10            1.87              1.75                    62.3%           40.6%      $14,427,025       10
      11            3.07              2.89                    53.8%           53.8%      $21,500,000       11
      12            3.15              3.11                    48.9%           48.9%      $19,500,000       12
      13            2.74              2.64                    58.1%           53.5%      $16,100,312       13
      14            1.38              1.29                    70.3%           60.6%      $14,537,226       14
      15            2.44              2.22                    48.4%           39.9%      $13,158,423       15
      16            1.92              1.68                    56.1%           42.6%      $12,144,685       16
      17            3.12              3.03                    51.7%           51.7%       $9,280,000       17
      18            3.12              3.03                    51.7%           51.7%       $6,445,000       18
      19            1.82              1.71                    71.6%           60.5%      $13,120,861       19
      20            1.29              1.20                    62.6%           44.7%      $11,073,990       20
      21            1.81              1.63                    64.5%           53.8%      $12,919,576       21
      22            2.02              1.89                    55.7%           47.0%      $12,458,447       22
      23            1.61              1.52                    76.0%           64.1%      $12,378,607       23
      24            1.44              1.40                    79.4%           67.1%      $12,002,722       24
      25            3.17              3.12                    51.1%           51.1%      $14,000,000       25
      26            1.49              1.49                    43.6%           38.8%      $12,226,202       26
      27            3.18              3.04                    55.0%           55.0%      $13,200,000       27
      28            2.56              2.48                    60.6%           60.6%      $12,900,000       28
      29            2.02              1.65                    64.8%           50.9%       $9,866,618       29
      30            3.07              3.01                    53.0%           53.0%      $11,075,000       30
      31            1.57              1.50                    58.3%            1.1%         $207,978       31
      32            1.78              1.68                    70.5%           53.9%       $8,358,725       32
      33            1.43              1.30                    78.1%           68.2%       $9,547,692       33
      34            2.19              2.11                    40.7%           33.6%       $8,931,470       34
      35            3.41              3.25                    34.1%           28.6%       $8,824,363       35
      36            3.38              3.29                    52.8%           52.8%      $10,300,000       36
      37            1.51              1.45                    71.7%           60.2%       $7,820,875       37
      38            1.62              1.56                    76.9%           65.0%       $7,739,958       38
      39            1.48              1.41                    79.3%           67.7%       $7,769,688       39
      40            1.61              1.39                    74.3%           64.1%       $7,815,086       40
      41            1.53              1.45                    69.6%           44.4%       $5,778,275       41
      42            1.63              1.46                    72.3%           56.2%       $6,966,860       42
      43            1.91              1.81                    71.8%           61.0%       $7,551,858       43
      44            1.56              1.44                    68.0%           57.8%       $7,514,637       44
      45            2.79              2.68                    56.6%           56.6%       $1,540,000       45
      46            2.79              2.68                    56.6%           56.6%       $1,521,350       46
      47            2.79              2.68                    56.6%           56.6%       $1,316,400       47
      48            2.79              2.68                    56.6%           56.6%       $1,203,350       48
      49            2.79              2.68                    56.6%           56.6%       $1,177,000       49
      50            2.79              2.68                    56.6%           56.6%       $1,005,100       50
      51            2.79              2.68                    56.6%           56.6%         $845,200       51
      52            2.01              1.83                    69.5%           58.9%       $7,184,288       52
      53            2.79              2.68                    56.5%           56.5%       $1,545,700       53
      54            2.79              2.68                    56.5%           56.5%       $1,445,000       54
      55            2.79              2.68                    56.5%           56.5%       $1,338,350       55
      56            2.79              2.68                    56.5%           56.5%       $1,096,600       56
      57            2.79              2.68                    56.5%           56.5%       $1,035,700       57
      58            2.79              2.68                    56.5%           56.5%       $1,021,500       58
      59            2.79              2.68                    56.5%           56.5%         $941,000       59
      60            3.40              3.32                    54.7%           54.7%       $8,015,000       60
      61            1.79              1.76                    79.8%           68.5%       $6,694,693       61
      62            1.75              1.58                    70.5%           59.8%       $6,579,046       62
      63            1.58              1.55                    71.9%           61.2%       $6,359,809       63
      64            1.97              1.86                    57.2%           48.2%       $6,290,854       64
      65            1.66              1.51                    68.8%           54.2%       $5,797,767       65
      66            1.55              1.50                    67.4%           44.7%       $4,602,994       66
      67            2.02              1.69                    45.5%           28.8%       $4,348,649       67
      68            1.37              1.35                    77.6%           60.4%       $5,071,321       68

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

---------------------------------------------------------------------------------------------------------------------------
   MORTGAGE     MORTGAGE                                                                      APPRAISED     VALUATION
   LOAN NO.     LOAN SELLER(1)     PROPERTY NAME(2)                                               VALUE     DATE(10)
---------------------------------------------------------------------------------------------------------------------------
       1        MSMC               John Hancock Tower                                      $655,000,000    05/16/2003
       2        PCF                Center Tower                                            $154,000,000    04/29/2003
       3        MSMC               Alabama Warehouse/Distribution (I)                       $24,700,000    04/18/2003
       4        MSMC               Arizona Warehouse/Distribution (I)                       $21,900,000    04/18/2003
       5        PCF                Troy Technology Park (Building K) (A)                     $4,700,000    03/07/2003
       6        PCF                Troy Technology Park North (A)                           $24,500,000    03/03/2003
       7        PCF                Troy Technology Park South (A)                           $18,700,000    03/03/2003
       8        BSCMI              1333 Broadway                                            $36,900,000    03/21/2003
       9        BSCMI              516 West 34th Street                                     $44,000,000    04/08/2003
      10        WFB                ITT Gilfillan Building                                   $35,500,000    01/29/2003
      11        BSCMI              Heritage Pavilion                                        $40,000,000    06/05/2003
      12        WFB                Rexmere Village MHC                                      $39,900,000    03/21/2003
      13        PCF                Monterey Pines Apartments                                $30,100,000    04/24/2003
      14        MSMC               Crown Point Corporate Center                             $24,000,000    09/30/2002
      15        WFB                9401 Wilshire Blvd.                                      $33,000,000    01/15/2003
      16        PCF                Seneca Meadows Corporate Center                          $28,500,000    05/29/2003
      17        BSCMI              East Hanover Properties - East Hanover Plaza (II)        $18,100,000    04/04/2003
      18        BSCMI              East Hanover Properties - Loews Theater Complex (II)     $12,300,000    04/04/2003
      19        BSCMI              Tops Plaza                                               $21,700,000    02/23/2003
      20        WFB                RSA Security Headquarters Buildings                      $49,600,000    05/29/2003
      21        WFB                Bisso Corporate Center                                   $24,000,000    04/24/2003
      22        BSCMI              The Mill                                                 $26,500,000    12/05/2002
      23        BSCMI              Chinoe Creek Apartments                                  $19,300,000    04/01/2003
      24        PCF                LaGrange Crossing                                        $17,900,000    04/02/2003
      25        BSCMI              Edgewater Towne Center                                   $27,400,000    04/04/2003
      26        BSCMI              King Kalakaua Plaza Land                                 $31,500,000    04/20/2001
      27        BSCMI              Village Center                                           $24,000,000    04/30/2003
      28        BSCMI              Fleet Bank                                               $21,300,000    03/21/2003
      29        WFB                Holiday Inn - Independence                               $19,400,000    04/15/2003
      30        BSCMI              West Falls Plaza                                         $20,900,000    04/10/2003
      31        BSCMI              Golden Springs Business Center                           $18,800,000    05/02/2003
      32        BSCMI              Festival at Hamilton                                     $15,500,000    03/10/2003
      33        MSMC               Bridgeway Center                                         $14,000,000    07/22/2002
      34        BSCMI              Ruxton Towers                                            $26,600,000    04/03/2003
      35        PCF                High Ridge Center                                        $30,900,000    01/22/2003
      36        BSCMI              Brick Center Plaza                                       $19,500,000    04/04/2003
      37        WFB                Hamstra Square                                           $13,000,000    05/01/2003
      38        PCF                North Point Village Shopping Center Phase II             $11,900,000    11/25/2002
      39        PCF                Autumn Park Apartments                                   $11,480,000    01/07/2003
      40        MSMC               Stewart Office Building                                  $12,200,000    04/22/2002
      41        PCF                801 Jubilee                                              $13,000,000    03/10/2003
      42        PCF                Crye-Leike Office Building                               $12,400,000    03/24/2003
      43        MSMC               Portola Plaza                                            $12,390,000    04/03/2003
      44        MSMC               Totem Valley Business Park                               $13,000,000    11/15/2002
      45        BSCMI              INLAND Portfolio 2 - Jacksboro & Long (III)               $2,700,000    04/18/2003
      46        BSCMI              INLAND Portfolio 2 - Hwy. 26th  & Davis (III)             $2,675,000    04/18/2003
      47        BSCMI              INLAND Portfolio 2 - Arapaho & Jupiter (III)              $2,330,000    04/18/2003
      48        BSCMI              INLAND Portfolio 2 - Midwestern @ Jacksboro (III)         $2,120,000    04/18/2003
      49        BSCMI              INLAND Portfolio 2 - Trinity Mills & Marsh (III)          $2,080,000    04/18/2003
      50        BSCMI              INLAND Portfolio 2 - MLK @23rd (III)                      $1,790,000    04/18/2003
      51        BSCMI              INLAND Portfolio 2 - Gentry @ Glenwood (III)              $1,510,000    04/18/2003
      52        BSCMI              San Mar Plaza Shopping Center                            $12,200,000    02/07/2003
      53        BSCMI              INLAND Portfolio 1 - Roberts Cut-off & River Oaks (IV)    $2,725,000    04/18/2003
      54        BSCMI              INLAND Portfolio 1 - Midway & Parker (IV)                 $2,550,000    04/18/2003
      55        BSCMI              INLAND Portfolio 1 - Buckingham & Plano (IV)              $2,370,000    04/18/2003
      56        BSCMI              INLAND Portfolio 1 - Main & Colony (IV)                   $1,925,000    04/18/2003
      57        BSCMI              INLAND Portfolio 1 - SW Parkway & Fairway (IV)            $1,845,000    04/18/2003
      58        BSCMI              INLAND Portfolio 1 - Telephone Rd. @ Hwy. 199 (IV)        $1,820,000    04/18/2003
      59        BSCMI              INLAND Portfolio 1 - Hulen & Sycamore School Rd. (IV)     $1,670,000    04/19/2003
      60        BSCMI              Windsor Court                                            $14,650,000    02/07/2003
      61        WFB                Orange Grove Estates                                      $9,780,000    01/22/2003
      62        WFB                Raley's Shopping Center                                  $11,000,000    02/24/2003
      63        BSCMI              460 South Lake Avenue                                    $10,400,000    01/24/2003
      64        PCF                Shoprite Supermarket                                     $13,050,000    02/25/2003
      65        BSCMI              Stadium Walk                                             $10,700,000    04/02/2003
      66        WFB                Plaza Farmington                                         $10,300,000    11/13/2002
      67        WFB                Cucamonga Business Park                                  $15,100,000    12/12/2002
      68        PCF                14650-14680 South LaGrange Road                           $8,400,000    10/04/2002



------------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE                                                        LEASE              %
   LOAN NO.    LARGEST TENANT(11)                             EXPIRATION DATE        NSF    SECOND LARGEST TENANT(11)
------------------------------------------------------------------------------------------------------------------------------------
       1       John Hancock                                     03/31/2015          27.1%   Investors Bank & Trust Company
       2       Latham & Watkins                                 07/23/2015          15.9%   Sheppard Mullin Richter
       3       KB Toys of Massachusetts, Inc.                   05/01/2020         100.0%   NAP
       4       KB Toys of Massachusetts, Inc.                   05/01/2020         100.0%   NAP
       5       Visteon Corporation                              05/31/2005         100.0%   NAP
       6       General Motors Corp.                             12/31/2004          80.0%   Hutchinson Automotive Extrusion, Inc.
       7       General Motors Corp.                             12/31/2005          53.5%   General Motors Corp.
       8       Providian Bancorp Services                       05/30/2007          61.4%   LCI Construction
       9       Coach Inc.                                       06/30/2015          60.5%   Otis Elevator Company
      10       ITT Industries, Inc.                             01/31/2013         100.0%   NAP
      11       TJ Maxx                                          08/31/2010          19.2%   Media Play / Music Land Group
      12       NAP                                                  NAP               NAP   NAP
      13       NAP                                                  NAP               NAP   NAP
      14       Aurora Loan Services                             07/31/2009          20.5%   PMC - Sierra US, Inc.
      15       Ervin, Cohen, and Jessup                         08/31/2007          29.0%   Berkowitz Black & Zolk
      16       TELLABS                                          11/30/2010          30.3%   Avalon Pharmaceuticals
      17       The Sports Authority, Inc.                       08/31/2014          43.6%   Office Max
      18       Loews East Hanover Cinema                        12/31/2023          73.8%   Chuck E. Cheese
      19       National Wholesale Liquidators                   02/28/2011          28.5%   Asian Food Center
      20       RSA Security - Bldg 3 & 4                        12/09/2016         100.0%   NAP
      21       MCImetro Access Transmission Services, LLC       05/26/2010          29.1%   VoiceStream PCS BTA I Corporation
      22       Quebecor World USA                               05/31/2008          51.6%   Madison Direct Marketing
      23       NAP                                                  NAP               NAP   NAP
      24       Borders, Inc.                                    01/31/2023          31.0%   Walgreen Co.
      25       Whole Foods                                      05/01/2020          53.7%   Annie Sez
      26       Niketown                                         07/31/2012          42.9%   Banana Republic
      27       Kohl's                                           01/31/2023          49.0%   Jewel Food
      28       Fleet                                            04/30/2013         100.0%   NAP
      29       NAP                                                  NAP               NAP   NAP
      30       A&P Supermarket                                  11/30/2021          72.8%   Computer City, Inc.
      31       McMaster Carr                                    05/31/2004          43.2%   Nelson & Associates
      32       Boater's World                                   04/30/2013           9.6%   Joann Fabrics
      33       AFFINA Corporation                               12/31/2011          47.9%   United States Army
      34       NAP                                                  NAP               NAP   NAP
      35       Tower Records (MTS, Incorporated)                11/30/2009          22.5%   Borders, Inc.
      36       Best Buy                                         01/31/2015          36.1%   Bed, Bath & Beyond
      37       Bashas'                                          02/28/2023          66.8%   Washington Mutual
      38       Crate & Barrel, Inc.                             01/31/2015          59.4%   Z Gallerie
      39       NAP                                                  NAP               NAP   NAP
      40       Stewart Enterprises                              09/30/2004          16.5%   LaPorte, Sehrt, Romig
      41       Fishery Products                                 04/30/2014         100.0%   NAP
      42       Crye-Leike                                       03/14/2018          78.3%   1st Trust Bank
      43       TJ Maxx                                          05/31/2010          56.8%   Taekwando Family Center
      44       Stafford Homes                                   10/31/2009          13.6%   Bel-Red HTG & A/C
      45       Eckerd                                           04/21/2017         100.0%   NAP
      46       Eckerd                                           07/22/2017         100.0%   NAP
      47       Eckerd                                           01/31/2017         100.0%   NAP
      48       Eckerd                                           03/30/2016         100.0%   NAP
      49       Eckerd                                           09/16/2015         100.0%   NAP
      50       Eckerd                                           07/16/2016         100.0%   NAP
      51       Eckerd                                           07/27/2016         100.0%   NAP
      52       Hobby Lobby                                      01/31/2008          34.4%   Hastings Entertainment
      53       Eckerd                                           01/18/2017         100.0%   NAP
      54       Eckerd                                           05/17/2017         100.0%   NAP
      55       Eckerd                                           01/31/2017         100.0%   NAP
      56       Eckerd                                           09/23/2015         100.0%   NAP
      57       Eckerd                                           12/03/2015         100.0%   NAP
      58       Eckerd                                           04/13/2016         100.0%   NAP
      59       Eckerd                                           10/28/2015         100.0%   NAP
      60       Ahold (Stop & Shop)                              07/31/2013          81.8%   Blockbuster Video
      61       NAP                                                  NAP               NAP   NAP
      62       Raley's                                          09/01/2008          45.8%   Toys "R" Us
      63       Ross Stores, Inc.                                01/31/2012         100.0%   NAP
      64       Inserra (Shop Rite)                              07/31/2027         100.0%   NAP
      65       Celtic Group                                     09/30/2010          15.1%   EDAW Inc.
      66       Safeway Grocery Store (ground lease)             11/30/2026          50.8%   TJ Maxx
      67       State of California                              04/30/2007           6.2%   San Bernardino County Supt. Sch.
      68       Walgreens Co.                                    06/30/2062          63.8%   Maggiano'/Corner Bakery, Inc.



------------------------------------------------------------------------------------------------------------------------------------
                                                                                      LEASE                         INSURANCE
   MORTGAGE           LEASE                                                         EXPIRATION         %             ESCROW
   LOAN NO.      EXPIRATION DATE    % NSF   THIRD LARGEST TENANT(11)                   DATE           NSF            IN PLACE
------------------------------------------------------------------------------------------------------------------------------------
       1           09/30/2007       20.5%   Ernst & Young                          12/31/2006         8.5%              No
       2           04/30/2007        9.5%   Lewis, Bisbois, Bisgaar                07/21/2014         7.3%              No
       3               NAP            NAP   NAP                                        NAP             NAP              No
       4               NAP            NAP   NAP                                        NAP             NAP              No
       5               NAP            NAP   NAP                                        NAP             NAP              No
       6           06/30/2010       16.4%   NAP                                        NAP             NAP              No
       7           12/31/2003       46.5%   NAP                                        NAP             NAP              No
       8           03/31/2008        5.2%   Zions First National Bank              08/31/2013         4.9%              Yes
       9           05/31/2012       18.6%   Forest Electric                        06/30/2012         9.5%              Yes
      10               NAP            NAP   NAP                                        NAP             NAP              No
      11           01/31/2016       18.5%   Rhodes                                 08/31/2015        16.3%              No
      12               NAP            NAP   NAP                                        NAP             NAP              No
      13               NAP            NAP   NAP                                        NAP             NAP              No
      14           03/25/2011       13.7%   Donnally Vujcic Associates L.L.C.      09/30/2007        10.6%              Yes
      15           12/31/2006       12.8%   Levinson, ETAL                         01/31/2007         8.1%              No
      16           01/31/2013       24.6%   Large Scale Proteomics                 12/31/2010        23.3%              No
      17           01/31/2010       24.1%   Macaroni Grill & Chilli's              08/21/2014        13.4%              No
      18           10/31/2009       14.2%   Parsipanny New York Golf               07/31/2010         9.7%              No
      19           04/30/2007       14.8%   Rite Aid Corporation                   03/31/2005         9.4%              Yes
      20               NAP            NAP   NAP                                        NAP             NAP              Yes
      21           07/31/2013       27.9%   Bank of the West-BNP Paris             02/28/2008        25.2%              Yes
      22           05/31/2004       10.3%   Alecta Investments                     05/31/2006         7.5%              No
      23               NAP            NAP   NAP                                        NAP             NAP              Yes
      24           08/31/2061       23.6%   Trader Joes                            01/31/2013        13.4%              Yes
      25           01/01/2011       15.8%   Duane Reade                            02/01/2016         9.7%              No
      26           09/30/2006       31.6%   Hawaii Allstar Cafe                    10/15/2002        16.4%              No
      27           04/11/2022       26.5%   Shoe Carnival                          01/31/2013         5.5%              No
      28               NAP            NAP   NAP                                        NAP             NAP              No
      29               NAP            NAP   NAP                                        NAP             NAP              No
      30           10/31/2011       18.6%   On the Border                          12/31/2012         8.6%              No
      31           04/14/2005       40.8%   TMX Aerospace                          04/30/2006        16.0%              No
      32           01/31/2005        9.5%   Pier 1 Imports                         08/31/2008         8.0%              Yes
      33           05/30/2007       16.2%   United States Joint Forces Command     08/30/2008        14.0%              Yes
      34               NAP            NAP   NAP                                        NAP             NAP              No
      35           03/31/2007       15.8%   Jennifer Convertibles                  03/31/2010         5.6%              No
      36           01/31/2010       30.7%   Seaman's Furniture                     07/31/2011        22.4%              No
      37           03/31/2013        4.4%   McQueen Veterinary Clinic              04/30/2008         3.0%              Yes
      38           01/31/2013       19.1%   Deli Management, Inc.                  12/31/2012         9.7%              Yes
      39               NAP            NAP   NAP                                        NAP             NAP              Yes
      40           06/30/2010       11.7%   Fringe Benefit Administration          12/31/2006         4.0%              Yes
      41               NAP            NAP   NAP                                        NAP             NAP              No
      42           04/30/2008       21.7%   NAP                                        NAP             NAP              Yes
      43           12/15/2007        6.0%   Kobe Japanese Restaurant               04/30/2006         5.6%              Yes
      44           07/31/2004        4.9%   Polaris Applied Sci.                   06/30/2004         4.8%              Yes
      45               NAP            NAP   NAP                                        NAP             NAP              No
      46               NAP            NAP   NAP                                        NAP             NAP              No
      47               NAP            NAP   NAP                                        NAP             NAP              No
      48               NAP            NAP   NAP                                        NAP             NAP              No
      49               NAP            NAP   NAP                                        NAP             NAP              No
      50               NAP            NAP   NAP                                        NAP             NAP              No
      51               NAP            NAP   NAP                                        NAP             NAP              No
      52           10/31/2009       18.4%   Tractor Supply                         01/31/2008        14.1%              Yes
      53               NAP            NAP   NAP                                        NAP             NAP              No
      54               NAP            NAP   NAP                                        NAP             NAP              No
      55               NAP            NAP   NAP                                        NAP             NAP              No
      56               NAP            NAP   NAP                                        NAP             NAP              No
      57               NAP            NAP   NAP                                        NAP             NAP              No
      58               NAP            NAP   NAP                                        NAP             NAP              No
      59               NAP            NAP   NAP                                        NAP             NAP              No
      60           11/30/2004        7.1%   Western Wine & SP                      12/31/2004         3.1%              No
      61               NAP            NAP   NAP                                        NAP             NAP              Yes
      62           01/31/2019       23.6%   Goodwill Industries                    01/31/2006        10.6%              No
      63               NAP            NAP   NAP                                        NAP             NAP              No
      64               NAP            NAP   NAP                                        NAP             NAP              No
      65           07/14/2005       14.0%   OPUS Northwest                         08/31/2006        11.3%              Yes
      66           10/31/2011       24.4%   Corral West                            07/31/2012         8.2%              Yes
      67           05/31/2003        5.7%   County of San Bernardino               02/28/2006         4.0%              No
      68           09/30/2012       13.4%   The Noodle Shop, Co. - Illinois        08/31/2012        10.3%              No



-------------------------------------------------------------------
                    TAX          CAPITAL              TI/LC
   MORTGAGE        ESCROW        ESCROW           EXPENDITURE
   LOAN NO.       IN PLACE     IN PLACE(12)    ESCROW IN PLACE(13)
-------------------------------------------------------------------
       1             No             No                   Yes
       2             No             No                   No
       3            Yes             No                   No
       4            Yes             No                   No
       5             No             No                   No
       6             No             No                   No
       7             No             No                   No
       8            Yes            Yes                   Yes
       9            Yes            Yes                   No
      10             No             No                   Yes
      11             No             No                   No
      12             No             No                   No
      13             No             No                   No
      14            Yes            Yes                   Yes
      15             No             No                   No
      16             No             No                   Yes
      17             No             No                   No
      18             No             No                   No
      19            Yes            Yes                   Yes
      20            Yes             No                   Yes
      21            Yes            Yes                   Yes
      22            Yes            Yes                   No
      23            Yes             No                   No
      24            Yes             No                   Yes
      25             No             No                   No
      26             No             No                   No
      27             No             No                   No
      28             No             No                   No
      29            Yes            Yes                   No
      30             No             No                   No
      31             No             No                   No
      32            Yes            Yes                   Yes
      33            Yes            Yes                   Yes
      34             No             No                   No
      35            Yes            Yes                   No
      36             No             No                   No
      37            Yes            Yes                   Yes
      38            Yes             No                   Yes
      39            Yes             No                   No
      40            Yes            Yes                   Yes
      41             No            Yes                   No
      42            Yes             No                   No
      43            Yes            Yes                   Yes
      44            Yes            Yes                   Yes
      45             No             No                   No
      46             No             No                   No
      47             No             No                   No
      48             No             No                   No
      49             No             No                   No
      50             No             No                   No
      51             No             No                   No
      52            Yes            Yes                   Yes
      53             No             No                   No
      54             No             No                   No
      55             No             No                   No
      56             No             No                   No
      57             No             No                   No
      58             No             No                   No
      59             No             No                   No
      60             No             No                   No
      61            Yes            Yes                   No
      62             No            Yes                   No
      63             No            Yes                   No
      64             No             No                   No
      65            Yes            Yes                   Yes
      66            Yes            Yes                   Yes
      67             No             No                   No
      68             No             No                   Yes



------------------------------------------------------------------------------------------------------------------------------------

   MORTGAGE                                                         OTHER
   LOAN NO.                                               ESCROW DESCRIPTION(14)
------------------------------------------------------------------------------------------------------------------------------------
       1                                                             NAP
       2                                                             NAP
       3                                                             NAP
       4                                                             NAP
       5                                                             NAP
       6                                                             NAP
       7                                                             NAP
       8                                                             NAP
       9                                                             NAP
      10                                                             NAP
      11                                                             NAP
      12                                                             NAP
      13                                                             NAP
      14                                         Rent Concession Funds; PMC Occupancy Funds;
      15                                                             NAP
      16                                                             NAP
      17                                                             NAP
      18                                                             NAP
      19                                                          Co-tenancy
      20                                                             NAP
      21                                                             NAP
      22                                                       Building Repairs
      23                                                             NAP
      24                                                             NAP
      25                                                             NAP
      26                                       Ground Lease & Rent Holdbacks (2080 & Developer)
      27                                                             NAP
      28                                                             NAP
      29                                                             NAP
      30                                                             NAP
      31                                                             NAP
      32                                      Mattress Giant/Hand Institute/Boaters Exp/Roof Esc
      33          Debt Service Coverage Reserve (One-time right to disbursement upon satisfaction of conditions by 11/1/04).
      34                                                             NAP
      35                                                             NAP
      36                                                             NAP
      37                                                             NAP
      38                                                             NAP
      39                                                             NAP
      40                                                             NAP
      41                                                             NAP
      42                                                             NAP
      43                                                             NAP
      44                                                             NAP
      45                                                             NAP
      46                                                             NAP
      47                                                             NAP
      48                                                             NAP
      49                                                             NAP
      50                                                             NAP
      51                                                             NAP
      52                                                       Tenant Holdback
      53                                                             NAP
      54                                                             NAP
      55                                                             NAP
      56                                                             NAP
      57                                                             NAP
      58                                                             NAP
      59                                                             NAP
      60                                                             NAP
      61                                                             NAP
      62                                                             NAP
      63                                                             NAP
      64                                                             NAP
      65                                                             NAP
      66                                                             NAP
      67                                                             NAP
      68                                                             NAP


----------------------------------------------------------------------------------------------------------------------------
                                                           INITIAL CAPITAL         MONTHLY CAPITAL       CURRENT CAPITAL
   MORTGAGE                  SPRINGING                  EXPENDITURE ESCROW      EXPENDITURE ESCROW    EXPENDITURE ESCROW
   LOAN NO.            ESCROW DESCRIPTION(15)               REQUIREMENT(16)         REQUIREMENT(17)           BALANCE(18)
----------------------------------------------------------------------------------------------------------------------------
       1      RE Tax, Insurance, Cap Ex, TI/LC, Other                   $0                      $0                    $0
       2                 RE Tax, Insurance                              $0                      $0                    $0
       3                  Insurance, Cap Ex                             $0                      $0                    $0
       4                  Insurance, Cap Ex                             $0                      $0                    $0
       5                        NAP                                     $0                      $0                    $0
       6                        NAP                                     $0                      $0                    $0
       7                        NAP                                     $0                      $0                    $0
       8                        NAP                                 $3,973                  $3,973                $7,946
       9                        NAP                                 $4,407                  $4,407                    $0
      10                         TI/LC                                  $0                      $0                    $0
      11             RE Tax, Insurance, Cap Ex                          $0                      $0                    $0
      12                        NAP                                     $0                      $0                    $0
      13                        NAP                                     $0                      $0                    $0
      14                        NAP                                     $0                  $1,613               $11,307
      15                        NAP                                     $0                      $0                    $0
      16                        NAP                                     $0                      $0                    $0
      17             RE Tax, Insurance, Cap Ex                          $0                      $0                    $0
      18             RE Tax, Insurance, Cap Ex                          $0                      $0                    $0
      19                        NAP                                 $4,019                  $4,019               $12,056
      20                        Cap Ex                                  $0                      $0                    $0
      21                        NAP                                     $0                  $2,351                    $0
      22               Insurance, TI/LC, Other                      $2,107                  $2,107                $4,214
      23                        Cap Ex                                  $0                      $0                    $0
      24                        NAP                                     $0                      $0                    $0
      25             RE Tax, Insurance, Cap Ex                          $0                      $0                    $0
      26                 RE Tax, Insurance                              $0                      $0                    $0
      27             RE Tax, Insurance, Cap Ex                          $0                      $0                    $0
      28                 RE Tax, Insurance                              $0                      $0                    $0
      29                        NAP                                     $0                 $33,054                    $0
      30             RE Tax, Insurance, Cap Ex                          $0                      $0                    $0
      31          RE Tax, Insurance, Cap Ex, TI/LC                      $0                      $0                    $0
      32                        NAP                                 $1,982                  $1,982                $5,947
      33                        NAP                                     $0                  $2,072               $14,523
      34             RE Tax, Insurance, Cap Ex                          $0                      $0                    $0
      35                         TI/LC                                  $0                  $1,111                $4,444
      36             RE Tax, Insurance, Cap Ex                          $0                      $0                    $0
      37                        NAP                                     $0                  $1,012                    $0
      38                        NAP                                     $0                      $0                    $0
      39                        NAP                                     $0                      $0                    $0
      40                        NAP                                     $0                  $2,150               $19,350
      41                         TI/LC                                  $0                  $1,535                $3,070
      42                        NAP                                     $0                      $0                    $0
      43                       Other                                    $0                    $969                    $0
      44                        NAP                                $15,000                      $0               $15,058
      45             RE Tax, Insurance, Cap Ex                          $0                      $0                    $0
      46             RE Tax, Insurance, Cap Ex                          $0                      $0                    $0
      47             RE Tax, Insurance, Cap Ex                          $0                      $0                    $0
      48             RE Tax, Insurance, Cap Ex                          $0                      $0                    $0
      49             RE Tax, Insurance, Cap Ex                          $0                      $0                    $0
      50             RE Tax, Insurance, Cap Ex                          $0                      $0                    $0
      51             RE Tax, Insurance, Cap Ex                          $0                      $0                    $0
      52                         TI/LC                              $2,314                  $2,314                $4,627
      53             RE Tax, Insurance, Cap Ex                          $0                      $0                    $0
      54             RE Tax, Insurance, Cap Ex                          $0                      $0                    $0
      55             RE Tax, Insurance, Cap Ex                          $0                      $0                    $0
      56             RE Tax, Insurance, Cap Ex                          $0                      $0                    $0
      57             RE Tax, Insurance, Cap Ex                          $0                      $0                    $0
      58             RE Tax, Insurance, Cap Ex                          $0                      $0                    $0
      59             RE Tax, Insurance, Cap Ex                          $0                      $0                    $0
      60             RE Tax, Insurance, Cap Ex                          $0                      $0                    $0
      61                        NAP                                     $0                    $802                  $802
      62                         TI/LC                             $81,595                      $0               $81,678
      63              RE Tax, Insurance, TI/LC                        $481                    $481                  $962
      64                        NAP                                     $0                      $0                    $0
      65                        NAP                                 $1,037                  $1,037                $3,110
      66                         TI/LC                                  $0                    $656                $1,312
      67                        NAP                                     $0                      $0                    $0
      68                        NAP                                     $0                      $0                    $0



----------------------------------------------------------------------------------------------------------------------
               INITIAL TI/LC     MONTHLY TI/LC   CURRENT TI/LC                            INTEREST
   MORTGAGE           ESCROW            ESCROW          ESCROW        ENVIRONMENTAL        ACCRUAL
   LOAN NO.   REQUIREMENT(19)   REQUIREMENT(20)     BALANCE(21)         INSURANCE           METHOD      SEASONING(22)
----------------------------------------------------------------------------------------------------------------------
       1          $6,497,113                $0              $0             No             Actual/360           4
       2                  $0                $0              $0             No               30/360             2
       3                  $0                $0              $0             No             Actual/360           3
       4                  $0                $0              $0             No             Actual/360           3
       5                  $0                $0              $0             No             Actual/360           4
       6                  $0                $0              $0             No             Actual/360           4
       7                  $0                $0              $0             No             Actual/360           4
       8             $16,668           $16,667         $33,342             No             Actual/360           3
       9                  $0                $0              $0             No             Actual/360           2
      10          $3,556,669                $0        $550,947             No             Actual/360           4
      11                  $0                $0              $0             No               30/360             1
      12                  $0                $0              $0             No             Actual/360           3
      13                  $0                $0              $0             No             Actual/360           2
      14          $1,371,384           $16,667      $1,491,041             No             Actual/360           8
      15                  $0                $0              $0             No             Actual/360           1
      16        $110,000 LOC                $0              $0             No               30/360             1
      17                  $0                $0              $0             No               30/360             1
      18                  $0                $0              $0             No               30/360             1
      19              $6,467            $6,467         $19,414             No             Actual/360           4
      20                  $0           $54,705        $219,062             No             Actual/360          16
      21          $1,137,500           $50,750              $0             No             Actual/360           1
      22                  $0                $0              $0      Yes - Individual      Actual/360           3
      23                  $0                $0              $0             No             Actual/360           2
      24                  $0            $1,695          $3,390             No             Actual/360           3
      25                  $0                $0              $0             No               30/360             2
      26                  $0                $0              $0             No             Actual/360          23
      27                  $0                $0              $0             No               30/360             4
      28                  $0                $0              $0             No               30/360             3
      29                  $0                $0              $0             No             Actual/360           1
      30                  $0                $0              $0             No               30/360             2
      31                  $0                $0              $0             No             Actual/360           1
      32              $4,583            $4,583         $13,762             No             Actual/360           4
      33                  $0            $7,084         $49,650             No             Actual/360           8
      34                  $0                $0              $0             No             Actual/360           2
      35                  $0                $0              $0      Yes - Individual      Actual/360           5
      36                  $0                $0              $0             No               30/360             2
      37            $200,000            $2,183              $0             No             Actual/360           1
      38                  $0            $1,750          $7,000             No             Actual/360           5
      39                  $0                $0              $0             No             Actual/360           5
      40            $150,000            $4,167        $188,847             No             Actual/360          10
      41                  $0                $0              $0             No             Actual/360           3
      42                  $0                $0              $0             No             Actual/360           3
      43                  $0            $3,333              $0             No             Actual/360           1
      44            $100,000            $5,000        $125,435             No             Actual/360           6
      45                  $0                $0              $0      Yes - Individual        30/360             2
      46                  $0                $0              $0      Yes - Individual        30/360             2
      47                  $0                $0              $0      Yes - Individual        30/360             2
      48                  $0                $0              $0      Yes - Individual        30/360             2
      49                  $0                $0              $0      Yes - Individual        30/360             2
      50                  $0                $0              $0      Yes - Individual        30/360             2
      51                  $0                $0              $0      Yes - Individual        30/360             2
      52            $350,000                $0        $350,000             No             Actual/360           3
      53                  $0                $0              $0             No               30/360             2
      54                  $0                $0              $0             No               30/360             2
      55                  $0                $0              $0             No               30/360             2
      56                  $0                $0              $0             No               30/360             2
      57                  $0                $0              $0             No               30/360             2
      58                  $0                $0              $0             No               30/360             2
      59                  $0                $0              $0             No               30/360             2
      60                  $0                $0              $0             No               30/360             2
      61                  $0                $0              $0             No             Actual/360           4
      62                  $0                $0              $0             No             Actual/360           4
      63                  $0                $0              $0             No             Actual/360           3
      64                  $0                $0              $0      Yes - Individual      Actual/360           4
      65              $6,667            $6,667         $20,013             No             Actual/360           4
      66                  $0            $2,025         $14,050             No             Actual/360           4
      67                  $0                $0              $0             No             Actual/360           1
      68            $250,000                $0        $250,000             No             Actual/360           8



--------------------------------------------------------------------------------------------------------------------
                                PREPAYMENT CODE(23)
   MORTGAGE -----------------------------------------------------------       YM        ADMINISTRATIVE    MORTGAGE
   LOAN NO.   LO       DEF     DEF/YM1.00      YM3.00    YM1.00    OPEN   FORMULA(24)     COST RATE(25)   LOAN NO.
--------------------------------------------------------------------------------------------------------------------
       1      28        29                                            3                          6.214        1
       2      26       126                                            4                          3.214        2
       3      27        89                                            4                          3.214        3
       4      27        89                                            4                          3.214        4
       5      28       208                                            4                          3.214        5
       6      28       208                                            4                          3.214        6
       7      28       208                                            4                          3.214        7
       8      27        56                                            1                          5.214        8
       9      26        92                                            2                          5.214        9
      10      35        81                                            4                          3.214       10
      11      35                                             35       2        B                 5.214       11
      12      35        80                                            5                          5.214       12
      13      26        90                                            4                          3.214       13
      14      32        84                                            4                         13.214       14
      15      25        91                                            4                          3.214       15
      16      61                       55                             4        A                 3.214       16
      17      35                                             47       2        B                 5.214       17
      18      35                                             47       2        B                 5.214       18
      19      28        91                                            1                          5.214       19
      20      40        76                                            4                          3.214       20
      21      35        81                                            4                          3.214       21
      22      47        72                                            1                          5.214       22
      23      47        72                                            1                          5.214       23
      24      27        88                                            5                          3.214       24
      25      35                                             47       2        B                 5.214       25
      26      47        72                                            1                          5.214       26
      27      35                                             47       2        B                 8.214       27
      28      35                                             47       2        B                 8.214       28
      29      35                                             45       4        F                 3.214       29
      30      35                                             47       2        B                 5.214       30
      31      47                                            132       1        D                 5.214       31
      32      28        91                                            1                          9.214       32
      33      32        84                                            4                         13.214       33
      34      47        69                                            4                          5.214       34
      35       0                      116                             4        A                 3.214       35
      36      35                                             47       2        B                 5.214       36
      37      35        81                                            4                          3.214       37
      38      29        87                                            4                          3.214       38
      39      29        87                                            4                          3.214       39
      40      34        82                                            4                          3.214       40
      41      27       113                                            4                          3.214       41
      42      59                       57                             4        A                 3.214       42
      43      25        91                                            4                          3.214       43
      44      30        86                                            4                          3.214       44
      45      35                                             83       2        B                 8.214       45
      46      35                                             83       2        B                 8.214       46
      47      35                                             83       2        B                 8.214       47
      48      35                                             83       2        B                 8.214       48
      49      35                                             83       2        B                 8.214       49
      50      35                                             83       2        B                 8.214       50
      51      35                                             83       2        B                 8.214       51
      52      47        72                                            1                          5.214       52
      53      35                                             83       2        B                 8.214       53
      54      35                                             83       2        B                 8.214       54
      55      35                                             83       2        B                 8.214       55
      56      35                                             83       2        B                 8.214       56
      57      35                                             83       2        B                 8.214       57
      58      35                                             83       2        B                 8.214       58
      59      35                                             83       2        B                 8.214       59
      60      35                                             47       2        B                 8.214       60
      61      35        81                                            4                          3.214       61
      62      35        81                                            4                          3.214       62
      63      27        89                                            4                          5.214       63
      64      28        88                                            4                          3.214       64
      65      28        91                                            1                          5.214       65
      66      35        78                                            7                          3.214       66
      67      35        45                                            4                          8.214       67
      68      32        84                                            4                          3.214       68

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

----------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE     MORTGAGE
   LOAN NO.     LOAN SELLER(1)     PROPERTY NAME(2)                            STREET ADDRESS
----------------------------------------------------------------------------------------------------------------------------------
      69        WFB                Brandon Centre South                        1903-1977 West Lumsden Road
      70        BSCMI              Best Western Bayside Inn                    555 West Ash Street
      71        BSCMI              Country Club Estates                        9800 West Joliet Road
      72        BSCMI              Grand Oaks Apartment                        6300 Grand Oaks Drive
      73        WFB                Industrial Center Building                  480 Gate Five Road
      74        PCF                Casa Verde Estates                          2100 North Trekell Road
      75        WFB                Sturbridge Village                          3020 Yorba Linda Blvd.
      76        MSMC               28-32 West 36th Street                      28-32 West 36th Street
      77        PCF                Sutton Hill Apartments                      Cobb Lane and Underhill Road
      78        PCF                Lone Tree Commons Retail Center             7600 East Park Meadows Drive
      79        PCF                9200 Edmonston Road                         9200 Edmonston Road
      80        BSCMI              3-5 East 40th Street                        3-5 East 40th Street
      81        WFB                Prairie Creek Village Shopping Center       2911-3009 W. 15th Street
      82        WFB                Save Mart                                   3860 Florin Road
      83        PCF                Meridan Oaks Apartments                     187-A Love Avenue
      84        WFB                Airport Self Storage                        11999 Brockway Road
      85        WFB                West Bay Business Park                      2601 - 2641 Manhattan Beach Boulevard
      86        MSMC               Agoura Hills Town Center                    30105 - 30135 Agoura Road
      87        BSCMI              Carmike Allentown                           1700 Catasauqua Road
      88        BSCMI              Lock-Up Lincolnwood                         3850 West Devon Avenue
      89        WFB                Studio Village Shopping Center              11265-11321 Ventura Boulevard
      90        BSCMI              All Size Storage                            911 Calle Amanecer
      91        PCF                Paulding Exchange Shopping Center           4484 Jimmy Lee Smith Parkway
      92        MSMC               Wilmot Professional Plaza                   6258 -6296 East Grant Road
      93        WFB                Extra Storage Newport Mesa                  1250 S. Bristol Street
      94        BSCMI              Gateway South S.C.                          250 Gateway South Boulevard
      95        BSCMI              733 Chestnut Street                         733 Chestnut Street
      96        WFB                Rosewood Manor MHC                          9151 N. 1200 West Road
      97        WFB                New Line Cinema Office Building             825 North San Vicente Boulevard
      98        PCF                4800 Biscayne Boulevard (B)                 4800 Biscayne Boulevard
      99        PCF                Pasadena Plaza (B)                          1708 North University Drive
      100       BSCMI              Townline Plaza                              283 Middlesex Avenue & 1-13 Highland Avenue
      101       PCF                Casa Del Sol Senior Mobile Home Community   4800 Valley Vegas Road
      102       PCF                Nelson Plaza                                700 W. Lincoln Highway
      103       WFB                Wazee Exchange Office Building              1900 Wazee St.
      104       BSCMI              2 Penn Plaza East                           2 Penn Plaza East
      105       BSCMI              Wayson's Mobile Court                       1366 Seven Oaks Lane
      106       BSCMI              Best Buy- Houston                           5133 Richmond Avenue
      107       BSCMI              Broadway Plaza                              38-54 Broadway
      108       PCF                Polo Shops                                  7444-7464 Winchester Road
      109       WFB                AAmerican Goleta Self Storage               7288 Hollister Avenue
      110       PCF                Foothilll Junction Shopping Center          5020-5040, 5070, 5080 & 5098 Foothills Boulevard
      111       BSCMI              Lock-Up Chicago                             3366 North Kedzie Avenue
      112       BSCMI              Lock-Up Rivergrove                          1820 North First Avenue
      113       PCF                Hodges Plaza Shopping Center                13799 Beach Boulevard
      114       MSMC               22 West 23rd Street                         22 West 23rd Street
      115       WFB                Centennial Square MHC                       3200 Naples Ave
      116       WFB                San Pedro Self Storage                      222 San Pedro Ave.
      117       WFB                AAmerican Storage Palm Springs              2055 Executive Drive
      118       WFB                A-American Palm Springs Airport             1000 N. Farrell Drive & 980 Research Dr.
      119       WFB                Office Depot Plaza                          12900 & 12902 Foothill Boulevard
      120       WFB                Foothill Medical Arts Building              210 S. Grand Avenue
      121       WFB                USA Business Center                         3567, 3587 & 3591 Old Conejo Road
      122       PCF                Saf Keep Storage                            181 Calle Del Oaks Place
      123       WFB                500 Fairview Building                       500 Fairview Avenue
      124       WFB                Santa Cruz Riverfront Apartments            148 - 158 Blaine Street
      125       WFB                The Bank of Albuquerque Building            2500 Louisiana Blvd NE
      126       BSCMI              Best Buy - Orlando                          4601 East Colonial Drive
      127       MSMC               North Country Village                       215-237 East Main Street
      128       PCF                1701 Sherman Avenue                         1701 Sherman Avenue
      129       WFB                Village Plaza Shopping Center               2325-2385 Athens Avenue
      130       WFB                Interstate Plaza II                         2878 Camino del Rio South
      131       PCF                Glades Pike Plaza                           8095 Glades Road
      132       WFB                Fillmore Business Park                      901-969 East Fillmore Street
      133       PCF                Walgreens Drugstore                         30251 Murrieta Road
      134       WFB                Fountain Valley Industrial                  18203 & 18231-18299 Mt. Baldy Circle
      135       PCF                Club Cancun                                 375 North Federal Street



------------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE
   LOAN NO.    CITY                   STATE        ZIP CODE      PROPERTY TYPE                        PROPERTY SUB-TYPE
------------------------------------------------------------------------------------------------------------------------------------
      69       Brandon                 FL            33511       Retail                               Anchored
      70       San Diego               CA            92101       Hospitality                          Full Service
      71       Countryside             IL            60525       Manufactured Housing Community       Manufactured Housing Community
      72       Corvallis               OR            97333       Multifamily                          Garden
      73       Sausalito               CA            94965       Industrial                           Light Industrial
      74       Casa Grande             AZ            85222       Manufactured Housing Community       Manufactured Housing Community
      75       Fullerton               CA            92831       Multifamily                          Garden
      76       New York                NY            10018       Office                               Urban
      77       Middletown              NY            10940       Multifamily                          Garden
      78       Lone Tree               CO            80124       Retail                               Unanchored
      79       Greenbelt               MD            20770       Office                               Suburban
      80       New York                NY            10016       Other                                Leased Fee
      81       Plano                   TX            75075       Retail                               Unanchored
      82       Sacramento              CA            95823       Retail                               Anchored
      83       Greenwood               IN            46142       Multifamily                          Garden
      84       Truckee                 CA            96161       Self Storage                         Self Storage
      85       Redondo Beach           CA            90278       Industrial                           Light Industrial
      86       Agoura Hills            CA            91301       Office                               Suburban
      87       Allentown               PA            18109       Retail                               Anchored
      88       Lincolnwood             IL            60712       Self Storage                         Self Storage
      89       Studio City             CA            91604       Retail                               Unanchored
      90       San Clemente            CA            92673       Self Storage                         Self Storage
      91       Hiram                   GA            30141       Retail                               Anchored
      92       Tucson                  AZ            85712       Office                               Medical
      93       Costa Mesa              CA            92626       Self Storage                         Self Storage
      94       Dover                   DE            19901       Retail                               Anchored
      95       Philadelphia            PA            19106       Other                                Parking Garage
      96       Demotte                 IN            46310       Manufactured Housing Community       Manufactured Housing Community
      97       West Hollywood          CA            90069       Office                               Suburban
      98       Miami                   FL            33137       Retail                               Free Standing
      99       Pembroke Pines          FL            33024       Retail                               Unanchored
      100      Medford and Malden      MA            02155       Mixed Use                            Mixed Use
      101      Las Vegas               NV            89121       Manufactured Housing Community       Manufactured Housing Community
      102      New Lenox               IL            60451       Retail                               Shadow Anchored
      103      Denver                  CO            80202       Office                               Urban
      104      Newark                  NJ            07105       Office                               Urban
      105      Lothian                 MD            20711       Manufactured Housing Community       Manufactured Housing Community
      106      Houston                 TX            77056       Retail                               Free Standing
      107      Malden                  MA            02148       Retail                               Anchored
      108      Memphis                 TN            38125       Retail                               Unanchored
      109      Goleta                  CA            93117       Self Storage                         Self Storage
      110      Roseville               CA            95747       Retail                               Shadow Anchored
      111      Chicago                 IL            60618       Self Storage                         Self Storage
      112      River Grove             IL            60171       Self Storage                         Self Storage
      113      Jacksonville            FL            32224       Retail                               Unanchored
      114      New York                NY            10001       Mixed Use                            Office / Retail
      115      Blaine                  MN            55449       Manufactured Housing Community       Manufactured Housing Community
      116      Morgan Hill             CA            95037       Self Storage                         Self Storage
      117      Palm Springs            CA            92262       Self Storage                         Self Storage
      118      Palm Springs            CA            92262       Self Storage                         Self Storage
      119      Sylmar                  CA            91342       Retail                               Anchored
      120      Glendora                CA            91741       Office                               Medical
      121      Newbury Park            CA            91320       Industrial                           Flex Industrial
      122      Del Rey Oaks            CA            93940       Self Storage                         Self Storage
      123      Seattle                 WA            98109       Office                               Urban
      124      Santa Cruz              CA            95060       Multifamily                          Garden
      125      Albuquerque             NM            87110       Office                               Urban
      126      Orlando                 FL            32803       Retail                               Free Standing
      127      Huntington              NY            11743       Retail                               Unanchored
      128      Evanston                IL            60201       Retail                               Anchored
      129      Redding                 CA            96001       Retail                               Unanchored
      130      San Diego               CA            92108       Office                               Suburban
      131      Boca Raton              FL            33434       Retail                               Anchored
      132      Colorado Springs        CO            80907       Industrial                           Flex Industrial
      133      Sun City                CA            92584       Retail                               Free Standing
      134      Fountain Valley         CA            92708       Industrial                           Light Industrial
      135      Chandler                AZ            85226       Multifamily                          Garden



------------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE                                                     YEAR                PERCENT    PERCENT LEASED   SECURITY
   LOAN NO.   UNITS/SF(3)        YEAR BUILT                 RENOVATED              LEASED(4)   AS OF DATE(3)    TYPE(5)
------------------------------------------------------------------------------------------------------------------------------------
      69        132,596              1987                     1997-2002               95.1%      03/27/2003      Fee
      70            122              1985                       2000                  74.1%      03/01/2003      Fee
      71            312              1958                        NAP                  99.0%      01/17/2003      Fee
      72            125              2002                        NAP                  96.8%      03/27/2003      Fee
      73         97,965              1942                        NAP                  98.8%      02/11/2003      Fee
      74            348              1973                        NAP                  96.0%      05/19/2003      Fee
      75            196              1973                       2003                  96.4%      03/31/2003      Fee
      76         60,000              1910                        NAP                  85.7%      05/19/2003      Fee
      77            276              1970                        NAP                  98.6%      04/15/2003      Fee
      78         45,026              2001                        NAP                  97.1%      03/03/2003      Fee
      79         38,690              1973                       2002                 100.0%      04/18/2003      Fee
      80         84,500              1988                       1999                 100.0%      01/01/2003      Fee
      81        101,741              1974               1993-1999 / 2001-2002         85.3%      04/30/2003      Fee
      82         67,750              1977                       2002                 100.0%      04/29/2003      Fee
      83            132          1995 / 1996                     NAP                  96.2%      01/28/2003      Fee
      84         93,638          1988 / 1997                     NAP                  96.5%      12/31/2002      Fee
      85        127,203              1978                       2002                  97.0%      05/27/2003      Fee
      86         56,801              1989                        NAP                 100.0%      04/01/2003      Fee
      87         70,855              1999                        NAP                 100.0%      01/29/2003      Fee
      88         86,229          1987 / 1989                    2002                  93.2%      05/01/2003      Fee
      89         37,268              1961                       1983                 100.0%      05/27/2003      Fee
      90         76,398              1988                        NAP                  84.1%      05/22/2003      Fee
      91         53,450              2001                        NAP                 100.0%      03/10/2003      Fee
      92         42,424              1983                       2001                 100.0%      02/13/2003      Fee
      93         77,428              1998                        NAP                  98.5%      03/20/2003      Fee
      94         75,704           1997-2002                      NAP                 100.0%      05/19/2003      Fee
      95         98,000              1938                        NAP                 100.0%      01/01/2003      Fee
      96            248          1973 / 1997                    2001                  83.9%      01/31/2003      Fee
      97         26,303              1984                    1999 / 2002             100.0%      05/13/2003      Fee
      98          9,790              1995                        NAP                 100.0%      05/29/2003      Fee
      99         77,341              1971                        NAP                 100.0%      04/30/2003      Fee
      100       144,877              1971                  1992/2002/2003            100.0%      04/17/2003      Fee
      101           183              1980                        NAP                  92.0%      05/19/2003      Fee
      102        32,861              1997                        NAP                 100.0%      02/27/2003      Fee
      103        74,844              1885                    1982 / 2001              87.2%      05/19/2003      Fee
      104        67,243              1991                        NAP                 100.0%      03/01/2003      Fee / Leasehold
      105           278              1960                        NAP                  98.9%      03/01/2003      Fee
      106        58,321              1995                        NAP                 100.0%      09/18/2002      Fee
      107       211,144       1970 / 1979 / 2001                 NAP                 100.0%      05/13/2003      Fee
      108        28,085              2002                        NAP                 100.0%      03/19/2003      Fee
      109        44,249              1982                        NAP                  94.4%      02/18/2003      Fee
      110        31,168              1995                        NAP                  90.9%      04/16/2003      Fee
      111        67,247              1989                       1993                  91.0%      05/01/2003      Fee
      112        86,292           1985/1988                     2001                  92.7%      05/01/2003      Fee
      113        36,670              2001                        NAP                  97.0%      05/05/2003      Fee
      114        16,800              1854                       1898                  84.8%      06/01/2003      Fee
      115           568              1970                       1980                  97.9%      04/10/2003      Fee
      116        60,330              1997                       1999                  94.1%      02/18/2003      Fee
      117        69,198              1979                       2001                  94.5%      02/10/2003      Fee
      118        65,165          1987 / 1990                     NAP                  94.9%      05/06/2003      Fee
      119        35,154              1992                        NAP                 100.0%      03/31/2003      Fee
      120        40,746              1967                    1990 / 2001              83.9%      04/17/2003      Fee
      121        48,095              2000                        NAP                 100.0%      02/01/2003      Fee
      122        62,123       1974 / 1978 / 1988                 NAP                  82.4%      03/17/2003      Fee
      123        22,213              1962                    1985 / 1991             100.0%      02/24/2003      Fee
      124            71              1983                     2000-2002              100.0%      03/01/2003      Fee
      125        67,850              1971                    1999 / 2002              91.2%      03/26/2003      Fee
      126        59,220              1995                        NAP                 100.0%      09/18/2002      Fee
      127        26,393              1969                    1999 - 2002              94.0%      06/01/2003      Fee
      128        34,075              1950                       1992                 100.0%      03/17/2003      Fee
      129        83,988              1962                       1997                  96.1%      03/01/2003      Fee
      130        75,077              1989                        NAP                  92.8%      02/10/2003      Leasehold
      131        35,120              1981                    1989 / 2002             100.0%      05/16/2003      Fee
      132        58,600              1985                        NAP                  97.2%      04/29/2003      Fee
      133        15,120              2003                        NAP                 100.0%      03/05/2003      Fee
      134        78,108              1969                       2003                 100.0%      02/06/2003      Fee
      135           140              1996                        NAP                  86.4%      03/31/2003      Fee



-----------------------------------------------------------------------------------------------------------------------------
                                                                                                      CUT-OFF
   MORTGAGE        LIEN             RELATED             ORIGINAL       CUT-OFF DATE              DATE BALANCE
   LOAN NO.     POSITION        BORROWER LIST            BALANCE          BALANCE(6)           PER UNIT OR SF     NOTE DATE
-----------------------------------------------------------------------------------------------------------------------------
      69           First              NAP             $6,500,000         $6,459,700                       $49    01/23/2003
      70           First              NAP             $6,175,000         $6,175,000                   $50,615    07/10/2003
      71           First              NAP             $6,200,000         $6,111,564                   $19,588    03/21/2003
      72           First              NAP             $6,060,000         $6,033,784                   $48,270    03/28/2003
      73           First              NAP             $5,900,000         $5,881,021                       $60    03/25/2003
      74           First              101             $5,800,000         $5,786,506                   $16,628    05/16/2003
      75           First              NAP             $5,500,000         $5,500,000                   $28,061    05/19/2003
      76           First              114             $5,500,000         $5,488,772                       $91    05/21/2003
      77           First              NAP             $5,500,000         $5,482,513                   $19,864    05/01/2003
      78           First              NAP             $5,500,000         $5,480,921                      $122    03/03/2003
      79           First              NAP             $5,500,000         $5,477,026                      $142    04/18/2003
      80           First              NAP             $5,500,000         $5,463,755                       $65    01/31/2003
      81           First              NAP             $5,450,000         $5,439,229                       $53    05/15/2003
      82           First              NAP             $5,450,000         $5,418,153                       $80    04/11/2003
      83           First              NAP             $5,400,000         $5,400,000                   $40,909    01/29/2003
      84           First              NAP             $5,000,000         $4,968,028                       $53    01/21/2003
      85           First              89              $4,900,000         $4,900,000                       $39    04/17/2003
      86           First              NAP             $4,900,000         $4,880,328                       $86    04/01/2003
      87           First              NAP             $4,900,000         $4,872,043                       $69    04/17/2003
      88           First      111,112,162,176,180     $4,850,000         $4,850,000                    $5,277    05/12/2003
      89           First              85              $4,750,000         $4,750,000                      $127    04/29/2003
      90           First              NAP             $4,750,000         $4,740,303                    $7,204    05/23/2003
      91           First              NAP             $4,630,000         $4,591,459                       $86    03/10/2003
      92           First              NAP             $4,600,000         $4,578,904                      $108    02/28/2003
      93           First              NAP             $4,500,000         $4,486,169                       $58    04/01/2003
      94           First              NAP             $4,500,000         $4,468,607                       $59    05/20/2003
      95           First              198             $4,450,000         $4,438,410                       $45    04/03/2003
      96           First              61              $4,300,000         $4,300,000                   $17,339    03/03/2003
      97           First              NAP             $4,300,000         $4,291,594                      $163    05/07/2003
      98           First              99              $1,700,000         $1,695,120                       $48    05/29/2003
      99           First              98              $2,510,000         $2,499,366                       $48    04/30/2003
      100          First              107             $4,200,000         $4,190,686                       $29    06/09/2003
      101          First              74              $4,200,000         $4,190,229                   $22,897    05/16/2003
      102          First              24              $4,200,000         $4,183,283                      $127    03/04/2003
      103          First              NAP             $4,150,000         $4,124,185                       $55    02/12/2003
      104          First              NAP             $4,000,000         $4,000,000                       $59    05/30/2003
      105          First              NAP             $4,000,000         $3,987,951                   $14,345    04/30/2003
      106          First              126             $4,000,000         $3,987,595                       $68    04/08/2003
      107          First              100             $3,900,000         $3,881,980                       $18    05/15/2003
      108          First              NAP             $3,900,000         $3,879,242                      $138    03/19/2003
      109          First      117,118,156,161,171     $3,850,000         $3,822,479                       $86    02/06/2003
      110          First              NAP             $3,800,000         $3,775,619                      $121    04/11/2003
      111          First      88,112,162,176,180      $3,765,000         $3,765,000                    $5,236    05/01/2003
      112          First      88,111,162,176,180      $3,650,000         $3,650,000                    $3,802    05/12/2003
      113          First              NAP             $3,570,000         $3,559,890                       $97    05/05/2003
      114          First              76              $3,500,000         $3,500,000                      $208    07/15/2003
      115          First              NAP             $3,500,000         $3,475,322                    $6,119    04/07/2003
      116          First              NAP             $3,450,000         $3,436,593                       $57    02/26/2003
      117          First      109,118,156,161,171     $3,375,000         $3,340,969                       $48    12/20/2002
      118          First      109,117,156,161,171     $3,300,000         $3,295,364                       $51    05/30/2003
      119          First              NAP             $3,300,000         $3,256,761                       $93    03/27/2003
      120          First              NAP             $3,250,000         $3,236,545                       $79    04/15/2003
      121          First              NAP             $3,250,000         $3,228,491                       $67    01/30/2003
      122          First              NAP             $3,200,000         $3,187,428                       $51    03/21/2003
      123          First              NAP             $3,200,000         $3,181,223                      $143    03/13/2003
      124          First              NAP             $3,169,000         $3,150,090                   $44,367    02/11/2003
      125          First              NAP             $3,100,000         $3,093,409                       $46    05/20/2003
      126          First              106             $3,000,000         $2,990,697                       $51    04/08/2003
      127          First              NAP             $3,000,000         $2,988,494                      $113    03/31/2003
      128          First              NAP             $3,000,000         $2,987,878                       $88    03/17/2003
      129          First              NAP             $3,000,000         $2,983,837                       $36    03/20/2003
      130          First            164,196           $3,000,000         $2,966,631                       $40    02/04/2003
      131          First              NAP             $2,850,000         $2,841,692                       $81    05/16/2003
      132          First              NAP             $2,800,000         $2,788,759                       $48    03/18/2003
      133          First              NAP             $2,750,000         $2,732,263                      $181    03/20/2003
      134          First              NAP             $2,700,000         $2,669,643                       $34    10/17/2002
      135          First              NAP             $2,650,000         $2,636,259                   $18,830    01/24/2003



---------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE       FIRST PAYMENT      FIRST PAYMENT                           GRACE                     LOCKBOX      LOCKBOX
   LOAN NO.        DATE (P&I)          DATE (IO)         MATURITY DATE     PERIOD(7)     ARD LOAN      STATUS        TYPE
---------------------------------------------------------------------------------------------------------------------------------
      69           05/01/2003             NAP             04/01/2013           5            No           NAP          NAP
      70           09/01/2003             NAP             08/01/2013           5            No           NAP          NAP
      71           05/01/2003             NAP             04/01/2018           5            No           NAP          NAP
      72           05/01/2003             NAP             04/01/2013           5            No           NAP          NAP
      73           06/01/2003             NAP             05/01/2013           5            No           NAP          NAP
      74           07/05/2003             NAP             06/05/2013           0            No           NAP          NAP
      75               NAP             08/01/2003         07/01/2013           5            No           NAP          NAP
      76           07/08/2003             NAP             06/08/2013           0            No           NAP          NAP
      77           07/01/2003             NAP             06/01/2013           0            No           NAP          NAP
      78           05/01/2003             NAP             04/01/2013           0            No           NAP          NAP
      79           06/01/2003             NAP             05/01/2013           0            No           NAP          NAP
      80           03/01/2003             NAP             02/01/2013           5            No           NAP          NAP
      81           07/01/2003             NAP             06/01/2013           5            No           NAP          NAP
      82           06/01/2003             NAP             05/01/2023           5            No           NAP          NAP
      83           04/01/2008          04/01/2003         03/01/2013           0            No           NAP          NAP
      84           03/01/2003             NAP             02/01/2010           5            No           NAP          NAP
      85           07/01/2008          07/01/2003         06/01/2013           5            No           NAP          NAP
      86           05/01/2003             NAP             04/01/2013           5            No           NAP          NAP
      87           06/01/2003             NAP             05/01/2013           5            No        In Place       Hard
      88               NAP             07/01/2003         06/01/2013           5            No           NAP          NAP
      89           07/01/2008          07/01/2003         06/01/2013           5            No           NAP          NAP
      90           07/01/2003             NAP             06/01/2018           5            No           NAP          NAP
      91           05/01/2003             NAP             04/01/2023           0            No           NAP          NAP
      92           04/01/2003             NAP             03/01/2013           5            No           NAP          NAP
      93           06/01/2003             NAP             05/01/2013           5            No           NAP          NAP
      94           07/01/2003             NAP             06/01/2018           5            No           NAP          NAP
      95           06/01/2003             NAP             05/01/2013           5            No           NAP          NAP
      96           05/01/2004          05/01/2003         04/01/2010           5            No           NAP          NAP
      97           07/01/2003             NAP             06/01/2013           5            No           NAP          NAP
      98           07/01/2003             NAP             05/01/2013           0            No           NAP          NAP
      99           06/01/2003             NAP             05/01/2013           0            No           NAP          NAP
      100          08/01/2003             NAP             07/01/2013           5            No           NAP          NAP
      101          07/05/2003             NAP             06/05/2013           0            No           NAP          NAP
      102          05/03/2003             NAP             04/03/2013           0            No           NAP          NAP
      103          05/01/2003             NAP             04/01/2010           5            No           NAP          NAP
      104              NAP             07/01/2003         06/01/2013           5            No           NAP          NAP
      105          06/01/2003             NAP             05/01/2013           5            No           NAP          NAP
      106          06/01/2003             NAP             05/01/2013           5            No           NAP          NAP
      107          07/01/2003             NAP             06/01/2013           5            No        In Place       Soft
      108          05/01/2003             NAP             04/01/2013           0            No           NAP          NAP
      109          04/01/2003             NAP             03/01/2008           5            No           NAP          NAP
      110          06/01/2003             NAP             05/01/2023           0            No           NAP          NAP
      111              NAP             06/01/2003         05/01/2013           5            No           NAP          NAP
      112              NAP             07/01/2003         06/01/2013           5            No           NAP          NAP
      113          07/01/2003             NAP             06/01/2013           0            No           NAP          NAP
      114          09/08/2003             NAP             08/08/2013           0            No           NAP          NAP
      115          06/01/2003             NAP             05/01/2013           5            No           NAP          NAP
      116          05/01/2003             NAP             04/01/2013           5            No           NAP          NAP
      117          02/01/2003             NAP             01/01/2008           5            No           NAP          NAP
      118          08/01/2003             NAP             07/01/2008           5            No           NAP          NAP
      119          05/01/2003             NAP             04/01/2018           5            No           NAP          NAP
      120          06/01/2003             NAP             05/01/2013           5            No           NAP          NAP
      121          04/01/2003             NAP             03/01/2013           5            No           NAP          NAP
      122          05/01/2003             NAP             04/01/2013           0            No           NAP          NAP
      123          05/01/2003             NAP             04/01/2013           5            No        Springing      Hard
      124          05/01/2003             NAP             04/01/2013           5            No           NAP          NAP
      125          07/01/2003             NAP             06/01/2013           5            No           NAP          NAP
      126          06/01/2003             NAP             05/01/2013           5            No           NAP          NAP
      127          05/01/2003             NAP             04/01/2013           5            No           NAP          NAP
      128          05/01/2003             NAP             04/01/2013           0            No           NAP          NAP
      129          05/01/2003             NAP             04/01/2008           5            No           NAP          NAP
      130          04/01/2003             NAP             03/01/2013           5            No           NAP          NAP
      131          07/01/2003             NAP             06/01/2013           0            No           NAP          NAP
      132          05/01/2003             NAP             04/01/2013           5            No           NAP          NAP
      133          06/01/2003             NAP             05/01/2023           0            No           NAP          NAP
      134          01/01/2003             NAP             12/01/2012           5            No           NAP          NAP
      135          04/01/2003             NAP             03/01/2013           0            No           NAP          NAP



------------------------------------------------------------------------------------------------------------------------------
                                       REMAINING                                                              MONTHLY
   MORTGAGE    ORIGINAL TERM            TERM TO           ORIGINAL          REMAINING         MORTGAGE         PAYMENT
   LOAN NO.      TO MATURITY            MATURITY       AMORT. TERM(8)      AMORT. TERM            RATE           (P&I)
------------------------------------------------------------------------------------------------------------------------------
      69            120                  116                300                296              5.270%         $39,028
      70            120                  120                300                300              6.580%         $42,003
      71            180                  176                180                176              5.405%         $50,347
      72            120                  116                360                356              5.250%         $33,464
      73            120                  117                336                333              5.880%         $35,847
      74            120                  118                360                358              4.880%         $30,712
      75            120                  119                 IO                IO               4.920%              $0
      76            120                  118                360                358              5.500%         $31,228
      77            120                  118                300                298              5.090%         $32,442
      78            120                  116                360                356              6.260%         $33,900
      79            120                  117                300                297              5.780%         $34,701
      80            120                  114                360                354              5.425%         $30,970
      81            120                  118                360                358              5.650%         $31,459
      82            240                  237                240                237              6.430%         $40,409
      83            120                  115                360                360              5.490%         $30,627
      84             84                  78                 360                354              5.580%         $28,641
      85            120                  118                360                360              4.720%         $25,472
      86            120                  116                360                356              5.600%         $28,130
      87            120                  117                240                237              6.605%         $36,837
      88            120                  118                 IO                IO               5.085%              $0
      89            120                  118                360                360              4.820%         $24,979
      90            180                  178                360                358              5.500%         $26,970
      91            240                  236                240                236              6.060%         $33,331
      92            120                  115                360                355              5.940%         $27,402
      93            120                  117                360                357              5.380%         $25,213
      94            180                  178                180                178              5.600%         $37,008
      95            120                  117                360                357              6.100%         $26,967
      96             84                  80                 360                360              5.330%         $23,958
      97            120                  118                360                358              5.700%         $24,957
      98            119                  117                300                298              5.700%         $10,644
      99            120                  117                300                297              5.700%         $15,715
      100           120                  119                240                239              5.250%         $28,301
      101           120                  118                360                358              4.880%         $22,240
      102           120                  116                360                356              5.640%         $24,217
      103            84                  80                 300                296              5.250%         $24,869
      104           120                  118                 IO                IO               4.710%              $0
      105           120                  117                360                357              5.470%         $22,636
      106           120                  117                360                357              5.340%         $22,312
      107           120                  118                240                238              5.200%         $26,171
      108           120                  116                300                296              6.170%         $25,535
      109            60                  55                 300                295              5.700%         $24,104
      110           240                  237                240                237              5.730%         $26,636
      111           120                  117                 IO                IO               5.100%              $0
      112           120                  118                 IO                IO               5.085%              $0
      113           120                  118                300                298              5.780%         $22,524
      114           120                  120                360                360              5.690%         $20,292
      115           120                  117                240                237              5.000%         $23,098
      116           120                  116                360                356              5.750%         $20,133
      117            60                  53                 300                293              5.900%         $21,539
      118            60                  59                 300                299              5.500%         $20,265
      119           180                  176                180                176              6.350%         $28,475
      120           120                  117                300                297              5.830%         $20,603
      121           120                  115                300                295              6.140%         $21,219
      122           120                  116                360                356              5.700%         $18,573
      123           120                  116                300                296              5.600%         $19,842
      124           120                  116                300                296              5.500%         $19,460
      125           120                  118                360                358              5.310%         $17,234
      126           120                  117                360                357              5.340%         $16,734
      127           120                  116                360                356              5.810%         $17,622
      128           120                  116                360                356              5.570%         $17,166
      129            60                  56                 300                296              6.100%         $19,513
      130           120                  115                240                235              5.500%         $20,637
      131           120                  118                300                298              5.610%         $17,689
      132           120                  116                360                356              5.600%         $16,074
      133           240                  237                240                237              5.690%         $19,213
      134           120                  112                300                292              6.000%         $17,396
      135           120                  115                360                355              5.390%         $14,864


-----------------------------------------------------------------------------------------------------------------------------------

   MORTGAGE        MONTHLY     UNDERWRITABLE  UNDERWRITABLE       NOI       NCF    CUT-OFF DATE    BALLOON      BALLOON   MORTGAGE
   LOAN NO.      PAYMENT (IO)            NOI      CASH FLOW   DSCR(9)    DSCR(9)            LTV        LTV      BALANCE   LOAN NO.
-----------------------------------------------------------------------------------------------------------------------------------
      69              $0          $1,029,124       $931,003      2.20       1.99           51.7%      39.4%   $4,925,318     69
      70              $0          $1,185,335     $1,003,621      2.35       1.99           46.8%      37.0%   $4,889,679     70
      71              $0            $852,931       $834,835      1.41       1.38           55.6%       1.1%     $123,367     71
      72              $0            $933,678       $900,978      2.33       2.24           54.9%      45.8%   $5,034,289     72
      73              $0            $970,581       $861,888      2.26       2.00           54.5%      44.9%   $4,847,837     73
      74              $0            $791,979       $774,579      2.15       2.10           59.3%      48.8%   $4,761,196     74
      75         $22,863          $1,135,645     $1,075,865      4.14       3.92           27.2%      27.2%   $5,500,000     75
      76              $0            $598,329       $536,529      1.60       1.43           62.4%      52.3%   $4,604,728     76
      77              $0            $834,783       $751,983      2.14       1.93           59.0%      44.5%   $4,140,838     77
      78              $0            $711,861       $664,426      1.75       1.63           64.5%      55.4%   $4,709,484     78
      79              $0            $747,235       $678,246      1.79       1.63           60.9%      47.1%   $4,243,096     79
      80              $0            $776,000       $776,000      2.09       2.09           44.8%      37.6%   $4,592,763     80
      81              $0            $755,991       $636,343      2.00       1.69           65.9%      55.6%   $4,583,803     81
      82              $0            $631,498       $607,403      1.30       1.25           68.9%       2.4%     $191,370     82
      83         $25,117            $571,640       $542,864      1.90       1.80           78.8%      73.4%   $5,025,410     83
      84              $0            $668,050       $654,005      1.94       1.90           70.6%      63.7%   $4,487,471     84
      85         $19,541          $1,037,100       $897,549      4.42       3.83           38.3%      35.2%   $4,506,705     85
      86              $0            $752,440       $670,078      2.23       1.99           57.4%      48.4%   $4,115,044     86
      87              $0            $847,998       $796,567      1.92       1.80           53.5%      36.3%   $3,307,347     87
      88         $20,894            $769,364       $755,567      3.07       3.01           55.1%      55.1%   $4,850,000     88
      89         $19,344            $736,692       $698,184      3.17       3.01           57.6%      53.0%   $4,375,416     89
      90              $0            $718,471       $710,084      2.22       2.19           61.6%      44.0%   $3,391,762     90
      91              $0            $587,736       $543,459      1.47       1.36           69.6%       2.2%     $145,972     91
      92              $0            $571,314       $522,126      1.74       1.59           67.7%      57.7%   $3,904,921     92
      93              $0            $894,679       $883,065      2.96       2.92           47.7%      39.9%   $3,754,427     93
      94              $0            $656,649       $627,064      1.48       1.41           60.4%       1.3%      $93,058     94
      95              $0            $483,788       $473,988      1.50       1.46           74.0%      63.2%   $3,793,947     95
      96         $19,364            $415,536       $403,136      1.79       1.73           69.4%      63.2%   $3,917,137     96
      97              $0            $525,500       $481,574      1.75       1.61           58.0%      48.9%   $3,622,044     97
      98              $0            $229,995       $223,339      2.78       2.53           41.9%      32.4%   $1,311,976     98
      99              $0            $650,562       $577,090      2.78       2.53           41.9%      32.4%   $1,931,104     99
      100             $0            $981,300       $920,243      2.89       2.71           30.8%      19.8%   $2,691,130     100
      101             $0            $601,284       $592,134      2.25       2.22           49.5%      40.7%   $3,447,761     101
      102             $0            $522,974       $485,883      1.80       1.67           69.7%      58.9%   $3,531,469     102
      103             $0            $540,818       $470,732      1.81       1.58           63.9%      54.3%   $3,504,769     103
      104        $15,962            $741,285       $647,090      3.87       3.38           37.0%      37.0%   $4,000,000     104
      105             $0            $585,045       $571,045      2.15       2.10           54.6%      45.8%   $3,346,609     105
      106             $0            $713,753       $693,002      2.67       2.59           49.2%      41.1%   $3,333,098     106
      107             $0            $880,927       $782,214      2.81       2.49           35.0%      22.5%   $2,493,312     107
      108             $0            $451,461       $416,912      1.47       1.36           69.3%      54.4%   $3,047,548     108
      109             $0            $477,250       $467,802      1.65       1.62           72.1%      65.5%   $3,473,801     109
      110             $0            $632,680       $589,052      1.98       1.84           49.2%       1.4%     $110,357     110
      111        $16,268            $615,407       $604,647      3.15       3.10           53.8%      53.8%   $3,765,000     111
      112        $15,725            $590,554       $577,610      3.13       3.06           55.3%      55.3%   $3,650,000     112
      113             $0            $499,188       $467,875      1.85       1.73           67.2%      52.0%   $2,753,391     113
      114             $0            $355,641       $340,857      1.46       1.40           74.5%      62.7%   $2,947,230     114
      115             $0            $976,790       $948,390      3.52       3.42           29.6%      18.9%   $2,220,324     115
      116             $0            $460,397       $451,347      1.91       1.87           68.7%      58.2%   $2,910,484     116
      117             $0            $477,757       $467,377      1.85       1.81           72.6%      66.4%   $3,052,694     117
      118             $0            $443,331       $433,556      1.82       1.78           66.7%      60.1%   $2,967,679     118
      119             $0            $487,352       $448,125      1.43       1.31           57.7%       1.4%      $79,718     119
      120             $0            $481,361       $398,860      1.95       1.61           59.9%      46.5%   $2,511,552     120
      121             $0            $402,555       $382,354      1.58       1.50           71.0%      55.8%   $2,538,729     121
      122             $0            $530,405       $518,025      2.38       2.32           52.3%      44.2%   $2,695,527     122
      123             $0            $405,046       $385,137      1.70       1.62           66.3%      51.1%   $2,452,906     123
      124             $0            $535,884       $518,134      2.29       2.22           48.5%      37.2%   $2,420,743     124
      125             $0            $468,507       $361,437      2.27       1.75           66.2%      55.2%   $2,580,120     125
      126             $0            $545,308       $527,542      2.72       2.63           48.2%      40.3%   $2,499,823     126
      127             $0            $388,607       $347,962      1.84       1.65           69.5%      59.0%   $2,535,398     127
      128             $0            $392,392       $362,408      1.90       1.76           64.3%      54.1%   $2,517,111     128
      129             $0            $424,780       $365,989      1.81       1.56           53.8%      49.1%   $2,722,439     129
      130             $0          $1,078,385       $961,265      4.35       3.88           27.9%      18.3%   $1,942,019     130
      131             $0            $436,545       $410,585      2.06       1.93           55.7%      42.8%   $2,185,324     131
      132             $0            $351,662       $318,260      1.82       1.65           73.4%      61.9%   $2,351,454     132
      133             $0            $398,156       $395,435      1.73       1.72           48.4%       1.4%      $78,987     133
      134             $0            $527,491       $451,497      2.53       2.16           50.9%      40.0%   $2,097,945     134
      135             $0            $483,017       $448,017      2.71       2.51           25.2%      21.2%   $2,212,328     135

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

--------------------------------------------------------------------------------------------------------------------------
   MORTGAGE       APPRAISED     VALUATION                                                             LEASE         %
   LOAN NO.           VALUE      DATE(10)        LARGEST TENANT(11)                              EXPIRATION DATE   NSF
--------------------------------------------------------------------------------------------------------------------------
      69        $12,500,000     12/13/2002       Winn Dixie                                        11/09/2020     32.0%
      70        $13,200,000     05/20/2003       NAP                                                   NAP          NAP
      71        $11,000,000     01/31/2003       NAP                                                   NAP          NAP
      72        $11,000,000     01/08/2003       NAP                                                   NAP          NAP
      73        $10,800,000     03/12/2003       Eventsource                                       09/30/2005     11.6%
      74         $9,750,000     04/16/2003       NAP                                                   NAP          NAP
      75        $20,190,000     04/30/2003       NAP                                                   NAP          NAP
      76         $8,800,000     02/18/2003       A&A Wholesale                                     02/28/2004     20.8%
      77         $9,300,000     03/28/2003       NAP                                                   NAP          NAP
      78         $8,500,000     12/31/2002       Budget Blinds of Colorado                         01/31/2008     10.7%
      79         $9,000,000     04/15/2003       United States of America                          01/09/2013    100.0%
      80        $12,200,000     12/09/2002       Fifth Avenue Hospitality Associates               10/31/2036    100.0%
      81         $8,250,000     04/08/2003       Chamberlain Ballet                                05/31/2011      9.5%
      82         $7,860,000     08/26/2002       Save Mart Supermarkets                            10/31/2022    100.0%
      83         $6,850,000     02/04/2003       NAP                                                   NAP          NAP
      84         $7,040,000     01/02/2003       NAP                                                   NAP          NAP
      85        $12,800,000     04/07/2003       Tokyu World Transport                             12/31/2004     27.7%
      86         $8,500,000     02/26/2003       Progressive Health Systems                        02/28/2015     39.4%
      87         $9,100,000     01/28/2003       Eastwynn Theatres, Inc.                           05/31/2019    100.0%
      88         $8,810,000     04/14/2003       NAP                                                   NAP          NAP
      89         $8,250,000     04/09/2003       Bally's Total Fitness/Holiday Spa Health Clubs    04/30/2014     43.5%
      90         $7,700,000     01/23/2003       NAP                                                   NAP          NAP
      91         $6,600,000     02/05/2003       Office Max                                        06/30/2016     44.0%
      92         $6,765,000     02/20/2003       High Throughput Genomics                          07/31/2006     27.7%
      93         $9,400,000     03/05/2003       NAP                                                   NAP          NAP
      94         $7,400,000     02/27/2003       Food Lion                                         12/01/2019     43.6%
      95         $6,000,000     01/23/2003       Five Star Parking                                 01/22/2018    100.0%
      96         $6,200,000     02/18/2003       NAP                                                   NAP          NAP
      97         $7,400,000     05/03/2003       New Line Productions, Inc.                        11/06/2009    100.0%
      98         $2,800,000     02/28/2003       Eckerd                                            12/02/2015    100.0%
      99         $7,200,000     04/08/2003       State Farm                                        02/28/2005     43.9%
      100       $13,600,000     01/27/2003       Armatron                                          12/31/2012     39.1%
      101        $8,470,000     04/18/2003       NAP                                                   NAP          NAP
      102        $6,000,000     01/22/2003       DeRe Tire & Auto, Inc.                            01/06/2013     21.8%
      103        $6,455,000     12/18/2002       MOA Architectural Partner                         07/31/2006      8.7%
      104       $10,800,000     05/28/2003       St. John & Wayne                                  11/30/2009     60.9%
      105        $7,300,000     11/13/2002       NAP                                                   NAP          NAP
      106        $8,100,000     10/29/2002       Best Buy                                          11/21/2016    100.0%
      107       $11,100,000     01/21/2003       Stor/Gard                                         04/30/2034     27.5%
      108        $5,600,000     02/21/2003       Novacare Occupational Health Services, Inc.       10/31/2007     14.4%
      109        $5,300,000     01/10/2003       NAP                                                   NAP          NAP
      110        $7,680,000     03/26/2003       Hollywood Entertainment                           11/17/2005     20.4%
      111        $7,000,000     04/09/2003       NAP                                                   NAP          NAP
      112        $6,600,000     04/10/2003       NAP                                                   NAP          NAP
      113        $5,300,000     04/04/2003       Oceanside Bank                                    11/30/2011     24.5%
      114        $4,700,000     01/08/2003       Mangia                                            01/01/2022     27.1%
      115       $11,750,000     02/24/2003       NAP                                                   NAP          NAP
      116        $5,000,000     02/18/2003       NAP                                                   NAP          NAP
      117        $4,600,000     11/25/2002       NAP                                                   NAP          NAP
      118        $4,940,000     04/18/2003       NAP                                                   NAP          NAP
      119        $5,640,000     01/21/2003       Office Depot, Inc.                                09/30/2007     65.9%
      120        $5,400,000     03/25/2003       Mark Kislinger, M.D.                              06/30/2007      8.1%
      121        $4,550,000     01/06/2003       Giant Bicycle, Inc.                               01/31/2012     79.8%
      122        $6,100,000     02/10/2003       NAP                                                   NAP          NAP
      123        $4,800,000     03/03/2003       Dept of Social and Health Services                10/31/2012    100.0%
      124        $6,500,000     01/15/2003       NAP                                                   NAP          NAP
      125        $4,670,000     04/21/2003       Delta Dental of New Mexico                        07/31/2006     21.7%
      126        $6,200,000     10/21/2002       Best Buy                                          02/29/2016    100.0%
      127        $4,300,000     09/05/2002       North Country Drugs                               05/31/2013     10.6%
      128        $4,650,000     04/09/2003       Barnes & Noble Booksellers, Inc.                  01/31/2008     70.9%
      129        $5,550,000     02/03/2003       Total Fitness Center                              08/31/2004     24.8%
      130       $10,625,000     01/16/2003       CalTrans (3rd & 5th Floors)                       08/31/2006     24.4%
      131        $5,100,000     04/30/2003       Office Depot, Inc.                                03/31/2006     69.6%
      132        $3,800,000     02/21/2003       John Bowman, Inc.                                 01/31/2010     12.8%
      133        $5,650,000     01/28/2003       Walgreen Co.                                      03/31/2063    100.0%
      134        $5,250,000     10/01/2002       Lord Corporation                                  08/31/2003     25.0%
      135       $10,450,000     12/18/2002       NAP                                                   NAP          NAP



------------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE                                           LEASE
   LOAN NO.     SECOND LARGEST TENANT(11)        EXPIRATION DATE    % NSF    THIRD LARGEST TENANT(11)
------------------------------------------------------------------------------------------------------------------------------------
      69        ACA Brandon                        06/30/2013       13.6%    Primus Clinic
      70        NAP                                    NAP            NAP    NAP
      71        NAP                                    NAP            NAP    NAP
      72        NAP                                    NAP            NAP    NAP
      73        West Marine Products               09/30/2005        9.9%    Sutter Sails
      74        NAP                                    NAP            NAP    NAP
      75        NAP                                    NAP            NAP    NAP
      76        Philip Licetti                     06/30/2005        8.3%    Fashion Fuse
      77        NAP                                    NAP            NAP    NAP
      78        Wall Units IV, Inc.                03/31/2007       10.5%    Douglas County Soccer Assoc.
      79        NAP                                    NAP            NAP    NAP
      80        NAP                                    NAP            NAP    NAP
      81        Real Time Standards, Inc.          11/30/2006        6.7%    Plano Paint Distributors
      82        NAP                                    NAP            NAP    NAP
      83        NAP                                    NAP            NAP    NAP
      84        NAP                                    NAP            NAP    NAP
      85        Ward-Davis Assoc.                  02/28/2006       11.1%    Global Transportation
      86        Graphaids, Inc.                    01/31/2008       12.0%    John Robert Powers School
      87        NAP                                    NAP            NAP    NAP
      88        NAP                                    NAP            NAP    NAP
      89        Shooting from the Hip              04/30/2008        6.9%    Nutrisport/Cohen
      90        NAP                                    NAP            NAP    NAP
      91        Premier Furniture                  05/31/2007       19.6%    China Garden Buffet
      92        Canyon Medical Properties          04/30/2009       18.9%    ACP - Eastside Imaging
      93        NAP                                    NAP            NAP    NAP
      94        Happy Harry's                      08/31/2013       13.2%    Dollar General
      95        NAP                                    NAP            NAP    NAP
      96        NAP                                    NAP            NAP    NAP
      97        NAP                                    NAP            NAP    NAP
      98        NAP                                    NAP            NAP    NAP
      99        LifeCare Acquisition Co            06/30/2005       12.9%    The Eye Center
      100       Planet Fitness                     12/31/2018       17.3%    Mass Commission for the Blind
      101       NAP                                    NAP            NAP    NAP
      102       Video Update, Inc.                 11/30/2007       18.3%    Orthopedic Surgeons of Joliet, Inc.
      103       Infinte Progression                12/31/2005        7.8%    Temkin, Wielga & Hardt, LLP
      104       Herrick Feinstein, LLP             06/30/2010       24.3%    R.C. Dolner, Inc.
      105       NAP                                    NAP            NAP    NAP
      106       NAP                                    NAP            NAP    NAP
      107       Stop and Shop                      08/31/2004       24.7%    The Mill Store
      108       Polo Cleaners                      11/30/2007        9.8%    Radio Shack Corporation
      109       NAP                                    NAP            NAP    NAP
      110       Godfather's Pizza                  07/31/2005       10.3%    NVS Tans
      111       NAP                                    NAP            NAP    NAP
      112       NAP                                    NAP            NAP    NAP
      113       Daruma Japanese Steak House        08/31/2011       19.4%    Gravity, Inc.
      114       City & Company                     10/01/2004       27.1%    Lab Corporation of America
      115       NAP                                    NAP            NAP    NAP
      116       NAP                                    NAP            NAP    NAP
      117       NAP                                    NAP            NAP    NAP
      118       NAP                                    NAP            NAP    NAP
      119       Peter Piper Pizza                  09/14/2007       28.4%    Subway
      120       Janet Fermin, M.D.                 10/18/2004        6.3%    John DiMare, M.D., Melvyn Krause, M.D., Lisa Thomsen
      121       Snap-on Tools Company              06/01/2011       20.2%    NAP
      122       NAP                                    NAP            NAP    NAP
      123       NAP                                    NAP            NAP    NAP
      124       NAP                                    NAP            NAP    NAP
      125       LATA (Elisar Software)             10/31/2003        8.9%    Bank of Oklahoma
      126       NAP                                    NAP            NAP    NAP
      127       Harbor School                      10/31/2011        9.8%    PTI
      128       The Happy Valley Corpor            09/30/2013       11.7%    Kinney Shoe Corporation
      129       Dollar Tree Stores, Inc            12/31/2007       20.4%    Crafters Mall
      130       F. Hammond/Mission Valley Oral     08/31/2015       10.0%    CalTrans
      131       Party City                         07/31/2006       30.4%    NAP
      132       Lincare, Inc.                      11/30/2004        8.3%    Sextant Labs, Inc.
      133       NAP                                    NAP            NAP    NAP
      134       Classic Limousines                 07/31/2005       12.0%    Coast to Coast Label
      135       NAP                                    NAP            NAP    NAP



-----------------------------------------------------------------------------------------------------------------------------------
                    LEASE                            INSURANCE               TAX                CAPITAL               TI/LC
   MORTGAGE      EXPIRATION             %              ESCROW               ESCROW             EXPENDITURE          ESCROW IN
   LOAN NO.         DATE               NSF            IN PLACE             IN PLACE        ESCROW IN PLACE(12)       PLACE(13)
-----------------------------------------------------------------------------------------------------------------------------------
      69         07/31/2005            6.4%              No                  No                  No                     No
      70            NAP                 NAP              Yes                Yes                  Yes                    No
      71            NAP                 NAP              No                  No                  No                     No
      72            NAP                 NAP              Yes                Yes                  Yes                    No
      73         12/31/2004            5.6%              Yes                Yes                  Yes                    No
      74            NAP                 NAP              Yes                Yes                  No                     No
      75            NAP                 NAP              No                  No                  Yes                    No
      76         02/28/2004            4.2%              Yes                Yes                  Yes                   Yes
      77            NAP                 NAP              No                  No                  No                     No
      78         10/31/2006            9.3%              Yes                Yes                  No                    Yes
      79            NAP                 NAP              No                 Yes                  No                    Yes
      80            NAP                 NAP              No                  No                  No                     No
      81         12/31/2003            6.2%              Yes                Yes                  Yes                   Yes
      82            NAP                 NAP              Yes                Yes                  Yes                    No
      83            NAP                 NAP              Yes                Yes                  Yes                    No
      84            NAP                 NAP              Yes                Yes                  No                     No
      85         04/30/2004            9.5%              Yes                Yes                  No                     No
      86         11/18/2004           10.8%              Yes                Yes                  Yes                   Yes
      87            NAP                 NAP              No                  No                  No                    Yes
      88            NAP                 NAP              Yes                Yes                  No                     No
      89         09/30/2007            6.4%              Yes                Yes                  No                     No
      90            NAP                 NAP              No                 Yes                  No                     No
      91         06/30/2006            8.4%              Yes                Yes                  No                     No
      92         11/30/2009           15.5%              Yes                Yes                  Yes                   Yes
      93            NAP                 NAP              Yes                Yes                  No                     No
      94         12/31/2008            9.2%              Yes                Yes                  Yes                    No
      95            NAP                 NAP              No                  No                  No                     No
      96            NAP                 NAP              Yes                Yes                  Yes                    No
      97            NAP                 NAP              Yes                Yes                  Yes                   Yes
      98            NAP                 NAP              No                  No                  No                     No
      99         12/31/2011            6.7%              Yes                Yes                  No                    Yes
      100        05/31/2006           14.5%              No                 Yes                  Yes                    No
      101           NAP                 NAP              Yes                Yes                  No                     No
      102        01/30/2009           14.1%              Yes                Yes                  No                    Yes
      103        09/30/2004            6.9%              Yes                Yes                  No                    Yes
      104        09/30/2010           14.9%              Yes                Yes                  Yes                    No
      105           NAP                 NAP              Yes                Yes                  Yes                    No
      106           NAP                 NAP              No                  No                  No                     No
      107        11/30/2009           18.1%              No                 Yes                  Yes                    No
      108        06/30/2012            9.6%              Yes                Yes                  No                    Yes
      109           NAP                 NAP              Yes                Yes                  Yes                    No
      110        01/31/2006            5.8%              Yes                Yes                  No                    Yes
      111           NAP                 NAP              Yes                Yes                  No                     No
      112           NAP                 NAP              Yes                Yes                  No                     No
      113        04/30/2006            8.6%              Yes                Yes                  No                     No
      114        07/01/2007           15.2%              Yes                Yes                  Yes                   Yes
      115           NAP                 NAP              No                  No                  No                     No
      116           NAP                 NAP              No                  No                  No                     No
      117           NAP                 NAP              Yes                Yes                  No                     No
      118           NAP                 NAP              Yes                Yes                  No                     No
      119        08/31/2004            2.8%              No                  No                  No                     No
      120        06/09/2007            6.0%              Yes                Yes                  Yes                   Yes
      121           NAP                 NAP              No                  No                  No                     No
      122           NAP                 NAP              Yes                Yes                  No                     No
      123           NAP                 NAP              Yes                Yes                  No                     No
      124           NAP                 NAP              No                  No                  No                     No
      125        12/31/2004            8.5%              Yes                Yes                  Yes                   Yes
      126           NAP                 NAP              No                  No                  No                     No
      127        11/30/2010            9.8%              Yes                Yes                  Yes                   Yes
      128        03/10/2008           11.7%              No                  No                  No                     No
      129        06/30/2005           13.8%              Yes                Yes                  Yes                   Yes
      130        09/30/2009            9.7%              No                  No                  No                     No
      131           NAP                 NAP              No                  No                  No                     No
      132           MTM                6.4%              Yes                Yes                  Yes                   Yes
      133           NAP                 NAP              No                  No                  No                     No
      134        01/31/2006            8.2%              No                 Yes                  No                     No
      135           NAP                 NAP              No                  No                  No                     No



-----------------------------------------------------------------------------------------------------------------

   MORTGAGE                               OTHER                                          SPRINGING
   LOAN NO.                    ESCROW DESCRIPTION(14)                               ESCROW DESCRIPTION(15)
-----------------------------------------------------------------------------------------------------------------
      69                                    NAP                                              NAP
      70                            Seasonality Reserve                                      NAP
      71                                    NAP                                   RE Tax, Insurance, Cap Ex
      72                                    NAP                                              NAP
      73                                    NAP                                              NAP
      74                                    NAP                                              NAP
      75                                    NAP                                              NAP
      76                                    NAP                                              NAP
      77                                    NAP                                              NAP
      78                                    NAP                                              NAP
      79                                    NAP                                              NAP
      80                                    NAP                                   RE Tax, Insurance, Cap Ex
      81                                    NAP                                              NAP
      82                                    NAP                                              NAP
      83                                    NAP                                              NAP
      84                                    NAP                                              NAP
      85                                    NAP                                              NAP
      86                                    NAP                                              NAP
      87                                    NAP                                   RE Tax, Insurance, Cap Ex
      88                                    NAP                                              Cap Ex
      89                                    NAP                                              NAP
      90                                    NAP                                        Insurance, Cap Ex
      91                            Debt Service Escrow                                      NAP
      92                                    NAP                                              NAP
      93                                    NAP                                              NAP
      94                                    NAP                                              NAP
      95                                    NAP                                   RE Tax, Insurance, Cap Ex
      96                                    NAP                                              NAP
      97                                    NAP                                             TI/LC
      98                                    NAP                                              NAP
      99                                    NAP                                             TI/LC
      100                                   NAP                                            Insurance
      101                                   NAP                                              NAP
      102                                   NAP                                              NAP
      103                                   NAP                                             Cap Ex
      104                                   NAP                                              NAP
      105                                   NAP                                              NAP
      106                                   NAP                                       RE Tax, Insurance
      107                                   NAP                                            Insurance
      108                 Polo Wine Occupancy Reserve - $16,861.26                            TI/LC
      109                                   NAP                                              NAP
      110                                   NAP                                              NAP
      111                                   NAP                                             Cap Ex
      112                                   NAP                                             Cap Ex
      113                                   NAP                                             TI/LC
      114       Elevator Escrow, Vacant Space Reserve,Mangia Tenant Holdback                 NAP
      115                                   NAP                                              NAP
      116                                   NAP                                              NAP
      117                                   NAP                                              NAP
      118                                   NAP                                              NAP
      119                                   NAP                                             TI/LC
      120                                   NAP                                              NAP
      121                       Tenant Improvement Holdback                                 TI/LC
      122                                   NAP                                              NAP
      123                                   NAP                                             TI/LC
      124                                   NAP                                              NAP
      125                                   NAP                                              NAP
      126                                   NAP                                       RE Tax, Insurance
      127                           Gilded Lily Reserve                                      NAP
      128                                   NAP                                             TI/LC
      129                                   NAP                                              NAP
      130                                   NAP                                              NAP
      131                                   NAP                                             TI/LC
      132                                   NAP                                              NAP
      133                            Walgreens Estoppel                                      NAP
      134                                   NAP                                              NAP
      135                                   NAP                                              NAP



------------------------------------------------------------------------------------------------------------------------------------
                INITIAL CAPITAL        MONTHLY CAPITAL        CURRENT CAPITAL     INITIAL TI/LC      MONTHLY TI/LC   CURRENT TI/LC
   MORTGAGE  EXPENDITURE ESCROW     EXPENDITURE ESCROW     EXPENDITURE ESCROW            ESCROW             ESCROW          ESCROW
   LOAN NO.      REQUIREMENT(16)        REQUIREMENT(17)            BALANCE(18)   REQUIREMENT(19)    REQUIREMENT(20)     BALANCE(21)
------------------------------------------------------------------------------------------------------------------------------------
      69                      $0                     $0                    $0                 $0              $0                $0
      70                 $15,141                $15,141                    $0                 $0              $0                $0
      71                      $0                     $0                    $0                 $0              $0                $0
      72                  $2,083                 $2,083                $6,250                 $0              $0                $0
      73                      $0                 $1,667                $1,667                 $0              $0                $0
      74                      $0                     $0                    $0                 $0              $0                $0
      75                $525,000                     $0                    $0                 $0              $0                $0
      76                      $0                 $1,000                $1,000                 $0          $5,100            $5,100
      77                      $0                     $0                    $0                 $0              $0                $0
      78                      $0                     $0                    $0                 $0          $2,500            $7,501
      79                      $0                     $0                    $0           $100,000          $4,837          $109,674
      80                      $0                     $0                    $0                 $0              $0                $0
      81                      $0                 $1,696                    $0                 $0          $8,275                $0
      82                      $0                 $1,043                    $0                 $0              $0                $0
      83                      $0                 $2,750               $11,000                 $0              $0                $0
      84                      $0                     $0                    $0                 $0              $0                $0
      85                      $0                     $0                    $0                 $0              $0                $0
      86                      $0                   $994                $2,982                 $0          $7,100           $21,318
      87                      $0                     $0                    $0             $4,583          $4,583            $9,169
      88                      $0                     $0                    $0                 $0              $0                $0
      89                      $0                     $0                    $0                 $0              $0                $0
      90                      $0                     $0                    $0                 $0              $0                $0
      91                      $0                     $0                    $0                 $0              $0                $0
      92                      $0                   $705                    $0                 $0          $4,167           $16,679
      93                      $0                     $0                    $0                 $0              $0                $0
      94                    $992                   $992                    $0                 $0              $0                $0
      95                      $0                     $0                    $0                 $0              $0                $0
      96                      $0                   $750                  $750                 $0              $0                $0
      97                      $0                   $548                    $0                 $0          $3,100                $0
      98                      $0                     $0                    $0                 $0              $0                $0
      99                      $0                     $0                    $0                 $0          $2,000            $4,000
      100                 $1,810                 $1,810                    $0                 $0              $0                $0
      101                     $0                     $0                    $0                 $0              $0                $0
      102                     $0                     $0                    $0                 $0            $816            $2,449
      103                     $0                     $0                    $0           $120,000              $0          $120,214
      104                   $336                   $336                    $0                 $0              $0                $0
      105                 $1,158                 $1,158                $2,317                 $0              $0                $0
      106                     $0                     $0                    $0                 $0              $0                $0
      107                 $2,639                 $2,639                $2,639                 $0              $0                $0
      108                     $0                     $0                    $0                 $0          $1,500            $4,500
      109                $42,284                   $787               $43,940                 $0              $0                $0
      110                     $0                     $0                    $0                 $0          $3,000            $6,000
      111                     $0                     $0                    $0                 $0              $0                $0
      112                     $0                     $0                    $0                 $0              $0                $0
      113                     $0                     $0                    $0                 $0              $0                $0
      114                     $0                   $280                    $0                 $0            $868                $0
      115                     $0                     $0                    $0                 $0              $0                $0
      116                     $0                     $0                    $0                 $0              $0                $0
      117                     $0                     $0                    $0                 $0              $0                $0
      118                     $0                     $0                    $0                 $0              $0                $0
      119                     $0                     $0                    $0                 $0              $0                $0
      120                     $0                   $911                    $0                 $0          $5,967                $0
      121                     $0                     $0                    $0                 $0              $0              $182
      122                     $0                     $0                    $0                 $0              $0                $0
      123                     $0                     $0                    $0                 $0              $0                $0
      124                     $0                     $0                    $0                 $0              $0                $0
      125                     $0                 $1,131                    $0            $50,000          $7,808           $50,000
      126                     $0                     $0                    $0                 $0              $0                $0
      127                     $0                   $330                  $990                 $0          $2,750            $8,253
      128                     $0                     $0                    $0                 $0              $0                $0
      129                     $0                 $1,050                $1,050                 $0          $3,825            $3,825
      130                     $0                     $0                    $0                 $0              $0                $0
      131                     $0                     $0                    $0                 $0              $0                $0
      132                     $0                 $1,207                $1,207            $35,000              $0           $35,033
      133                     $0                     $0                    $0                 $0              $0                $0
      134                     $0                     $0                    $0                 $0              $0                $0
      135                     $0                     $0                    $0                 $0              $0                $0




-----------------------------------------------------------------------------------------------------------------------------------
                                      INTEREST                                              PREPAYMENT CODE(23)
   MORTGAGE     ENVIRONMENTAL          ACCRUAL                    ------------------------------------------------------------
   LOAN NO.       INSURANCE            METHOD       SEASONING(22)  LO       DEF      DEF/YM1.00     YM3.00     YM1.00     OPEN
-----------------------------------------------------------------------------------------------------------------------------------
      69             No              Actual/360           4        35        81                                              4
      70             No              Actual/360           0        47        72                                              1
      71             No              Actual/360           4        47                                             132        1
      72             No              Actual/360           4        47                                              72        1
      73             No              Actual/360           3        35        81                                              4
      74             No              Actual/360           2        26                        90                              4
      75             No              Actual/360           1        35        81                                              4
      76             No              Actual/360           2        26        90                                              4
      77             No              Actual/360           2        26                        90                              4
      78             No              Actual/360           4        28        88                                              4
      79             No              Actual/360           3        27                                              89        4
      80             No              Actual/360           6        47        72                                              1
      81      Yes - Individual       Actual/360           2        35        81                                              4
      82             No              Actual/360           3        36       200                                              4
      83             No              Actual/360           5        29        87                                              4
      84             No              Actual/360           6        35                                              45        4
      85             No              Actual/360           2        26        90                                              4
      86             No              Actual/360           4        28        85                                              7
      87             No              Actual/360           3        47        72                                              1
      88             No              Actual/360           2        23                                              94        3
      89             No              Actual/360           2        26        90                                              4
      90             No              Actual/360           2        26       153                                              1
      91             No              Actual/360           4        28       208                                              4
      92             No              Actual/360           5        29        87                                              4
      93             No              Actual/360           3        35        81                                              4
      94             No              Actual/360           2        47       132                                              1
      95             No              Actual/360           3        47        72                                              1
      96             No              Actual/360           4        35        45                                              4
      97             No              Actual/360           2        35        81                                              4
      98      Yes - Individual       Actual/360           2        26                        89                              4
      99      Yes - Individual       Actual/360           3        27                        89                              4
      100            No              Actual/360           1        25        93                                              2
      101            No              Actual/360           2        26                        90                              4
      102            No              Actual/360           4        28                        88                              4
      103        Yes - Group         Actual/360           4        35        45                                              4
      104            No              Actual/360           2        26        93                                              1
      105     Yes - Individual       Actual/360           3        47        72                                              1
      106            No              Actual/360           3        47        72                                              1
      107     Yes - Individual       Actual/360           2        26        92                                              2
      108            No              Actual/360           4        28        88                                              4
      109            No              Actual/360           5        35        21                                              4
      110            No              Actual/360           3        27       209                                              4
      111            No              Actual/360           3        24                                              93        3
      112            No              Actual/360           2        23                                              94        3
      113            No              Actual/360           2        26        90                                              4
      114            No              Actual/360           0        24        92                                              4
      115        Yes - Group         Actual/360           3        35        81                                              4
      116        Yes - Group         Actual/360           4        35                        81                              4
      117        Yes - Group         Actual/360           7        35        21                                              4
      118        Yes - Group         Actual/360           1        35        21                                              4
      119        Yes - Group         Actual/360           4        36                       140                              4
      120        Yes - Group         Actual/360           3        35        81                                              4
      121        Yes - Group         Actual/360           5        35        81                                              4
      122            No              Actual/360           4        28        88                                              4
      123        Yes - Group         Actual/360           4        35                        81                              4
      124        Yes - Group         Actual/360           4        35        81                                              4
      125        Yes - Group         Actual/360           2        35                        81                              4
      126            No              Actual/360           3        47        72                                              1
      127            No              Actual/360           4        28        88                                              4
      128            No              Actual/360           4        28                        88                              4
      129        Yes - Group         Actual/360           4        35        21                                              4
      130        Yes - Group         Actual/360           5        35        81                                              4
      131            No              Actual/360           2        26        90                                              4
      132        Yes - Group         Actual/360           4        35        81                                              4
      133            No              Actual/360           3        27       209                                              4
      134        Yes - Group         Actual/360           8        35        81                                              4
      135            No              Actual/360           5        29                        87                              4



-------------------------------------------------------------

   MORTGAGE     YM              ADMINISTRATIVE      MORTGAGE
   LOAN NO.  FORMULA(24)           COST RATE(25)    LOAN NO.
-------------------------------------------------------------
      69                                  3.214        69
      70                                  5.214        70
      71          D                      10.214        71
      72          D                       5.214        72
      73                                  3.214        73
      74          A                       3.214        74
      75                                  8.214        75
      76                                  3.214        76
      77          A                       3.214        77
      78                                  3.214        78
      79          A                       3.214        79
      80                                  5.214        80
      81                                  3.214        81
      82                                  3.214        82
      83                                  3.214        83
      84          F                       3.214        84
      85                                  3.214        85
      86                                  3.214        86
      87                                  5.214        87
      88          C                       9.214        88
      89                                  3.214        89
      90                                  5.214        90
      91                                  3.214        91
      92                                 13.214        92
      93                                  3.214        93
      94                                  9.214        94
      95                                  5.214        95
      96                                  3.214        96
      97                                  3.214        97
      98          A                       3.214        98
      99          A                       3.214        99
      100                                 5.214        100
      101         A                       3.214        101
      102         A                       3.214        102
      103                                 5.214        103
      104                                 5.214        104
      105                                 5.214        105
      106                                 5.214        106
      107                                 5.214        107
      108                                 3.214        108
      109                                 3.214        109
      110                                 3.214        110
      111         C                       9.214        111
      112         C                       9.214        112
      113                                 3.214        113
      114                                 3.214        114
      115                                 5.214        115
      116         F                       5.214        116
      117                                 5.214        117
      118                                 5.214        118
      119         F                       5.214        119
      120                                 5.214        120
      121                                 5.214        121
      122                                 3.214        122
      123         F                       5.214        123
      124                                 5.214        124
      125         F                       5.214        125
      126                                 5.214        126
      127                                13.214        127
      128         A                       3.214        128
      129                                 5.214        129
      130                                 7.214        130
      131                                 3.214        131
      132                                 7.214        132
      133                                 3.214        133
      134                                 7.214        134
      135         A                       3.214        135

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE     MORTGAGE
   LOAN NO.     LOAN SELLER(1)     PROPERTY NAME(2)                          STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
      136       WFB                Union Square Apartments                   2400 Old Fort Road
      137       WFB                Shadow Wood Villas                        478 Van Houten Avenue
      138       WFB                87 Scripps Drive                          87 Scripps Drive
      139       PCF                4949 Greencraig Lane                      4949 Greencraig Lane
      140       WFB                Stillwater Apartments                     931 9th Street SE
      141       WFB                Disney Pictures                           914 N. Victory Boulevard
      142       WFB                Royal Oak Village                         106 - 236 S. Semoran Boulevard
      143       WFB                Carmenita Office Park                     15605 Carmenita Rd. & 13353 East Alondra Blvd.
      144       WFB                Telstar Commerce Center                   9674 Telstar Avenue
      145       PCF                Goodyear Village Center                   378 North Litchfield Road
      146       BSCMI              Eckerds - Salisbury                       833 South Salisbury Boulevard
      147       PCF                Amity Street Retail                       324-338 Amity Street
      148       PCF                3300 Glenview Road                        3301 Glenview Road
      149       WFB                Imperial Pipe Services Building           12375 Brown Avenue
      150       PCF                39 - 51 North Broadway                    39 - 51 North Broadway
      151       MSMC               20-38 Route 59                            20-38 Route 59
      152       BSCMI              11-15 Henry Street                        11-15 Henry Street
      153       WFB                Boronda Road Industrial                   216-218 Boronda Road
      154       WFB                Quality Fabrication Building              9621 & 9631 Irondale Avenue
      155       WFB                Louisville Apt Portfolio                  9321 Taylorsville Road, 9900 & 9907 Grassland Ave.
      156       WFB                AAmerican Apple Valley Town Center        19464 Town Center Drive
      157       WFB                Walgreens, Tucson, AZ                     9250 North Coachline Blvd
      158       BSCMI              440-452 Main Street                       440-452 Main Street
      159       WFB                7901 Woodley Avenue                       7901 Woodley Avenue
      160       WFB                Wellington Corporate Center A             1200 Corporate Center Way
      161       WFB                A-American Bakersfield Airport            4600 Buck Owens Boulevard
      162       BSCMI              Lock-Up Cape Cod                          251 White Path Road
      163       PCF                Turtle Creek Apartments                   2800 West T.C. Jester Boulevard
      164       WFB                Village Plaza                             100 and 250 West First Street
      165       WFB                Filco Plaza Fulton (V)                    1433 Fulton Avenue
      166       WFB                Filco Signal Court (V)                    8165 Signal Court
      167       PCF                1333 53rd Street                          1333 53rd Street
      168       WFB                Pinehaven Garden Apartments               3560 Jamison Way
      169       WFB                The Lakes Pavilions                       580 Anton Blvd.
      170       WFB                Village Green Apartments                  350 Robinson Street
      171       WFB                AAmerican Apple Valley Powhattan          13533 Powhattan Court
      172       WFB                Foster Square Retail Center               6730, 6828 and 6868 SE Foster Road
      173       WFB                Cedarwood West Apartments                 222 Wentworth Avenue West
      174       WFB                Cascade Pump Industrial                   10107 S. Norwalk Boulevard
      175       WFB                County of Suffolk                         50 Laser Court
      176       BSCMI              Lock-Up Bolingbrook                       300 East Frontage Road North
      177       WFB                Piccadilly Square Shopping Center         2221, 2223, 2225, 2261 W. Shaw Avenue
      178       PCF                Eagan Convenience Center                  1380 Duckwood Drive
      179       WFB                Woodbury City Center                      1960 Donegal Drive
      180       BSCMI              Lock-Up Wheeling                          211 North Elmhurst Road
      181       WFB                Mainmore Shopping Center                  1209 Main Street
      182       WFB                East Parkway Center                       7233-7247 East Pkwy & 4750 and 4770 Florin Rd
      183       WFB                Brookview Apartments                      442 North 400 East
      184       WFB                41604 Date Street                         41604 Date Street
      185       WFB                Federal Express Building                  35 Mountain View Road
      186       WFB                Landmark Business Center                  7512-7646 West Lemhi Street
      187       PCF                Crate & Barrel / Trader Joe's             3745 North Lincoln Avenue
      188       WFB                Junction Avenue                           2065-2071 Junction Avenue/ 450 Charcot Avenue
      189       WFB                1812 9th Street                           1812 9th Street
      190       WFB                20810 Avalon Blvd.                        20810 Avalon Blvd.
      191       WFB                1120 Shadow Lane                          1120 Shadow Lane
      192       PCF                Lang Industrial Warehouse                 21875 Doral Road
      193       WFB                Quaker Ridge Industrial                   1907 and 1921 South Quaker Ridge Place
      194       WFB                1740 Stanford Street                      1740 Stanford Street
      195       WFB                East Acoma Drive                          7949 E. Acoma Drive
      196       WFB                Upland Office Center                      1317 West Foothill Boulevard
      197       WFB                1105 N. Circle Drive                      1105 N. Circle Drive
      198       BSCMI              711 Chestnut Street                       711 Chestnut Street
      199       WFB                6916-6920 Aragon Circle                   6916-6920 Aragon Circle
      200       WFB                Clarendon House                           1128 2nd Street
      201       WFB                Tierra Alegra Apartments                  3355 E. Fort Lowell Road
      202       WFB                Spencer Burke Plaza                       3631 Spencer Highway
      203       WFB                University Park Apartments                1010 E. Mabel Street

                                   TOTALS AND WEIGHTED AVERAGES:


------------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE
   LOAN NO.    CITY                                       STATE    ZIP CODE      PROPERTY TYPE   PROPERTY SUB-TYPE
------------------------------------------------------------------------------------------------------------------------------------
      136      Missoula                                    MT        59804       Multifamily     Garden
      137      El Cajon                                    CA        92020       Multifamily     Garden
      138      Sacramento                                  CA        95825       Office          Medical
      139      San Diego                                   CA        92123       Industrial      Light Industrial
      140      Puyallup                                    WA        98372       Multifamily     Garden
      141      Burbank                                     CA        91502       Industrial      Flex Industrial
      142      Orlando                                     FL        32807       Retail          Unanchored
      143      Santa Fe Springs                            CA        90670       Office          Suburban
      144      El Monte                                    CA        91731       Industrial      Light Industrial
      145      Goodyear                                    AZ        85338       Retail          Shadow Anchored
      146      Salisbury                                   MD        21801       Retail          Free Standing
      147      Homestead                                   PA        15120       Retail          Unanchored
      148      Glenview                                    IL        60025       Retail          Free Standing
      149      San Bernardino County (Unincorporated)      CA        92509       Industrial      Warehouse / Distribution
      150      Tarrytown                                   NY        10591       Retail          Anchored
      151      Suffern                                     NY        10901       Retail          Anchored
      152      Bloomfield                                  NJ        07003       Multifamily     Low-Rise
      153      Salinas                                     CA        93907       Industrial      Light Industrial
      154      Chatsworth                                  CA        91311       Industrial      Warehouse / Distribution
      155      Louisville                                  KY        40299       Multifamily     Garden
      156      Apple Valley                                CA        92308       Self Storage    Self Storage
      157      Marana                                      AZ        85743       Retail          Anchored
      158      Ridgefield                                  CT        06877       Retail          Anchored
      159      Van Nuys                                    CA        91406       Industrial      Warehouse / Distribution
      160      Wellington                                  FL        33414       Office          Suburban
      161      Bakersfield                                 CA        93308       Self Storage    Self Storage
      162      South Yarmouth                              MA        02664       Self Storage    Self Storage
      163      Houston                                     TX        77018       Multifamily     Garden
      164      Claremont                                   CA        91711       Office          Suburban
      165      Sacramento                                  CA        95825       Retail          Unanchored
      166      Sacramento                                  CA        95824       Industrial      Warehouse / Distribution
      167      Mangonia Park                               FL        33407       Industrial      Warehouse / Distribution
      168      Castro Valley                               CA        94546       Multifamily     Low-Rise
      169      Costa Mesa                                  CA        92626       Retail          Unanchored
      170      Sonoma                                      CA        95476       Multifamily     Garden
      171      Apple Valley                                CA        92308       Self Storage    Self Storage
      172      Portland                                    OR        97211       Retail          Anchored
      173      West St. Paul                               MN        55118       Multifamily     Low-Rise
      174      Santa Fe Springs                            CA        90670       Industrial      Warehouse / Distribution
      175      Hauppauge                                   NY        11788       Office          Suburban
      176      Bolingbrook                                 IL        60440       Self Storage    Self Storage
      177      Fresno                                      CA        93711       Retail          Unanchored
      178      Eagan                                       MN        55123       Retail          Unanchored
      179      Woodbury                                    MN        55125       Retail          Unanchored
      180      Wheeling                                    IL        60090       Self Storage    Self Storage
      181      Pasadena                                    TX        77504       Retail          Unanchored
      182      Sacramento                                  CA        95823       Retail          Unanchored
      183      Provo                                       UT        84606       Multifamily     Low-Rise
      184      Murrieta                                    CA        92562       Industrial      Light Industrial
      185      Watertown                                   CT        06795       Industrial      Warehouse / Distribution
      186      Boise                                       ID        83709       Industrial      Light Industrial
      187      Chicago                                     IL        60613       Retail          Anchored
      188      San Jose                                    CA        95131       Industrial      Light Industrial
      189      Sacramento                                  CA        95814       Office          Urban
      190      Carson                                      CA        90746       Retail          Shadow Anchored
      191      Las Vegas                                   NV        89102       Office          Suburban
      192      Brookfield                                  WI        53186       Industrial      Warehouse / Distribution
      193      Ontario                                     CA        91761       Industrial      Light Industrial
      194      Santa Monica                                CA        90404       Industrial      Flex Industrial
      195      Scottsdale                                  AZ        85260       Industrial      Flex Industrial
      196      Upland                                      CA        91786       Office          Suburban
      197      Colorado Springs                            CO        80909       Retail          Shadow Anchored
      198      Philadelphia                                PA        19106       Other           Parking Garage
      199      Buena Park                                  CA        90620       Industrial      Warehouse / Distribution
      200      Sacramento                                  CA        95814       Mixed Use       Multifamily / Office
      201      Tucson                                      AZ        85716       Multifamily     Garden
      202      Pasadena                                    TX        77504       Retail          Unanchored
      203      Tucson                                      AZ        85719       Multifamily     Garden



------------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE                                                           YEAR            PERCENT     PERCENT LEASED   SECURITY
   LOAN NO.        UNITS/SF(3)             YEAR BUILT              RENOVATED         LEASED(4)    AS OF DATE(3)    TYPE(5)
------------------------------------------------------------------------------------------------------------------------------------
      136                   108           1977-1978                1999-2002           100.0%      03/01/2003      Fee
      137                    81              1977                    1996               98.8%      02/15/2003      Fee
      138                29,874              1977                    2001              100.0%      04/29/2003      Fee
      139                71,503              1986                    2001              100.0%      03/19/2003      Fee
      140                   108          1978 / 1998                  NAP               97.2%      03/12/2003      Fee
      141                41,579              1983                    1996              100.0%      03/21/2003      Fee
      142                76,089              1955                    1987               96.4%      01/27/2003      Fee
      143                38,277              1975                    1998               84.4%      05/01/2003      Fee
      144                51,459              1969                    2002              100.0%      02/06/2003      Fee
      145                36,213              1989                     NAP              100.0%      04/02/2003      Fee
      146                13,824              2002                     NAP              100.0%      02/01/2003      Fee
      147                13,722              2002                     NAP              100.0%      04/10/2003      Fee
      148                13,905              1999                     NAP              100.0%      05/13/2003      Fee
      149                20,235              2002                     NAP              100.0%      03/01/2003      Fee
      150                30,643              1949                     NAP              100.0%      03/24/2003      Fee
      151                23,487              1980                    2002              100.0%      05/05/2003      Fee
      152                    41          1975 / 1979                  NAP               90.2%      05/09/2003      Fee
      153                51,200          1999 / 2002                  NAP              100.0%      02/15/2003      Fee
      154                47,845              1977                    1994              100.0%      02/05/2003      Fee
      155                   120          1964 / 1974                 2001               94.2%      05/01/2003      Fee
      156                55,640              1989                     NAP               94.7%      03/17/2003      Fee
      157                14,490              2003                     NAP              100.0%      04/07/2003      Fee
      158                23,635              1920                 1922 / 1995          100.0%      05/15/2003      Fee
      159                59,096          1979 / 1980                  NAP              100.0%      05/01/2003      Fee
      160                13,554              1995                     NAP              100.0%      02/25/2003      Fee
      161                62,618              1972                    2001               89.2%      05/06/2003      Fee
      162                54,700           1978-1982                1997-2001            93.9%      05/01/2003      Fee
      163                    93              1972                    2001               95.7%      05/08/2003      Fee
      164                73,640              1982                     NAP               88.8%      04/07/2003      Fee
      165                22,004              1978                     NAP              100.0%      02/27/2003      Fee
      166                43,800              1980                     NAP              100.0%      02/27/2003      Fee
      167                45,060              2001                     NAP              100.0%      01/21/2003      Fee
      168                    32              1973                  1997-2002            96.9%      02/24/2003      Fee
      169                20,912              1988                     NAP              100.0%      01/21/2003      Fee
      170                    41              1979                     NAP               97.6%      04/07/2003      Fee
      171                44,827              1989                    2000               96.2%      01/29/2003      Fee
      172                33,808          1969 / 1972               2000-2001           100.0%      05/22/2003      Fee
      173                    36              1970                 1993 / 1995           97.2%      04/01/2003      Fee
      174                44,959              1980                    2003              100.0%      05/07/2003      Fee
      175                12,900              1989                    2002              100.0%      02/19/2003      Fee
      176                57,200          1981 / 1984                 2001               92.6%      05/01/2003      Fee
      177                24,827       1972 / 1983 / 1987             2003               90.0%      04/16/2003      Fee
      178                17,548              1986                     NAP              100.0%      03/04/2003      Fee
      179                11,320              1996                     NAP              100.0%      03/14/2003      Fee
      180                51,910              1980                  1997-2001            77.8%      05/01/2003      Fee
      181                14,885              1960                    2000               92.5%      05/01/2003      Fee
      182                27,775          1975 - 1992                 2002              100.0%      04/15/2003      Fee
      183                    20          1970 / 1974                  NAP              100.0%      01/01/2003      Fee
      184                22,671              2002                     NAP              100.0%      04/14/2003      Fee
      185                33,000              1990                     NAP              100.0%      04/01/2003      Fee
      186                46,720           1978-1981                1996-1997            92.3%      06/30/2003      Fee
      187                24,900              1970                    2002              100.0%      04/04/2003      Fee
      188               119,905              1978                  2001-2003           100.0%      01/01/2003      Fee
      189                24,167              1930              1996 / 1999-2000        100.0%      02/10/2003      Fee
      190                 6,252           2002-2003                   NAP              100.0%      03/28/2003      Fee
      191                 9,806              2000                     NAP              100.0%      04/22/2003      Fee
      192                43,500   1967 / 1976 / 1990 / 1991           NAP              100.0%      05/12/2003      Fee
      193                29,391              1985                     NAP              100.0%      01/22/2003      Fee
      194                18,274              1957                    1999              100.0%      02/12/2003      Fee
      195                20,084              1983                     NAP               87.0%      03/17/2003      Fee
      196                38,877              1988                     NAP               88.9%      05/05/2003      Fee
      197                27,792              1977                     NAP              100.0%      03/01/2003      Fee
      198                12,802              1961                     NAP              100.0%      01/01/2003      Fee
      199                68,000              1975                     NAP              100.0%      03/03/2003      Fee
      200                    39              1977                     NAP              100.0%      01/31/2003      Fee
      201                    72              1983                     NAP               95.8%      03/31/2003      Fee
      202                 8,311              1997                     NAP              100.0%      05/13/2003      Fee
      203                    40              1964                  2000-2001           100.0%      03/31/2003      Fee



------------------------------------------------------------------------------------------------------------------------------------
                                                                                                    CUT-OFF DATE
   MORTGAGE         LIEN                RELATED                ORIGINAL       CUT-OFF DATE               BALANCE
   LOAN NO.       POSITION           BORROWER LIST             BALANCE          BALANCE(6)        PER UNIT OR SF      NOTE DATE
------------------------------------------------------------------------------------------------------------------------------------
      136           First                NAP                  $2,650,000         $2,623,189              $24,289     03/31/2003
      137           First                NAP                  $2,600,000         $2,581,478              $31,870     01/28/2003
      138           First                NAP                  $2,575,000         $2,567,745                  $86     04/21/2003
      139           First                NAP                  $2,600,000         $2,562,433                  $36     03/19/2003
      140           First                NAP                  $2,500,000         $2,492,435              $23,078     04/08/2003
      141           First                172                  $2,500,000         $2,485,819                  $60     03/14/2003
      142           First                NAP                  $2,500,000         $2,458,223                  $32     02/18/2003
      143           First                NAP                  $2,450,000         $2,439,019                  $64     02/05/2003
      144           First                NAP                  $2,450,000         $2,432,547                  $47     02/10/2003
      145           First                NAP                  $2,400,000         $2,392,867                  $66     04/02/2003
      146           First                NAP                  $2,335,000         $2,318,452                 $168     02/14/2003
      147           First                NAP                  $2,350,000         $2,312,270                 $169     10/10/2002
      148           First                NAP                  $2,300,000         $2,291,789                 $165     05/13/2003
      149           First                NAP                  $2,300,000         $2,268,385                 $112     02/25/2003
      150           First                NAP                  $2,250,000         $2,240,889                  $73     03/24/2003
      151           First                NAP                  $2,200,000         $2,193,467                  $93     05/29/2003
      152           First                NAP                  $2,200,000         $2,192,524              $53,476     03/28/2003
      153           First                NAP                  $2,200,000         $2,187,414                  $43     02/20/2003
      154           First                NAP                  $2,200,000         $2,185,144                  $46     05/06/2003
      155           First                NAP                  $2,150,000         $2,119,898              $17,666     08/22/2002
      156           First        109,117,118,161,171          $2,125,000         $2,112,740                  $38     03/26/2003
      157           First                NAP                  $2,000,000         $1,994,565                 $138     04/02/2003
      158           First                NAP                  $2,000,000         $1,994,347                  $84     04/04/2003
      159           First                NAP                  $2,000,000         $1,994,110                  $34     05/02/2003
      160           First                NAP                  $1,925,000         $1,918,030                 $142     03/07/2003
      161           First        109,117,118,156,171          $1,900,000         $1,894,358                  $30     05/15/2003
      162           First        88,111,112,176,180           $1,885,000         $1,885,000               $3,530     05/01/2003
      163           First                NAP                  $1,885,000         $1,877,335              $20,186     05/27/2003
      164           First              130,196                $1,850,000         $1,829,423                  $25     02/10/2003
      165           First                166                    $975,000           $969,375                  $27     03/06/2003
      166           First                165                    $800,000           $795,384                  $27     03/06/2003
      167           First                NAP                  $1,750,000         $1,730,421                  $38     11/25/2002
      168           First                NAP                  $1,750,000         $1,719,811              $53,744     02/11/2003
      169           First                NAP                  $1,700,000         $1,693,466                  $81     03/24/2003
      170           First                NAP                  $1,600,000         $1,595,213              $38,908     03/25/2003
      171           First        109,117,118,156,161          $1,575,000         $1,565,913                  $35     03/21/2003
      172           First                141                  $1,570,000         $1,565,531                  $46     05/05/2003
      173           First                NAP                  $1,500,000         $1,493,494              $41,486     04/28/2003
      174           First                NAP                  $1,500,000         $1,491,272                  $33     03/04/2003
      175           First                NAP                  $1,500,000         $1,479,492                 $115     03/24/2003
      176           First        88,111,112,162,180           $1,450,000         $1,450,000               $2,923     05/14/2003
      177           First                NAP                  $1,450,000         $1,441,573                  $58     04/09/2003
      178           First                NAP                  $1,450,000         $1,437,742                  $82     03/04/2003
      179           First                NAP                  $1,430,000         $1,418,385                 $125     03/04/2003
      180           First        88,111,112,162,176           $1,400,000         $1,400,000               $2,881     05/20/2003
      181           First                202                  $1,325,000         $1,319,682                  $89     04/30/2003
      182           First                NAP                  $1,300,000         $1,295,029                  $47     04/11/2003
      183           First                NAP                  $1,300,000         $1,281,954              $64,098     03/24/2003
      184           First                NAP                  $1,270,000         $1,266,183                  $56     03/28/2003
      185           First                NAP                  $1,250,000         $1,241,855                  $38     05/15/2003
      186           First                NAP                  $1,200,000         $1,196,873                  $26     04/24/2003
      187           First                NAP                  $1,200,000         $1,196,800                  $48     04/10/2003
      188           First                NAP                  $1,200,000         $1,193,422                  $10     03/03/2003
      189           First                NAP                  $1,200,000         $1,188,458                  $49     02/10/2003
      190           First                NAP                  $1,180,000         $1,175,524                 $188     02/21/2003
      191           First                NAP                  $1,130,000         $1,125,734                 $115     04/17/2003
      192           First                NAP                  $1,100,000         $1,097,082                  $25     05/12/2003
      193           First                NAP                  $1,100,000         $1,092,339                  $37     01/30/2003
      194           First                NAP                  $1,100,000         $1,088,705                  $60     04/08/2003
      195           First                NAP                  $1,050,000         $1,038,018                  $52     10/23/2002
      196           First              130,164                $1,025,000         $1,013,599                  $26     02/03/2003
      197           First                NAP                  $1,000,000           $997,505                  $36     03/28/2003
      198           First                95                   $1,000,000           $997,396                  $78     04/03/2003
      199           First                NAP                  $1,000,000           $995,612                  $15     04/15/2003
      200           First                62                   $1,000,000           $995,487              $25,525     01/31/2003
      201           First                203                  $1,000,000           $992,025              $13,778     03/10/2003
      202           First                181                    $930,000           $926,412                 $111     05/12/2003
      203           First                201                    $700,000           $694,526              $17,363     03/06/2003

                                                          $1,201,249,474     $1,194,879,395

---------------------------------------------------------------------------------------------------------------------------------

   MORTGAGE       FIRST PAYMENT      FIRST PAYMENT                           GRACE         ARD         LOCKBOX      LOCKBOX
   LOAN NO.        DATE (P&I)          DATE (IO)         MATURITY DATE     PERIOD(7)      LOAN         STATUS        TYPE
---------------------------------------------------------------------------------------------------------------------------------
      136          06/01/2003             NAP             05/01/2018           5            No           NAP          NAP
      137          04/01/2003             NAP             03/01/2013           5            No           NAP          NAP
      138          07/01/2003             NAP             06/01/2013           5            No           NAP          NAP
      139          05/01/2003             NAP             04/01/2018           0            No           NAP          NAP
      140          06/01/2003             NAP             05/01/2013           5            No           NAP          NAP
      141          05/01/2003             NAP             04/01/2013           5            No           NAP          NAP
      142          04/01/2003             NAP             03/01/2018           5            No           NAP          NAP
      143          04/01/2003             NAP             03/01/2013           5            No           NAP          NAP
      144          04/01/2003             NAP             03/01/2013           5            No           NAP          NAP
      145          06/01/2003             NAP             05/01/2013           0            No           NAP          NAP
      146          04/01/2003             NAP             03/01/2013           5            No        Springing      Hard
      147          12/01/2002             NAP             11/01/2012           0            No           NAP          NAP
      148          07/01/2003             NAP             06/01/2020           0            No           NAP          NAP
      149          05/01/2003             NAP             04/01/2018           5            No           NAP          NAP
      150          05/01/2003             NAP             04/01/2013           0            No           NAP          NAP
      151          07/01/2003             NAP             06/01/2013           5            No           NAP          NAP
      152          05/01/2003             NAP             04/01/2018           5            No           NAP          NAP
      153          05/01/2003             NAP             04/01/2013           5            No           NAP          NAP
      154          07/01/2003             NAP             06/01/2018           5            No           NAP          NAP
      155          10/01/2002             NAP             09/01/2012           5            No           NAP          NAP
      156          05/01/2003             NAP             04/01/2008           5            No           NAP          NAP
      157          06/01/2003             NAP             05/01/2013           5            No        In Place       Hard
      158          06/01/2003             NAP             05/01/2013           5            No           NAP          NAP
      159          07/01/2003             NAP             06/01/2013           5            No           NAP          NAP
      160          05/01/2003             NAP             04/01/2013           5            No           NAP          NAP
      161          07/01/2003             NAP             06/01/2008           5            No           NAP          NAP
      162              NAP             06/01/2003         05/01/2013           5            No           NAP          NAP
      163          07/03/2003             NAP             06/03/2023           0            No           NAP          NAP
      164          04/01/2003             NAP             03/01/2013           5            No           NAP          NAP
      165          05/01/2003             NAP             04/01/2013           5            No           NAP          NAP
      166          05/01/2003             NAP             04/01/2013           5            No           NAP          NAP
      167          01/01/2003             NAP             12/01/2012           0            No           NAP          NAP
      168          04/01/2003             NAP             03/01/2018           5            No           NAP          NAP
      169          05/01/2003             NAP             04/01/2013           5            No           NAP          NAP
      170          06/01/2003             NAP             05/01/2013           5            No           NAP          NAP
      171          05/01/2003             NAP             04/01/2008           5            No           NAP          NAP
      172          07/01/2003             NAP             06/01/2013           5            No           NAP          NAP
      173          07/01/2003             NAP             06/01/2013           5            No           NAP          NAP
      174          05/01/2003             NAP             04/01/2013           5            No           NAP          NAP
      175          05/01/2003             NAP             04/01/2013           5            No           NAP          NAP
      176              NAP             07/01/2003         06/01/2013           5            No           NAP          NAP
      177          06/01/2003             NAP             05/01/2013           5            No           NAP          NAP
      178          05/01/2003             NAP             04/01/2013           0            No           NAP          NAP
      179          05/01/2003             NAP             04/01/2013           5            No           NAP          NAP
      180              NAP             07/01/2003         06/01/2013           5            No           NAP          NAP
      181          07/01/2003             NAP             06/01/2013           5            No           NAP          NAP
      182          06/01/2003             NAP             05/01/2013           5            No           NAP          NAP
      183          05/01/2003             NAP             04/01/2013           5            No           NAP          NAP
      184          06/01/2003             NAP             05/01/2013           5            No           NAP          NAP
      185          07/01/2003             NAP             06/01/2018           5            No           NAP          NAP
      186          07/01/2003             NAP             06/01/2013           5            No           NAP          NAP
      187          06/01/2003             NAP             05/01/2013           0            No           NAP          NAP
      188          05/01/2003             NAP             04/01/2013           5            No           NAP          NAP
      189          04/01/2003             NAP             03/01/2023           5            No           NAP          NAP
      190          05/01/2003             NAP             04/01/2013           5            No           NAP          NAP
      191          06/01/2003             NAP             05/01/2013           5            No           NAP          NAP
      192          07/05/2003             NAP             06/05/2018           0            No           NAP          NAP
      193          04/01/2003             NAP             03/01/2013           5            No           NAP          NAP
      194          06/01/2003             NAP             05/01/2018           5            No           NAP          NAP
      195          01/01/2003             NAP             12/01/2012           5            No           NAP          NAP
      196          04/01/2003             NAP             03/01/2013           5            No           NAP          NAP
      197          06/01/2003             NAP             05/01/2013           5            No           NAP          NAP
      198          06/01/2003             NAP             05/01/2013           5            No           NAP          NAP
      199          06/01/2003             NAP             05/01/2013           5            No           NAP          NAP
      200          04/01/2003             NAP             03/01/2013           5            No           NAP          NAP
      201          05/01/2003             NAP             04/01/2013           5            No           NAP          NAP
      202          07/01/2003             NAP             06/01/2013           5            No           NAP          NAP
      203          05/01/2003             NAP             04/01/2013           5            No           NAP          NAP



------------------------------------------------------------------------------------------------------------------------------------
                                  REMAINING                                                  MONTHLY
   MORTGAGE      ORIGINAL TERM     TERM TO       ORIGINAL         REMAINING     MORTGAGE     PAYMENT       MONTHLY   UNDERWRITABLE
   LOAN NO.        TO MATURITY     MATURITY    AMORT. TERM(8)    AMORT. TERM        RATE        (P&I)  PAYMENT (IO)            NOI
------------------------------------------------------------------------------------------------------------------------------------
      136             180            177           180               177          5.910%     $22,234            $0        $371,827
      137             120            115           300               295          5.720%     $16,310            $0        $345,675
      138             120            118           300               298          5.810%     $16,293            $0        $340,620
      139             180            176           180               176          5.500%     $21,244            $0        $492,326
      140             120            117           360               357          5.450%     $14,116            $0        $478,433
      141             120            116           300               296          5.800%     $15,803            $0        $374,723
      142             180            175           180               175          6.100%     $21,232            $0        $503,672
      143             120            115           360               355          6.040%     $14,752            $0        $315,724
      144             120            115           300               295          5.720%     $15,369            $0        $342,824
      145             120            117           360               357          5.530%     $13,672            $0        $396,993
      146             120            115           300               295          5.750%     $14,690            $0        $288,886
      147             120            111           240               231          7.490%     $18,917            $0        $292,779
      148             204            202           264               262          6.210%     $15,997            $0        $272,348
      149             180            176           180               176          5.820%     $19,186            $0        $337,577
      150             120            116           360               356          5.560%     $12,860            $0        $459,198
      151             120            118           300               298          5.500%     $13,510            $0        $283,970
      152             180            176           360               356          6.350%     $13,689            $0        $235,774
      153             120            116           300               296          5.750%     $13,840            $0        $331,483
      154             180            178           180               178          5.960%     $18,517            $0        $318,310
      155             120            109           300               289          6.650%     $14,719            $0        $263,208
      156              60            56            300               296          5.700%     $13,304            $0        $290,102
      157             120            117           360               357          5.920%     $11,888            $0        $270,418
      158             120            117           360               357          5.750%     $11,671            $0        $279,120
      159             120            118           300               298          5.550%     $12,342            $0        $363,097
      160             120            116           360               356          6.070%     $11,628            $0        $230,179
      161              60            58            300               298          5.500%     $11,668            $0        $252,348
      162             120            117            IO               IO           5.085%          $0        $8,121        $336,060
      163             240            238           240               238          6.200%     $13,723            $0        $275,979
      164             120            115           240               235          5.500%     $12,726            $0        $617,753
      165             120            116           300               296          5.700%      $6,104            $0        $155,631
      166             120            116           300               296          5.700%      $5,009            $0        $134,495
      167             120            112           300               292          6.030%     $11,307            $0        $223,643
      168             180            175           180               175          5.750%     $14,532            $0        $282,212
      169             120            116           360               356          5.800%      $9,975            $0        $398,537
      170             120            117           360               357          5.500%      $9,085            $0        $298,373
      171              60            56            300               296          5.700%      $9,861            $0        $210,214
      172             120            118           300               298          5.750%      $9,877            $0        $201,238
      173             120            118           240               238          5.700%     $10,488            $0        $185,084
      174             120            116           300               296          5.650%      $9,346            $0        $234,244
      175             120            116           180               176          5.880%     $12,561            $0        $235,275
      176             120            118            IO               IO           5.085%          $0        $6,247        $256,471
      177             120            117           240               237          6.470%     $10,785            $0        $263,951
      178             120            116           240               236          5.940%     $10,338            $0        $221,420
      179             120            116           240               236          6.250%     $10,452            $0        $178,840
      180             120            118            IO               IO           5.085%          $0        $6,031        $312,435
      181             120            118           240               238          6.300%      $9,723            $0        $186,766
      182             120            117           300               297          6.270%      $8,592            $0        $232,253
      183             120            116           180               176          5.710%     $10,768            $0        $180,606
      184             120            117           336               333          6.200%      $7,973            $0        $149,746
      185             180            178           180               178          6.350%     $10,786            $0        $162,634
      186             120            118           300               298          6.260%      $7,923            $0        $178,242
      187             120            117           360               357          6.000%      $7,195            $0        $265,148
      188             120            116           300               296          6.000%      $7,732            $0        $752,939
      189             240            235           240               235          6.610%      $9,025            $0        $264,695
      190             120            116           360               356          5.860%      $6,969            $0        $184,780
      191             120            117           300               297          6.340%      $7,517            $0        $149,541
      192             180            178           300               298          6.560%      $7,469            $0        $161,170
      193             120            115           300               295          5.850%      $6,987            $0        $156,977
      194             180            177           180               177          5.750%      $9,135            $0        $250,282
      195             120            112           300               292          5.911%      $6,708            $0        $192,308
      196             120            115           240               235          5.500%      $7,051            $0        $277,981
      197             120            117           360               357          6.280%      $6,177            $0        $144,444
      198             120            117           360               357          6.100%      $6,060            $0        $133,618
      199             120            117           300               297          5.500%      $6,141            $0        $294,068
      200             120            115           360               355          6.010%      $6,002            $0        $175,887
      201             120            116           240               236          6.390%      $7,391            $0        $152,177
      202             120            118           240               238          6.600%      $6,989            $0        $121,446
      203             120            116           240               236          6.540%      $5,236            $0        $148,704

                      119            116           316               313          5.492%

-----------------------------------------------------------------------------------------------------------------

   MORTGAGE     UNDERWRITABLE    NOI        NCF       CUT-OFF DATE         BALLOON          BALLOON    MORTGAGE
   LOAN NO.         CASH FLOW    DSCR(9)    DSCR(9)            LTV             LTV          BALANCE    LOAN NO.
-----------------------------------------------------------------------------------------------------------------
      136            $335,215      1.39       1.26           61.0%            1.4%          $59,007       136
      137            $319,026      1.77       1.63           43.4%           33.7%       $2,002,399       137
      138            $284,146      1.74       1.45           60.8%           47.1%       $1,988,014       138
      139            $414,783      1.93       1.63           40.4%            0.3%          $21,147       139
      140            $442,755      2.82       2.61           41.9%           35.1%       $2,090,336       140
      141            $346,686      1.98       1.83           51.8%           40.2%       $1,929,501       141
      142            $437,259      1.98       1.72           43.9%            1.0%          $58,019       142
      143            $268,337      1.78       1.52           65.5%           56.0%       $2,085,907       143
      144            $308,705      1.86       1.67           67.6%           52.4%       $1,886,876       144
      145            $363,284      2.42       2.21           49.0%           41.2%       $2,011,682       145
      146            $275,214      1.64       1.56           65.3%           50.7%       $1,800,158       146
      147            $279,081      1.29       1.23           69.0%           48.8%       $1,636,248       147
      148            $268,455      1.42       1.40           63.7%           23.2%         $834,987       148
      149            $326,245      1.47       1.42           50.4%            1.1%          $49,871       149
      150            $422,868      2.98       2.74           37.3%           31.5%       $1,887,257       150
      151            $268,704      1.75       1.66           57.7%           44.2%       $1,680,505       151
      152            $225,524      1.44       1.37           74.1%           55.3%       $1,638,162       152
      153            $303,835      2.00       1.83           60.8%           47.1%       $1,695,074       153
      154            $285,971      1.43       1.29           62.1%            1.4%          $48,991       154
      155            $226,578      1.49       1.28           72.1%           58.0%       $1,705,882       155
      156            $278,418      1.82       1.74           68.2%           61.8%       $1,916,674       156
      157            $268,245      1.90       1.88           56.7%           48.2%       $1,696,199       157
      158            $254,624      1.99       1.82           56.2%           47.5%       $1,687,639       158
      159            $333,741      2.45       2.25           46.5%           35.7%       $1,530,385       159
      160            $210,691      1.65       1.51           71.0%           60.7%       $1,639,357       160
      161            $242,956      1.80       1.74           70.2%           63.3%       $1,708,349       161
      162            $324,573      3.45       3.33           49.6%           49.6%       $1,885,000       162
      163            $253,473      1.68       1.54           60.6%            2.0%          $61,587       163
      164            $490,179      4.05       3.21           27.3%           17.9%       $1,197,578       164
      165            $143,230      2.18       2.00           58.7%           45.4%         $749,944       165
      166            $123,625      2.18       2.00           58.7%           45.4%         $615,338       166
      167            $208,189      1.65       1.53           69.2%           54.4%       $1,361,142       167
      168            $272,612      1.62       1.56           38.0%            0.8%          $37,787       168
      169            $365,287      3.33       3.05           33.5%           28.4%       $1,436,297       169
      170            $286,073      2.74       2.62           44.3%           37.2%       $1,339,884       170
      171            $203,490      1.78       1.72           68.1%           61.8%       $1,420,594       171
      172            $180,766      1.70       1.53           70.4%           54.4%       $1,209,638       172
      173            $172,340      1.47       1.37           64.9%           42.5%         $977,996       173
      174            $221,207      2.09       1.97           46.8%           36.2%       $1,151,782       174
      175            $232,566      1.56       1.54           59.2%           27.0%         $674,619       175
      176            $247,891      3.42       3.31           50.0%           50.0%       $1,450,000       176
      177            $226,552      2.04       1.75           55.1%           37.2%         $973,809       177
      178            $202,470      1.78       1.63           60.5%           40.2%         $954,209       178
      179            $165,152      1.43       1.32           68.5%           46.0%         $952,190       179
      180            $303,619      4.32       4.19           51.9%           51.9%       $1,400,000       180
      181            $169,051      1.60       1.45           69.1%           46.3%         $883,903       181
      182            $210,498      2.25       2.04           48.0%           37.8%       $1,019,481       182
      183            $172,606      1.40       1.34           55.7%           25.2%         $580,303       183
      184            $139,645      1.57       1.46           68.8%           57.3%       $1,053,849       184
      185            $148,804      1.26       1.15           73.9%            1.8%          $30,132       185
      186            $157,234      1.87       1.65           47.9%           37.6%         $940,462       186
      187            $248,299      3.07       2.88           29.2%           24.9%       $1,020,113       187
      188            $696,653      8.12       7.51           13.3%           10.4%         $932,425       188
      189            $240,528      2.44       2.22           47.7%            1.8%          $44,315       189
      190            $178,465      2.21       2.13           40.1%           34.1%         $998,738       190
      191            $134,734      1.66       1.49           63.6%           50.2%         $888,196       191
      192            $146,400      1.80       1.63           64.5%           38.8%         $659,843       192
      193            $143,164      1.87       1.71           54.6%           42.5%         $850,936       193
      194            $230,286      2.28       2.10           37.4%            0.8%          $23,698       194
      195            $165,390      2.39       2.05           45.1%           35.4%         $813,416       195
      196            $219,251      3.29       2.59           34.4%           22.5%         $663,524       196
      197            $129,158      1.95       1.74           62.3%           53.6%         $856,984       197
      198            $132,337      1.84       1.82           60.4%           51.7%         $852,572       198
      199            $264,168      3.99       3.58           26.7%           20.5%         $764,064       199
      200            $157,487      2.44       2.19           50.0%           42.7%         $850,643       200
      201            $131,297      1.72       1.48           56.7%           38.2%         $669,373       201
      202            $111,699      1.45       1.33           68.6%           46.5%         $627,370       202
      203            $128,704      2.37       2.05           44.1%           29.9%         $471,184       203

                                   2.26       2.11           58.0%           45.7%

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

--------------------------------------------------------------------------------------------------------------------
   MORTGAGE           MORTGAGE                                                         APPRAISED     VALUATION
   LOAN NO.           LOAN SELLER(1)     PROPERTY NAME(2)                                  VALUE      DATE(10)
--------------------------------------------------------------------------------------------------------------------
      136             WFB                Union Square Apartments                      $4,300,000     03/13/2003
      137             WFB                Shadow Wood Villas                           $5,950,000     01/08/2003
      138             WFB                87 Scripps Drive                             $4,220,000     03/31/2003
      139             PCF                4949 Greencraig Lane                         $6,350,000     02/10/2003
      140             WFB                Stillwater Apartments                        $5,950,000     03/19/2003
      141             WFB                Disney Pictures                              $4,800,000     02/21/2003
      142             WFB                Royal Oak Village                            $5,600,000     01/31/2003
      143             WFB                Carmenita Office Park                        $3,725,000     01/09/2003
      144             WFB                Telstar Commerce Center                      $3,600,000     01/07/2003
      145             PCF                Goodyear Village Center                      $4,880,000     03/28/2003
      146             BSCMI              Eckerds - Salisbury                          $3,550,000     01/24/2003
      147             PCF                Amity Street Retail                          $3,350,000     10/02/2002
      148             PCF                3300 Glenview Road                           $3,600,000     04/07/2003
      149             WFB                Imperial Pipe Services Building              $4,500,000     01/24/2003
      150             PCF                39 - 51 North Broadway                       $6,000,000     02/14/2003
      151             MSMC               20-38 Route 59                               $3,800,000     03/20/2003
      152             BSCMI              11-15 Henry Street                           $2,960,000     04/16/2003
      153             WFB                Boronda Road Industrial                      $3,600,000     01/31/2003
      154             WFB                Quality Fabrication Building                 $3,520,000     03/06/2003
      155             WFB                Louisville Apt Portfolio                     $2,940,000     06/29/2002
      156             WFB                AAmerican Apple Valley Town Center           $3,100,000     02/14/2003
      157             WFB                Walgreens, Tucson, AZ                        $3,520,000     03/17/2003
      158             BSCMI              440-452 Main Street                          $3,550,000     01/21/2003
      159             WFB                7901 Woodley Avenue                          $4,290,000     04/15/2003
      160             WFB                Wellington Corporate Center A                $2,700,000     12/10/2002
      161             WFB                A-American Bakersfield Airport               $2,700,000     04/28/2003
      162             BSCMI              Lock-Up Cape Cod                             $3,800,000     04/15/2003
      163             PCF                Turtle Creek Apartments                      $3,100,000     04/09/2003
      164             WFB                Village Plaza                                $6,690,000     01/14/2003
      165             WFB                Filco Plaza Fulton (V)                       $1,705,000     02/21/2003
      166             WFB                Filco Signal Court (V)                       $1,300,000     02/21/2003
      167             PCF                1333 53rd Street                             $2,500,000     10/28/2002
      168             WFB                Pinehaven Garden Apartments                  $4,520,000     01/24/2003
      169             WFB                The Lakes Pavilions                          $5,050,000     02/24/2003
      170             WFB                Village Green Apartments                     $3,600,000     03/03/2003
      171             WFB                AAmerican Apple Valley Powhattan             $2,300,000     02/12/2003
      172             WFB                Foster Square Retail Center                  $2,225,000     04/03/2003
      173             WFB                Cedarwood West Apartments                    $2,300,000     04/10/2003
      174             WFB                Cascade Pump Industrial                      $3,185,000     02/19/2003
      175             WFB                County of Suffolk                            $2,500,000     02/04/2003
      176             BSCMI              Lock-Up Bolingbrook                          $2,900,000     04/10/2003
      177             WFB                Piccadilly Square Shopping Center            $2,615,000     03/20/2003
      178             PCF                Eagan Convenience Center                     $2,375,000     01/08/2003
      179             WFB                Woodbury City Center                         $2,070,000     02/10/2003
      180             BSCMI              Lock-Up Wheeling                             $2,700,000     04/11/2003
      181             WFB                Mainmore Shopping Center                     $1,910,000     03/31/2003
      182             WFB                East Parkway Center                          $2,700,000     04/01/2003
      183             WFB                Brookview Apartments                         $2,300,000     03/10/2003
      184             WFB                41604 Date Street                            $1,840,000     03/06/2003
      185             WFB                Federal Express Building                     $1,680,000     05/01/2003
      186             WFB                Landmark Business Center                     $2,500,000     03/27/2003
      187             PCF                Crate & Barrel / Trader Joe's                $4,100,000     03/14/2003
      188             WFB                Junction Avenue                              $8,970,000     02/07/2003
      189             WFB                1812 9th Street                              $2,490,000     01/21/2003
      190             WFB                20810 Avalon Blvd.                           $2,930,000     02/07/2003
      191             WFB                1120 Shadow Lane                             $1,770,000     11/18/2002
      192             PCF                Lang Industrial Warehouse                    $1,700,000     04/16/2003
      193             WFB                Quaker Ridge Industrial                      $2,000,000     01/21/2003
      194             WFB                1740 Stanford Street                         $2,910,000     03/21/2003
      195             WFB                East Acoma Drive                             $2,300,000     10/01/2002
      196             WFB                Upland Office Center                         $2,950,000     01/14/2003
      197             WFB                1105 N. Circle Drive                         $1,600,000     02/25/2003
      198             BSCMI              711 Chestnut Street                          $1,650,000     01/23/2003
      199             WFB                6916-6920 Aragon Circle                      $3,725,000     04/02/2003
      200             WFB                Clarendon House                              $1,990,000     01/13/2003
      201             WFB                Tierra Alegra Apartments                     $1,750,000     02/19/2003
      202             WFB                Spencer Burke Plaza                          $1,350,000     03/31/2003
      203             WFB                University Park Apartments                   $1,575,000     02/18/2003

                                         TOTALS AND WEIGHTED AVERAGES:



--------------------------------------------------------------------------------------------------
   MORTGAGE                                                                     LEASE
   LOAN NO.            LARGEST TENANT(11)                                  EXPIRATION DATE
--------------------------------------------------------------------------------------------------
      136              NAP                                                       NAP
      137              NAP                                                       NAP
      138              River Oaks Medical Group                              10/31/2008
      139              General Atomics                                       12/31/2006
      140              NAP                                                       NAP
      141              Walt Disney Pictures                                  07/31/2005
      142              China King Buffet                                     03/31/2010
      143              United Life Home Health                               11/30/2005
      144              K Packs Corp                                          11/30/2005
      145              CSK Auto Inc.                                         07/31/2008
      146              Eckerds                                               11/01/2022
      147              The Men's Wearhouse, Inc.                             07/31/2012
      148              Walgreen's                                            04/30/2060
      149              Imperial Pipe Services, LLC                           12/31/2017
      150              Tarryhalf, Inc                                        01/31/2006
      151              Tuesday Morning (CVS sublease)                        01/31/2010
      152              NAP                                                       NAP
      153              A&J Mobile Service                                    06/15/2003
      154              Quality Fabrication, Inc.                             09/30/2007
      155              NAP                                                       NAP
      156              NAP                                                       NAP
      157              Walgreens Arizona Drug Co.                            12/31/2028
      158              GAP                                                   05/31/2009
      159              Holga Metal Products Corp.                            11/30/2006
      160              Merrill Lynch                                         01/15/2005
      161              NAP                                                       NAP
      162              NAP                                                       NAP
      163              NAP                                                       NAP
      164              End Real Estate Development                           12/31/2006
      165              Filco, Inc                                            02/28/2018
      166              Filco, Inc                                            02/28/2018
      167              Iron Mountain Information Management, Inc.            08/31/2012
      168              NAP                                                       NAP
      169              The Corner Office                                     04/25/2005
      170              NAP                                                       NAP
      171              NAP                                                       NAP
      172              Dollar Tree Stores, Inc.                              07/31/2011
      173              NAP                                                       NAP
      174              Cascade Pump Company                                  12/31/2013
      175              Suffolk County                                        02/28/2023
      176              NAP                                                       NAP
      177              DiCicco's Italian Restaurant                          12/31/2009
      178              Original Mattress Factory                             08/31/2009
      179              Blockbuster Video                                     02/28/2006
      180              NAP                                                       NAP
      181              Wow Dollar Store                                      01/31/2006
      182              Clothing Brokers                                      02/28/2005
      183              NAP                                                       NAP
      184              Wired for Sound                                       07/31/2005
      185              Federal Express                                       01/31/2013
      186              Aspen Company                                         11/30/2003
      187              Crate & Barrel                                        01/31/2009
      188              Bergan Brunswig Drug                                  05/31/2006
      189              Department of Fish and Game                           05/31/2009
      190              Cingular Wireless                                     01/31/2010
      191              Wadhams & Akridge                                     06/30/2005
      192              Miller O'Connel Corporation                           05/31/2018
      193              Products Holding, LLC                                 11/13/2005
      194              American Reprographics Co.                            01/04/2006
      195              Natural Partners                                      06/30/2005
      196              Dept. of Navy                                         01/15/2004
      197              New Generation Liquor, LLC dba Cheers Liquor Mart     05/31/2016
      198              Five Star Parking                                     01/22/2018
      199              Ameripec, Inc.                                        04/30/2005
      200              Kolbe Co. Ron and Heidi                               11/10/2003
      201              NAP                                                       NAP
      202              Darque Tan                                            07/31/2007
      203              NAP                                                       NAP




----------------------------------------------------------------------------------------------------------------
   MORTGAGE            %                                                              LEASE
   LOAN NO.           NSF   SECOND LARGEST TENANT(11)                            EXPIRATION DATE        % NSF
----------------------------------------------------------------------------------------------------------------
      136             NAP   NAP                                                        NAP                NAP
      137             NAP   NAP                                                        NAP                NAP
      138           12.3%   Ann Yen, MD, dba Capitol Dermatology Medical Group     06/30/2008            9.0%
      139          100.0%   NAP                                                        NAP                NAP
      140             NAP   NAP                                                        NAP                NAP
      141          100.0%   NAP                                                        NAP                NAP
      142           13.7%   Richard & Nuria Shick                                  08/31/2004            7.1%
      143           11.0%   CJK, Inc.                                              04/30/2005            6.1%
      144           18.1%   A.S.G. Enterprise, Inc.                                08/31/2005           17.2%
      145           23.3%   Michael D. Nguyen and Huong M. Nguyen                  07/31/2009            9.1%
      146          100.0%   NAP                                                        NAP                NAP
      147           49.3%   Mattress Discounters Corp.                             06/30/2012           27.1%
      148          100.0%   NAP                                                        NAP                NAP
      149          100.0%   NAP                                                        NAP                NAP
      150           44.8%   CVS                                                    01/31/2009           30.7%
      151           46.7%   KinderCare                                             09/30/2022           19.4%
      152             NAP   NAP                                                        NAP                NAP
      153            7.3%   Victor Figuero                                         05/01/2004            7.3%
      154           96.1%   Screen Tech                                                MTM               3.9%
      155             NAP   NAP                                                        NAP                NAP
      156             NAP   NAP                                                        NAP                NAP
      157          100.0%   NAP                                                        NAP                NAP
      158           26.0%   Electronic Trading                                     05/31/2004            9.7%
      159          100.0%   NAP                                                        NAP                NAP
      160           23.7%   Dr. Randall Schults                                    01/31/2005           22.9%
      161             NAP   NAP                                                        NAP                NAP
      162             NAP   NAP                                                        NAP                NAP
      163             NAP   NAP                                                        NAP                NAP
      164           10.8%   Escape Hair                                            08/30/2005            9.2%
      165           83.6%   Mediterranean Cuisine Deli                             05/31/2005            5.5%
      166          100.0%   NAP                                                        NAP                NAP
      167           43.9%   Brink's Incorporated                                   08/31/2011           39.5%
      168             NAP   NAP                                                        NAP                NAP
      169           45.2%   David Rickey & Co.                                     12/31/2004           22.1%
      170             NAP   NAP                                                        NAP                NAP
      171             NAP   NAP                                                        NAP                NAP
      172           63.2%   Phoenix Drug Store                                     03/31/2006           29.6%
      173             NAP   NAP                                                        NAP                NAP
      174          100.0%   NAP                                                        NAP                NAP
      175          100.0%   NAP                                                        NAP                NAP
      176             NAP   NAP                                                        NAP                NAP
      177           12.1%   Liquor Locker                                          05/31/2008            9.9%
      178           23.9%   Big Apple Bagel                                        04/30/2006           15.2%
      179           59.2%   Country Wide                                           12/31/2003           17.0%
      180             NAP   NAP                                                        NAP                NAP
      181           30.2%   Southern Dental                                        06/30/2011           24.9%
      182           44.4%   IHOP                                                   12/31/2010           16.1%
      183             NAP   NAP                                                        NAP                NAP
      184           26.8%   The Glidden Company d/b/a ICI Paints                   02/01/2008           25.3%
      185          100.0%   NAP                                                        NAP                NAP
      186            9.6%   John Beamon-Idaho Machinery                            09/30/2004            8.2%
      187          100.0%   NAP                                                        NAP                NAP
      188           94.8%   GDA Technologies                                       05/31/2003            5.2%
      189          100.0%   NAP                                                        NAP                NAP
      190           35.8%   Starbucks                                              02/28/2013           28.0%
      191           51.9%   UMC                                                    03/31/2005           33.7%
      192          100.0%   NAP                                                        NAP                NAP
      193          100.0%   NAP                                                        NAP                NAP
      194          100.0%   NAP                                                        NAP                NAP
      195           25.0%   Errol L. Montgomery & Associates                       07/31/2007           13.0%
      196           28.9%   Dr. Zimbroff & Moskovitz                               05/31/2006           16.2%
      197          100.0%   NAP                                                        NAP                NAP
      198          100.0%   NAP                                                        NAP                NAP
      199          100.0%   NAP                                                        NAP                NAP
      200            0.0%   Judy Boheim                                            10/14/2003            0.0%
      201             NAP   NAP                                                        NAP                NAP
      202           43.3%   Summit Dental                                          12/31/2005           37.4%
      203             NAP   NAP                                                        NAP                NAP



------------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE                         INSURANCE        TAX             CAPITAL
   MORTGAGE                                         EXPIRATION             %         ESCROW         ESCROW          EXPENDITURE
   LOAN NO.      THIRD LARGEST TENANT(11)              DATE               NSF       IN PLACE       IN PLACE     ESCROW IN PLACE(12)
------------------------------------------------------------------------------------------------------------------------------------
      136        NAP                                   NAP                 NAP         Yes           Yes               Yes
      137        NAP                                   NAP                 NAP         No             No               Yes
      138        Dr. Larry Bowen                    10/31/2007            8.4%         Yes           Yes               Yes
      139        NAP                                   NAP                 NAP         No             No               No
      140        NAP                                   NAP                 NAP         No             No               No
      141        NAP                                   NAP                 NAP         No             No               No
      142        Electronic Barn, Inc.              01/31/2004            6.8%         No             No               No
      143        India Journal                      09/30/2003            5.7%         No             No               No
      144        Alfa International Inc.            12/31/2004           10.2%         Yes           Yes               No
      145        Seun Seun Yang and Diane Yang      01/31/2007            8.0%         No             No               No
      146        NAP                                   NAP                 NAP         No             No               No
      147        Sprint Spectrum, LP                07/31/2007           14.9%         Yes           Yes               No
      148        NAP                                   NAP                 NAP         No             No               No
      149        NAP                                   NAP                 NAP         No             No               No
      150        Gourmet Garage                     04/30/2015           24.5%         No             No               Yes
      151        7-Eleven                           10/31/2004            9.5%         Yes           Yes               Yes
      152        NAP                                   NAP                 NAP         Yes           Yes               Yes
      153        Mendoza Body Shop                  02/01/2005            4.9%         Yes           Yes               No
      154        NAP                                   NAP                 NAP         No             No               No
      155        NAP                                   NAP                 NAP         Yes           Yes               No
      156        NAP                                   NAP                 NAP         Yes           Yes               No
      157        NAP                                   NAP                 NAP         No             No               No
      158        Hasting Allen                      09/30/2007            9.3%         Yes           Yes               Yes
      159        NAP                                   NAP                 NAP         No             No               No
      160        Alan Zangan, P.A.                  01/31/2005           15.7%         Yes           Yes               Yes
      161        NAP                                   NAP                 NAP         Yes           Yes               No
      162        NAP                                   NAP                 NAP         Yes           Yes               No
      163        NAP                                   NAP                 NAP         Yes           Yes               Yes
      164        Harris Interactive                 03/31/2005            7.9%         No             No               No
      165        Maalouf's Taste of Lebanon         05/31/2005            5.5%         No             No               Yes
      166        NAP                                   NAP                 NAP         No             No               Yes
      167        M&S Fullfillment, Inc.             08/31/2006           16.6%         Yes           Yes               No
      168        NAP                                   NAP                 NAP         No             No               No
      169        Athena's                           01/09/2006           20.0%         No             No               No
      170        NAP                                   NAP                 NAP         No             No               No
      171        NAP                                   NAP                 NAP         Yes           Yes               No
      172        C&M Enterprises (Laundromat)       08/31/2007            7.2%         No             No               No
      173        NAP                                   NAP                 NAP         Yes           Yes               Yes
      174        NAP                                   NAP                 NAP         No             No               No
      175        NAP                                   NAP                 NAP         No             No               No
      176        NAP                                   NAP                 NAP         Yes           Yes               No
      177        Kwik Kopy                          01/01/2004            9.4%         Yes           Yes               No
      178        Manpower                           01/31/2005           14.2%         No            Yes               No
      179        Papa Johns                         01/30/2006           13.2%         Yes           Yes               Yes
      180        NAP                                   NAP                 NAP         Yes           Yes               No
      181        J.J. Vision Corp.                  03/31/2008           15.1%         Yes           Yes               Yes
      182        Red Star Grocers                   05/31/2011           14.2%         No             No               No
      183        NAP                                   NAP                 NAP         Yes           Yes               No
      184        Brandon Wright Enterprises         10/31/2005           16.0%         Yes           Yes               Yes
      185        NAP                                   NAP                 NAP         No            Yes               No
      186        Emerald Lawns                      01/31/2004            7.9%         Yes           Yes               No
      187        NAP                                   NAP                 NAP         No             No               No
      188        NAP                                   NAP                 NAP         No             No               No
      189        NAP                                   NAP                 NAP         Yes           Yes               No
      190        Quizno's                           03/19/2013           18.4%         Yes           Yes               No
      191        Investors Mortgage                 01/01/2004           14.4%         Yes           Yes               Yes
      192        NAP                                   NAP                 NAP         No             No               No
      193        NAP                                   NAP                 NAP         No             No               No
      194        NAP                                   NAP                 NAP         No             No               No
      195        Accredited Appliance, Inc.         10/31/2003           12.6%         No            Yes               No
      196        Macrill & Associates               02/28/2009            9.3%         No             No               No
      197        NAP                                   NAP                 NAP         Yes           Yes               No
      198        NAP                                   NAP                 NAP         No             No               No
      199        NAP                                   NAP                 NAP         No             No               No
      200        Klein Schmidt and Associates       02/29/2004            0.0%         No             No               No
      201        NAP                                   NAP                 NAP         Yes           Yes               No
      202        Cingular                           01/31/2006           19.3%         Yes           Yes               Yes
      203        NAP                                   NAP                 NAP         Yes           Yes               Yes

                                                                                      40.9%         48.5%            32.1%

------------------------------------------------------------------------------------------------------------------------------------
                  TI/LC
   MORTGAGE      ESCROW IN                                    OTHER
   LOAN NO.      PLACE(13)                             ESCROW DESCRIPTION(14)
------------------------------------------------------------------------------------------------------------------------------------
      136           No                                          NAP
      137           No                                          NAP
      138          Yes                                          NAP
      139           No                                          NAP
      140           No                                          NAP
      141           No                                          NAP
      142           No                                          NAP
      143          Yes                                          NAP
      144           No                                          NAP
      145           No                                          NAP
      146           No                                          NAP
      147          Yes                                          NAP
      148           No                                          NAP
      149           No                                          NAP
      150          Yes                                          NAP
      151           No                                          NAP
      152           No                                          NAP
      153          Yes                                          NAP
      154           No                                          NAP
      155           No                                          NAP
      156           No                                          NAP
      157           No                                    Lock Box Reserve
      158          Yes                                          NAP
      159           No                                          NAP
      160          Yes                                          NAP
      161           No                                          NAP
      162           No                                          NAP
      163           No                                          NAP
      164           No                                          NAP
      165           No                                          NAP
      166           No                                          NAP
      167           No         Principal Reduction LOC of $350,000 including a 5% prepayment premium.
      168           No                                          NAP
      169           No                                          NAP
      170           No                                          NAP
      171           No                                          NAP
      172           No                                          NAP
      173           No                                          NAP
      174           No                                          NAP
      175           No                                          NAP
      176           No                                          NAP
      177           No                                          NAP
      178           No                                          NAP
      179          Yes                                          NAP
      180           No                                          NAP
      181          Yes                                          NAP
      182          Yes                                          NAP
      183           No                                          NAP
      184          Yes                                          NAP
      185          Yes                                          NAP
      186           No                                          NAP
      187           No                                          NAP
      188           No                                          NAP
      189          Yes                                          NAP
      190          Yes                                          NAP
      191          Yes                                          NAP
      192           No                                          NAP
      193           No                                          NAP
      194           No                                          NAP
      195           No                                          NAP
      196           No                                          NAP
      197           No                                          NAP
      198           No                                          NAP
      199          Yes                                          NAP
      200           No                                          NAP
      201           No                                          NAP
      202          Yes                                          NAP
      203           No                                          NAP

                  35.8%

------------------------------------------------------------------------------------------------------------------------------------
                                                  INITIAL CAPITAL         MONTHLY CAPITAL       CURRENT CAPITAL      INITIAL TI/LC
   MORTGAGE              SPRINGING             EXPENDITURE ESCROW      EXPENDITURE ESCROW    EXPENDITURE ESCROW             ESCROW
   LOAN NO.        ESCROW DESCRIPTION(15)          REQUIREMENT(16)         REQUIREMENT(17)           BALANCE(18)    REQUIREMENT(19)
------------------------------------------------------------------------------------------------------------------------------------
      136                   NAP                                $0                  $3,051                   $0                  $0
      137        RE Tax, Insurance, Cap Ex                $76,304                      $0              $76,104                  $0
      138                   NAP                                $0                    $524                   $0                  $0
      139                  TI/LC                               $0                      $0                   $0                  $0
      140                   NAP                                $0                      $0                   $0                  $0
      141                  TI/LC                               $0                      $0                   $0                  $0
      142                  TI/LC                               $0                      $0                   $0                  $0
      143                   NAP                                $0                      $0                   $0                  $0
      144                  TI/LC                               $0                      $0                   $0                  $0
      145                   NAP                                $0                      $0                   $0                  $0
      146        RE Tax, Insurance, Cap Ex                     $0                      $0                   $0                  $0
      147                  TI/LC                               $0                      $0                   $0                  $0
      148                   NAP                                $0                      $0                   $0                  $0
      149                   NAP                                $0                      $0                   $0                  $0
      150                   NAP                                $0                    $626               $1,877                  $0
      151                  TI/LC                               $0                    $387                 $387                  $0
      152                   NAP                              $854                    $854               $2,565                  $0
      153                   NAP                                $0                      $0                   $0                  $0
      154                   NAP                                $0                      $0                   $0                  $0
      155                   NAP                                $0                      $0                   $0                  $0
      156                   NAP                                $0                      $0                   $0                  $0
      157            RE Tax, Insurance                         $0                      $0                   $0                  $0
      158                   NAP                              $295                    $295                 $591              $1,250
      159                  TI/LC                               $0                      $0                   $0                  $0
      160                   NAP                                $0                    $281                 $281            $225,000
      161                   NAP                                $0                      $0                   $0                  $0
      162                  Cap Ex                              $0                      $0                   $0                  $0
      163                   NAP                                $0                  $1,938               $1,938                  $0
      164                   NAP                                $0                      $0                   $0                  $0
      165                  TI/LC                               $0                    $275                   $0                  $0
      166                  TI/LC                               $0                    $548                   $0                  $0
      167                  TI/LC                               $0                      $0                   $0                  $0
      168                   NAP                                $0                      $0                   $0                  $0
      169                   NAP                                $0                      $0                   $0                  $0
      170                   NAP                                $0                      $0                   $0                  $0
      171                   NAP                                $0                      $0                   $0                  $0
      172                  TI/LC                               $0                      $0                   $0                  $0
      173                   NAP                                $0                  $1,062                   $0                  $0
      174                   NAP                                $0                      $0                   $0                  $0
      175         RE Tax, Insurance, TI/LC                     $0                      $0                   $0                  $0
      176                  Cap Ex                              $0                      $0                   $0                  $0
      177                   NAP                                $0                      $0                   $0                  $0
      178                   NAP                                $0                      $0                   $0                  $0
      179                   NAP                                $0                    $174                 $174                  $0
      180                  Cap Ex                              $0                      $0                   $0                  $0
      181                   NAP                                $0                    $323                   $0                  $0
      182                   NAP                                $0                      $0                   $0                  $0
      183              Cap Ex, Other                           $0                      $0                   $0                  $0
      184                   NAP                                $0                    $283                 $283             $20,000
      185                   NAP                                $0                      $0                   $0                  $0
      186                  TI/LC                               $0                      $0                   $0                  $0
      187                   NAP                                $0                      $0                   $0                  $0
      188                   NAP                                $0                      $0                   $0                  $0
      189                  TI/LC                               $0                      $0                   $0                  $0
      190                   NAP                                $0                      $0                   $0             $50,000
      191                   NAP                                $0                    $163                   $0                  $0
      192                  TI/LC                               $0                      $0                   $0                  $0
      193                   NAP                                $0                      $0                   $0                  $0
      194                  TI/LC                               $0                      $0                   $0                  $0
      195                  TI/LC                               $0                      $0                   $0                  $0
      196                   NAP                                $0                      $0                   $0                  $0
      197                   NAP                                $0                      $0                   $0                  $0
      198        RE Tax, Insurance, Cap Ex                     $0                      $0                   $0                  $0
      199                  TI/LC                               $0                      $0                   $0             $66,000
      200                   NAP                                $0                      $0                   $0                  $0
      201                   NAP                                $0                      $0                   $0                  $0
      202                   NAP                                $0                    $104                   $0                  $0
      203                   NAP                                $0                  $1,667               $1,667                  $0

                                                         $785,813                $121,210             $352,066         $14,428,883

---------------------------------------------------------------------------------------------------
               MONTHLY TI/LC   CURRENT TI/LC                           INTEREST
   MORTGAGE           ESCROW          ESCROW        ENVIRONMENTAL       ACCRUAL
   LOAN NO.   REQUIREMENT(20)     BALANCE(21)         INSURANCE          METHOD   SEASONING(22)
---------------------------------------------------------------------------------------------------
      136                 $0              $0             No          Actual/360              3
      137                 $0              $0         Yes - Group     Actual/360              5
      138             $4,400              $0         Yes - Group     Actual/360              2
      139                 $0              $0      Yes - Individual     30/360                4
      140                 $0              $0         Yes - Group     Actual/360              3
      141                 $0              $0         Yes - Group     Actual/360              4
      142                 $0              $0         Yes - Group     Actual/360              5
      143             $3,550         $10,652         Yes - Group     Actual/360              5
      144                 $0              $0         Yes - Group     Actual/360              5
      145                 $0              $0             No          Actual/360              3
      146                 $0              $0             No          Actual/360              5
      147               $572          $4,574             No          Actual/360              9
      148                 $0              $0             No            30/360                2
      149                 $0              $0             No          Actual/360              4
      150             $3,130          $9,390             No          Actual/360              4
      151                 $0              $0             No          Actual/360              2
      152                 $0              $0             No          Actual/360              4
      153             $1,550          $3,100         Yes - Group     Actual/360              4
      154                 $0              $0             No          Actual/360              2
      155                 $0              $0         Yes - Group     Actual/360             11
      156                 $0              $0         Yes - Group     Actual/360              4
      157                 $0              $0         Yes - Group     Actual/360              3
      158             $1,250          $2,500             No          Actual/360              3
      159                 $0              $0         Yes - Group     Actual/360              2
      160             $1,342        $226,669             No          Actual/360              4
      161                 $0              $0         Yes - Group     Actual/360              2
      162                 $0              $0             No          Actual/360              3
      163                 $0              $0             No          Actual/360              2
      164                 $0              $0         Yes - Group     Actual/360              5
      165                 $0              $0         Yes - Group     Actual/360              4
      166                 $0              $0         Yes - Group     Actual/360              4
      167                 $0              $0             No          Actual/360              8
      168                 $0              $0             No          Actual/360              5
      169                 $0              $0         Yes - Group     Actual/360              4
      170                 $0              $0         Yes - Group     Actual/360              3
      171                 $0              $0         Yes - Group     Actual/360              4
      172                 $0              $0         Yes - Group     Actual/360              2
      173                 $0              $0         Yes - Group     Actual/360              2
      174                 $0              $0         Yes - Group     Actual/360              4
      175                 $0              $0         Yes - Group     Actual/360              4
      176                 $0              $0             No          Actual/360              2
      177                 $0              $0         Yes - Group     Actual/360              3
      178                 $0              $0      Yes - Individual   Actual/360              4
      179               $967            $967         Yes - Group     Actual/360              4
      180                 $0              $0             No          Actual/360              2
      181             $1,158              $0         Yes - Group     Actual/360              2
      182             $3,435              $0         Yes - Group     Actual/360              3
      183                 $0              $0         Yes - Group     Actual/360              4
      184               $545         $20,545         Yes - Group     Actual/360              3
      185               $575              $0         Yes - Group     Actual/360              2
      186                 $0              $0         Yes - Group     Actual/360              2
      187                 $0              $0             No          Actual/360              3
      188                 $0              $0         Yes - Group     Actual/360              4
      189             $2,085          $4,170             No          Actual/360              5
      190                 $0         $50,000         Yes - Group     Actual/360              4
      191             $1,242              $0         Yes - Group     Actual/360              3
      192                 $0              $0             No            30/360                2
      193                 $0              $0         Yes - Group     Actual/360              5
      194                 $0              $0         Yes - Group     Actual/360              3
      195                 $0              $0         Yes - Group     Actual/360              8
      196                 $0              $0         Yes - Group     Actual/360              5
      197                 $0              $0         Yes - Group     Actual/360              3
      198                 $0              $0             No          Actual/360              3
      199                 $0         $66,004         Yes - Group     Actual/360              3
      200                 $0              $0         Yes - Group     Actual/360              5
      201                 $0              $0         Yes - Group     Actual/360              4
      202               $708              $0         Yes - Group     Actual/360              2
      203                 $0              $0         Yes - Group     Actual/360              4

                    $278,448      $4,138,420                                                 4

-----------------------------------------------------------------------------------------------------------------------------
                                   PREPAYMENT CODE(23)
   MORTGAGE    -----------------------------------------------------------          YM          ADMINISTRATIVE     MORTGAGE
   LOAN NO.       LO       DEF     DEF/YM1.00     YM3.00    YM1.00    OPEN      FORMULA(24)       COST RATE(25)    LOAN NO.
-----------------------------------------------------------------------------------------------------------------------------
      136         35       141                                           4                               7.214        136
      137         35        81                                           4                               7.214        137
      138         35                       81                            4           F                   7.214        138
      139         28                      148                            4           A                   3.214        139
      140         35        81                                           4                               7.214        140
      141         36        80                                           4                               7.214        141
      142         35       141                                           4                              10.214        142
      143         35                       81                            4           F                  10.214        143
      144         35        81                                           4                              10.214        144
      145         27        89                                           4                               3.214        145
      146         47        66                         5                 2           E                   5.214        146
      147         33        83                                           4                               3.214        147
      148         26                      174                            4           A                   3.214        148
      149         35       141                                           4                              10.214        149
      150         28        88                                           4                               3.214        150
      151         26        90                                           4                               3.214        151
      152         47       132                                           1                               5.214        152
      153         34                                            82       4           F                  10.214        153
      154         35                      141                            4           F                  10.214        154
      155         35        81                                           4                              10.214        155
      156         35        21                                           4                              10.214        156
      157         35        81                                           4                              10.214        157
      158         47        72                                           1                               5.214        158
      159         35        81                                           4                              15.214        159
      160         35        81                                           4                              10.214        160
      161         35        21                                           4                              10.214        161
      162         24                                            93       3           C                   9.214        162
      163         26       210                                           4                               3.214        163
      164         35        81                                           4                              10.214        164
      165         35        81                                           4                              10.214        165
      166         35        81                                           4                              10.214        166
      167         32        84                                           4                               3.214        167
      168         35       141                                           4                              15.214        168
      169         36        80                                           4                              15.214        169
      170         35        81                                           4                              15.214        170
      171         35        21                                           4                              15.214        171
      172         35        81                                           4                              15.214        172
      173         35        81                                           4                              15.214        173
      174         35        81                                           4                              15.214        174
      175         36        80                                           4                              15.214        175
      176         23                                            94       3           C                   9.214        176
      177         35        81                                           4                              15.214        177
      178         28                                            88       4           A                   3.214        178
      179         35        81                                           4                              15.214        179
      180         23                                            94       3           C                   9.214        180
      181         35        81                                           4                              15.214        181
      182         35                       81                            4           F                  15.214        182
      183         35        81                                           4                              15.214        183
      184         35        81                                           4                              15.214        184
      185         35       141                                           4                              15.214        185
      186         35                       81                            4           F                  15.214        186
      187         27                                            89       4           A                   3.214        187
      188         35                       81                            4           F                  15.214        188
      189         35       201                                           4                              15.214        189
      190         36        80                                           4                              15.214        190
      191         35        81                                           4                              15.214        191
      192         26                      150                            4           A                   3.214        192
      193         35        81                                           4                              20.214        193
      194         35       141                                           4                              20.214        194
      195         35        81                                           4                              20.214        195
      196         35        81                                           4                              20.214        196
      197         35        81                                           4                              20.214        197
      198         47        72                                           1                               5.214        198
      199         35        81                                           4                              20.214        199
      200         35        81                                           4                              20.214        200
      201         35                                            81       4           F                  20.214        201
      202         35        81                                           4                              20.214        202
      203         35                                            81       4           F                  20.214        203

                                                                                                         5.439

FOOTNOTES TO APPENDIX II

1 "BSCMI," "WFB," "PCF," and "MSMC" denote Bear Stearns Commercial Mortgage, Inc., Wells Fargo Bank, National Association, Principal Commercial Funding, LLC, Morgan Stanley Mortgage Capital Inc., respectively, as Sellers.

2 The following loan pools represent multiple properties securing a single mortgage loan, and are designated by Roman Numeral coding: Mortgage Loan Nos. 3-4, 17-18, 45-51, 53-59, and 165-166. For the purpose of the statistical information set forth in this Prospectus Supplement as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on respective appraised values and/or Underwritable Cash Flows. The following loan pool represents cross-collateralized/cross-defaulted properties securing multiple mortgage loans and are designated by identical alphabetical coding: Mortgage Loan Nos. 5-7 and 98-99. For the purpose of the statistical information set forth in this Prospectus Supplement as to such single-loan/multiple-property and cross-collateralized/cross-defaulted loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF, are calculated on an aggregate basis.

3 Certain of the mortgage loans that are secured by retail properties include in-line and/or anchor tenant ground lease parcels in the calculation of the total square footage of the property.

4 In general for each mortgaged property, "Percent Leased" was determined based on a rent roll or lease verification letter provided by the borrower. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information.

5 With respect to Mortgage Loan No. 15, 9401 Wilshire Blvd., the property is subject to a ground lease on a portion of the related property. However, the fee-owner is a borrower-related entity and has subjected its fee interest to the mortgage such that upon foreclosure, the ground lease is extinguished. As such, the loan is disclosed as a fee loan.

     With respect to Mortgage Loan No. 20, RSA Security Headquarters Buildings, in the event the Borrower elects to lease certain excess land that is currently part of the mortgaged property (rather than subdivide the mortgaged property and obtain a partial release of such excess land for no additional consideration), Lender has agreed to subordinate its lien with respect to such excess land, subject to, among other things: 1) no default exists, 2) Lender review and approval of the ground lease, 3) Mortgagor responsible for all necessary zoning, environmental opinions, cross easements or other necessary use agreements and related costs deemed necessary by Lender, 4) updated appraisal, 5) REMIC opinion and any other conditions deemed necessary to maintain REMIC status, and 6) rating agency approval.

     With respect to Mortgage Loan No. 26, King Kalakaua Plaza, a portion of the borrower's interest in the mortgaged property exists by virtue of a ground lease. The ground lease expires March 31, 2046. The ground lease contains standard mortgagee protection provisions.

     With respect to Mortgage Loan No. 104, 2 Penn Plaza East, the loan is secured by both the fee and ground leasehold interest in the mortgaged property.

6 The Cut-off Date is August 1, 2003 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this Prospectus Supplement, we present the loans as if scheduled payments due in August 2003 were due on August 1, 2003, not the actual day on which such scheduled payments were due. The mortgage loans generally have a due date on the 1st of the month, except for Mortgage Loan No. 24, LaGrange Crossing, No. 102, Nelson Plaza, No. 163, Turtle Creek Apartments, which are due on the 3rd of the month, Mortgage Loan No. 42, Crye-Leike Office Building, No. 74, Casa Verde Estates, No. 101, Casa Del Sol Senior Mobile Home Community, and No. 192, Lang Industrial Warehouse, which are due on the 5th of the month, and Mortgage Loan No. 1, John Hancock Tower, No. 76, 28-32 West 36th Street, and No. 114, 22 West 23rd Street, which are due on the 8th of the month.

     With respect to Mortgage Loan No. 1 (referred to herein as the "John Hancock Tower Loan" and the "John Hancock Tower Pari Passu Loan"), the loan is comprised of one A Note (Note A-2 described below) that is secured by the mortgaged property on a pari passu basis with other notes (Notes A-1 and A-3 described below, together the "John Hancock Tower Companion Loan") that are not included in the Trust. The John Hancock Tower A Notes had outstanding principal balances as of the cut-off date as follows: Note A-1, $160,000,000; Note A-2, $85,000,000; and Note A-3, $75,000,000. Note A-1 is
     included in a REMIC trust known as the LB-UBS Commercial Mortgage Trust 2003-C5. Note A-2 is included in the Trust. Note A-3 is currently being held by MSMC. The John Hancock Tower Companion Loan has the same interest rate, maturity date and amortization term as the John Hancock Tower Pari Passu Loan. For purposes of the information presented in this Prospectus Supplement with respect to the John Hancock Tower Loan, the Debt Service Coverage Ratio and Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by the John Hancock Tower Pari Passu Loan and the John Hancock Tower Companion Loan.

     With respect to Mortgage Loan No. 1, the John Hancock Tower Loan, the John Hancock Tower Property also secures two subordinated B Notes, in an original principal amount totaling $40,000,000. The John Hancock Tower Loan is included in the Trust; the B Notes are owned by a third party unaffiliated with the mortgage loan sellers and is not an asset of the Trust. The John Hancock Tower Loan Group will be serviced pursuant to the pooling and servicing agreement under LB-UBS Commercial Mortgage Trust 2003-C5. In addition, 100% of the equity interests in the John Hancock Tower Borrower have been pledged as collateral for an $87,000,000 mezzanine loan.

     With respect to Mortgage Loan No. 20 (referred to herein as the "RSA Loan" and the "RSA Pari Passu Loan"), the loan is comprised of one A Note (Note A-1 described below) that is secured by the mortgaged property on a pari passu basis with another note (Note A-2 described below, the "RSA Companion Loan") that are not included in the Trust. The RSA A Note had outstanding principal balances as of the cut-off date as follows: Note A-1, $15,528,099 and Note A-2, $15,528,099. Note A-1 is included in the Trust. Note A-2 is currently being held by WFB. The RSA Companion Loan has the same interest rate, maturity date and amortization term as the RSA Pari Passu Loan. For purposes of the information presented in this Prospectus Supplement with respect to the RSA Loan, the Debt Service Coverage Ratio and Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by the RSA Pari Passu Loan and the RSA Companion Loan.

     With respect to Mortgage Loan No. 2, Center Tower, the parking structure portion of the security was constructed with the proceeds from a public bond issuance. The deed of trust provides for a first lien on the office tower and a second lien position on the parking structure behind the bond issuance. The trustee for the bond issue secured by the parking structure has executed a lender cooperation agreement providing 30 day notice and cure rights to the lender. As of the June 2003 semi-annual interest payment, $9,530,000 remains outstanding. The loan is fully amortizing with the last payment due on 12/1/2014.

     With respect to Mortgage Loan No, 14, Crown Point Corporate Center, the owner of the borrower has incurred $4,249,000 of indebtedness that is secured by a pledge of membership interests in the borrower. No lien or security interest in the property is permitted.

     With respect to Mortgage Loan No. 135, Club Cancun, mezzanine financing is permitted, provided that such mezzanine financing taken, together with the indebtedness shall not exceed 70% of the appraised value with a minimum of a 1.30x DSCR based on a 9% constant. The lender has the right to approve the mezzanine lender and financing documents. This permission to obtain mezzanine debt is personal to the current borrower and may not be exercised by any successors or assigns.

     With respect to Mortgage Loan No. 148, 3300 Glenview Road, mezzanine financing is permitted, provided that such mezzanine financing taken, together with the indebtedness shall not exceed 75% of the appraised value with a minimum of a 1.20x DSCR. The lender has the right to approve the mezzanine lender and the financing documents. This permission to obtain mezzanine debt is personal to Sciarretta Family Limited Partnership and may not be exercised by any successors or assigns.

     With respect to Mortgage Loan No. 75, Sturbridge Village, future secondary/junior financing, whether secured or unsecured, is permitted, subject to the prior written consent of lender and satisfaction of the following, among other things: (a) the debt service coverage ratio, based upon underwriting by lender, shall not be less than 1.50x using an assumed annual constant of 10% applied to the loan and the junior loan ("Sturbridge Village Combined Loans") and (b) the loan to value ratio of the Sturbridge Combined Loans shall not exceed 55% of the then "as is" value.

     With respect to Mortgage Loan No. 164, Village Plaza, future secondary financing is permitted and is subject to the following, among other things:
     (a) the debt service coverage ratio, based on underwriting by the lender, shall not be less than 1.70x using an assumed annual constant of 10% applied to the loan and the junior loan (collectively, the "Village Plaza Combined Loans") and (b) the loan to value ratio of the Village Plaza Combined Loans does not exceed 45% based on the fair value of the property, as reflected on a recent appraisal of the property acceptable to lender.

     With respect to Mortgage Loan No. 196, Upland Office Center, future secondary financing is permitted and is subject to the following, among other things: (a) the debt service coverage ratio, based on underwriting by the lender, shall not be less than 1.70x using an assumed annual constant of 10% applied to the loan and the junior loan (collectively, the "Upland Office Center Combined Loans") and (b) the loan to value ratio of the Upland Office Center Combined Loans does not exceed 45% based on the fair value of the property, as reflected on a recent appraisal of the property acceptable to lender.

     With respect to Mortgage Loan Nos. 3 and 4, the Alabama Warehouse / Arizona Warehouse Loan, the loan permits release of the Alabama property from the mortgage lien provided (i) it deposits defeasance collateral equal to $16 million; (ii) the underwritten debt service coverage ratio for the remaining property is a minimum of the greater of the actual debt service coverage ratio prior to release and 1.60x; (iii) the loan to value ratio for the remaining property is not more that 75% and (iv) the lender receives rating agency confirmation of no downgrade, withdrawal, or qualification of ratings in effect immediately prior to the release.

     With respect to Mortgage Loan No. 40, Stewart Office Building, the borrower is permitted to obtain release of a specific parcel of land from the mortgage lien for future development. The appraiser did not include the value of the parcel in the property's appraised value. The land is currently its own tax parcel.

     With regard to Mortgage Loan No. 45-51, Inland Portfolio 2, after an initial lockout period borrower may cause the release of one or more of the mortgaged properties, all of which are currently cross-collateralized and cross-defaulted, provided that a minimum debt service coverage ratio of 2.65x and a loan to value ratio of 55% is maintained on the remaining mortgaged properties after release, and the borrower pays yield maintenance on an amount equal to 115% of the allocated loan amount.

     With regard to Mortgage Loan No. 53-59, Inland Portfolio 1, after an initial lockout period borrower may cause the release of one or more of the mortgaged properties, all of which are currently cross-collateralized and cross-defaulted, provided that a minimum debt service coverage ratio of 2.65x and a loan to value ratio of 55% is maintained on the remaining mortgaged properties after release, and the borrower pays yield maintenance on an amount equal to 115% of the allocated loan amount.

     With respect to Mortgage Loan No. 99, Pasadena Plaza, in the event that Eastern Financial Florida Credit Union opts to exercise its purchase option in 2008 in respect of a certain outparcel, lender will allow a partial release of this outparcel and borrower will be required to pay down the loan in the amount of $160,000, subject to a yield maintenance charge, provided the borrower maintains the debt service coverage ratio in excess of 1.80x and loan to value of not more than 40%.

     With regard to Mortgage Loan No. 45-51, Inland Portfolio 2, borrower may substitute one or more of the mortgaged properties with substantially similar propert(y)(ies), provided that, among other things, (i) the lender has received confirmation from the rating agencies that the substitution will not result in a downgrade of the related Certificates, (ii) the debt service coverage ratio after substitution is not less than the debt service coverage ratio at closing or as of the date immediately preceding the substitution, and (iii) the fair market value of the substitute property is not less than (a) the fair market value of the released property at closing, and (b) the fair market value as of the date immediately preceding the substitution.

     With regard to Mortgage Loan No. 53-59, Inland Portfolio 1, borrower may substitute one or more of the mortgaged properties with substantially similar propert(y)(ies), provided that, among other things, (i) the lender has received confirmation from the rating agencies that the substitution will not result in a downgrade of the related Certificates, (ii) the debt service coverage ratio after substitution is not less than the debt service coverage ratio at closing or as of the date immediately preceding the substitution, and (iii) the fair market value of the substitute property is not less than (a) the fair market value of the released property at closing, and (b) the fair market value as of the date immediately preceding the substitution.

7    The "Grace Period" shown is grace period to charge late interest.

8 The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note. Due to the Actual/360 interest calculation methodology applied to most mortgage loans, the actual amortization to a zero balance for such loans will be longer.

9 The indicated NOI DSCR and NCF DSCR reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

10 "Valuation Date" refers to the date as of which the related appraised value applies (also known as the "value as-of date").

11 "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property, "Second Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

     With respect to Mortgage Loan No. 24, La Grange Crossing, No. 68, 14650-14680 South LaGrange Road, and No. 133, Walgreens Drugstore, Mortgage Loan No. 148, 3300 Glenview Road, Walgreens has a 60 year lease, but has an option to terminate the lease at the end of years 20, 25, 30, 35, 40, 45, 50 & 55 with 6 months notice.

     With respect to Mortgage Loan No. 157, Walgreens, Tucson, AZ, Walgreens has a 75 year lease, but has an option to terminate lease at the end of years 25,30,35,40,45,50,55,60,65 & 70 with 6 months notice.

12 For "Capital Expenditure Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

13 For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit balances in place considers only mortgage loans on commercial-type properties, excluding hospitality, multifamily, manufactured housing community, other and self storage mortgaged properties.

14 "Other Escrow Description" indicates any other types of escrow required, or in certain cases letters of credit required, other than Insurance, Tax, Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

15 "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

16 "Initial Capital Expenditures Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

17 "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for Capital Expenditure Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

18 "Current Capital Expenditure Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the May, 2003 due dates for the WFB- originated mortgage loans, as of the June, 2003 due dates for the BSCMI- originated mortgage loans, and as of the July, 2003 due dates for PCF- and MSMC- originated loans.

19 "Initial TI/LC Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

     With respect to Mortgage Loan No. 16, Seneca Meadows Corporate Center, the borrower posted a letter of credit to be held throughout the loan term for $110,000 which increases annually by $110,000 until it reaches $550,000. In the event that the borrower fails or elects not to deliver the amendments or replacement letter of credits each year, starting on the next payment due date, borrower will be required to deposit with lender a monthly amount of $9,500 to cover the costs of tenant improvements and leasing commissions.

20 "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for Tenant Improvements and Leasing Commissions Escrow in the loan documents for such mortgage loan. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

21 "Current TI/LC Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the May, 2003 due dates for the WFB-originated mortgage loans, as of the June, 2003 due dates for the BSCMI-originated mortgage loans, and as of the July, 2003 due dates for PCF- and MSMC- originated loans.

22 "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off Date.

23 The "Prepayment Code" includes the number of loan payments from the first Due Date to the stated maturity. "LO" represents the lockout period. "DEF" represents defeasance. "DEF/YM1.00" represents either defeasance or the greater of yield maintenance and 1.00%, generally at the option of the borrower. "YM3.00" represents the greater of yield maintenance and 3.00%. "YM1.00" represents the greater of yield maintenance and 1.00%. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of "Prepayment Code" represents the number of payments in the Original Term to Maturity for which such provision applies. See Footnotes 25 and 27 for additional prepayment information.

     With respect to Mortgage Loan No. 14, Crown Point Corporate Center, the borrower partially prepaid the mortgage loan by the amount of $1,698,706, effective June 1, 2003. The monthly principal and interest payment was adjusted, effective as of the August 1, 2003 payment, to reflect the revised loan balance of $16,900,000, a 6.25% interest rate, and a 354 amortization term. The prepayment resulted from the vacancy of a major tenant. The borrower utilized a portion of the vacating tenant's termination fee and an existing TI/LC escrow to partially prepay the loan. The vacated space was substantially re-leased to two tenants expanding within the property.

     With respect to Mortgage Loan No. 98, 4800 Biscayne Boulevard, in the event that a condemnation occurs, Eckerd Corporation may exercise the option in its lease to prepay the principal balance of the note without a Make Whole Premium.

24 Mortgage loans with associated Yield Maintenance prepayment premiums are categorized according to unique Yield Maintenance formulas. There are 6 different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A", "B", "C", "D", "E", and "F". Any exceptions to these formulas are shown below such formulas. Summaries of the 6 formulas are listed beginning on page II-9.

25 The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

26 Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1-8, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all such loans, but rather only those loans which permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

   Mtg.                                           Escrow or LOC      Escrowed Holdback or                        Prepayment
  Loan                                               Release          Letter of Credit       Outside Date          Premium
   No.     Property Name                            Conditions         Initial Amount        for Release          Provisions
--------   ----------------------------------- ------------------- ----------------------- ----------------- --------------------
   13      Monterey Pines Apartments                   1                $   19,375              5/1/2004      Yield Maintenance

   14      Crown Point Corporate Center                2                $1,500,000                NAP         Yield Maintenance

   16      Seneca Meadows Corporate Center             3                $  110,000 LOC            NAP         Yield Maintenance

   33      Bridgeway Center                            4                $1,000,000             11/1/2004      Yield Maintenance

   41      801 Jubilee                                 5                $  537,250 LOC            NAP         Yield Maintenance

   64      Shoprite Supermarket                        6                    82,500              9/1/2003      Yield Maintenance

   68      14650-14680 South LaGrange Road             7                $  190,000             11/21/2004     Yield Maintenance

   91      Paulding Exchange Shopping Center           8                $  199,987 LOC            NAP         Yield Maintenance

   163     Turtle Creek Apartments                     1                $   83,333              4/30/2006     Yield Maintenance

   163     Turtle Creek Apartments                     1                $   51,042              4/30/2004     Yield Maintenance


     All yield maintenance premiums indicated above are to be paid by the borrower.

RELEASE CONDITIONS


1. Borrower furnishes to lender a written disbursement request, lien waivers, a title endorsement, evidence that the work has been completed in accordance with all permits, bonds, licenses and approvals required by law, and a statement from an architect, contractor or engineering consultant regarding the extent and cost of the repairs. In addition, the lender shall have inspected the property or waived the right to inspection.

2. The holdback will be released if the borrower achieves a minimum 1.25x DSCR based on the actual principal and interest payment and a minimum 0.95x DSCR based on a 10.09% loan constant and a tenant acceptable to the lender occupies at least 12,222 square feet of space that was vacant as of the date of loan origination.

3. Borrower furnishes to lender a written disbursement request, lien waivers, a title endorsement, evidence that the work has been completed in accordance with all permits, bonds, licenses and approvals required by law, a statement from an architect, contractor or engineering consultant regarding the extent and cost of the improvements, a fully executed lease(s) acceptable to lender, lessee's estoppel certificate and a certificate of occupancy. In addition, the lender shall have inspected the property or waived the right to inspection. Borrower will furnish the agreement with the broker/agent and an estoppel certificate(s) for leasing commissions.

4. The holdback will be released if, by November 1, 2004, the borrower achieves a minimum 86% occupancy rate, a minimum 1.25x DSCR based on the actual principal and interest payment, a minimum 1.00x DSCR based on a 10.09% loan constant, and maximum 80% LTV. If the escrow is released, the borrower will be required to pay premium based on the formula described above "YM1."

5. Borrower shall deliver a letter of credit to be held as additional security. The letter of credit shall meet requirements set forth in the Fishery Products International, Inc. lease. The amount of the letter of credit may be reduced in April 30, 2007 to an amount equal to two months of base rent under the extension agreement. This letter of credit can only be used to reduce the principal balance if there has also been a default of the tenant, Fishery Products International, Inc.

6. Borrower furnishes to lender a written disbursement request, lien waivers, a title endorsement, and evidence that the work has been completed in accordance with all permits, bonds, licenses and approvals required by law. In addition, the lender shall have inspected the property or waived the right to inspection.

7. Borrower furnishes to lender a written disbursement request, lien waivers, a title endorsement, evidence that the work has been completed in accordance with all permits, bonds, licenses and approvals required by law, a statement from an architect, contractor or engineering consultant regarding the extent and cost of the improvements, a fully executed lease(s) or fully executed amendments extending upcoming term expirations of previously approved leases all in form and substance acceptable to lender for the 'Walgreen Space', lessee's estoppel certificate and a certificate of occupancy. In addition the lender shall have inspected the property or waived the right to inspection. Borrower will furnish the agreement with the broker/agent and an estoppel certificate(s) for leasing commissions. If the space remains unleased after November 21, 2004, $180,000 will be used to reduce the principal balance while the remaining $10,000 will be used to pay the Make Whole Premium. In the event that the Make Whole Premium is greater than $10,000, borrower shall remit the remainderto the lender within 10 days of written notice.

8. Borrower shall submit written evidence to lender that OfficeMax, Inc. has reported three (3) consecutive years of positive net income. Such evidence shall consist of audited financial statements and shall be subject to lender's review and determination. The reserve may be in the form of a LOC or cash.

YIELD MAINTENANCE FORMULAS


A    LOAN PREPAYMENT.


     Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the date which is three
     (3) months prior to the Maturity Date. From and after such date,
     (1)provided there is no Event of Default, the principal balance of the Note may be prepaid, at par, in whole but not in part, upon: (a) not less than 15 days prior written notice to Lender(2) specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment (If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note, regardless of any prepayment) (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

     In addition to the Loan Prepayment rights set forth in the above paragraph, after the Lockout Date but prior to the date which is three (3) months prior to the Maturity Date, Borrower may prepay the principal balance of the Note, (3)provided there is no Event of Default, in whole but not in part, (4)upon (a) not less than 30 days prior written notice to the Lender(2) specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid, absent such prepayment (If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note regardless of any prepayment) (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is made; (c) payment of all other Indebtedness then due under the Loan Documents; and (d) payment of a "Make Whole Premium." The Make Whole Premium shall be the greater of one percent (1%) of the principal amount to be prepaid or a premium calculated as provided in subparagraphs (1) - (3) below. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

     (5)(6) The Make Whole Premium shall be the greater of one percent (1%) of the outstanding principal amount of the Loan or a premium calculated as provided in subparagraphs (1)-(3) below:

     (1) Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the * U.S. Treasury Issue ("Primary Issue") published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. (7)In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill ("Secondary Issue") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

     *At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with a similar remaining time to maturity as the Note.

     (2) Calculate the "Present Value of the Loan." The Present Value of the Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

     (3) Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

     Notwithstanding anything in the above to the contrary, during the last 90 days prior to the Maturity Date, the Make Whole Premium shall not(8) be subject to the one percent (1%) minimum and shall be calculated only as provided in (1) through (3) above.

--------------------------------------------------------------------------------

NOTES:

(1) With regard to Mortgage Loan No. 77, Sutton Hill Apartments, delete the phrase "provided there is no event of default" and "at par".


     With regard to Mortgage Loan No. 98, 4800 Biscayne Boulevard, and No. 99, Pasadena Plaza, insert the following phrase "provided Borrower simultaneously exercises its right to prepay the Other Note as provided for therein and".

(2) With regard to Mortgage Loan No. 98, 4800 Biscayne Boulevard, and No. 99, Pasadena Plaza, insert the following phrase "and to the lender under the Other Loan Documents".

(3) With regard to Mortgage Loan No. No. 77, Sutton Hill Apartments, and 178, Eagan Convenience Center, delete the phrase "provided there is no Event of Default".

(4) With regard to Mortgage Loan No. 98, 4800 Biscayne Boulevard, and No. 99, Pasadena Plaza, insert the following phrase "provided further Borrower simultaneously exercises its right to prepay the Other Note as provided for therein".

(5) With regard to Mortgage Loan No. 98, 4800 Biscayne Boulevard, insert the following paragraphs:

"(iii) In addition to the Loan Prepayment rights set forth in the above paragraphs, in the event Eckerd Corporation exercises its option to purchase the Premises upon a condemnation pursuant to Section 29 of its lease dated August 2, 1994, but does not elect to assume the Loan and satisfy the Property Transfer requirements, then Borrower shall be required to prepay the principal balance of the Note, provided there is no Event of Default, in whole but not in part, upon
(a) not less than 30 days prior written notice to the Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid, absent such prepayment (If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note regardless of any prepayment) (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is made, and (c) payment of all other Indebtedness then due under the Loan Documents, without the payment of a "Make Whole Premium".

In the event the Loan is prepaid in accordance with this paragraph (iii), Borrower (a) shall execute amendments to the Other Loan Documents releasing the cross-collateralization and cross-default in form customarily required by an institutional real estate lender, (b) shall provide Lender with an endorsement to Lender's title policy for the Other Loan, in form and substance as customarily required by an institutional real estate lender, and (c) shall pay to Lender a reasonable servicing fee."

(6) With regard to Mortgage Loan No. 99, Pasadena Plaza, insert the following paragraph:

"(iii) In addition to the Loan Prepayment rights set forth in the above paragraphs, Borrower shall prepay a portion of the Loan in the amount of $160,000, upon the occurrence of a partial release of the Premises in accordance with the terms and conditions of paragraph 43 of the Mortgage with not less than 30 days prior written notice to Lender and the payment of a Make Whole Premium. The Make Whole Premium shall be the greater of one percent (1%) of the principal amount to be prepaid or a premium to be calculated as provided in subparagraph
(1) - (3) below, multiplied by the fraction which results from dividing the amount of the prepaid proceeds by the principal balance immediately prior to the prepayment. Said prepayment shall be made on a regular installment date and shall be first applied to any payments in inverse order due, and not defer the due date of any payments."

(7) With regard to Mortgage Loan No. 42, Crye-Leike Office Building, No. 79, 9200 Edmonston Road, and No. 187, Crate & Barrel / Trader Joe'sand, delete the remainder of (1).

(8) With regard to Mortgage Loan No. 178, Eagan Convenience Center, add "apply" and delete the remainder of the sentence.

--------------------------------------------------------------------------------

B         Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Permitted Prepayment Date. After the Permitted Prepayment Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of this Agreement, prepay the unpaid principal balance of the Loan in whole, but not in part, by paying, together with the amount to be prepaid, (i) interest accrued and unpaid on the outstanding principal balance of the Loan being prepaid to and including the date of prepayment, (ii) unless prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the next Payment Date had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (iii) all other sums then due under this Agreement, the Note, the Mortgage and the other Loan Documents, and (iv) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (A) one percent (1%) of the outstanding principal balance of the Loan being prepaid or (B) the excess, if any, of (1) the sum of the present values of all then-scheduled payments of principal and interest under this Agreement including, but not limited to, principal and interest on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate), over (2) the outstanding principal amount of the Loan. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

          On the Payment Date that is one month prior to the Maturity Date, and on each day thereafter through the Maturity Date, Borrower may, at its option, prepay the Debt without payment of any Prepayment Consideration (1) or other penalty or premium; provided, however, if such prepayment is not paid on a regularly scheduled Payment Date, the Debt shall include interest that would have accrued on such prepayment through and including the day immediately preceding the Maturity Date. Borrower's right to prepay any portion of the principal balance of the Loan shall be subject to (i) Borrower's submission of a notice to Lender setting forth the amount to be prepaid and the projected date of prepayment, which date shall be no less than thirty (30) days from the date of such notice, and (ii) Borrower's actual payment to Lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice or any day following such projected date occurring in the same calendar month as such projected date.

          "Prepayment Rate" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of the date of the related tender of the payment. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury Security most recently issued as of such date. If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

          "Prepayment Rate Determination Date" shall mean the date which is five
     (5) Business Days prior to the prepayment date.



--------------------------------------------------------------------------------

NOTES:

(1) With regards to Mortgage Loan No. 11 Heritage Pavilion, Nos. 17-18 East Hanover Properties, No. 25 Edgewater Towne Center, No. 27 Village Center, No. 28 Fleet Bank, No. 30 West Falls Plaza, No. 36 Brick Center Plaza, delete "or other penalty or premium."

--------------------------------------------------------------------------------

C         Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of this Note until after the second anniversary of the date hereof.

          After the second anniversary of the date hereof, Borrower may, provided it has given Lender prior written notice in accordance with the terms of this Note, prepay the unpaid principal balance of this Note in whole, but not in part, by paying, together with the amount to be prepaid,
     (a) interest accrued and unpaid on the portion of the principal balance of this Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under this Note, the Security Instrument and the Other Security Documents, and (d) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (i) one percent (1%) of the principal balance of this Note being prepaid and
     (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under this Note including, but not limited to, principal and interest on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate (hereinafter defined)), over (B) the principal amount of this Note being prepaid.

          The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date (hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of such Prepayment Rate Determination Date. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury Security most recently issued as of the Prepayment Rate Determination Date. The rate so published shall control absent manifest error. The term "Prepayment Rate Determination Date" shall mean the date which is five (5) Business Days prior to the scheduled prepayment date. As used herein, "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York.

          Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release
     H.15 (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

          Borrower's right to prepay any portion of the principal balance of this Note shall be subject to (i) Borrower's submission of a notice to Lender setting forth the amount to be prepaid and the projected date of prepayment, which date shall be no less than thirty (30) or more than sixty
     (60) days from the date of such notice, and (ii) Borrower's actual payment to Lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice or any day following such projected date occurring in the same calendar month as such projected date.

          Following an Event of Default and acceleration of this Note, if Borrower or anyone on Borrower's behalf makes a tender of payment of the amount necessary to satisfy the indebtedness evidenced by this Note and secured by the Security Instrument at any time prior to foreclosure sale (including, but not limited to, sale under power of sale under the Security Instrument), or during any redemption period after foreclosure, (i) the tender of payment shall constitute an evasion of Borrower's obligation to pay any Prepayment Consideration due under this Note and such payment shall, therefore, to the maximum extent permitted by law, include a premium equal to the Prepayment Consideration that would have been payable on the date of such tender had this Note not been so accelerated, or (ii) if at the time of such tender a prepayment of the principal amount of this Note would have been prohibited under this Note had the principal amount of this Note not been so accelerated, the tender of payment shall constitute an evasion of such prepayment prohibition and shall, therefore, to the maximum extent permitted by law, include an amount equal to the greater of (i) 3% of the then principal amount of this Note and (ii) an amount equal to the excess of (A) the sum of the present values of a series of payments payable at the times and in the amounts equal to the payments of principal and interest (including, but not limited to the principal and interest payable on the Maturity Date) which would have been scheduled to be payable after the date of such tender under this Note had this Note not been accelerated, with each such payment discounted to its present value at the date of such tender at the rate which when compounded monthly is equivalent to the Prepayment Rate, over (B) the then principal amount of this Note.

D         After the fourth anniversary of the Month-End Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of this Note, prepay the unpaid principal balance of this Note(1) in whole, but not in part, by paying, together with the amount to be prepaid,
     (a) interest accrued and unpaid on the portion of the principal balance of this Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under this Note, the Security Instrument and the Other Security Documents, and (d) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (i) one percent (1%) of the principal balance of this Note being prepaid and
     (ii) the excess, if any, of (A) the sum of the present values of(2) *all then-scheduled payments of principal and interest under this Note including, but not limited to, principal and interest on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate (hereinafter defined))*, over (B) the principal amount of this Note being prepaid.

          The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date (hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of such Prepayment Rate Determination Date. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury Security most recently issued as of the Prepayment Rate Determination Date. The rate so published shall control absent manifest error. The term "Prepayment Rate Determination Date" shall mean the date which is five (5) Business Days prior to the scheduled prepayment date. As used herein, "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York(3).

          Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release
     H.15 (519), Selected Interest Rate," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may Reasonably select.

          Borrower's right to prepay any portion of the principal balance of this Note shall be subject to (i) Borrower's submission of a notice to Lender setting forth the amount to be prepaid and the projected date of prepayment, which date shall be no less than thirty (30) or more than sixty
     (60) days from the date of such notice, and (ii) Borrower's actual payment to Lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice or any day following such projected date occurring in the same calendar month as such projected date.


--------------------------------------------------------------------------------
NOTES:

(1) With regard to Mortgage Loan No. 72, Grand Oaks Apartments, delete the phrase "in whole, but not in part"

(2) With regard to Mortgage Loan No. 72, Grand Oaks Apartments, replace * with "(1) all then -scheduled Monthly Payments and (2) the amount of interest and principal scheduled to be outstanding on the Maturity Date (without giving effect to any payment required to be made on such date, and with each such payment or amount discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate (hereinafter defined))

(3) With regard to Mortgage Loan No.72, Grand Oaks Apartments, add the phrase "Borrower's notice to prepay the Note shall be revocable at any time prior to prepayment."

--------------------------------------------------------------------------------

E Borrower may prepay the principal balance of this Note in whole during the six (6) month period prior to the Maturity Date by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the portion of the principal balance of this Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under this Note, the Security Instrument and the Other Security Documents, and (d) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (i) three percent (3%) of the principal balance of this Note being prepaid or (ii) the excess, if any, of (A) the sum of the present values of all then scheduled payments of principal and interest under this
     Note including, but not limited to, principal and interest on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate), over (B) the principal amount of this Note being prepaid.

     The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date (hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of the date of the related tender of payment. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury Security most recently issued as of such date. The term "Prepayment Rate Determination Date" shall mean the date which is five (5) Business Days prior to the prepayment date. The rate so published shall control absent manifest error. As used herein, "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York.

     If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15 (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

     Borrower may prepay the principal balance of this Note in whole during the one (1) month period prior to the Maturity Date and no prepayment consideration shall be due in connection therewith, but Borrower shall be required to pay all other sum due hereunder together with all interest which would have accrued on the principal balance of this Note after the date of prepayment to the Maturity Date, if such prepayment occurs on a date which is not a Monthly Payment Date.

F    BASIC CHARGE.

     Except as provided below, if this Note is prepaid prior to the last 3 months of the term, whether such prepayment is voluntary, involuntary or upon acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to all other sums then due and owing to Lender under the Loan Documents) a prepayment charge equal to the greater of the following two amounts:

          (i) an amount equal to 1% of the amount prepaid; or

          (ii) an amount equal to (a) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under this Note, calculated by discounting such payments from their respective scheduled payment dates back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (b) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date.

     For purposes of the foregoing, "Periodic Treasury Yield" means (iii) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (iv) 12, if scheduled payment dates are monthly, or 4, if scheduled payment dates are quarterly.

APPENDIX III
SIGNIFICANT LOAN SUMMARIES

------------------------------------------------------------------------------------------------------------------------------------
                                               MORTGAGE LOAN NO. 1 - JOHN HANCOCK TOWER
------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------     ---------------------------------------------------------------
                          LOAN INFORMATION                                                PROPERTY INFORMATION
----------------------------------------------------------------     ---------------------------------------------------------------
ORIGINAL BALANCE(1):        $85,000,000                              SINGLE ASSET/PORTFOLIO:   Single Asset

CUT-OFF DATE BALANCE:       $85,000,000                              PROPERTY TYPE:            Office

FIRST PAYMENT DATE:         5/08/2003                                PROPERTY SUB-TYPE:        Urban

INTEREST RATE:              4.625%                                   LOCATION:                 Boston, MA

AMORTIZATION:               Interest Only                            YEAR BUILT/RENOVATED:     1973 / NAP

ARD:                        NAP                                      OCCUPANCY(3):             98.0%

HYPERAMORTIZATION:          NAP                                      SQUARE FOOTAGE:           1,741,810

MATURITY DATE:              4/08/2008                                THE COLLATERAL:           60-story class A office building and
                                                                                               a 1,988 space parking garage

EXPECTED MATURITY BALANCE:  $85,000,000                              OWNERSHIP INTEREST:       Fee and Leasehold

SPONSOR:                    Beacon Capital Strategic Partners                                                 BASE RENT   LEASE
                            II, LP                                                                            ----------  -----
                                                                     MAJOR TENANTS                 % NRSF        PSF      EXPIRATION
                                                                     -------------                 ------        ---      ----------
INTEREST CALCULATION:       Actual/360                               John Hancock Fin'l             21.5%      $53.18     3/31/2015
                                                                     Services                        5.6%      $48.99     3/31/2008
                                                                                                   ------      ------
                                                                                                    27.1%      $52.31

CALL PROTECTION:            Lockout until the earlier of             Investors Bank & Trust         14.7%      $22.84     9/30/2007
                            March 14, 2006 and 2 years after         & Company                                 $49.02     6/30/2011
                            the REMIC "start-up" date with                                           1.6%      $53.25     11/30/2010
                            respect to the final                                                   ------      ------
                            securitization of any note secured                                      20.5%      $30.61
                            by the John Hancock Property, with
                            U.S. Treasury defeasance
                            thereafter.  The loan is freely
                            prepayable without penalty from
                            and after February 8, 2008.


LOAN PER SF(1):             $183.72                                  Ernst & Young                  8.5%       $42.30     12/31/2006
                                                                      Hill Holiday                  8.3%       $38.71     12/31/2008

UP-FRONT RESERVES:          TI/LC:                  $6,497,113       Mercer                         3.7%       $31.53     4/30/2008
                                                                                                    2.3%       $36.33     1/31/2014
                                                                                                    ----       ------
                                                                                                    6.1%       $33.38

ONGOING RESERVES(2):        RE Tax:                 Springing

                            Insurance:              Springing        PROPERTY MANAGEMENT:      Back Bay Manager LLC, an affiliate
                                                                                               of Sponsor
                            TI/LC:
                                                    Springing        U/W NET OP. INCOME:       $48,048,826
                            CapEx:
                                                    Springing        U/W NET CASH FLOW:        $45,169,348

                                                                     APPRAISED VALUE:          $655,000,000

LOCKBOX:                    Hard                                     CUT-OFF DATE LTV(1):      48.9%

                                                                     MATURITY DATE LTV(1):     48.9%

                                                                     DSCR(1):                  3.01x

(1) The subject $85,000,000 loan represents a 26.6% pari passu interest in the senior ("A") $320,000,000 portion of a $360,000,000 loan. All LTV, DSCR and Loan per SF numbers in this table are based on the total $320,000,000 senior financing.

(2) Reserves will be maintained only after an event of default or if DSCR (based on NOI and actual debt service) falls below 1.25x.

(3) Occupancy is based on the rent roll dated April 30, 2003 and includes contractual rent increases with commencement on or before January 31, 2004.


                                     III-1

THE JOHN HANCOCK TOWER LOAN

         THE LOAN. The largest loan (the "John Hancock Tower Loan") as evidenced by the Promissory Note (the "John Hancock Tower Note") is secured by a first priority Fee and Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement (the "John Hancock Tower Mortgage") encumbering a 1,741,810 square foot office tower known as the John Hancock Tower (the "John Hancock Tower") and a leasehold interest in a related 8-story parking garage (the "John Hancock Garage"), each located in Boston, Massachusetts (collectively, the "John Hancock Tower Property"). The John Hancock Tower Loan was originated on March 14, 2003 by Morgan Stanley Mortgage Capital Inc. ("MSMC").

         THE BORROWER. The borrower is 100 & 200 Clarendon LLC, a Delaware limited partnership (the "John Hancock Tower Borrower") that owns no material asset other than the John Hancock Tower Property and related interests. The John Hancock Tower Borrower is sponsored by Beacon Capital Strategic Partners II, L.P. The sponsor is one of three institutional real estate funds managed by Beacon Capital Partners, LLC, a Boston-based privately held real estate investment firm formed in 1998 and whose founding principals have nearly 60 years of experience in the construction, development, acquisition, management and financing of real property.

         THE PROPERTY. The John Hancock Tower Property, located in Boston's Back Bay, was constructed in 1973 as John Hancock's global headquarters. The John Hancock Tower Property consists of a 60-story, 1,741,810 square foot glass and steel office tower and a subleasehold interest in the 1,988 space John Hancock Garage. Tenants at the John Hancock Tower include financial service and professional firms, including John Hancock Financial Services, Inc. ("John Hancock"), Investors Bank & Trust Company and Ernst & Young, which together account for over 60% of the base underwritten revenues of the John Hancock Tower.

                                                LEASE ROLLOVER SCHEDULE(1)

                                       AVERAGE TOTAL                                   % OF TOTAL
                                         RENT PER       % OF TOTAL    CUMULATIVE %       RENTAL         CUMULATIVE % OF
                        # OF LEASES     SQUARE FEET     SQUARE FEET     OF SQUARE       REVENUES          TOTAL RENTAL
        YEAR              ROLLING       ROLLING (1)       ROLLING     FEET ROLLING       ROLLING        REVENUES ROLLING
---------------------- -------------- ---------------- -------------- -------------- ---------------- ---------------------
       Vacant                 9            $0.00            2%             2%               0%                 0%
---------------------- -------------- ---------------- -------------- -------------- ---------------- ---------------------
        2003                  1           $21.63            0%             2%               0%                 0%
---------------------- -------------- ---------------- -------------- -------------- ---------------- ---------------------
        2004                  0            $0.00            0%             2%               0%                 0%
---------------------- -------------- ---------------- -------------- -------------- ---------------- ---------------------
        2005                  0            $0.00            0%             2%               0%                 0%
---------------------- -------------- ---------------- -------------- -------------- ---------------- ---------------------
        2006                  4           $43.43           10%            12%              11%                11%
---------------------- -------------- ---------------- -------------- -------------- ---------------- ---------------------
        2007                  5           $22.94           15%            27%               8%                19%
---------------------- -------------- ---------------- -------------- -------------- ---------------- ---------------------
        2008                 20           $39.00           28%            55%              28%                47%
---------------------- -------------- ---------------- -------------- -------------- ---------------- ---------------------
        2009                  2           $30.96            5%            60%               4%                50%
---------------------- -------------- ---------------- -------------- -------------- ---------------- ---------------------
        2010                  3           $58.67            3%            63%               5%                55%
---------------------- -------------- ---------------- -------------- -------------- ---------------- ---------------------
        2011                  7           $51.00            5%            68%               7%                62%
---------------------- -------------- ---------------- -------------- -------------- ---------------- ---------------------
        2012                  3           $30.22            5%            73%               4%                66%
---------------------- -------------- ---------------- -------------- -------------- ---------------- ---------------------
    2013 & Beyond            23           $50.79           27%           100%              34%               100%
---------------------- -------------- ---------------- -------------- -------------- ---------------- ---------------------

(1) Average total rent per square feet rolling excludes vacant square footage.


        JOHN HANCOCK LEASES. John Hancock (rated A/A+/A3 by S&P, Fitch and Moody's, respectively) leases 472,481 square feet (27.1%) of the John Hancock Tower. 374,534 square feet of such space is leased through March 31, 2015. The remaining 97,947 square feet is leased through March 31, 2008 (the "2008 Space"). John Hancock does not currently occupy the 2008 Space; however, John Hancock may not assign nor sublet the 2008 Space and the lease covering the 2008 Space is not terminable by John Hancock upon a casualty or condemnation.

        Under each of the John Hancock leases, the John Hancock Tower Borrower has agreed not to lease (i) any space in the John Hancock Tower Property to any domestic or foreign government or governmental agency or (ii) more than two floors of the John Hancock Tower Property to certain identified competitors of John Hancock.

        John Hancock has the right of first opportunity with respect to the leasing of any vacant space in the John Hancock Tower Property. Under this right, the John Hancock Tower Borrower is required to offer to John Hancock any space at the John Hancock Tower Property that it intends to lease. In the event John Hancock does not elect to lease such space within 30 days, the John Hancock Tower Borrower may lease such space to a third party for 95% or more of the effective rent offered to John Hancock without having to re-offer such space to John Hancock.


                                     III-2

        In addition, John Hancock has the right of first offer to purchase the John Hancock Tower Property. Under this right, after the John Hancock Tower Borrower notifies John Hancock of its intention to sell, John Hancock has 15 business days to make an offer to purchase the property. In the event the John Hancock Tower Borrower does not accept such offer, the John Hancock Tower Borrower has one year to sell the property to a third party for 95% or more of the purchase price offered by John Hancock without having to re-offer the property to John Hancock.

        NAMING RIGHTS. As part of the purchase of the John Hancock Tower Property, the John Hancock Tower obtained a revocable license to use the name "John Hancock Tower". The license agreement requires the John Hancock Tower Borrower to utilize such name and other related intellectual property, and to maintain and operate the John Hancock Tower, in a manner consistent with John Hancock's prior ownership. The agreement is cross-defaulted with John Hancock's leases and provides for liquidated damages in the amount of $20,000,000 upon a default thereunder. The lender has been provided notice and cure rights in connection with the agreement.

        THE JOHN HANCOCK GARAGE. The John Hancock Garage is built over the Massachusetts Turnpike and is subject to an Air Rights Lease (the "Air Rights Lease") from the Massachusetts Turnpike Authority (the "MTA") to John Hancock Life Insurance Company ("JHLIC"). The Air Rights Lease expires on May 28, 2009 with three 15-year extensions and one 14-year extension. The rent for the initial term is approximately $111,880 per annum, and will be adjusted for each extension option based on the fair market value of the remaining leasehold (excluding the improvements).

         In connection with its purchase of the John Hancock Tower Property, the John Hancock Tower Borrower entered into a sublease for substantially all of the spaces in the John Hancock Garage. At the closing of such purchase, JHLIC agreed to seek the MTA's approval of an assignment of the Air Rights Lease to the John Hancock Tower Borrower, and $5,000,000 was escrowed to secure such obligation. The John Hancock Tower Loan is also secured by (i) a pledge of the John Hancock Tower Borrower's interest in the $5,000,000 escrow and (ii) a $5,000,000 direct leasehold mortgage on the Air Rights Lease from JHLIC. Concurrently with the granting of such mortgage, notice was given to the MTA in order to provide the lender with the notice and cure rights provided under the Air Rights Lease. To date, the MTA has not consented to the assignment of the Air Rights Lease.

         PROPERTY MANAGEMENT. The John Hancock Tower Property is managed by Back Bay Manager LLC, an affiliate of the John Hancock Tower Borrower.

         B-NOTES, MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The John Hancock Tower Property also secures two subordinated B-Notes, each in the original principal amount of $20,000,000, that mature on April 8, 2008. The B-Notes will not be included in the trust. In addition, 100% of the equity interests in the John Hancock Tower Borrower have been pledged as collateral for an $87,000,000 mezzanine loan. The mezzanine loan bears a floating rate of interest and has the same maturity date as the John Hancock Tower Loan. The mezzanine loan is subordinate to the John Hancock Tower Loan.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

         RELEASE OF PARCELS.  Not allowed.

         Certain additional information regarding the John Hancock Tower Loan and the John Hancock Tower Property is set forth on Appendix II hereto.


                                     III-3

------------------------------------------------------------------------------------------------------------------------------------
                                                 MORTGAGE LOAN NO. 2 - CENTER TOWER
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------     ------------------------------------------------------------
                         LOAN INFORMATION                                                   PROPERTY INFORMATION
-------------------------------------------------------------------     ------------------------------------------------------------
ORIGINAL BALANCE:             $74,000,000                               SINGLE ASSET/           Single Asset
                                                                        PORTFOLIO:
CUT-OFF DATE BALANCE:         $73,777,218
                                                                        PROPERTY TYPE:          Office
FIRST PAYMENT DATE:           7/01/2003
                                                                        PROPERTY SUB-TYPE:      Suburban
INTEREST RATE:                5.740%
                                                                        LOCATION:               Costa Mesa, CA
AMORTIZATION:                 300 months
                                                                        YEAR BUILT/RENOVATED:   1985 / 1998-2002
ARD:                          NAP
                                                                        OCCUPANCY(3):           94.4%
HYPERAMORTIZATION:            NAP
                                                                        SQUARE FOOTAGE:         462,191
MATURITY DATE:                6/01/2016
                                                                        THE COLLATERAL:         21-story suburban office building
EXPECTED MATURITY BALANCE:    $48,556,633
                                                                        OWNERSHIP INTEREST:     Fee
SPONSOR(S):                   Henry T. Segerstrom Properties LLC;
                              Chase McLaughlin                                                              RENT      LEASE
                                                                        MAJOR TENANTS           % NRSF       PSF      EXPIRATION
                                                                        -------------           ------       ---      ----------
INTEREST CALCULATION:         30/360                                    Latham & Watkins         15.9%      $28.00    7/23/2015

CALL PROTECTION:              Lockout until the earlier of July         Sheppard Mullin           9.5%      $18.68    4/30/2007
                              1, 2007 or 2 years after the REMIC        Richter
                              "start-up" date, with U.S. Treasury
                              defeasance thereafter. The loan is        Lewis, Bisbois,           7.3%      $25.00    7/21/2014
                              fully prepayable without penalty          Bisgaar
                              from and after March 1, 2016.
                                                                        PROPERTY MANAGEMENT:    South Coast Plaza

LOAN PER SF:                  $159.62                                   U/W NET OP. INCOME:     $12,081,108

                                                                        U/W NET CASH FLOW:      $11,166,147

UP-FRONT RESERVES:            None                                      APPRAISED VALUE:        $154,000,000

                                                                        CUT-OFF DATE LTV:       47.9%

ONGOING RESERVES(1):          Springing                                 MATURITY DATE LTV:      31.5%

                                                                        DSCR:                   2.00x

LOCKBOX(2):                   Soft

(1) In the event that either the DSCR falls below 1.20x or the borrower is in an event of default, the borrower shall begin escrowing for insurance and real estate taxes.

(2) A lockbox account requires all sums due under the leases to be paid directly into the account. However, the borrower shall be entitled to retain control over all proceeds in the account until either 1) an event of default occurs under the loan, or 2) the debt service coverage ratio based on NOI falls below 1.20x for two consecutive quarters during the term of the loan. Borrower can regain control over all proceeds in the collection account upon the debt service ratio based on NOI exceeding 1.20x for two consecutive quarters.

(3) Occupancy is based on the rent roll dated May 12, 2003.


THE CENTER TOWER LOAN

               THE LOAN. The second largest loan (the "Center Tower Loan") as evidenced by the Secured Promissory Note (the "Center Tower Note") is secured by a first priority Deed Of Trust (the "Center Tower Deed of Trust") encumbering a suburban office building located in Costa Mesa, California (a parking structure, which also serves as security for the Center Tower Note, is also covered by the Center Tower Deed of Trust, but with respect to the parking structure, the Center Tower Deed of Trust is a second priority Deed of Trust). The Center Tower Loan was originated on May 16, 2003 by or on behalf of Principal Commercial Funding, LLC, a Delaware limited liability company ("PCF").

               THE BORROWER. The borrower is Center Tower Associates LLC, a California limited liability company (the "Center Tower Borrower"). The Center Tower Borrower is a single asset entity. The Center Tower Borrower's managing members are Henry T. Segerstrom Management LLC and Chase J. McLaughlin. Henry T. Segerstrom is the main principal in the Center Tower Borrower


                                     III-4
with approximately 58% ownership held through Renee Mary and Henry T. Segerstrom Community Property, LLC, Henry T. Segerstrom Properties LLC, and Henry T. Segerstrom Trust.

            THE PROPERTY. The Center Tower Property, located in Costa Mesa, California, was originally constructed in 1985. The Center Tower Property consists of a 21-story office building containing 462,191 leasable square feet and an attached five level parking structure containing 1,218 parking spaces, both located on 4.11 acres.

-----------------------------------------------------------------------------------------------------------------------------
                                                  LEASE ROLLOVER SCHEDULE

                                                                                                              CUMULATIVE %
                                                                                                                OF TOTAL
                                       AVERAGE BASE       % OF TOTAL                       % OF TOTAL BASE       RENTAL
                      # OF LEASES       RENT PER SF      SQUARE FEET     CUMULATIVE % OF   RENTAL REVENUES      REVENUES
       YEAR             ROLLING           ROLLING          ROLLING          SF ROLLING         ROLLING           ROLLING
------------------- ----------------- ---------------- ----------------- ----------------- ----------------- ----------------
      Vacant                9             $0.00               9%                 9%                0%               0%
------------------- ----------------- ---------------- ----------------- ----------------- ----------------- ----------------
   2003 and MTM             5            $26.29               7%                16%                8%               8%
------------------- ----------------- ---------------- ----------------- ----------------- ----------------- ----------------
       2004                 3            $28.00               4%                19%                5%              13%
------------------- ----------------- ---------------- ----------------- ----------------- ----------------- ----------------
       2005                 6            $25.04               4%                24%                5%              17%
------------------- ----------------- ---------------- ----------------- ----------------- ----------------- ----------------
       2006                13            $26.18              18%                42%               21%              38%
------------------- ----------------- ---------------- ----------------- ----------------- ----------------- ----------------
       2007                 5            $19.75              19%                61%               16%              54%
------------------- ----------------- ---------------- ----------------- ----------------- ----------------- ----------------
       2008                 4            $25.15               8%                69%                9%              63%
------------------- ----------------- ---------------- ----------------- ----------------- ----------------- ----------------
       2009                 1            $24.00               0%                69%                0%              63%
------------------- ----------------- ---------------- ----------------- ----------------- ----------------- ----------------
       2010                 2            $23.46               5%                74%                5%              68%
------------------- ----------------- ---------------- ----------------- ----------------- ----------------- ----------------
       2011                 3            $29.13               3%                77%                4%              73%
------------------- ----------------- ---------------- ----------------- ----------------- ----------------- ----------------
       2012                 0             $0.00               0%                77%                0%              73%
------------------- ----------------- ---------------- ----------------- ----------------- ----------------- ----------------
  2013 & Beyond             3            $27.06              23%               100%               27%             100%
------------------- ----------------- ---------------- ----------------- ----------------- ----------------- ----------------


           PROPERTY MANAGEMENT. The Center Tower Property is managed by South Coast Plaza, which is affiliated with the Center Tower Borrower.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

            ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The parking structure was constructed with the proceeds from a public bond issuance. The deed of trust provides for a first lien on the office tower and a second lien position on the parking structure behind the bond issuance.

         RELEASE OF PARCELS.  Not allowed.

         Certain additional information regarding the Center Tower Loan and the Center Tower Property is set forth on Appendix II hereto.


                                     III-5

------------------------------------------------------------------------------------------------------------------------------------
                                    MORTGAGE LOAN NOS. 3-4 - ALABAMA WAREHOUSE / ARIZONA WAREHOUSE
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------    -------------------------------------------------------------
                         LOAN INFORMATION                                                   PROPERTY INFORMATION
-------------------------------------------------------------------    -------------------------------------------------------------
ORIGINAL BALANCE:            $27,903,224                               SINGLE ASSET/PORTFOLIO:  Portfolio of 2 assets

CUT-OFF DATE BALANCE:        $27,836,444                               PROPERTY TYPE:           Industrial

FIRST PAYMENT DATE:          6/01/2003                                 PROPERTY SUB-TYPE:       Warehouse

INTEREST RATE:               6.450%                                    LOCATION:                Montgomery, AL and Glendale, AZ

AMORTIZATION:                360 months                                YEAR BUILT/RENOVATED:    See table on following page

ARD:                         NAP                                       OCCUPANCY(1) (4):        100.0%

HYPERAMORTIZATION:           NAP                                       SQUARE FOOTAGE(1):       1,460,000

MATURITY DATE:               5/01/2013                                 THE COLLATERAL:          Two single-story warehouse buildings

EXPECTED MATURITY BALANCE:   $24,027,361                               OWNERSHIP INTEREST:      Fee

SPONSOR(S):                  KB Toys Consolidated, Inc.                MAJOR TENANTS            % NRSF    RENT PSF  LEASE EXPIRATION
                                                                       -------------            ------    --------  ----------------
INTEREST CALCULATION:        Actual/360                                Montgomery, AL:           100.0%    $3.50       5/01/2020
                                                                       KB Toys of
                                                                       Massachusetts, Inc.

CALL PROTECTION:             Lockout until the earlier of June 1,      Glendale, AZ:             100.0%    $3.25       5/01/2020
                             2007 or 2 years after the REMIC           KB Toys of
                             "start-up" date, with U.S. Treasury       Massachusetts, Inc.
                             defeasance thereafter. Prepayable
                             without penalty from and after
                             February 1, 2013.

LOAN PER SF(1):              $19.07                                    PROPERTY MANAGEMENT:     KB Toys of Massachusetts, Inc.

UP-FRONT RESERVES(2):        Letter of Credit:       $3,989,672        U/W NET OP. INCOME(1):   $4,273,781

                             RE Tax:                 $82,891           U/W NET CASH FLOW(1):    $3,961,214

ONGOING RESERVES(2):         RE Tax:                 $50,333 /         APPRAISED VALUE(1):      $46,600,000
                                                     month
                                                                       CUT-OFF DATE LTV(1):     59.7%
                             Insurance:              Springing
                                                                       MATURITY DATE LTV(1):    51.6%
                             Capex:                  Springing
                                                                       DSCR(1):                 1.88x
LOCKBOX(3):                  Hard

(1) Loan per SF, Square Footage, Occupancy, U/W Net Op. Income, U/W Net Cash Flow, Appraised Value, Cut-Off Date LTV, Maturity Date LTV and DSCR are all calculated on a combined property basis.

(2) The letter of credit was posted by KB Toys of Massachusetts, Inc., as tenant, and may be drawn upon only if a lease event of default occurs. The borrower is required to escrow 1/12 of annual real estate taxes monthly. The insurance reserve and capex reserve will be waived as long as no loan event of default has occurred and no default has occurred under the lease to KB Toys of Massachusetts, Inc.

(3) Rents are paid directly to a lockbox and used to pay impositions, debt service and capital expenditures, and the excess is released to the borrower. Following any loan event of default, any excess will be paid to lender, for application in its sole discretion.

(4) Occupancy is based on the rent roll dated April 16, 2003.

THE ALABAMA WAREHOUSE / ARIZONA WAREHOUSE LOAN

                  THE LOAN. The third largest loan (the "Alabama Warehouse / Arizona Warehouse Loan"), as evidenced by the Promissory Note (the "Alabama Warehouse / Arizona Warehouse Note"), is secured by a first priority fee Mortgage and Security Agreement (the "Alabama Warehouse Mortgage") encumbering a warehouse in Montgomery, Alabama (the "Montgomery Property") and cross-defaulted with a first priority fee Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the "Arizona Warehouse Mortgage") encumbering a warehouse in Glendale, Arizona (the "Glendale Property"; the Montgomery Property and the Glendale Property, collectively, the "Alabama Warehouse / Arizona Warehouse Property"). The Alabama Warehouse / Arizona Warehouse Loan was originated on April 16, 2003 by or on behalf of Morgan Stanley Mortgage Capital Inc. ("MSMC").

                  THE BORROWER. The borrower is Toys DC South, LLC, a Delaware limited liability company (the "Alabama Warehouse / Arizona Warehouse Borrower") that owns no material asset other than the Alabama Warehouse / Arizona Warehouse Property and related interests. The Alabama Warehouse / Arizona Warehouse Borrower is a wholly-owned, indirect subsidiary of KB Toys, Inc.


                                     III-6

KB Toys, Inc. is 60% owned by Bain Capital, Inc. a global private equity firm. KB Toys is the nation's largest combined mall-based and online specialty toy retailer, operating approximately 1,300 stores.

                  THE PROPERTIES.

                  The Montgomery Property is located in Montgomery, Alabama, in the Westport Industrial Park, at 4919 Westport Boulevard, approximately five miles southwest of the Montgomery central business district. The Montgomery Property was originally constructed in 1999 and consists of a 840,000 square foot, single-story warehouse building, including 12,200 square feet of office area and featuring 45 truck doors, which is 100% leased to KB Toys of Massachusetts, Inc., an affiliate of the sponsor. The Montgomery Property is situated on approximately 77.9 acres and contains 569 parking spaces.

                  The Glendale Property is located in Glendale, Arizona, in the Glendale Harbor Business Park, at 7811 N. Glen Harbor Blvd., approximately 15 miles northwest of downtown Phoenix. The Glendale Property was originally constructed in 1994 and was renovated and expanded in 2000. The Glendale Property consists of a 620,000 square foot, single-story warehouse building, including 8,000 square feet of office area and featuring 42 truck doors, which is 100% leased to KB Toys of Massachusetts, Inc. pursuant to the same lease as applies to the Montgomery Property. The Glendale Property is situated on approximately 32.8 acres and contains 119 parking spaces.

-----------------------------------------------------------------------------------------------------------------------------------
                                                  ORIGINAL
                                               ALLOCATED LOAN
                                               AMT / EXPECTED                     OWNERSHIP    YEAR BUILT/                SQUARE
        PROPERTY               LOCATION       MATURITY BALANCE   PROPERTY TYPE     INTEREST     RENOVATED    OCCUPANCY    FOOTAGE
------------------------- ------------------- ----------------- ---------------- ------------- ------------- ----------- ----------
Montgomery Property       Montgomery,  AL      $16,000,000 /      Industrial         Fee        1999 / NAP       100%    840,000
                                               $13,777,539
------------------------- ------------------- ----------------- ---------------- ------------- ------------- ----------- ----------
Glendale Property         Glendale, AZ         $11,903,224 /      Industrial         Fee       1994 / 2000       100%    620,000
                                               $10,249,822
------------------------- ------------------- ----------------- ---------------- ------------- ------------- ----------- ----------

                  PROPERTY MANAGEMENT. The Alabama Warehouse / Arizona Warehouse Property is currently managed by KB Toys of Massachusetts, Inc., as long as its lease is in effect and may be managed by the Alabama Warehouse / Arizona Warehouse Borrower or an affiliate, a professional management company.

                  MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

                  ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed, except for personal property financing and the letter of credit that was posted by KB Toys of Massachusetts, Inc. with respect to its lease, which is held as additional security for the Alabama Warehouse / Arizona Warehouse Loan.

                  RELEASE OF PARCELS. At any time when the Alabama Warehouse / Arizona Warehouse Borrower may defease the Alabama Warehouse / Arizona Warehouse Loan, it may also partially defease the loan with respect to the Montgomery Property and obtain a release of that property by depositing defeasance collateral equal to $16,000,000, provided, among other things, that (i) the debt service coverage ratio with respect to the remaining property is at least equal to the greater of 1.60x or the debt service coverage ratio of the entire portfolio prior to the release, (ii) the loan-to-value ratio with respect to the remaining property is not greater than 75%, (iii) the lender shall retain a security interest in the $3,989,672 letter of credit posted as initial collateral, or equivalent funds and (iv) a rating agency confirmation is obtained, confirming no downgrade, withdrawal or qualification of the ratings given to the REMIC certificates.

         Certain additional information regarding the Alabama Warehouse /Arizona Warehouse Loan and the Alabama Warehouse / Arizona Warehouse Property is set forth on Appendix II hereto.


                                     III-7

------------------------------------------------------------------------------------------------------------------------------------
                  MORTGAGE LOAN NOS. 5-7 - TROY TECHNOLOGY PARK
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------  -------------------------------------------------------------
                          LOAN INFORMATION                                                 PROPERTY INFORMATION
---------------------------------------------------------------------  -------------------------------------------------------------
ORIGINAL BALANCE:                 $27,000,000                          SINGLE ASSET/PORTFOLIO:      Portfolio of 3 assets

CUT-OFF DATE BALANCE:             $26,765,845                          PROPERTY TYPE:               Industrial

FIRST PAYMENT DATE:               5/01/2003                            PROPERTY SUB-TYPE:           Flex Industrial

INTEREST RATE:                    5.740%                               LOCATION:                    Troy, MI

AMORTIZATION:                     240 months                           YEAR BUILT/RENOVATED:        See table on following page

ARD:                              NAP                                  OCCUPANCY(1) (2):            98.3%

HYPERAMORTIZATION:                NAP                                  SQUARE FOOTAGE:              See table on following page

MATURITY DATE:                    4/01/2023                            THE COLLATERAL:              10 flex industrial buildings
                                                                                                    and 1 office building

EXPECTED MATURITY BALANCE:        $780,149                             OWNERSHIP INTEREST:          Fee

SPONSOR(S):                       Keith Pomeroy

INTEREST CALCULATION:             Actual/360                           MAJOR TENANTS                                       LEASE
                                                                       -------------                 % NRSF    RENT PSF  EXPIRATION
                                                                                                     ------    --------  ----------
CALL PROTECTION:                  Lockout until the earlier of May     Bldg. K   Visteon             100.0%     $13.00   5/31/2005
                                  1, 2007 or 2 years after the                    Corporation
                                  REMIC "start-up" date, with U.S.     North:    General Motors       80.0%     $21.33   12/31/2004
                                  Treasury defeasance permitted                   Corp.
                                  thereafter. The loan is fully        North:    Hutchinson           16.4%     $11.00   6/30/2010
                                  prepayable without penalty from                 Automotive
                                  and after January 1, 2023.                      Extrusion, Inc.

LOAN PER SF(2):                   $62.75                               South:    General Motors       53.5%     $15.45   12/31/2005
                                                                                  Corp.
UP-FRONT RESERVES:                None
                                                                       South:    General Motors       46.5%     $15.45   12/31/2003
ONGOING RESERVES:                 None                                            Corp.

LOCKBOX:                          None
                                                                       PROPERTY MANAGEMENT:         Pomeroy Investment Corp.

                                                                       U/W NET OP. INCOME(2):       $5,075,466

                                                                       U/W NET CASH FLOW(2):        $4,431,793

                                                                       APPRAISED VALUE(2):          $47,900,000

                                                                       CUT-OFF DATE LTV(2):         55.9%

                                                                       MATURITY DATE LTV(2):        1.6%

                                                                       DSCR(2):                     1.95x

(1) Occupancy is based on the rent rolls dated March 12, 2003.

(2) Loan per SF, Occupancy, U/W Net Op. Income, U/W Net Cash Flow, Appraised Value, Cut-off Date LTV, Maturity Date LTV and DSCR are all calculated on a combined property basis.


THE TROY TECHNOLOGY PARK LOANS

      THE LOAN. The fourth largest loan (the "Troy Technology Park Loans") as evidenced by 3 cross-collateralized and cross-defaulted Secured Promissory Notes (the "Troy Technology Park Notes") is secured by 3 first priority Mortgage and Security Agreements (the "Troy Technology Park Mortgages) encumbering 10 flex industrial buildings and 1 office building located in Troy, Michigan (the "Troy Technology Park Properties). The Troy Technology Park Loans were originated on March 11, 2003 by or on behalf of Principal Commercial Funding, LLC, a Delaware limited liability company ("PCF").

       THE BORROWER. The borrowers are related entities, each structured as a Michigan limited liability company (collectively, the "Troy Technology Park Borrowers"). Each of the Troy Technology Park Borrowers owns no material assets other than its respective Troy Technology Park Properties and related interests. Each of the Troy Technology Park Borrowers is a single purpose entity. The co-managing members of each of the Troy Technology Park Borrowers are Pomeroy Troy Associates, a Michigan co-partnership and ESAA Associates Limited Partnership, a Michigan limited partnership.


                                     III-8

       THE PROPERTY. The Troy Technology Park Properties, located in Troy, Michigan, were originally constructed in 1986 and 1987. The Troy Technology Park Properties consist of 10 single story flex industrial buildings and 1 three-story office building and are collectively situated on approximately 30.53 acres.


------------------ ------------------ ---------------------  ---------------- ----------- ------------ ----------- ------------
                                         ORIGINAL LOAN
                                        ALLOCATED AMT. /                                    YEAR
                                       EXPECTED MATURITY                      OWNERSHIP     BUILT/     PHYSICAL      SQUARE
 PROPERTY             COLLATERAL            BALANCE          PROPERTY TYPE     INTEREST    RENOVATED   OCCUPANCY     FOOTAGE
------------------ ------------------ ---------------------- ---------------- ----------- ------------ ----------- ------------
 Troy Technology   Single-story       $1,982,655 / $57,791   Industrial -        Fee       1987 / NAP      100%       42,400
 Park - Bldg. K    flex industrial                             Flex
                   building
------------------ ------------------ ---------------------- --------------- ----------- ------------ ----------- ------------
 Troy Technology   6 Single-story     $14,869,914 / $433,414  Industrial -       Fee      1986 / NAP        96%      201,960
 Park - North      flex industrial                              Flex
                   buildings
------------------ ------------------ ---------------------- --------------- ----------- ------------ ----------- ------------
 Troy Technology   3 Single-story     $9,913,276 / $288,944  Industrial -        Fee      1986 / NAP       100%      182,176
 Park -South       flex industrial                             Flex & Office
                   buildings & 1
                   Three-story
                   office building
------------------ ------------------ ---------------------- --------------- ----------- ------------ ----------- ------------


------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE
--------------------- ----------------- ---------------- ----------------- ----------------- ----------------- ---------------
                                                                                                                CUMULATIVE %
                                                                                                                  OF TOTAL
                                         AVERAGE BASE       % OF TOTAL     CUMULATIVE % OF   % OF TOTAL BASE       RENTAL
                        # OF LEASES       RENT PER SF      SQUARE FEET       SQUARE FEET     RENTAL REVENUES      REVENUES
        YEAR              ROLLING           ROLLING          ROLLING           ROLLING           ROLLING          ROLLING
--------------------- ----------------- ---------------- ----------------- ----------------- ----------------- ---------------
       Vacant                 1              $0.00              2%                 2%                 0%             0%
--------------------- ----------------- ---------------- ----------------- ----------------- ----------------- ---------------
    2003 and MTM              1             $15.45             20%                22%                18%            18%
--------------------- ----------------- ---------------- ----------------- ----------------- ----------------- ---------------
        2004                  1             $21.33             38%                59%                48%            66%
--------------------- ----------------- ---------------- ----------------- ----------------- ----------------- ---------------
        2005                  2             $14.71             33%                92%                29%            95%
--------------------- ----------------- ---------------- ----------------- ----------------- ----------------- ---------------
        2006                  0              $0.00              0%                92%                 0%            95%
--------------------- ----------------- ---------------- ----------------- ----------------- ----------------- ---------------
        2007                  0              $0.00              0%                92%                 0%            95%
--------------------- ----------------- ---------------- ----------------- ----------------- ----------------- ---------------
        2008                  0              $0.00              0%                92%                 0%            95%
--------------------- ----------------- ---------------- ----------------- ----------------- ----------------- ---------------
        2009                  0              $0.00              0%                92%                 0%            95%
--------------------- ----------------- ---------------- ----------------- ----------------- ----------------- ---------------
        2010                  1             $11.00              8%               100%                 5%           100%
--------------------- ----------------- ---------------- ----------------- ----------------- ----------------- ---------------
        2011                  0              $0.00              0%               100%                 0%           100%
--------------------- ----------------- ---------------- ----------------- ----------------- ----------------- ---------------
        2012                  0              $0.00              0%               100%                 0%           100%
--------------------- ----------------- ---------------- ----------------- ----------------- ----------------- ---------------
   2013 & Beyond              0              $0.00              0%               100%                 0%           100%
--------------------- ----------------- ---------------- ----------------- ----------------- ----------------- ---------------


       PROPERTY MANAGEMENT. The Troy Technology Park Properties are managed by Pomeroy Investment Corp., which is affiliated with the Troy Technology Park Borrowers.

       MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

       ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

       RELEASE OF PARCELS.  Not allowed.

        Certain additional information regarding the Troy Technology Park Loan and the Troy Technology Park Properties is set forth on Appendix II hereto.


                                     III-9

------------------------------------------------------------------------------------------------------------------------------------
                                                 MORTGAGE LOAN NO. 8 - 1333 BROADWAY
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------     -------------------------------------------------------------
                        LOAN INFORMATION                                                    PROPERTY INFORMATION
------------------------------------------------------------------     -------------------------------------------------------------
ORIGINAL BALANCE:               $25,750,000                            SINGLE ASSET/PORTFOLIO:  Single Asset

CUT-OFF DATE BALANCE:           $25,667,184                            PROPERTY TYPE:           Office

FIRST PAYMENT DATE:             6/01/2003                              PROPERTY SUB-TYPE:       Urban

INTEREST RATE:                  5.175%                                 LOCATION:                Oakland, CA

AMORTIZATION:                   360 months                             YEAR BUILT/RENOVATED:    1972 / 1997-2000

ARD:                            NAP                                    OCCUPANCY(2):            92.1%

HYPERAMORTIZATION:              NAP                                    SQUARE FOOTAGE:          238,392

MATURITY DATE:                  5/01/2010                              THE COLLATERAL:          One 10-story class A office building

EXPECTED MATURITY BALANCE:      $22,926,724                            OWNERSHIP INTEREST:      Fee

SPONSOR(S):                     Michael Halper

INTEREST CALCULATION:           Actual/360
                                                                                                                        LEASE
                                                                       MAJOR TENANTS            % NRSF      RENT PSF    EXPIRATION
CALL PROTECTION:                Lockout until the earlier of           -------------            ------      --------    ----------
                                June 1, 2007 or 2 years after          Providian Bancorp         61.4%       $25.11     5/30/2007
                                the REMIC "start-up" date, with         Services
                                U.S. Treasury defeasance
                                thereafter. The loan is fully          LCI Construction           5.2%       $37.00     3/31/2008
                                prepayable without penalty from
                                and after May 1, 2010.                 Zions First National       4.9%       $20.24     8/31/2013
                                                                        Bank(3)

LOAN PER UNIT:                  $107.67                                PROPERTY MANAGEMENT:     Insignia/ESG., Inc.

UP-FRONT RESERVES:              RE Tax:        $72,500                 U/W NET OP. INCOME:      $3,280,128

                                Insurance:     $151,146                U/W NET CASH FLOW:       $3,010,972

                                Capex:         $3,973                  APPRAISED VALUE:         $36,900,000

                                TI/LC:         $16,668                 CUT-OFF DATE LTV:        69.6%

ONGOING RESERVES:               RE Tax:        $36,250 / month         MATURITY DATE LTV:       62.1%

                                Insurance:     $12,596 / month         DSCR:                    1.78x

                                Capex:         $3,973 / month

                                TI/LC:         $16,667 / month

LOCKBOX(1):                     Springing to Hard

(1) A Hard Lockbox is triggered upon (a) an event of default, (b) a bankruptcy of the borrower or the property manager, (c) the DSCR falling below 1.15x, or (d) failure of Providian Bancorp Services to renew its lease. Under a Hard Lockbox, the borrower is required to sweep money daily from the clearing bank to a cash management account controlled by the lender.

(2) Occupancy is based on the rent roll dated March 15, 2003.

(3) Assumes that Zions First National Bank (rated A- by Fitch / BBB+ by S&P / A2 by Moody's) accepts 3,218 sf in additional space as required in their lease.


THE 1333 BROADWAY LOAN

     THE LOAN. The fifth largest loan (the "1333 Broadway Loan") as evidenced by a promissory note is secured by a first priority mortgage on the 1333 Broadway office building located in Oakland, California (the "1333 Broadway Property"). The 1333 Broadway Loan was originated on May 1, 2003 by Bear Stearns Commercial Mortgage, Inc. ("BSCMI").

     THE BORROWER. The borrower is 1333 Broadway Associates, LLC, (the "1333 Broadway Borrower"), that owns no material assets other than the 1333 Broadway Property and related interests. The 1333 Broadway Borrower is a single purpose entity with a managing member having an independent director. A non-consolidation opinion was delivered at closing. The sponsor is Michael Halper, with nearly 20 years of real estate experience, who owns and operates ATC Partners, LLC ("ATC"), an office and industrial property leasing and management company. Since 1992, ATC has acquired approximately 1.7 million square feet of office and industrial properties valued at approximately over $250 million.


                                     III-10

     THE PROPERTY. The 1333 Broadway Property was originally constructed in 1972 and consists of a one-building, 10-story, multi-tenant Class A office facility containing 238,392 square feet of net rentable area on a 0.94-acre parcel of land. The building is located in downtown Oakland's City Center area and is situated above the 12th Street BART mass transit station at Broadway. The 12th Street BART station serves as the hub of the BART network and is the primary transfer point for all five of the BART lines to the East Bay, San Francisco, and the Peninsula locations. The 1333 Broadway building contains approximately 212,328 sf of office space, 16,959 sf of retail space, and 9,105 sf of storage space and has average floor plates of approximately 22,235 square feet which offers flexibility to a wide variety of tenants. Four of the building's floors are multi-tenanted with suites ranging from approximately 805 to 10,031 square feet and the other six floors are currently leased to a single tenant, Providian Bancorp Services (rated `B' S&P and Fitch / `B2' Moody's), pursuant to a lease that expires May 30, 2007. Providian has reportedly invested approximately $20 million into their space in the form of improvements and equipment. Approximately 95% of the building's space has been upgraded with new tenant interiors and common areas over the past two years. A GAP store and California Federal Bank (now Citicorp) occupy ground level retail spaces. The building is currently approximately 92% leased.

------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
                             # OF        AVERAGE BASE      % OF TOTAL    CUMULATIVE %    % OF TOTAL BASE    CUMULATIVE % OF
                            LEASES     RENT PER SQUARE    SQUARE FEET      OF SQUARE     RENTAL REVENUES      TOTAL RENTAL
          YEAR              ROLLING      FEET ROLLING       ROLLING      FEET ROLLING        ROLLING        REVENUES ROLLING
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
         Vacant               13            $0.00               8%             8%                0%                  0%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
      2003 and MTM             3           $24.34               1%             9%                1%                  1%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2004                 2           $30.18               4%            13%                5%                  6%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2005                 1           $33.00               1%            14%                1%                  7%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2006                 1           $17.38               1%            15%                1%                  8%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2007                12           $25.13              63%            77%               66%                 74%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2008                 6           $28.77              14%            91%               17%                 91%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2009                 3           $28.73               3%            95%                4%                 95%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2010                 0            $0.00               0%            95%                0%                 95%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2011                 0            $0.00               0%            95%                0%                 95%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2012                 0            $0.00               0%            95%                0%                 95%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
     2013 & Beyond             3           $20.80               5%           100%                5%                100%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------


     PROPERTY MANAGEMENT. The 1333 Broadway Property is managed by Insignia/ESG., Inc. The management agreement is subject and subordinate to the 1333 Broadway loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS.  Not allowed.

     Certain additional information regarding the 1333 Broadway Loan and the 1333 Broadway Property is set forth on Appendix II hereto.


                                     III-11

------------------------------------------------------------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 9 - 516 WEST 34TH STREET
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------    --------------------------------------------------------------
                         LOAN INFORMATION                                                  PROPERTY INFORMATION
------------------------------------------------------------------    --------------------------------------------------------------
ORIGINAL BALANCE:             $23,000,000                             SINGLE                 Single Asset
                                                                      ASSET/PORTFOLIO:
CUT-OFF DATE BALANCE:         $23,000,000
                                                                      PROPERTY TYPE:         Office
FIRST PAYMENT DATE:           7/01/2003
                                                                      PROPERTY SUB-TYPE:     Urban
INTEREST RATE:                4.680%
                                                                      LOCATION:              New York, NY
AMORTIZATION:                 Interest only until June 1, 2009;
                              principal and interest in the           YEAR BUILT/RENOVATED:  1910 / 2002
                              combined amount of $119,010
                              beginning July 1, 2009.                 OCCUPANCY(3):          96.4%

ARD:                          NAP                                     SQUARE FOOTAGE:        264,443

HYPERAMORTIZATION:            NAP                                     THE COLLATERAL:        12-story office building

MATURITY DATE:                6/01/2013                               OWNERSHIP INTEREST:    Fee

EXPECTED MATURITY BALANCE:    $21,555,203

SPONSOR(S):                   Patricia Bauman & The Estate of
                                                                                                                             LEASE
                              Viola Goldberg                          MAJOR TENANTS               % NRSF      RENT PSF    EXPIRATION
                                                                      -------------               ------      --------    ----------
INTEREST CALCULATION:         Actual/360                              Coach, Inc.(4)              60.5%        $23.99      6/30/2015

                                                                      Otis Elevator Company       18.6%        $26.12      5/31/2012

                                                                      Forest Electric              9.5%        $20.00      6/30/2012
CALL PROTECTION:              Lockout until the earlier of June
                              30, 2006 or 2 years after the
                              REMIC "start-up" date with U.S.
                              Treasury defeasance thereafter.
                              The loan is fully prepayable
                              without penalty from and after
                              May 1, 2013.

                                                                      PROPERTY MANAGEMENT:   George Comfort & Sons, Inc.

                                                                      U/W NET OP. INCOME:    $3,756,319

LOAN PER SF:                  $86.98                                  U/W NET CASH FLOW:     $3,361,679

UP-FRONT RESERVES:            RE Tax:         $66,545                 APPRAISED VALUE:       $44,000,000

                              Insurance:      $31,369                 CUT-OFF DATE LTV:      52.3%

                              Capex:          $4,407                  MATURITY DATE LTV:     49.0%

ONGOING RESERVES(1):          RE Tax:         $66,545 / month         DSCR:                  2.35x

                              Insurance:      $4,481 / month

                              Capex:          $4,407 / month

LOCKBOX(2):                   Soft to Hard

(1) The monthly Capex amount of $4,407 is subject to a cap of $160,695.

(2) A Hard Lockbox trigger event is defined as (a) any event of default, (b) bankruptcy of the borrower or property manager, (c) the lender's determination that the debt service coverage ratio is less than 1.15x based on the preceding 6 months annualized or (d) the commencement of litigation between the tenant-in-common borrowers.

(3) Occupancy is based on the rent roll dated April 3, 2003.

(4) 898 sf of the Coach, Inc. space expires on January 30, 2018.

THE 516 WEST 34TH STREET LOAN

     THE LOAN. The sixth largest loan (the "516 West 34th Street Loan") as evidenced by a promissory note is secured by a first priority mortgage on the 516 West 34th Street office property located in New York, New York (the "516 West 34th Street Property"). The 516 West 34th Street Loan was originated on May 30, 2003 by Bear Stearns Commercial Mortgage, Inc. ("BSCMI").

     THE BORROWER. The borrower is comprised of two tenant-in-common entities ("TIC"), Goldberg 34th Street, LLC and Bauman 34th Street, LLC, each of which owns a 50% interest in the 516 West 34th Street Property and conforms to lender's single-purpose, bankruptcy remote criteria (collectively, the "516 West 34th Street Borrower"). The 516 West 34th Street Borrower owns no material asset other than the 516 West 34th Street Property and related interests.

              THE PROPERTY. The 516 West 34th Street Property, located in New York City, is a 264,443 square foot, 12-story office building located on the south side of West 34th Street between 10th and 11th Avenues. The property is situated approximately one block east of the Jacob K. Javits Convention Center and approximately two blocks west of Pennsylvania Station, which serves as a terminal for


                                     III-12

Amtrak, the Long Island Railroad, New Jersey Transit and the E, F, 1, 2 and 9 subway trains. The 516 West 34th Street Property's largest tenant is Coach, Inc., which has been at the premises for approximately 30 years and utilizes this space as their corporate headquarters and Manhattan showroom. Approximately 87% of the total occupied Coach space is guaranteed by Sara Lee Corp. (rated `A+' S&P / `A' Fitch / `A3' Moody's) on a long term lease that does not expire until 2015. Common areas were recently re-finished, with over $4 million in capital improvements occurring over the last three years.

------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE
---------------------- --------------- ----------------- --------------- -------------- ------------------ -------------------
                                         AVERAGE BASE      % OF TOTAL    CUMULATIVE %    % OF TOTAL BASE    CUMULATIVE % OF
                        # OF LEASES    RENT PER SQUARE    SQUARE FEET      OF SQUARE     RENTAL REVENUES      TOTAL RENTAL
        YEAR              ROLLING        FEET ROLLING       ROLLING      FEET ROLLING        ROLLING        REVENUES ROLLING
---------------------- --------------- ----------------- --------------- -------------- ------------------ -------------------
      Vacant                      1            $0.00           4%                4%               0%                0%
---------------------- -------------- ----------------- --------------- ----------------- ----------------- -----------------
   2003 and MTM                   0            $0.00           0%                4%               0%                0%
---------------------- -------------- ----------------- --------------- ----------------- ----------------- -----------------
       2004                       1            $8.50           8%               11%               3%                3%
---------------------- -------------- ----------------- --------------- ----------------- ----------------- -----------------
       2005                       0            $0.00           0%               11%               0%                3%
---------------------- -------------- ----------------- --------------- ----------------- ----------------- -----------------
       2006                1 (sign)       $40,000.00           0%               11%               1%                4%
---------------------- -------------- ----------------- --------------- ----------------- ----------------- -----------------
       2007                       0            $0.00           0%               11%               0%                4%
---------------------- -------------- ----------------- --------------- ----------------- ----------------- -----------------
       2008             1 (antenna)        $5,700.00           0%               11%               0%                4%
---------------------- -------------- ----------------- --------------- ----------------- ----------------- -----------------
       2009                       0            $0.00           0%               11%               0%                4%
---------------------- -------------- ----------------- --------------- ----------------- ----------------- -----------------
       2010                       0            $0.00           0%               11%               0%                4%
---------------------- -------------- ----------------- --------------- ----------------- ----------------- -----------------
       2011                       0            $0.00           0%               11%               0%                4%
---------------------- -------------- ----------------- --------------- ----------------- ----------------- -----------------
       2012                       2           $24.06          28%               39%              30%               34%
---------------------- -------------- ----------------- --------------- ----------------- ----------------- -----------------
  2013 & Beyond                   4           $23.99          61%              100%              66%              100%
---------------------- -------------- ----------------- --------------- ----------------- ----------------- -----------------

                  PROPERTY MANAGEMENT. The 516 West 34th Street Property is managed by George Comfort & Sons, Inc., which has managed this property for the principals of the 516 West 34th Street Borrower for approximately 45 years and is one of New York's oldest real estate firms currently in its ninth decade of existence. They currently manage nine million square feet of commercial property, half of which is owned by the company. The management agreement is subject and subordinate to the 516 West 34th Street Loan.

                  MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

                  ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

                  RELEASE OF PARCELS.  Not allowed.

                  Certain additional information regarding the 516 West 34th Street Loan and the 516 West 34th Street Property is set forth on Appendix II hereto.


                                     III-13

------------------------------------------------------------------------------------------------------------------------------------
                                             LOAN NO. 10 - ITT GILFILLAN BUILDING
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------    ---------------------------------------------------------------
                      LOAN INFORMATION                                            PROPERTY INFORMATION
-------------------------------------------------------------    ---------------------------------------------------------------
ORIGINAL BALANCE:            $22,300,000                         SINGLE                   Single Asset
                                                                 ASSET/PORTFOLIO:
CUT-OFF DATE BALANCE:        $22,100,640
                                                                 PROPERTY TYPE:           Industrial
FIRST PAYMENT DATE:          5/01/2003
                                                                 PROPERTY SUB-TYPE:       Flex Industrial
INTEREST RATE:               5.500%
                                                                 LOCATION:                Van Nuys, CA
AMORTIZATION:                240 months
                                                                 YEAR BUILT/RENOVATED:    1960, 1967, 2003 / 2003
ARD:                         NAP
                                                                 OCCUPANCY(3):            100.0%
HYPERAMORTIZATION:           NAP
                                                                 SQUARE FOOTAGE:          278,077
MATURITY DATE:               4/01/2013
                                                                 THE COLLATERAL:          Two flex industrial buildings
EXPECTED MATURITY BALANCE:   $14,427,025
                                                                 OWNERSHIP INTEREST:      Fee
SPONSOR(S):                  Bruce Kessler, Richard
                             Kessler, and Ron Kessler

                                                                 MAJOR TENANTS            % NRSF     RENT PSF       LEASE EXPIRATION
INTEREST CALCULATION:        Actual/360                          -------------            ------     --------       ----------------
                                                                 ITT Industries, Inc.     100.0%      $13.60        1/31/2013
                                                                  ("ITT")
CALL PROTECTION:             Lockout until the later of
                             March 11, 2006 or 2 years
                             after the REMIC "start-up"
                             date, with U.S. Treasury
                             defeasance thereafter. The
                             loan is fully prepayable
                             without penalty from or
                             after January 1, 2013.
                                                                 PROPERTY MANAGEMENT:     Matrix Realty Group
LOAN PER UNIT:               $79.48
                                                                 U/W NET OP. INCOME:      $3,450,678
UP-FRONT RESERVES(1):        TI/LC:          $3,556,669
                                                                 U/W NET CASH FLOW:       $3,217,093
ONGOING RESERVES(2):         TI/LC:          Springing
                                                                 APPRAISED VALUE:         $35,500,000
LOCKBOX:                     None
                                                                 CUT-OFF DATE LTV:        62.3%

                                                                 MATURITY DATE LTV:       40.6%

                                                                 DSCR:                    1.75x

(1) An aggregate TI/LC impound of $3,556,669 was collected at loan closing and will be utilized as follows: Building A: $1,328,503 for "renovation/retrofit" work and $245,900 for the "roof allowance" specified within the "Alternates and Additions Allowance" within the ITT lease; Building B: $1,982,266 into a TI/LC account to reimburse borrower sums paid to ITT in connection with ITT's work on Building B. These amounts will be released as such work is completed based upon (a) invoices submitted by ITT,
    (b) a sworn contractor's statement, (c) borrower's certification, and (d) inspection.

(2) Commencing on 8/01/2011 (18 months prior to the ITT lease expiration), if the ITT lease has not been renewed for a minimum 5-year term, pursuant to the lease terms, the borrower is to commence monthly impounds of $195,000 into a TI/LC account. In lieu of monthly impounds, a letter of credit in the amount of $3,510,000 ($12.62 psf) payable to Lender will be acceptable.

(3) Occupancy is based on the rent roll dated March 4, 2003.

THE ITT GILFILLAN BUILDING LOAN

    THE LOAN. The seventh largest loan (the "ITT Gilfillan Building Loan") as evidenced by a Promissory Note (the "ITT Gilfillan Building Note") is secured by a first priority Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement and Fixture Filing (the "ITT Gilfillan Building Deed of Trust") encumbering 2 single-story buildings located in Van Nuys, California (collectively, the "ITT Gilfillan Building Property"). The ITT Gilfillan Building Loan was originated on March 11, 2003 by Wells Fargo Bank, National Association.

    THE BORROWER. The borrower is Orion Real Estate Investors, LP, a Delaware limited partnership (the "ITT Gilfillan Building Borrower") that owns no material assets other than the ITT Gilfillan Building Property and related interests. The ITT Gilfillan Building Borrower is a single purpose entity. The entity is owned 1% by Stagg Street Investors, Inc., a Delaware corporation ("Stagg"), the general partner, and 99% owned by Homer Company, a California general partnership (limited partner). The ITT Gilfillan Building Borrower's general partner is also a single purpose entity. The Richard and Patricia Kessler Family Trust (44%) is a stockholder of Stagg, and Richard D. Kessler is a trustee of such trust. The Kessler Living Trust (44%) is also a stockholder of Stagg, and Bruce M. Kessler is a trustee of such trust. The key persons are Bruce M. Kessler, Richard D. Kessler, Stephen Kessler and Ronald A. Kessler, and the carveout guarantors are Richard D. Kessler and Bruce M. Kessler.

    THE PROPERTY. The ITT Gilfillan Building Property is located in Van Nuys, California, and consists of 2 single story (although, Building B contains a mezzanine level) flex industrial buildings totaling 278,077 square feet with 39% office build-


                                     III-14
out. Building A contains 109,377 square feet (66% office finish) and was constructed in 1960 and 1967 and completely refurbished in 2003 with construction standards consistent with Building B. Renovations to Building A included new exterior wall treatments, the addition of several windows, new paint and landscaping, and a completely renovated interior. Building B was constructed in 2003, and contains 168,700 square feet (22% office). Buildings A&B are connected by a 600 square foot enclosed walkway. The ITT Gilfillan Building Property is 100% occupied by ITT Industries Inc. The ITT Gilfillan Building Property is situated on approximately 15.1 acres, and contains 573 parking spaces.

--------------------------------------------------------------------------------------------------------------
                                           LEASE ROLLOVER SCHEDULE
----------------- ------------ ---------------- -------------- ------------ ----------------- ----------------
                                                               CUMULATIVE                      CUMULATIVE %
                                AVERAGE BASE                      % OF                           OF TOTAL
                     # OF         RENT PER       % OF TOTAL      SQUARE     % OF TOTAL BASE       RENTAL
                    LEASES       SQUARE FEET     SQUARE FEET      FEET      RENTAL REVENUES      REVENUES
      YEAR          ROLLING        ROLLING         ROLLING       ROLLING        ROLLING           ROLLING
----------------- ------------ ---------------- -------------- ------------ ----------------- ----------------
     Vacant            0            $0.00              0%           0%              0%              0%
----------------- ------------ ---------------- -------------- ------------ ----------------- ----------------
      2003             0            $0.00              0%           0%              0%              0%
----------------- ------------ ---------------- -------------- ------------ ----------------- ----------------
      2004             0            $0.00              0%           0%              0%              0%
----------------- ------------ ---------------- -------------- ------------ ----------------- ----------------
      2005             0            $0.00              0%           0%              0%              0%
----------------- ------------ ---------------- -------------- ------------ ----------------- ----------------
      2006             0            $0.00              0%           0%              0%              0%
----------------- ------------ ---------------- -------------- ------------ ----------------- ----------------
      2007             0            $0.00              0%           0%              0%              0%
----------------- ------------ ---------------- -------------- ------------ ----------------- ----------------
      2008             0            $0.00              0%           0%              0%              0%
----------------- ------------ ---------------- -------------- ------------ ----------------- ----------------
      2009             0            $0.00              0%           0%              0%              0%
----------------- ------------ ---------------- -------------- ------------ ----------------- ----------------
      2010             0            $0.00              0%           0%              0%              0%
----------------- ------------ ---------------- -------------- ------------ ----------------- ----------------
      2011             0            $0.00              0%           0%              0%              0%
----------------- ------------ ---------------- -------------- ------------ ----------------- ----------------
      2012             0            $0.00              0%           0%              0%              0%
----------------- ------------ ---------------- -------------- ------------ ----------------- ----------------
 2013 & Beyond         1           $13.60            100%         100%            100%            100%
----------------- ------------ ---------------- -------------- ------------ ----------------- ----------------

    PROPERTY MANAGEMENT. The ITT Gilfillan Building Property has been managed by Matrix Realty Group, which is an affiliate of the ITT Gilfillan Building Borrower, since 1998.

    MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

    ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

    RELEASE OF PARCELS.  Not allowed.

    Certain additional information regarding the ITT Gilfillan Building Loan and the ITT Gilfillan Building Property is set forth on Appendix II hereto.


                                     III-15

------------------------------------------------------------------------------------------------------------------------------------
                                              MORTGAGE LOAN NO. 11 - HERITAGE PAVILION
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------      -----------------------------------------------------------
                          LOAN INFORMATION                                                   PROPERTY INFORMATION
-------------------------------------------------------------------      -----------------------------------------------------------
ORIGINAL BALANCE:            $21,500,000                                 SINGLE ASSET/PORTFOLIO:   Single Asset

CUT-OFF DATE BALANCE:        $21,500,000                                 PROPERTY TYPE:            Retail

FIRST PAYMENT DATE:          8/01/2003                                   PROPERTY SUB-TYPE:        Anchored

INTEREST RATE:               4.460%                                      LOCATION:                 Smyrna, GA

AMORTIZATION:                Interest Only                               YEAR BUILT/RENOVATED:     1995 / NAP

ARD:                         NAP                                         OCCUPANCY(3):             100.0%

HYPERAMORTIZATION:           NAP                                         SQUARE FOOTAGE:           262,933

MATURITY DATE:               7/01/2009                                   THE COLLATERAL:           Multi-tenant, anchored retail
                                                                                                   power center

EXPECTED MATURITY BALANCE:   $21,500,000                                 OWNERSHIP INTEREST:       Fee

SPONSOR(S):                  Inland Retail Real Estate Limited
                             Partnership

INTEREST CALCULATION:        30/360                                                                                         LEASE
                                                                         MAJOR TENANTS              % NRSF     RENT PSF   EXPIRATION
                                                                         -------------              ------     --------   ----------
CALL PROTECTION:             Lockout until three years from the          TJ Maxx                    19.2%       $8.50     8/31/2010
                             closing date.  In connection with any
                             prepayment, the borrower must pay a         Media Play/Music Land      18.5%       $10.00    1/31/2016
                             premium equal to the greater of a           Group
                             yield maintenance premium and 1% of
                             the principal balance if prepayment         Rhodes                     16.3%       $11.00    8/31/2015
                             occurs prior to June 1, 2009.
                                                                         Marshall's                 11.7%       $11.25    1/31/2011
LOAN PER SF:                 $81.77

UP-FRONT RESERVES:           None                                        PROPERTY MANAGEMENT:      Inland Southern Management Corp.

ONGOING RESERVES(1):         RE Tax:             Springing               U/W NET OP. INCOME:       $2,946,064

                             Insurance:          Springing               U/W NET CASH FLOW:        $2,766,670

                             Cap Ex:             Springing               APPRAISED VALUE:          $40,000,000

LOCKBOX(2):                  Springing to Soft then to Hard              CUT-OFF DATE LTV:         53.8%

                                                                         MATURITY DATE LTV:        53.8%

                                                                         DSCR:                     2.89x

(1) Tax and insurance reserves spring if the borrower fails to provide evidence of payment. Cap Ex reserve springs if any required repairs are not completed within six months of closing or if the borrower fails to provide evidence of property maintenance.

(2) Soft Lockbox is setup upon (a) an event of default, (b) a bankruptcy of the borrower or the property manager, or (c) the DSCR falling below 1.25x. Thereafter, if (a) an event of default occurs, or (b) borrower or property manager is bankrupt or insolvent, or (c) the DSCR falls below 1.15x, the borrower is required to sweep money daily from the clearing bank to a cash management account controlled by the lender.

(3) Occupancy is based upon a rent roll dated April 9, 2003.

THE HERITAGE PAVILION LOAN

     THE LOAN. The eighth largest loan (the "Heritage Pavilion Loan") is evidenced by a promissory note and secured by a first priority deed to secure debt on the Heritage Pavilion retail property located in Smyrna, Georgia (the "Heritage Pavilion Property"). The Heritage Pavilion Loan was originated on June 19, 2003 by Bear Stearns Commercial Mortgage, Inc. ("BSCMI").

           THE BORROWER. The borrower is Inland Southeast Heritage, L.L.C., a single member Delaware limited liability company (the "Heritage Pavilion Borrower") that owns no material assets other than the Heritage Pavilion Property. The Heritage Pavilion Borrower is wholly owned by Inland Retail Real Estate Limited Partnership which is controlled by Inland Retail Real Estate Trust, Inc. (IRRETI) which had total assets of approximately $2.3 billion as of March 31, 2003. The Inland Group, Inc. is the parent company whose principals formed Inland Retail Real Estate Trust, Inc. as well as many of the affiliated and advisory groups involved in various


                                     III-16
real estate activities. The Inland Group, Inc. together with its subsidiaries and affiliates, is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, syndication, renovation, construction finance and other related services. As of April 2003, the Inland Group employed over 800 people, managed over $4 billion in assets, and managed over 50 million square feet of retail and other commercial property. Among the affiliates of The Inland Group is the largest property management firm in Illinois and one of the largest commercial real estate and mortgage banking firms in the Midwest.

     THE PROPERTY. The Heritage Pavilion Property, originally constructed in 1995, consists of a 262,933 square foot anchored power center with 10 tenants and is anchored by TJ Maxx, Media Play, Rhodes Stores, and Marshall's. The property is situated on the northwest corner of US-41 and Cumberland Boulevard in Smyrna, Georgia. US-41 is the main retail thoroughfare in Smyrna and is located approximately 11 miles northwest of Atlanta's CBD. According to the Georgia Department of Transportation, the 2002 average daily traffic going by Heritage Pavilion on US 41 was 42,700 vehicles per day. TJX Companies (rated `A' by S&P / `A3' Moody's) leases approximately 31% of the property's gross leasable area through TJ Maxx, the largest tenant, and Marshall's, the fourth largest tenant. Other tenants at the property include PETsMART, Cost Plus and Michael's Stores. The center is currently 100% occupied.


------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE
------------------------ ------------------ ----------------- ------------------ ------------------ ----------------- --------------
                                                                                                                       CUMULATIVE %
                                                                                                                         OF TOTAL
                                              AVERAGE BASE       % OF TOTAL       CUMULATIVE % OF   % OF TOTAL BASE       RENTAL
                            # OF LEASES     RENT PER SQUARE      SQUARE FEET        SQUARE FEET     RENTAL REVENUES      REVENUES
         YEAR                 ROLLING         FEET ROLLING         ROLLING            ROLLING           ROLLING           ROLLING
------------------------ ------------------ ----------------- ------------------ ------------------ ----------------- --------------
         Vacant                   0               $0.00                0%                 0%                0%               0%
------------------------ ------------------ ----------------- ------------------ ------------------ ----------------- --------------
      2003 and MTM                0               $0.00                0%                 0%                0%               0%
------------------------ ------------------ ----------------- ------------------ ------------------ ----------------- --------------
          2004                    0               $0.00                0%                 0%                0%               0%
------------------------ ------------------ ----------------- ------------------ ------------------ ----------------- --------------
          2005                    1              $17.00                3%                 3%                5%               5%
------------------------ ------------------ ----------------- ------------------ ------------------ ----------------- --------------
          2006                    0               $0.00                0%                 3%                0%               5%
------------------------ ------------------ ----------------- ------------------ ------------------ ----------------- --------------
          2007                    1           $19,200(1)            0%(1)                 3%                1%               5%
------------------------ ------------------ ----------------- ------------------ ------------------ ----------------- --------------
          2008                    0               $0.00                0%                 3%                0%               5%
------------------------ ------------------ ----------------- ------------------ ------------------ ----------------- --------------
          2009                    0               $0.00                0%                 3%                0%               5%
------------------------ ------------------ ----------------- ------------------ ------------------ ----------------- --------------
          2010                    3              $13.22               34%                37%               36%              41%
------------------------ ------------------ ----------------- ------------------ ------------------ ----------------- --------------
          2011                    2              $13.12               18%                55%               19%              60%
------------------------ ------------------ ----------------- ------------------ ------------------ ----------------- --------------
          2012                    0               $0.00                0%                55%                0%              60%
------------------------ ------------------ ----------------- ------------------ ------------------ ----------------- --------------
     2013 & Beyond                3              $11.08               45%               100%               40%             100%
------------------------ ------------------ ----------------- ------------------ ------------------ ----------------- --------------

(1) Base rent is associated with an ATM unit that has no measurable square footage.

         PROPERTY MANAGEMENT. The Heritage Pavilion Property is managed by Inland Southern Management Corp. which is affiliated with the Heritage Pavilion Borrower.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

         RELEASE OF PARCELS. Not allowed.

         Certain additional information regarding the Heritage Pavilion Loan and the Heritage Pavilion Property is set forth on Appendix II hereto.


                                     III-17

--------------------------------------------------------------------------------------------------------------------------------
                                          MORTGAGE LOAN NO. 12 - REXMERE VILLAGE MHC
--------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------    ---------------------------------------------------------------
                      LOAN INFORMATION                                                PROPERTY INFORMATION
-------------------------------------------------------------    ---------------------------------------------------------------
ORIGINAL BALANCE:            $19,500,000                         SINGLE                  Single Asset
                                                                 ASSET/PORTFOLIO:

CUT-OFF DATE BALANCE:        $19,500,000                         PROPERTY TYPE:          Manufactured Housing Community

FIRST PAYMENT DATE:          6/01/2003                           PROPERTY SUB-TYPE:      Manufactured Housing Community

INTEREST RATE:               5.050%                              LOCATION:               Davie, FL

AMORTIZATION:                Interest only                       YEAR BUILT/RENOVATED:   1972 / 1995

ARD:                         NAP                                 OCCUPANCY(1):           97.7%

HYPERAMORTIZATION:           NAP                                 UNITS:                  774

MATURITY DATE:               5/01/2013                           THE COLLATERAL:         774 space, all age, and doublewide
                                                                                         manufactured housing community

EXPECTED MATURITY BALANCE:   $19,500,000                         OWNERSHIP INTEREST:     Fee

SPONSOR(S):                  James M. Dale and Bonnie L.         PROPERTY MANAGEMENT:    James M. Dale
                             Dale

INTEREST CALCULATION:        Actual/360                          U/W NET OP. INCOME:     $3,143,000

CALL PROTECTION:             Lockout until the later of          U/W NET CASH FLOW:      $3,104,300
                             April 23,2006 or 2 years after
                             REMIC "start-up" date, with
                             U.S. Treasury defeasance
                             thereafter. Prepayable without
                             penalty from and after January
                             1, 2013.
                                                                 APPRAISED VALUE:        $39,900,000

                                                                 CUT-OFF DATE LTV:       48.9%

                                                                 MATURITY DATE LTV:      48.9%

LOAN PER UNIT:               $25,193.80                          DSCR:                   3.11x

UP-FRONT RESERVES:           None

ONGOING RESERVES:            None

LOCKBOX:                     None


(1) Occupancy is based on the rent roll dated March 31, 2003.

THE REXMERE VILLAGE MHC LOAN

     THE LOAN. The ninth largest loan (the "Rexmere Village MHC Loan") as evidenced by a Promissory Note (the "Rexmere Village MHC Note") is secured by a first priority Mortgage and Absolute Assignment of Rents and Leases and Security Agreement (and fixture filing) (the "Rexmere Village MHC Mortgage") encumbering one manufactured home community, aggregating 774 home sites, and underlying land (the "Rexmere Village MHC Property"). The Rexmere Village MHC Mortgage encumbers the fee interest in the Rexmere Village MHC Property. The Rexmere Village MHC Loan was originated on April 23, 2003 by Wells Fargo Bank, National Association.

     THE BORROWER. The borrower is James M. Dale, Trustee of the James M. Dale Living Trust U/D/T August 25, 1986 and Restated May 13, 1997 (the "Rexmere Village MHC Borrower"). The Rexmere Village MHC Borrower is not a single purpose entity. The Trust is a revocable trust with James Dale as both its Trustee and Trustor. Mr. Dale's wife, Bonnie Dale, is the Successor Trustee of the Trust. The key persons and carveout guarantors are James and Bonnie Dale.

     THE PROPERTY. The Rexmere Village MHC Property is located in Davie, Florida, in Broward County, 25 miles to the northwest of the Miami Central Business District (CBD) and about 9 miles west of the Fort Lauderdale CBD. The Rexmere Village MHC Property was constructed in 1972, renovated in 1995, and consists of 774 doublewide mobile home sites situated on a 147.5-acre site. The community has six lot types: Standard (422), Estate (145), Corner (91), Canal
(49), Partial Lake (6) and Lake (61). Each home site is individually metered for electrical, water and sewer usage. The subject's amenity package includes a clubhouse, exercise room, activity room, sauna, basketball court, shuffleboard court, horseshoe pits, children's play areas,


                                     III-18
storage area for RVs, boats, and travel trailers, and an 18-acres recreational lake. The subject area is a middle class, suburban, bedroom community with adequate linkages locally and regionally. As a largely built-out neighborhood, the area has limited vacant land. The nearby Atlantic Ocean affords area residents the customary beach, boating, fishing, and other water-related activities. The Rexmere Village MHC Property is currently 97.7% occupied.

     PROPERTY MANAGEMENT. The Rexmere Village MHC Property is managed by James
M. Dale, a key person of the Rexmere Village MHC Borrower. There is no management agreement in place.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS.  Not allowed.

     Certain additional information regarding the Rexmere Village MHC Loan and the Rexmere Village MHC Property is set forth on Appendix II hereto.


                                     III-19

------------------------------------------------------------------------------------------------------------------------------------
                                           MORTGAGE LOAN NO. 13 - MONTEREY PINES APARTMENTS
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------    ------------------------------------------------------------
                         LOAN INFORMATION                                                    PROPERTY INFORMATION
--------------------------------------------------------------------    ------------------------------------------------------------
ORIGINAL BALANCE:                $17,500,000                            SINGLE ASSET/PORTFOLIO:    Single Asset

CUT-OFF DATE BALANCE:            $17,500,000                            PROPERTY TYPE:             Multifamily

FIRST PAYMENT DATE:              7/01/2003                              PROPERTY SUB-TYPE:         Garden

INTEREST RATE:                   4.740%                                 LOCATION:                  Monterey, CA

AMORTIZATION:                    Interest only until June 1, 2008;      YEAR BUILT/RENOVATED:      1973 / 1999
                                 principal and interest in the
                                 combined amount of $91,183
                                 beginning July 1, 2008
                                                                        OCCUPANCY(1):              94.1%

ARD:                             NAP                                    UNITS:                     286

HYPERAMORTIZATION:               NAP                                    THE COLLATERAL:            Thirty-Seven 2 & 3-story
                                                                                                   multifamily buildings

MATURITY DATE:                   6/01/2013                              OWNERSHIP INTEREST:        Fee

EXPECTED MATURITY BALANCE:       $16,100,312                            PROPERTY MANAGEMENT:       R.W. Zukin Corporation

SPONSOR(S):                      Warren Clark                           U/W NET OP. INCOME:        $2,311,275

INTEREST CALCULATION:            Actual/360                             U/W NET CASH FLOW:         $2,230,323

CALL PROTECTION:                 Lockout until the earlier of July      APPRAISED VALUE:           $30,100,000
                                 1, 2007 or 2 years after the
                                 REMIC "start-up" date, with U.S.       CUT-OFF DATE LTV:          58.1%
                                 Treasury defeasance thereafter.
                                 Prepayable without penalty from        MATURITY DATE LTV:         53.5%
                                 and after March 1, 2013.
                                                                        DSCR:                      2.64x
LOAN PER SF:                     $61,188.81

UP-FRONT RESERVES:               Deferred                  $19,375
                                 Maintenance:

ONGOING RESERVES:                None

LOCKBOX:                         None



(1) Occupancy is based on the rent rolls dated April 28, 2003.


THE MONTEREY PINES APARTMENTS LOAN

       THE LOAN. The tenth largest loan (the "Monterey Pines Apartments Loan") as evidenced by the Secured Promissory Note (the "Monterey Pines Apartments Note") is secured by a first priority Deed of Trust (the "Monterey Pines Apartments Deed of Trust") encumbering a 286 unit garden style apartment complex located in Monterey, California. The Monterey Pines Apartments Loan was originated on April 28, 2003 by or on behalf of Principal Commercial Funding, LLC, a Delaware limited liability company ("PCF").

       THE BORROWER. The borrower is M.P.L. Limited, a California limited partnership (the "Monterey Pines Apartments Borrower"). The Monterey Pines Apartments Borrower is a single purpose entity. The Monterey Pines Apartments Borrower's sole general partner is Warren H. Clark, who also holds a limited partnership interest of approximately 6.8%. There are approximately 40 limited partners, consisting primarily of individuals and trusts.

       THE PROPERTY. The Monterey Pines Apartments Property, located in Monterey, California, was originally constructed in 1973. 65 of the units were fully renovated in 1999. The Monterey Pines Apartments Property consists of 37 two and three-story buildings containing a total of 213,417 square feet of rentable area and 286 units located on 15.37 acres.

       PROPERTY MANAGEMENT. The Monterey Pines Apartments Property is managed by R.W. Zukin Corp., which is not affiliated with the Monterey Pines Apartments Borrower.

       MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.


                                     III-20

       ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

       RELEASE OF PARCELS. Not allowed.

       Certain additional information regarding the Monterey Pines Apartments Loan and the Monterey Pines Apartments Property is set forth on Appendix II hereto.


                                     III-21

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

---------------------------  --------------------------  -----------------------

   [MORGAN STANLEY LOGO]           August 6, 2003          [BEAR STEARNS LOGO]

---------------------------  --------------------------  -----------------------


                                 CMBS NEW ISSUE

                              COLLATERAL TERM SHEET

                      ------------------------------------

                                 $1,129,161,000
                                  (APPROXIMATE)

                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR


                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                      MORGAN STANLEY MORTGAGE CAPITAL INC.

                            AS MORTGAGE LOAN SELLERS

                      ------------------------------------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-TOP11

                      ------------------------------------


MORGAN STANLEY                                         BEAR, STEARNS & CO. INC.

CO-LEAD BOOKRUNNING MANAGER                         CO-LEAD BOOKRUNNING MANAGER


GOLDMAN, SACHS & CO.                        WELLS FARGO BROKERAGE SERVICES, LLC

CO-MANAGER                                                            CO-MANAGER

--------------------------------------------------------------------------------

This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

  NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY

--------------------------------------------------------------------------------

                          $1,129,161,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-TOP11


TRANSACTION FEATURES

o    Sellers:

---------------------------------------------------------------------------------------------
                                                 NO. OF NO. OF   CUT-OFF DATE      % OF
SELLERS                                          LOANS  PROPS.   BALANCE ($)       POOL
---------------------------------------------------------------------------------------------
 Bear Stearns Commercial Mortgage, Inc.           46      59     377,006,219        31.6
 Wells Fargo Bank, National Association           87      88     328,229,171        27.5
 Principal Commercial Funding, LLC                42      42     298,569,129        25.0
 Morgan Stanley Mortgage Capital Inc.             13      14     191,074,876        16.0
---------------------------------------------------------------------------------------------
 TOTAL:                                          188     203    1,194,879,395      100.0
---------------------------------------------------------------------------------------------


o    Loan Pool:

     o    Average Cut-off Date Balance: $6,355,741

     o    Largest Mortgage Loan by Cut-off Date Balance: $85,000,000

     o Five largest and ten largest loans: 20.0% and 28.7% of pool, respectively

o    Credit Statistics:

     o    Weighted average debt service coverage ratio of 2.11x

     o Weighted average current loan-to-value ratio of 58.0%; weighted average balloon loan-to-value ratio of 45.7%

o    Property Types:


                               [GRAPHICS OMITTED]


                          Office                   33.1%
                          Retail                   28.4%
                          Industrial               13.6%
                          Multifamily               8.5%
                          Manufactured Housing      4.6%
                          Self-Storage              4.5%
                          Other*                    4.2%
                          Mixed Use                 3.1%

* "Other" includes Hospitality, Leased Fee, Theater and Parking Garage property types


o    Call Protection:

     o 136 loans (75.7% of the pool) have a lockout period ranging from 24 to 47 payments from origination, then defeasance provisions

     o 27 loans (16.2% of the pool) have a lockout period ranging from 23 to 47 payments from origination, then the greater of yield maintenance and a prepayment premium of 1.0%

     o 23 loans (7.0% of the pool) have a lockout period ranging from 26 to 61 payments from origination, then the greater of yield maintenance and a prepayment premium of 1.0%, and also permit defeasance two years following securitization

     o 1 loan (0.9% of the pool) is freely prepayable with the greater of yield maintenance and a prepayment premium of 1.0% and also permits defeasance two years following securitization

     o 1 loan (0.2% of the pool) has a lockout period of 47 payments from origination, then permits prepayment with the greater of yield maintenance and a prepayment premium of 3.0%, and also permits defeasance two years following securitization

o Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the Trustee in addition to detailed payment and delinquency information. Information provided by the Trustee is expected to be available at www.etrustee.net. Updated annual property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicer through the Paying Agent's website at www.ctslink.com.

o Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG.

o Lehman Aggregate Bond Index: It is expected that this transaction will be included in the Lehman Aggregate Bond Index.


--------------------------------------------------------------------------------

This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

  NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY

--------------------------------------------------------------------------------

                          $1,129,161,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-TOP11



   OFFERED CERTIFICATES
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                           APPROXIMATE  CERTIFICATE
               INITIAL                                                                    EXPECTED FINAL     INITIAL     PRINCIPAL
             CERTIFICATE     SUBORDINATION      RATINGS       AVERAGE       PRINCIPAL      DISTRIBUTION   PASS-THROUGH    TO VALUE
  CLASS      BALANCE(1)          LEVELS      (MOODY'S/S&P)   LIFE(2)(3)    WINDOW(2)(4)       DATE(2)        RATE(5)      RATIO(6)
-------- ------------------ --------------- --------------- ------------ ---------------- -------------- -------------- -----------
A-1         $150,000,000         12.000%       Aaa / AAA        3.43          1 - 56          4/13/08         3.26%         51.0%
-------- ------------------ --------------- --------------- ------------ ---------------- -------------- -------------- -----------
A-2         $175,000,000         12.000%       Aaa / AAA        5.94         56 - 82          6/13/10         4.34%        51.0%
-------- ------------------ --------------- --------------- ------------ ---------------- -------------- -------------- -----------
A-3         $165,114,000         12.000%       Aaa / AAA        7.79         82 - 112        12/13/12         4.85%        51.0%
-------- ------------------ --------------- --------------- ------------ ---------------- -------------- -------------- -----------
A-4         $561,379,000         12.000%       Aaa / AAA        9.71        112 - 119         7/13/13         5.15%        51.0%
-------- ------------------ --------------- --------------- ------------ ---------------- -------------- -------------- -----------
B            $31,366,000          9.375%        Aa2 / AA       10.00        119 - 128         4/13/14         5.33%        52.6%
-------- ------------------ --------------- --------------- ------------ ---------------- -------------- -------------- -----------
C            $32,859,000          6.625%         A2 / A        12.01        128 - 154         6/13/16         5.59%        54.2%
-------- ------------------ --------------- --------------- ------------ ---------------- -------------- -------------- -----------
D            $13,443,000          5.500%        A3 / A-        12.81        154 - 154         6/13/16         5.59%        54.8%
-----------------------------------------------------------------------------------------------------------------------------------



   PRIVATE CERTIFICATES (7)
--------- ------------------ ------------- --------------- ------------ ---------------- -------------- --------------- -----------
               INITIAL                                                                                    APPROXIMATE   CERTIFICATE
             CERTIFICATE                                                                 EXPECTED FINAL     INITIAL      PRINCIPAL
              BALANCE OR     SUBORDINATION     RATINGS       AVERAGE        PRINCIPAL     DISTRIBUTION    PASS-THROUGH    TO VALUE
  CLASS   NOTIONAL AMOUNT(1)     LEVELS     (MOODY'S/S&P)   LIFE(2)(3)    WINDOW(2)(4)       DATE(2)        RATE(5)       RATIO(6)
--------- ------------------ ------------- --------------- ------------ ---------------- -------------- --------------- -----------
X-1(8)     $1,194,879,395         ----           ----          ----           ----            ----           0.17%          ----
--------- ------------------ ------------- --------------- ------------ ---------------- -------------- --------------- -----------
X-2(8)     $1,099,299,000         ----           ----          ----           ----            ----           0.68%          ----
--------- ------------------ ------------- --------------- ------------ ---------------- -------------- --------------- -----------
E             $14,936,000        4.250%      Baa1 / BBB+      12.81         154 - 154        6/13/16         5.59%         55.5%
--------- ------------------ ------------- --------------- ------------ ---------------- -------------- --------------- -----------
F              $7,468,000        3.625%       Baa2 / BBB      12.81         154 - 154        6/13/16         5.59%         55.9%
--------- ------------------ ------------- --------------- ------------ ---------------- -------------- --------------- -----------
G              $7,468,000        3.000%      Baa3 / BBB-      12.90         154 - 159       11/13/16         5.59%         56.3%
--------- ------------------ ------------- --------------- ------------ ---------------- -------------- --------------- -----------
H - N         $35,846,395         ----           ----          ----           ----            ----           5.32%          ----
--------- ------------------ ------------- --------------- ------------ ---------------- -------------- --------------- -----------

Notes:   (1)   As of August 1, 2003. In the case of each such Class, subject to a permitted variance of plus or minus 5%.

         (2) Based on the Structuring Assumptions, assuming 0% CPR, described in the Prospectus Supplement.

         (3)   Average life is expressed in terms of years.

         (4) Principal window is the period (expressed in terms of months and commencing with the month of September 2003) during which distributions of principal are expected to be made to the holders of each designated Class.

         (5) The Class A-1, A-2, A-3 and A-4 Certificates will accrue interest at a fixed rate. The Class B certificate will accrue interest at a rate equal to the weighted average net mortgage rate less 0.26%. The Class C, D, E, F and G Certificates will each accrue interest at the weighted average net mortgage rate. The Class X-1 and X-2 Certificates will accrue interest at a variable rate. The Class X-1 and X-2 Certificates will be collectively known as the "Class X Certificates."

         (6) Certificate Principal to Value Ratio is calculated by dividing each Class's Certificate Balance and all Classes (if any) that are senior to such Class by the quotient of the aggregate pool balance and the weighted average pool loan to value ratio. The Class A-1, A-2, A-3 and A-4 Certificate Principal to Value Ratio is calculated based upon the aggregate of the Class A-1, A-2, A-3 and A-4 Certificate Balances.

         (7)   Certificates to be offered privately pursuant to Rule 144A.

         (8) The Class X-1 and Class X-2 Notional Amounts are defined herein and in the Prospectus Supplement.


--------------------------------------------------------------------------------

This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

  NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY

--------------------------------------------------------------------------------

                          $1,129,161,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-TOP11


I. ISSUE CHARACTERISTICS

    ISSUE TYPE:                  Public: Classes A-1, A-2, A-3, A-4, B, C and D
                                 (the "Offered Certificates")

                                 Private (Rule 144A): Classes X-1, X-2, E, F, G, H, J, K, L, M and N

    SECURITIES OFFERED:          $1,129,161,000 monthly pay, multi-class,
                                 sequential pay commercial mortgage REMIC
                                 Pass-Through Certificates, including seven principal and interest classes (Classes A-1, A-2, A-3, A-4, B, C and D)

    SELLERS: Bear Stearns Commercial Mortgage, Inc., Wells Fargo Bank, National Association, Principal Commercial Funding, LLC and Morgan Stanley Mortgage Capital Inc.

    CO-LEAD BOOKRUNNING          Morgan Stanley & Co. Incorporated and Bear,
    MANAGERS:                    Stearns & Co. Inc.

    CO-MANAGERS:                 Goldman, Sachs & Co. and Wells Fargo Brokerage
                                 Services, LLC

    MASTER SERVICER:             Wells Fargo Bank, National Association

    PRIMARY SERVICERS:           Principal Global Investors, LLC (with respect
                                 to the individual loans sold by Principal
                                 Commercial Funding, LLC); Wells Fargo Bank,
                                 National Association (with respect to the individual loans sold by it, Morgan Stanley
                                 Mortgage Capital Inc., and Bear Stearns
                                 Commercial Mortgage, Inc.).

    SPECIAL SERVICER:            ARCap Servicing, Inc.

    TRUSTEE:                     LaSalle Bank National Association

    PAYING AGENT AND REGISTRAR:  Wells Fargo Bank Minnesota, National
                                 Association

    CUT-OFF DATE:                August 1, 2003. For purposes of the information
                                 contained in this term sheet, scheduled
                                 payments due in August 2003 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on August 1, 2003, not the actual day on which such scheduled payments were due.

    EXPECTED CLOSING DATE:       On or about August 20, 2003

    DISTRIBUTION DATES:          The 13th of each month, commencing in September
                                 2003 (or if the 13th is not a business day, the next succeeding business day)

    MINIMUM DENOMINATIONS:       $25,000 for the Class A Certificates and
                                 $100,000 for all other Offered Certificates and in multiples of $1 thereafter

    SETTLEMENT TERMS:            DTC, Euroclear and Clearstream, same day funds,
                                 with accrued interest

    LEGAL/REGULATORY STATUS:     Classes A-1, A-2, A-3, A-4, B, C and D are
                                 expected to be eligible for exemptive relief under ERISA. No Class of Certificates is SMMEA eligible.

    RISK FACTORS:                THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY
                                 NOT BE SUITABLE FOR ALL INVESTORS. SEE THE
                                 "RISK FACTORS" SECTION OF THE PROSPECTUS
                                 SUPPLEMENT AND THE "RISK FACTORS" SECTION OF
                                 THE PROSPECTUS


--------------------------------------------------------------------------------

This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

  NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY

--------------------------------------------------------------------------------

                          $1,129,161,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-TOP11


II. STRUCTURE CHARACTERISTICS


The Class A-1, A-2, A-3 and A-4 Certificates are fixed-rate, monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates. The Class B certificate will accrue interest at a rate equal to the weighted average net mortgage rate less 0.26%. The Class C, D, E, F and G Certificates will each accrue interest at the weighted average net mortgage rate. The Class X-1 and X-2 Certificates will accrue interest at a variable rate. All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans.



                                   [GRAPHIC OMITTED]

                                                                                   Maturity
                                Months  0      24     36    48    60    72   84       ($MM)
Class A-1   Aaa/AAA  3.26%                                                            150.0
Class A-2   Aaa/AAA  4.34%                                                            175.0
Class A-3   Aaa/AAA  4.85%                                                            165.1
Class A-4   Aaa/AAA  5.15%                                                            561.4
Class B     Aa2/AA WAC-0.26%                                                           31.4
Class C     A2/A   WAC                                                                 32.9
Class D     A3/A-  WAC                                                                 13.4
Class E     Baa1/BBB+ WAC                                                              14.9
Class F     Baa2/BBB  WAC                                                               7.5
Class G     Baa3/BBB- WAC                                                               7.5
Class H     Ba2/BB  5.32%                                                              11.9
Class J     Ba3/BB- 5.32%                                                               3.0
Class K-N   B1/B+ to NR5.32%                                                           20.9

[ ] X-1 + X-2 IO Strip    [ ] X-2 Notional   [ ] X-1 Notional    NR=Not Rated




--------------------------------------------------------------------------------

This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

  NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY

--------------------------------------------------------------------------------

                          $1,129,161,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-TOP11


Class X-1 and X-2 Notional   The Notional Amount of the Class X-1 Certificates
Balances:                    will be equal to the aggregate of the certificate
                             balances of the classes of certificates (other than the Class X-1, Class X-2, Class R-I, Class R-II and
                             Class R-III Certificates) outstanding from time to time. The Notional amount of the Class X-2
                             Certificates will equal:

                               o  During the period from the Closing Date
                                  through and including the Distribution Date occurring in August 2005, the sum of (a) the lesser of $77,357,000 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time, (b) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates outstanding from time to time and (c) the lesser of $961,000 and the Certificate Balance of the Class J Certificates outstanding from time to time;

                               o During the period following the Distribution Date occurring in August 2005 through and including the Distribution Date occurring in August 2006, the sum of (a) the lesser of $18,672,000 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time, (b) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates outstanding from time to time and
                                  (c) the lesser of $4,573,000 and the
                                  Certificate Balance of the Class F
                                  Certificates outstanding from time to time;

                               o During the period following the Distribution Date occurring in August 2006 through and including the Distribution Date occurring in August 2007, the sum of (a) the lesser of $138,245,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time, (b) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class B and Class C Certificates outstanding from time to time and (c) the lesser of $11,400,000 and the Certificate Balance of the Class D Certificates outstanding from time to time;

                               o During the period following the Distribution Date occurring in August 2007 through and including the Distribution Date occurring in August 2008, the sum of (a) the lesser of $5,350,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time, (b) the aggregate of the Certificate Balances of the Class A-3, Class A-4 and Class B Certificates outstanding from time to time and (c) the lesser of $24,766,000 and the Certificate Balance of the Class C Certificates outstanding from time to time;


--------------------------------------------------------------------------------

This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

  NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY

--------------------------------------------------------------------------------

                          $1,129,161,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-TOP11


                               o During the period following the Distribution Date occurring in August 2008 through and including the Distribution Date occurring in August 2009, the sum of (a) the lesser of $108,210,000 and the Certificate Balance of the Class A-3 Certificates outstanding from time to time, (b) the Certificate Balance of the Class A-4 and Class B Certificates outstanding from time to time and (c) the lesser of $8,037,000 and the Certificate Balance of the Class C Certificates outstanding from time to time;

                               o During the period following the Distribution Date occurring in August 2009 through and including the Distribution Date occurring in August 2010, the sum of (a) the lesser of $532,984,000 and the Certificate Balance of the Class A-4 Certificates outstanding from time to time and (b) the lesser of $24,583,000 and the Certificate Balance of the Class B Certificates outstanding from time to time;

                               o During the period following the Distribution Date occurring in August 2010 through and including the Distribution Date occurring in August 2011, the sum of (a) the lesser of $496,617,000 and the Certificate Balance of the Class A-4 Certificates outstanding from time to time and (b) the lesser of $12,701,000 and the Certificate Balance of the Class B Certificates outstanding from time to time; and

                               o Following the distribution date occurring in August 2011, $0.

                             Accordingly, the Notional Amount of the Class X-1 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to any class of Principal Balance Certificates. The Notional Amount of the Class X-2 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to any component and any class of Certificates included in the calculation of the Notional Amount for the Class X-2 Certificates on such Distribution Date, as described above. It is anticipated that holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in August 2011. Accordingly, upon initial issuance, the aggregate Notional Amount of the Class X-1 Certificates and Class X-2 Certificates will be $1,194,879,395 and $1,099,299,000, respectively, subject in each case to a permitted variance of plus or minus 5%. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

                             The Residual Certificates will not have Certificate Balances or Notional Amounts.


--------------------------------------------------------------------------------

This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

  NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY

--------------------------------------------------------------------------------

                          $1,129,161,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-TOP11


Class X-1 and X-2     The Pass-Through Rate applicable to the Class X-1
Pass-Through Rates:   Certificates for the initial Distribution Date will equal
                      approximately 0.17% per annum. The Pass-Through Rate applicable to the Class X-1 Certificates for each Distribution Date subsequent to the initial Distribution
                      Date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-1
                      Certificates outstanding immediately prior to the related
                      Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of one of the classes of the Principal
                      Balance Certificates. In general, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional
                      Amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular class of Principal Balance Certificates is identified under "--Certificate Balance" above as being part of the total Notional Amount of the Class X-2
                      Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total Notional Amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before August 2011, on any particular component of the total Notional Amount of the Class X-1
                      Certificates immediately prior to the related Distribution
                      Date, the applicable Class X-1 Strip Rate will be calculated as follows:

                        o if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate Balance also constitutes, in its entirety, a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates;


--------------------------------------------------------------------------------

This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

  NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY

--------------------------------------------------------------------------------

                          $1,129,161,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-TOP11


                        o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance also constitutes a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates;

                        o if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate Balance does not, in whole or in part, also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates; and

                        o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance does not also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates.

                      For any Distribution Date occurring after August 2011, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates. Under no circumstances will any Class X-1 Strip Rate be less than zero.


--------------------------------------------------------------------------------

This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

  NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY

--------------------------------------------------------------------------------

                          $1,129,161,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-TOP11


                           The Pass-Through Rate applicable to the Class X-2
                      Certificates for the initial Distribution Date will equal approximately 0.68% per annum. The Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in August 2011 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal Balance Certificates is identified under "--Certificate Balance" above as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more separate components of the total Notional Amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before August 2011, on any particular component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

                        o the lesser of (a) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (b) the Weighted Average Net Mortgage Rate for such distribution date, over

                        o the Pass-Through Rate for such Distribution Date for the class of Principal Balance Certificates whose Certificate Balance, or a designated portion thereof, comprises such component.

                      Under no circumstances will any Class X-2 Strip Rate be less than zero.


--------------------------------------------------------------------------------

This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

  NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY

--------------------------------------------------------------------------------

                          $1,129,161,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-TOP11

Yield Maintenance/Prepayment     Any Prepayment Premiums/Yield Maintenance
Premium Allocation:              Charges collected with respect to a Mortgage
                                 Loan during any particular Collection Period will be distributed to the holders of each Class of Principal Balance Certificates (other than an excluded class as defined below) then entitled to distributions of principal on such Distribution Date in an amount equal to the lesser of (i) such Prepayment Premium/Yield
                                 Maintenance Charge and (ii) the Prepayment
                                 Premium/Yield Maintenance Charge multiplied by the product of (a) a fraction, the numerator of which is equal to the amount of principal distributed to the holders of that Class on the Distribution Date, and the denominator of which is the total principal distributed on that Distribution Date, and (b) a fraction not greater than one, the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to that Class, over the relevant Discount Rate (as defined in the Prospectus Supplement), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the Mortgage Loan that prepaid, over the relevant Discount Rate.

                                 The portion, if any, of the Prepayment
                                 Premium/Yield Maintenance Charge remaining after such payments to the holders of the Principal Balance Certificates will be distributed to the holders of the Class X-1 Certificates and Class X-2 Certificates based on an 81/19 ratio through and including the Distribution Date in August 2008. After the Distribution Date in August 2008 all Prepayment Premium/Yield Maintenance charges remaining after such payments to the holders of the Principal Balance Certificates will be distributed to the Class X-1 Certificates. For the purposes of the foregoing, the Class H Certificates and below are the excluded classes.

                                 The following is an example of the Prepayment Premium Allocation under (b) above based on the information contained herein and the following assumptions:

                                 Two Classes of Certificates: Class A-2 and X

                                 The characteristics of the Mortgage Loan being prepaid are as follows:

                                    - Loan Balance: $10,000,000

                                    - Mortgage Rate: 5.50%

                                    - Maturity Date: 5 years (August 1, 2008)

                                 The Discount Rate is equal to 3.00%

                                 The Class A-2 Pass-Through Rate is equal to
                                 4.00%

                                                                                                          YIELD
                                                                                                       MAINTENANCE
                                             CLASS A CERTIFICATES                      FRACTION          ALLOCATION
                                 ---------------------------------------------- ---------------------- -------------
                                                    METHOD                             CLASS A-2         CLASS A-2
                                 ---------------------------------------------- ---------------------- -------------
                                 (Class A-2 Pass Through Rate -  Discount Rate)      (4.00%-3.00%)        40.00%
                                 ----------------------------------------------    -----------------
                                        (Mortgage Rate - Discount Rate)              (5.50%-3.00%)

                                                                                                          YIELD
                                                                                                       MAINTENANCE
                                             CLASS X CERTIFICATES                      FRACTION          ALLOCATION
                                 ---------------------------------------------- ---------------------- -------------
                                                    METHOD
                                 ----------------------------------------------

                                        (1 -Class A-2 YM Allocation)                  (1-40.00%)          60.00%

THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS, PROSPECTUS SUPPLEMENT AND POOLING AND SERVICING AGREEMENT.


--------------------------------------------------------------------------------

This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

  NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY

--------------------------------------------------------------------------------

                          $1,129,161,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-TOP11


III. SELLERS     Bear Stearns Commercial Mortgage, Inc. ("BSCMI")

                 The Mortgage Pool includes 46 Mortgage Loans, representing 31.6% of the Initial Pool Balance that were originated by BSCMI and/or its affiliates.

                 BSCMI originates loans secured by retail, office, industrial, multifamily, self-storage and hotel properties as well as manufactured housing communities located in the United States. BSCMI and its affiliates originate and underwrite loans through four offices located throughout the United States. BSCMI loan origination and underwriting professionals are all full-time BSCMI employees.


                 Wells Fargo Bank, National Association ("WF")

                 The Mortgage Pool includes 87 Mortgage Loans, representing 27.5% of the Initial Pool Balance that were originated by WF.

                 WF is a national banking association and affiliate of Wells Fargo & Company that provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. The loans originated by WF were originated through its Capital Markets Group.


                 Principal Commercial Funding, LLC ("PCF")

                 The Mortgage Pool includes 42 Mortgage Loans, representing 25.0% of the Initial Pool Balance that were originated by PCF and/or its affiliates.

                 PCF is a wholly owned subsidiary of Principal Global Investors, LLC, which is a wholly owned subsidiary of Principal Life Insurance Company. PCF was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multi-family real estate. Each of the PCF loans was originated and underwritten by PCF and/or its affiliates.


                 Morgan Stanley Mortgage Capital Inc. ("MSMC")

                 The Mortgage Pool includes 13 Mortgage Loans, representing 16.0% of the Initial Pool Balance that were originated by or on behalf of MSMC or purchased from a third party.

                 MSMC is a subsidiary of Morgan Stanley & Co. Incorporated and was formed to originate and purchase mortgage loans secured by commercial and multifamily real estate.


--------------------------------------------------------------------------------

This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

  NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY

--------------------------------------------------------------------------------

                                          $1,129,161,000 (APPROXIMATE)
                                          MORGAN STANLEY CAPITAL I INC.
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                                 SERIES 2003-TOP11


IV.  COLLATERAL DESCRIPTION

                                                       TEN LARGEST LOANS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   CUT-OFF
                                                                         CUT-OFF DATE    UNITS/   LOAN PER          DATE    BALLOON
  NO.        PROPERTY NAME             CITY     STATE   PROPERTY TYPE       BALANCE        SF     UNIT/SF   DSCR     LTV      LTV
----- ---------------------------- ----------- -------- --------------- --------------- --------- --------- ------ -------- -------
  1.  John Hancock Tower           Boston        MA     Office             $85,000,000  1,741,810     $184  3.01x    48.9%    48.9%
----- ---------------------------- ----------- -------- --------------- --------------- --------- --------- ------ -------- -------
  2.  Center Tower                 Costa Mesa    CA     Office             $73,777,218    462,191     $160  2.00x    47.9%    31.5%
----- ---------------------------- ----------- -------- --------------- --------------- --------- --------- ------ -------- -------
  3.  Alabama Warehouse/
      Distribution                 Montgomery    AL     Industrial         $15,961,708    840,000      $19  1.88x    59.7%    51.6%

      Arizona Warehouse/
      Distribution                 Glendale      AZ     Industrial         $11,874,736    620,000      $19  1.88x    59.7%    51.6%
                                                                           -----------  ---------      ---  -----    -----    -----
                        SUBTOTAL:                                          $27,836,444  1,460,000      $19  1.88x    59.7%    51.6%
----- ---------------------------- ----------- -------- --------------- --------------- --------- --------- ------ -------- -------
  4.  Troy Technology Park
      (Building K)                 Troy          MI     Industrial          $1,982,655     42,400      $63  1.95x    55.9%     1.6%

      Troy Technology Park North   Troy          MI     Industrial         $14,869,914    201,960      $63  1.95x    55.9%     1.6%

      Troy Technology Park South   Troy          MI     Industrial          $9,913,276    182,176      $63  1.95x    55.9%     1.6%
                                                                           -----------  ---------      ---  -----    -----    -----
                        SUBTOTAL:                                          $26,765,845    426,536      $63  1.95x    55.9%     1.6%
----- ---------------------------- ----------- -------- --------------- --------------- --------- --------- ------ -------- -------
  5.  1333 Broadway                Oakland       CA     Office             $25,667,184    238,392     $108  1.78x    69.6%    62.1%
----- ---------------------------- ----------- -------- --------------- --------------- --------- --------- ------ -------- -------
  6.  516 West 34th Street         New York      NY     Office             $23,000,000    264,443      $87  3.07x    52.3%    49.0%
----- ---------------------------- ----------- -------- --------------- --------------- --------- --------- ------ -------- -------
  7.  ITT Gilfillan Building       Van Nuys      CA     Industrial         $22,100,640    278,077      $79  1.75x    62.3%    40.6%
----- ---------------------------- ----------- -------- --------------- --------------- --------- --------- ------ -------- -------
  8.  Heritage Pavilion            Smyrna        GA     Retail             $21,500,000    262,933      $82  2.89x    53.8%    53.8%
----- ---------------------------- ----------- -------- --------------- --------------- --------- --------- ------ -------- -------
  9.  Rexmere Village MHC          Davie         FL     Manuf. Housing
                                                        Community          $19,500,000        774  $25,194  3.11x    48.9%    48.9%
----- ---------------------------- ----------- -------- --------------- --------------- --------- --------- ------ -------- -------
 10.  Monterey Pines Apartments    Monterey      CA     Multifamily        $17,500,000        286  $61,189  2.64x    58.1%    53.5%
----- ---------------------------- ----------- -------- --------------- --------------- --------- --------- ------ -------- -------
      TOTALS/WEIGHTED AVERAGES                                            $342,647,331                      2.43x    53.5%    42.7%
-----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------

This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

  NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY

--------------------------------------------------------------------------------

                          $1,129,161,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-TOP11


CUT-OFF DATE BALANCE ($)
----------------------------------------------------------------------
                               NO. OF        AGGREGATE
                              MORTGAGE      CUT-OFF DATE       % OF
                               LOANS         BALANCE ($)       POOL
----------------------------------------------------------------------
1 - 1,000,000                    7          6,598,964          0.6
1,000,001 - 2,000,000           41         61,123,273          5.1
2,000,001 - 3,000,000           32         80,544,245          6.7
3,000,001 - 4,000,000           22         77,691,952          6.5
4,000,001 - 5,000,000           18         81,804,228          6.8
5,000,001 - 6,000,000           11         60,817,898          5.1
6,000,001 - 7,000,000            7         45,116,915          3.8
7,000,001 - 8,000,000            5         37,860,675          3.2
8,000,001 - 9,000,000            7         60,231,983          5.0
9,000,001 -  10,000,000          6         55,612,201          4.7
10,000,001 - 15,000,000         16        200,493,111         16.8
15,000,001 - 20,000,000          9        148,102,465         12.4
20,000,001 - 30,000,000          5        120,104,268         10.1
30,000,001  >=                     2        158,777,218         13.3
----------------------------------------------------------------------
TOTAL:                         188      1,194,879,395        100.0
----------------------------------------------------------------------
 Min: 694,526           Max: 85,000,000         Average: 6,355,741
----------------------------------------------------------------------



STATE
----------------------------------------------------------------------
                               NO. OF        AGGREGATE
                              MORTGAGED     CUT-OFF DATE       % OF
                             PROPERTIES      BALANCE ($)       POOL
----------------------------------------------------------------------
California - Southern             44        250,516,186       21.0
California - Northern             23        115,152,011        9.6
Massachusetts                      6        119,539,216       10.0
New Jersey                         9         83,763,267        7.0
New York                          11         70,132,207        5.9
Illinois                          12         52,617,142        4.4
Arizona                           11         49,104,735        4.1
Florida                           10         45,653,139        3.8
Maryland                           5         44,627,181        3.7
Texas                             19         38,053,682        3.2
Connecticut                        5         36,552,545        3.1
Other                             48        289,168,083       24.2
----------------------------------------------------------------------
 TOTAL:                          203      1,194,879,395      100.0
----------------------------------------------------------------------



PROPERTY TYPE
----------------------------------------------------------------------
                               NO. OF        AGGREGATE
                              MORTGAGED     CUT-OFF DATE       % OF
                             PROPERTIES      BALANCE ($)       POOL
----------------------------------------------------------------------
Office                           33          395,383,323       33.1
Retail                           77          338,993,144       28.4
Industrial                       34          162,248,106       13.6
Multifamily                      22          101,971,061        8.5
Manufactured Housing              8           55,151,571        4.6
Self Storage                     17           53,850,344        4.5
Mixed Use                         5           37,443,565        3.1
Other                             5           31,088,811        2.6
Hospitality                       2           18,749,470        1.6
----------------------------------------------------------------------
TOTAL:                          203        1,194,879,395      100.0
----------------------------------------------------------------------



MORTGAGE RATE (%)
----------------------------------------------------------------------
                               NO. OF        AGGREGATE
                              MORTGAGE      CUT-OFF DATE       % OF
                               LOANS         BALANCE ($)       POOL
----------------------------------------------------------------------
<= 5.500                         66        563,469,899        47.2
5.501 - 6.000                    79        439,164,979        36.8
6.001 - 6.500                    32        132,657,482        11.1
6.501 - 7.000                     9         41,746,666         3.5
7.001 - 7.500                     2         17,840,369         1.5
----------------------------------------------------------------------
TOTAL:                          188      1,194,879,395       100.0
----------------------------------------------------------------------
 Min: 4.375              Max: 7.490               Wtd Avg: 5.492
----------------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS)
----------------------------------------------------------------------
                               NO. OF        AGGREGATE
                              MORTGAGE      CUT-OFF DATE       % OF
                               LOANS         BALANCE ($)       POOL
----------------------------------------------------------------------
1 - 60                            8          104,015,660        8.7
61 - 120                        153          910,416,684       76.2
121 - 180                        17          131,806,130       11.0
181 - 240                        10           48,640,921        4.1
----------------------------------------------------------------------
TOTAL:                          188        1,194,879,395      100.0
----------------------------------------------------------------------
 Min: 60                   Max: 240                 Wtd Avg: 119
----------------------------------------------------------------------



REMAINING TERM TO STATED MATURITY (MOS)
----------------------------------------------------------------------
                               NO. OF        AGGREGATE
                              MORTGAGE      CUT-OFF DATE       % OF
                               LOANS         BALANCE ($)       POOL
----------------------------------------------------------------------
1 - 60                            8          104,015,660       8.7
61 - 120                        153          910,416,684      76.2
121 - 180                        17          131,806,130      11.0
181 - 240                        10           48,640,921       4.1
----------------------------------------------------------------------
TOTAL:                          188        1,194,879,395     100.0
----------------------------------------------------------------------
 Min: 53                   Max: 238                 Wtd Avg: 116
----------------------------------------------------------------------



ORIGINAL AMORTIZATION TERM (MOS)
----------------------------------------------------------------------
                               NO. OF        AGGREGATE
                              MORTGAGE      CUT-OFF DATE       % OF
                               LOANS         BALANCE ($)       POOL
----------------------------------------------------------------------
Interest Only                    20          254,747,250       21.3
121 - 180                        15           50,581,527        4.2
181 - 240                        29          137,758,807       11.5
241 - 300                        51          248,019,288       20.8
301 - 360                        73          503,772,523       42.2
----------------------------------------------------------------------
TOTAL:                          188        1,194,879,395      100.0
----------------------------------------------------------------------
 Non Zero Min: 180         Max: 360         Non Zero Wtd Avg: 316
----------------------------------------------------------------------



REMAINING AMORTIZATION TERM (MOS)
----------------------------------------------------------------------
                               NO. OF        AGGREGATE
                              MORTGAGE      CUT-OFF DATE       % OF
                               LOANS         BALANCE ($)       POOL
----------------------------------------------------------------------
Interest Only                    20          254,747,250      21.3
121 - 180                        15           50,581,527       4.2
181 - 240                        29          137,758,807      11.5
241 - 300                        51          248,019,288      20.8
301 - 360                        73          503,772,523      42.2
----------------------------------------------------------------------
TOTAL:                          188        1,194,879,395     100.0
----------------------------------------------------------------------
 Non Zero Min: 175         Max: 360        Non Zero Wtd Avg: 313
----------------------------------------------------------------------



CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
----------------------------------------------------------------------
                               NO. OF        AGGREGATE
                              MORTGAGE      CUT-OFF DATE       % OF
                               LOANS         BALANCE ($)       POOL
----------------------------------------------------------------------
<=20.0                            1           1,193,422         0.1
20.1 - 30.0                       7          18,600,048         1.6
30.1 - 40.0                      10          35,273,086         3.0
40.1 - 50.0                      35         295,336,759        24.7
50.1 - 60.0                      51         364,479,897        30.5
60.1 - 70.0                      54         270,368,723        22.6
70.1 - 80.0                      30         209,627,460        17.5
----------------------------------------------------------------------
TOTAL:                          188       1,194,879,395       100.0
----------------------------------------------------------------------
 Min: 13.3                Max: 79.8                 Wtd Avg: 58.0
----------------------------------------------------------------------

BALLOON LOAN-TO-VALUE RATIO (%)
----------------------------------------------------------------------
                               NO. OF        AGGREGATE
                              MORTGAGE      CUT-OFF DATE       % OF
                               LOANS         BALANCE ($)       POOL
----------------------------------------------------------------------
 0.1 - 10.0                      21          87,294,684         7.3
 10.1 - 20.0                      5          13,655,484         1.1
 20.1 - 30.0                     13          40,083,956         3.4
 30.1 - 40.0                     28         181,331,788        15.2
 40.1 - 50.0                     44         321,216,555        26.9
 50.1 - 60.0                     49         329,822,626        27.6
 60.1 - 70.0                     27         216,074,302        18.1
 70.1 - 80.0                      1           5,400,000         0.5
----------------------------------------------------------------------
TOTAL:                          188       1,194,879,395       100.0
----------------------------------------------------------------------
  Min: 0.3                Max: 73.4                 Wtd Avg: 45.7
----------------------------------------------------------------------



 DEBT SERVICE COVERAGE RATIO (X)
----------------------------------------------------------------------
                               NO. OF        AGGREGATE
                              MORTGAGE      CUT-OFF DATE       % OF
                               LOANS         BALANCE ($)       POOL
----------------------------------------------------------------------
 <= 1.20                          2           16,769,954       1.4
 1.21 - 1.30                      7           42,455,577       3.6
 1.31 - 1.40                     14           60,740,571       5.1
 1.41 - 1.50                     18          104,096,200       8.7
 1.51 - 1.60                     16           73,152,122       6.1
 1.61 - 1.70                     22          116,233,553       9.7
 1.71 - 1.80                     19          112,909,365       9.4
 1.81 >=                         90          668,522,053      55.9
----------------------------------------------------------------------
TOTAL:                          188        1,194,879,395     100.0
----------------------------------------------------------------------
  Min: 1.15               Max: 7.51                Wtd Avg: 2.11
----------------------------------------------------------------------


All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the Cut-off Date.


--------------------------------------------------------------------------------

This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

  NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY

--------------------------------------------------------------------------------

                          $1,129,161,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-TOP11


PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)(3)

---------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                 AUG-03             AUG-04             AUG-05             AUG-06             AUG-07
---------------------------------------------------------------------------------------------------------------------------
Locked Out                              99.12%             99.12%             94.05%             79.55%             77.67%
Greater of YM and 3.00%                  0.00%              0.00%              0.00%              0.00%              0.00%
Greater of YM and 1.00%                  0.88%              0.88%              5.95%             20.45%             22.33%
Yield Maintenance Total                  0.88%              0.88%              5.95%             20.45%             22.33%
Open                                     0.00%              0.00%              0.00%              0.00%              0.00%
---------------------------------------------------------------------------------------------------------------------------
TOTALS                                 100.00%            100.00%            100.00%            100.00%            100.00%
---------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding        $1,194,879,395     $1,179,095,453     $1,162,062,836     $1,143,959,573     $1,124,775,321
% Initial Pool Balance                 100.00%             98.68%             97.25%             95.74%             94.13%
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                 AUG-08             AUG-09             AUG-10             AUG-11             AUG-12
---------------------------------------------------------------------------------------------------------------------------
Locked Out                              73.06%             74.54%             82.51%             80.97%             75.66%
Greater of YM and 3.00%                  0.00%              0.00%              0.00%              0.00%              0.25%
Greater of YM and 1.00%                 26.94%             25.46%             17.49%             17.46%             17.97%
Yield Maintenance Total                 26.94%             25.46%             17.49%             17.46%             18.22%
Open                                     0.00%              0.00%              0.00%              1.57%              6.12%
---------------------------------------------------------------------------------------------------------------------------
TOTALS                                 100.00%            100.00%            100.00%            100.00%            100.00%
---------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding        $1,002,391,103       $959,283,557       $802,282,207       $779,473,497       $732,653,334
% Initial Pool Balance                  83.89%             80.28%             67.14%             65.23%             61.32%
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                 AUG-13             AUG-14             AUG-15             AUG-16             AUG-17
---------------------------------------------------------------------------------------------------------------------------
Locked Out                              88.89%             89.92%             90.66%             82.59%             86.72%
Greater of YM and 3.00%                  0.00%              0.00%              0.00%              0.00%              0.00%
Greater of YM and 1.00%                 11.11%             10.08%              9.34%             17.41%             13.28%
Yield Maintenance Total                 11.11%             10.08%              9.34%             17.41%             13.28%
Open                                     0.00%              0.00%              0.00%              0.00%              0.00%
---------------------------------------------------------------------------------------------------------------------------
TOTALS                                 100.00%            100.00%            100.00%            100.00%            100.00%
---------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding          $117,554,268       $109,018,692        $94,327,637        $37,308,617        $30,502,404
% Initial Pool Balance                   9.84%              9.12%              7.89%              3.12%              2.55%
---------------------------------------------------------------------------------------------------------------------------


Notes:

(1) The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement.

(2) See Appendix II of the Prospectus Supplement for a description of the Yield Maintenance.

(3)  DEF/YM1 loans have been modeled as Yield Maintenance.


--------------------------------------------------------------------------------

This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

  NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY

--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-TOP11

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 09/15/2003
RECORD DATE:  08/29/2003

                          DISTRIBUTION DATE STATEMENT

                               TABLE OF CONTENTS
================================================================================

     STATEMENT SECTIONS                                               PAGE(S)
     ------------------                                               -------

     Certificate Distribution Detail                                     2
     Certificate Factor Detail                                           3
     Reconciliation Detail                                               4
     Other Required Information                                          5
     Cash Reconciliation                                                 6
     Ratings Detail                                                      7
     Current Mortgage Loan and Property Stratification Tables          8 - 10
     Mortgage Loan Detail                                               11
     Principal Prepayment Detail                                        12
     Historical Detail                                                  13
     Delinquency Loan Detail                                            14
     Specially Serviced Loan Detail                                   15 - 16
     Modified Loan Detail                                               17
     Liquidated Loan Detail                                             18

================================================================================

                                    DEPOSITOR
================================================================================

     Morgan Stanley Capital I Inc.
     1585 Broadway
     New York, NY 10036

     Contact:       General Information Number
     Phone Number:  (212) 761-4700

================================================================================

                                 MASTER SERVICER
================================================================================

     Wells Fargo Bank, N.A.
     45 Fremont Street, 2nd Floor
     San Francisco, CA 94105

     Contact:       Matilde Sanchez
     Phone Number:  (415) 222-2364

================================================================================

                                SPECIAL SERVICER
================================================================================

     ARCap Servicing, Inc.
     5605 N. MacArthur Blvd.
     Irving, TX 75038

     Contact:       Chris Crouch
     Phone Number:  (972) 580-1688 Ext 333.

================================================================================

This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 1 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-TOP11

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 09/15/2003
RECORD DATE:  08/29/2003

                        CERTIFICATE DISTRIBUTION DETAIL


====================================================================================================================================
                                                                                       Realized
                                                                                         Loss/
                 Pass-                                                                Additional                          Current
 Class\          Through  Original  Beginning   Principal      Interest   Prepayment  Trust Fund    Total      Ending  Subordination
Component CUSIP  Rate     Balance    Balance   Distribution  Distribution  Premium     Expenses  Distribution  Balance    Level(1)
------------------------------------------------------------------------------------------------------------------------------------
   A-1           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-2           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    B            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    C            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    D            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    E            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    F            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    G            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    H            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    J            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    K            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    L            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    M            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    N            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    O            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-I           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-II          0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-III         0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
 Totals                      0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
====================================================================================================================================

=======================================================================================================
                                Original  Beginning                                            Ending
                  Pass-Through  Notional   Notional    Interest     Prepayment      Total     Notional
  Class    CUSIP       Rate      Amount     Amount   Distribution     Premium   Distribution   Amount
-------------------------------------------------------------------------------------------------------
  X-1               0.000000       0.00      0.00        0.00         0.00          0.00        0.00
  X-2               0.000000       0.00      0.00        0.00         0.00          0.00        0.00
=======================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 2 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-TOP11

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 09/15/2003
RECORD DATE:  08/29/2003

                           CERTIFICATE FACTOR DETAIL

=========================================================================================================
                                                                              Realized Loss/
  Class\                 Beginning   Principal      Interest    Prepayment   Additional Trust   Ending
Component      CUSIP      Balance   Distribution  Distribution    Premium     Fund Expenses     Balance
---------------------------------------------------------------------------------------------------------
   A-1                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-2                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    B                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    C                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    D                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    E                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    F                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    G                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    H                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    J                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    K                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    L                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    M                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    N                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    O                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-I                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-II                 0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-III                0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
=========================================================================================================

=========================================================================
                        Beginning                                Ending
                         Notional    Interest     Prepayment    Notional
  Class      CUSIP       Amount    Distribution     Premium      Amount
-------------------------------------------------------------------------
  X-1                 0.00000000   0.00000000    0.00000000   0.00000000
  X-2                 0.00000000   0.00000000    0.00000000   0.00000000
=========================================================================

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 3 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-TOP11

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 09/15/2003
RECORD DATE:  08/29/2003

                             RECONCILIATION DETAIL

                         ADVANCE SUMMARY

P&I Advances Outstanding                               0.00
Master Servicing Advances Outstanding                  0.00

Reimbursements for Interest on P&I                     0.00
Advances paid from general collections

Reimbursements for Interest on Master Servicing        0.00
Advances paid from general collections

                  MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                     0.00
Less Master Servicing Fees on Delinquent Payments                0.00
Less Reductions to Master Servicing Fees                         0.00
Plus Master Servicing Fees on Delinquent Payments Received       0.00
Plus Adjustments for Prior Master Servicing Calculation          0.00
Total Master Servicing Fees Collected                            0.00

CERTIFICATE INTEREST RECONCILIATION

-----------------------------------------------------------------------------------------------------------------------------------
            Accrued       Net Aggregate      Distributable      Distributable      Additional                   Remaining Unpaid
Class     Certificate       Prepayment       Certificate     Certificate Interest  Trust Fund     Interest        Distributable
           Interest     Interest Shortfall     Interest           Adjustment        Expenses    Distribution   Certificate Interest
-----------------------------------------------------------------------------------------------------------------------------------
 A-1           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-2           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 X-1           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 X-2           0.00             0.00               0.00                0.00             0.00         0.00                0.00
  B            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  C            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  D            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  E            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  F            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  G            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  H            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  J            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  K            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  L            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  M            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  N            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  O            0.00             0.00               0.00                0.00             0.00         0.00                0.00
 R-I           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 R-II          0.00             0.00               0.00                0.00             0.00         0.00                0.00
 R-III         0.00             0.00               0.00                0.00             0.00         0.00                0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals         0.00             0.00               0.00                0.00             0.00         0.00                0.00
===================================================================================================================================

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 4 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-TOP11

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 09/15/2003
RECORD DATE:  08/29/2003

                   OTHER REQUIRED INFORMATION

Available Distribution Amount                     0.00

Aggregate Number of Outstanding Loans                0
Aggregate Unpaid Principal Balance of Loans       0.00
Aggregate Stated Principal Balance of Loans       0.00


Aggregate Amount of Master Servicing Fee          0.00
Aggregate Amount of Special Servicing Fee         0.00
Aggregate Amount of Trustee Fee                   0.00
Aggregate Primary Servicing Fee                   0.00
Aggregate Paying Agent Fee                        0.00
Aggregate Trust Fund Expenses                     0.00


Additional Trust Fund Expenses/(Gains)            0.00
     Fees Paid to Special Servicer                0.00
     Interest on Advances                         0.00
     Other Expenses of Trust                      0.00

Appraisal Reduction Amount

 -----------------------------------------------------
               Appraisal    Cumulative     Most Recent
  Loan         Reduction       ASER         App. Red.
 Number        Effected       Amount          Date
 -----------------------------------------------------








 -----------------------------------------------------
 Total
 =====================================================

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 5 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-TOP11

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 09/15/2003
RECORD DATE:  08/29/2003

                           CASH RECONCILIATION DETAIL

--------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED

     INTEREST:

        Interest paid or advanced                                       0.00
        Interest reductions due to Non-Recoverability Determinations    0.00
        Interest Adjustments                                            0.00
        Deferred Interest                                               0.00
        Net Prepayment Interest Shortfall                               0.00
        Net Prepayment Interest Excess                                  0.00
        Extension Interest                                              0.00
        Interest Reserve Withdrawal                                     0.00
                                                                               -------
           TOTAL INTEREST COLLECTED                                               0.00

     PRINCIPAL:
        Scheduled Principal                                             0.00
        Unscheduled Principal                                           0.00
           Principal Prepayments                                        0.00
           Collection of Principal after Maturity Date                  0.00
           Recoveries from Liquidation and Insurance Proceeds           0.00
           Excess of Prior Principal Amounts paid                       0.00
           Curtailments                                                 0.00
        Negative Amortization                                           0.00
        Principal Adjustments                                           0.00
                                                                               -------
           TOTAL PRINCIPAL COLLECTED                                              0.00

     OTHER:
        Prepayment Penalties/Yield Maintenance                          0.00
        Repayment Fees                                                  0.00
        Borrower Option Extension Fees                                  0.00
        Equity Payments Received                                        0.00
        Net Swap Counterparty Payments Received                         0.00
                                                                               -------
           TOTAL OTHER COLLECTED:                                                 0.00
                                                                               -------
TOTAL FUNDS COLLECTED                                                             0.00
                                                                               =======

--------------------------------------------------------------------------------------

TOTAL FUNDS DISTRIBUTED

     FEES:

        Master Servicing Fee                                            0.00
        Trustee Fee                                                     0.00
        Certificate Adminstration Fee                                   0.00
        Insurer Fee                                                     0.00
        Miscellaneous Fee                                               0.00
                                                                               -------
           TOTAL FEES                                                            0.00

     ADDITIONAL TRUST FUND EXPENSES:
        Reimbursement for Interest on Advances                          0.00
        ASER Amount                                                     0.00
        Special Servicing Fee                                           0.00
        Reduction of funds due to Non-Recoverability Determinations     0.00
        Rating Agency Expenses                                          0.00
        Attorney Fees & Expenses                                        0.00
        Bankruptcy Expense                                              0.00
        Taxes Imposed on Trust Fund                                     0.00
        Non-Recoverable Advances                                        0.00
        Other Expenses                                                  0.00
                                                                               -------
           TOTAL ADDITIONAL TRUST FUND EXPENSES                                  0.00

        INTEREST RESERVE DEPOSIT                                                 0.00

     PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
        Interest Distribution                                           0.00
        Principal Distribution                                          0.00
        Prepayment Penalties/Yield Maintenance                          0.00
        Borrower Option Extension Fees                                  0.00
        Equity Payments Paid                                            0.00
        Net Swap Counterparty Payments Paid                             0.00
                                                                               -------
           TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                         0.00
                                                                               -------
TOTAL FUNDS DISTRIBUTED                                                          0.00
                                                                               =======

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 6 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-TOP11

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 09/15/2003
RECORD DATE:  08/29/2003

                                 RATINGS DETAIL

------------------------------------------------------------------------------------
                            Original Ratings              Current Ratings (1)
Class        CUSIP     --------------------------    -------------------------------
                          Fitch   Moody's   S&P          Fitch   Moody's   S&P
------------------------------------------------------------------------------------
 A-1
 A-2
 X-1
 X-2
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
R-I
R-II
R-III
------------------------------------------------------------------------------------

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                Moody's Investors Service  Standard & Poor's Rating Services
One State Street Plaza     99 Church Street           55 Water Street
New York, New York 10004   New York, New York 10007   New York, New York 10041
(212) 908-0500             (212) 553-0300             (212) 438-2430

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 7 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-TOP11

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 09/15/2003
RECORD DATE:  08/29/2003

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                               SCHEDULED BALANCE

--------------------------------------------------------------------------------
                                          % of
   Scheduled     # of      Scheduled      Agg.      WAM              Weighted
    Balance      loans      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------















--------------------------------------------------------------------------------
   Totals
================================================================================

                                   STATE (3)

--------------------------------------------------------------------------------
                                          % of
                 # of      Scheduled      Agg.      WAM              Weighted
      State      Props.     Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------















--------------------------------------------------------------------------------
   Totals
================================================================================

See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 8 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-TOP11

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 09/15/2003
RECORD DATE:  08/29/2003

--------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                          DEBT SERVICE COVERAGE RATIO
--------------------------------------------------------------------------------
                                         % of
 Debt Service       # of    Scheduled    Agg.     WAM                 Weighted
Coverage Ratio      loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------


                                    NOTE RATE
--------------------------------------------------------------------------------
                                         % of
     Note           # of    Scheduled    Agg.     WAM                 Weighted
     Rate           loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                                PROPERTY TYPE (3)
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
Property Type      Props.    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------


                                   SEASONING
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
  Seasoning         loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 9 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-TOP11

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 09/15/2003
RECORD DATE:  08/29/2003

--------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Anticipated Remaining   # of    Scheduled   Agg.     WAM              Weighted
    Term (2)           loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Remaining Amortization  # of    Scheduled   Agg.     WAM              Weighted
        Term           loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------------------
                                         % of
Remaining Stated    # of    Scheduled    Agg.     WAM                 Weighted
    Term            loans    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI
--------------------------------------------------------------------------------
                                        % of
  Age of Most       # of    Scheduled    Agg.     WAM                 Weighted
  Recent NOI       loans     Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 10 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-TOP11

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 09/15/2003
RECORD DATE:  08/29/2003

----------------------------------------------------------------------------------------------------------------
                                               MORTGAGE LOAN DETAIL

----------------------------------------------------------------------------------------------------------------
                                                                                  Anticipated              Neg.
 Loan              Property                      Interest    Principal   Gross     Repayment   Maturity   Amort
Number   ODCR      Type (1)    City     State     Payment     Payment    Coupon       Date       Date     (Y/N)
----------------------------------------------------------------------------------------------------------------










----------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
           Beginning     Ending       Paid     Appraisal    Appraisal     Res.    Mod.
 Loan      Scheduled    Scheduled     Thru     Reduction    Reduction    Strat.   Code
Number      Balance      Balance      Date        Date        Amount      (2)      (3)
---------------------------------------------------------------------------------------










---------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------

                   (1) Property Type Code
                   ----------------------

MF  -  Multi-Family                     OF  -  Office
RT  -  Retail                           MU  -  Mixed Use
HC  -  Health Care                      LO  -  Lodging
IN  -  Industrial                       SS  -  Self Storage
WH  -  Warehouse                        OT  -  Other
MH  -  Mobile Home Park


                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD

                              (3) Modification Code
                              ---------------------

                            1 - Maturity Date Extension
                            2 - Authorization Change
                            3 - Principal Write-Off
                            4 - Combination

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 11 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-TOP11

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 09/15/2003
RECORD DATE:  08/29/2003

-----------------------------------------------------------------------------------------------------------------------------

                                                  PRINCIPAL PREPAYMENT DETAIL

-----------------------------------------------------------------------------------------------------------------------------
                                         Principal Prepayment Amount                   Prepayment Penalties
                Offering Document    -------------------------------------   ------------------------------------------------
Loan Number      Cross-Reference     Payoff Amount     Curtailment Amount     Prepayment Premium     Yield Maintenance Charge
-----------------------------------------------------------------------------------------------------------------------------

















-----------------------------------------------------------------------------------------------------------------------------
  Totals
-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 12 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-TOP11

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 09/15/2003
RECORD DATE:  08/29/2003

-----------------------------------------------------------------------------------------------------------------------------------

                                                          HISTORICAL DETAIL

-----------------------------------------------------------------------------------------------------------------------------------
                                                             Delinquencies
-----------------------------------------------------------------------------------------------------------------------------------
Distribution        30-59 Days       60-89 Days      90 Days or More       Foreclosure            REO             Modifications
  Date              #   Balance      #   Balance       #   Balance         #   Balance         #   Balance         #   Balance
-----------------------------------------------------------------------------------------------------------------------------------















-----------------------------------------------------------------------------------------------------------------------------------

                             Prepayments                    Rate and Maturities
---------------   -------------------------------   --------------------------------
Distribution        Curtailments        Payoff       Next Weighted Avg.
  Date              #   Balance      #   Balance     Coupon      Remit          WAM
------------------------------------------------------------------------------------














-----------------------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 13 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-TOP11

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 09/15/2003
RECORD DATE:  08/29/2003

----------------------------------------------------------------------------------------------------------------------------------

                                                      DELINQUENCY LOAN DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                   Offering        # of                     Current     Outstanding   Status of    Resolution
                   Document       Months    Paid Through      P&I           P&I        Mortgage     Strategy       Servicing
Loan Number    Cross-Reference    Delinq.       Date        Advances     Advances      Loan (1)     Code (2)     Transfer Date
----------------------------------------------------------------------------------------------------------------------------------















----------------------------------------------------------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                              Actual      Outstanding
             Foreclosure       Loan        Servicing    Bankruptcy    REO
Loan Number     Date         Balance       Advances        Date       Date
----------------------------------------------------------------------------------















----------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------

                          (1) Status of Mortgage Loan
                          ---------------------------

A  -  Payments Not Received               2  -  Two Months Delinquent
      But Still in Grace Period           3  -  Three or More Months Delinquent
B  -  Late Payment But Less               4  -  Assumed Scheduled Payment
      Than 1 Month Delinquent                   (Performing Matured Loan)
0  -  Current                             7  -  Foreclosure
1  -  One Month Delinquent                9  -  REO

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                   10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                        Foreclosure
3 - Bankruptcy           8 - Resolved              11 - Full Payoff
4 - Extension            9 - Pending Return        12 - Reps and Warranties
5 - Note Sale                to Master Servicer    13 - Other or TBD

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 14 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-TOP11

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 09/15/2003
RECORD DATE:  08/29/2003

-----------------------------------------------------------------------------------------------------------------------------

                                            SPECIALLY SERVICED LOAN DETAIL - PART 1

-----------------------------------------------------------------------------------------------------------------------------
                          Offering     Servicing  Resolution                                                        Net
Distribution    Loan      Document      Transfer   Strategy     Scheduled   Property          Interest  Actual   Operating
   Date        Number  Cross-Reference    Date      Code (1)     Balance    Type (2)   State    Rate    Balance   Income
-----------------------------------------------------------------------------------------------------------------------------










-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------
                                                         Remaining
Distribution   NOI                 Note     Maturity   Amortization
   Date       Date       DSCR      Date       Date         Term
--------------------------------------------------------------------










--------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                  10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                       Foreclosure
3 - Bankruptcy           8 - Resolved             11 - Full Payoff
4 - Extension            9 - Pending Return       12 - Reps and Warranties
5 - Note Sale                to Master Servicer   13 - Other or TBD

              (2) Property Type Code
              ----------------------

MF - Multi-Family             OF - Office
RT - Retail                   MU - Mixed use
HC - Health Care              LO - Lodging
IN - Industrial               SS - Self Storage
WH - Warehouse                OT - Other
MH - Mobile Home Park

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 15 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-TOP11

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 09/15/2003
RECORD DATE:  08/29/2003

------------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------------------
                         Offering      Resolution     Site
Distribution   Loan       Document      Strategy   Inspection                Appraisal  Appraisal     Other REO
    Date      Number  Cross-Reference   Code (1)      Date     Phase 1 Date     Date      Value    Property Revenue     Comment
------------------------------------------------------------------------------------------------------------------------------------















------------------------------------------------------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 16 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-TOP11

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 09/15/2003
RECORD DATE:  08/29/2003

------------------------------------------------------------------------------------------------------------------------------------

                                                        MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                   Offering
 Loan              Document      Pre-Modification
Number         Cross-Reference        Balance           Modification Date                       Modification Description
------------------------------------------------------------------------------------------------------------------------------------














------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 17 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-TOP11

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 09/15/2003
RECORD DATE:  08/29/2003

-------------------------------------------------------------------------------------------------

                                      LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------
       Final Recovery     Offering                                               Gross Proceeds
 Loan  Determination      Document      Appraisal  Appraisal  Actual    Gross       as a % of
Number     Date       Cross-Reference     Date      Value    Balance  Proceeds   Actual Balance
-------------------------------------------------------------------------------------------------














-------------------------------------------------------------------------------------------------
  Current Total
-------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------
         Aggregate        Net       Net Proceeds               Repurchased
 Loan   Liquidation   Liquidation    as a % of       Realized   by Seller
Number   Expenses*     Proceeds    Actual Balance      Loss       (Y/N)
---------------------------------------------------------------------------














---------------------------------------------------------------------------
  Current Total
---------------------------------------------------------------------------
Cumulative Total
---------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 18 of 18

                                   SCHEDULE A
                                   ----------

           Rates Used in Determination of Class X Pass-Through Rates




                    09/13/2003                   5.55772
                    10/13/2003                   5.40737
                    11/13/2003                   5.55715
                    12/13/2003                   5.40683
                    01/13/2004                   5.55657
                    02/13/2004                   5.40628
                    03/13/2004                   5.40619
                    04/13/2004                   5.55566
                    05/13/2004                   5.40543
                    06/13/2004                   5.55506
                    07/13/2004                   5.40486
                    08/13/2004                   5.55444
                    09/13/2004                   5.55415
                    10/13/2004                   5.40400
                    11/13/2004                   5.55353
                    12/13/2004                   5.40341
                    01/13/2005                   5.40310
                    02/13/2005                   5.40281
                    03/13/2005                   5.40309
                    04/13/2005                   5.55186
                    05/13/2005                   5.40184
                    06/13/2005                   5.55120
                    07/13/2005                   5.40122
                    08/13/2005                   5.55052
                    09/13/2005                   5.55020
                    10/13/2005                   5.40028
                    11/13/2005                   5.54951
                    12/13/2005                   5.39963
                    01/13/2006                   5.39928
                    02/13/2006                   5.39897
                    03/13/2006                   5.39927
                    04/13/2006                   5.54768
                    05/13/2006                   5.39791
                    06/13/2006                   5.54695
                    07/13/2006                   5.39722
                    08/13/2006                   5.54620
                    09/13/2006                   5.54585
                    10/13/2006                   5.39618
                    11/13/2006                   5.54509
                    12/13/2006                   5.39546
                    01/13/2007                   5.39508
                    02/13/2007                   5.39473
                    03/13/2007                   5.39505
                    04/13/2007                   5.54307
                    05/13/2007                   5.39356
                    06/13/2007                   5.54226
                    07/13/2007                   5.39280
                    08/13/2007                   5.54144
                    09/13/2007                   5.54104
                    10/13/2007                   5.39164
                    11/13/2007                   5.53890
                    12/13/2007                   5.38968
                    01/13/2008                   5.53714
                    02/13/2008                   5.38605

                    03/13/2008                   5.38872
                    04/13/2008                   5.53580
                    05/13/2008                   5.45620
                    06/13/2008                   5.60379
                    07/13/2008                   5.45567
                    08/13/2008                   5.60317
                    09/13/2008                   5.60282
                    10/13/2008                   5.45481
                    11/13/2008                   5.60209
                    12/13/2008                   5.45414
                    01/13/2009                   5.45379
                    02/13/2009                   5.45346
                    03/13/2009                   5.45399
                    04/13/2009                   5.60016
                    05/13/2009                   5.45237
                    06/13/2009                   5.59938
                    07/13/2009                   5.45166
                    08/13/2009                   5.62591
                    09/13/2009                   5.62559
                    10/13/2009                   5.47473
                    11/13/2009                   5.62491
                    12/13/2009                   5.47390
                    01/13/2010                   5.47357
                    02/13/2010                   5.47347
                    03/13/2010                   5.47569
                    04/13/2010                   5.62273
                    05/13/2010                   5.49071
                    06/13/2010                   5.66187
                    07/13/2010                   5.56169
                    08/13/2010                   5.74638
                    09/13/2010                   5.74619
                    10/13/2010                   5.58149
                    11/13/2010                   5.74579
                    12/13/2010                   5.58109
                    01/13/2011                   5.58088
                    02/13/2011                   5.58068
                    03/13/2011                   5.58164
                    04/13/2011                   5.74472
                    05/13/2011                   5.58003
                    06/13/2011                   5.74428
                    07/13/2011                   5.57960
                    08/13/2011                   5.74383

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                         MORGAN STANLEY CAPITAL I INC.,
          (FORMERLY KNOWN AS MORGAN STANLEY DEAN WITTER CAPITAL I INC.)
                                    DEPOSITOR
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                     (ISSUABLE IN SERIES BY SEPARATE TRUSTS)
                                 ---------------

         Morgan Stanley Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

         EACH TRUST FUND WILL CONSIST PRIMARILY OF ONE OR MORE SEGREGATED POOLS
OF:
         1) multifamily or commercial mortgage loans;
         2) mortgage participations, mortgage pass-through certificates or mortgage-backed securities;
         3) direct obligations of the United States or other governmental agencies; or
         4) any combination of the 1-3, above, as well as other property as described in the accompanying prospectus supplement.

     The certificates of any series may consist of one or more classes. A given class may:

         o provide for the accrual of interest based on fixed, variable or adjustable rates;
         o be senior or subordinate to one or more other classes in respect of distributions;
         o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;
         o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;
         o provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes;
         o provide for sequential distributions of principal;
         o provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.

     INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 8 IN THIS PROSPECTUS AND ON PAGE S-29 OF THE RELATED PROSPECTUS SUPPLEMENT.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

                   -------------------------------------------
                                 MORGAN STANLEY
                   The date of this Prospectus is May 19, 2003

    IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

     o the timing of interest and principal payments;
     o applicable interest rates;
     o information about the trust fund's assets;
     o information about any credit support or cash flow agreement;
     o the rating for each class of certificates;
     o information regarding the nature of any subordination;
     o any circumstance in which the trust fund may be subject to early termination;
     o whether any elections will be made to treat the trust fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes;
     o the aggregate principal amount of each class of certificates;
     o information regarding any master servicer, sub-servicer or special servicer; and
     o whether the certificates will be initially issued in definitive or book entry form.

     IF THE TERMS OF THE CERTIFICATES OFFERED TO YOU VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT. Further, you should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different.

     Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of Morgan Stanley Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

     This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

     Morgan Stanley Capital I Inc.'s principal executive office is located at 1585 Broadway, 37th Floor, New York, New York 10036, and the telephone number is
(212) 761-4000.
                    ----------------------------------------

     Until 90 days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
Important Notice About Information Presented In This Prospectus And The Accompanying Prospectus Supplement.......ii
Summary Of Prospectus.............................................................................................1
Risk Factors......................................................................................................8
Description Of The Trust Funds...................................................................................22
     Assets......................................................................................................22
     Mortgage Loans..............................................................................................22
     Mortgage Backed Securities..................................................................................27
     Government Securities.......................................................................................28
     Accounts....................................................................................................28
     Credit Support..............................................................................................28
     Cash Flow Agreements........................................................................................29
Use Of Proceeds..................................................................................................29
Yield Considerations.............................................................................................29
     General.....................................................................................................29
     Pass-Through Rate...........................................................................................29
     Timing of Payment of Interest...............................................................................30
     Payments of Principal; Prepayments..........................................................................30
     Prepayments--Maturity and Weighted Average Life.............................................................31
     Other Factors Affecting Weighted Average Life...............................................................32
The Depositor....................................................................................................32
Description Of The Certificates..................................................................................33
     General.....................................................................................................33
     Distributions...............................................................................................33
     Available Distribution Amount...............................................................................34
     Distributions of Interest on the Certificates...............................................................35
     Distributions of Principal of the Certificates..............................................................35
     Components..................................................................................................36
     Distributions on the Certificates of Prepayment Premiums or in Respect of Equity Participations.............36
     Allocation of Losses and Shortfalls.........................................................................36
     Advances in Respect of Delinquencies........................................................................36
     Reports to Certificateholders...............................................................................37
     Termination.................................................................................................40
     Book-Entry Registration and Definitive Certificates.........................................................40
Description Of The Agreements....................................................................................41
     Assignment of Assets; Repurchases...........................................................................42
     Representations and Warranties; Repurchases.................................................................43
     Certificate Account and Other Collection Accounts...........................................................44
     Collection and Other Servicing Procedures...................................................................48
     Subservicers................................................................................................49
     Special Servicers...........................................................................................49
     Realization Upon Defaulted Whole Loans......................................................................49
     Hazard Insurance Policies...................................................................................51
     Rental Interruption Insurance Policy........................................................................53
     Fidelity Bonds and Errors and Omissions Insurance...........................................................53
     Due-on-Sale and Due-on-Encumbrance Provisions...............................................................53
     Retained Interest; Servicing Compensation and Payment of Expenses...........................................53
     Evidence as to Compliance...................................................................................54
     Matters Regarding a Master Servicer and the Depositor.......................................................54
     Events of Default...........................................................................................55
     Rights Upon Event of Default................................................................................56

                                      -i-

     Amendment...................................................................................................57
     The Trustee.................................................................................................57
     Duties of the Trustee.......................................................................................57
     Matters Regarding the Trustee...............................................................................58
     Resignation and Removal of the Trustee......................................................................58
Description Of Credit Support....................................................................................59
     General.....................................................................................................59
     Subordinate Certificates....................................................................................59
     Cross-Support Provisions....................................................................................60
     Insurance or Guarantees for the Whole Loans.................................................................60
     Letter of Credit............................................................................................60
     Insurance Policies and Surety Bonds.........................................................................60
     Reserve Funds...............................................................................................60
     Credit Support for MBS......................................................................................61
Legal Aspects Of The Mortgage Loans And The Leases...............................................................61
     General.....................................................................................................61
     Types of Mortgage Instruments...............................................................................61
     Interest in Real Property...................................................................................62
     Leases and Rents............................................................................................62
     Personalty..................................................................................................63
     Foreclosure.................................................................................................63
     Bankruptcy Laws.............................................................................................68
     Junior Mortgages; Rights of Senior Lenders or Beneficiaries.................................................70
     Environmental Legislation...................................................................................71
     Due-on-Sale and Due-on-Encumbrance..........................................................................74
     Subordinate Financing.......................................................................................74
     Default Interest, Prepayment Premiums and Prepayments.......................................................74
     Acceleration on Default.....................................................................................75
     Applicability of Usury Laws.................................................................................75
     Laws and Regulations; Types of Mortgaged Properties.........................................................75
     Americans With Disabilities Act.............................................................................76
     Soldiers' and Sailors' Civil Relief Act of 1940.............................................................76
     Forfeitures in Drug and RICO Proceedings....................................................................76
Federal Income Tax Consequences..................................................................................77
     General.....................................................................................................77
     Grantor Trust Funds.........................................................................................77
     REMICs......................................................................................................85
     Prohibited Transactions and Other Taxes.....................................................................99
     Liquidation and Termination................................................................................100
     Administrative Matters.....................................................................................100
     Tax-Exempt Investors.......................................................................................100
     Residual Certificate Payments--Non-U.S. Persons............................................................100
     Tax Related Restrictions on Transfers of REMIC Residual Certificates.......................................101
State Tax Considerations........................................................................................103
ERISA Considerations............................................................................................104
     General....................................................................................................104
     Prohibited Transactions....................................................................................104
     Review by Plan Fiduciaries.................................................................................106
Legal Investment................................................................................................106
Plan Of Distribution............................................................................................108
Legal Matters...................................................................................................109
Financial Information...........................................................................................109
Rating..........................................................................................................110
Incorporation Of Information By Reference.......................................................................110
Glossary Of Terms...............................................................................................111

                              SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                                WHAT YOU WILL OWN

TITLE OF CERTIFICATES.....................Mortgage Pass-Through Certificates, issuable in series.

MORTGAGE POOL.............................Each trust fund will consist primarily of one or more segregated pools of:

                                          (1) multifamily or commercial mortgage loans;

                                          (2) mortgage participations, mortgage pass-through certificates or mortgage-backed securities;

                                          (3) direct obligations of the United States or other governmental agencies; or

                                          (4) any combination of 1-3 above, as well as other property as described in the accompanying prospectus supplement.

                                          as to some or all of the mortgage loans, assignments of the leases of the related mortgaged properties or assignments of the rental payments due under those leases.

                                          Each trust fund for a series of certificates may also include:

                                          o        letters of credit, insurance policies, guarantees, reserve funds or other types of credit support; and

                                          o        currency or interest rate exchange agreements and other financial assets.

                           RELEVANT PARTIES AND DATES

ISSUER....................................Morgan Stanley Capital I 200__-__ Trust.

DEPOSITOR.................................Morgan Stanley Capital I Inc. (formerly known as Morgan Stanley Dean Witter
                                          Capital I Inc.), a wholly-owned subsidiary of Morgan Stanley.

MASTER SERVICER...........................The master servicer, if any, for each series of certificates will be named in the related prospectus supplement. The master servicer may be an affiliate of Morgan Stanley Capital I Inc.

SPECIAL SERVICER..........................The special servicer, if any, for each series of certificates will be named, or the circumstances in accordance with which a special servicer will be appointed will be described, in the related prospectus supplement.
                                          The special servicer may be an affiliate of Morgan Stanley Capital I Inc.

TRUSTEE...................................The trustee for each series of certificates will be named in the related prospectus supplement.

ORIGINATOR................................The originator or originators of the mortgage loans will be named in the related prospectus supplement. An originator may be an affiliate of Morgan


                                          Stanley Capital I Inc. Morgan Stanley Capital I Inc. will purchase the mortgage loans or the mortgage backed securities or both, on or before the issuance of the related series of certificates.

                       INFORMATION ABOUT THE MORTGAGE POOL

THE TRUST FUND ASSETS.....................Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

         (a) MORTGAGE ASSETS..............The mortgage loans and the mortgage backed securities, or one or the other, with respect to each series of certificates will consist of a pool of:

                                          o        multifamily or commercial mortgage loans or both;

                                          o        mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by mortgage loans; or

                                          o        a combination of mortgage loans and mortgage backed securities.

                                          The mortgage loans will not be guaranteed or insured by:

                                          o        Morgan Stanley Capital I Inc. or any of its affiliates; or

                                          o        unless the prospectus supplement so provides, any governmental agency or instrumentality or other person.

                                          The mortgage loans will be secured by first liens or junior liens on, or security interests in:

                                          o        residential properties consisting of five or more rental or cooperatively-owned dwelling units; or

                                          o        office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities,
                                                   mini-warehouse facilities or self-storage facilities,
                                                   industrial plants, congregate care facilities, mixed use
                                                   commercial properties or other types of commercial properties.

                                          Unless otherwise provided in the prospectus supplement, the mortgage loans:

                                          o        will be secured by  properties located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico;

                                          o        will have individual principal balances at origination of at least
                                                   $25,000;

                                          o        will have original terms to maturity of not more than 40 years; and

                                          o        will be originated by persons other than Morgan Stanley Capital I
                                                   Inc.

                                          Each mortgage loan may provide for the following payment terms:

                                          o        Each mortgage loan may provide for no accrual of interest or for accrual of interest at a fixed or adjustable rate or at a rate that may

                                      -2-

                                                   be converted from adjustable to fixed, or vice versa, from time to time at the borrower's election. Adjustable mortgage rates may be based on one or more indices.

                                          o        Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events.

                                          o        Each mortgage loan may provide for negative amortization or accelerated amortization

                                          o        Each mortgage loan may be fully amortizing or require a balloon payment due on the loan's stated maturity date.

                                          o        Each mortgage loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment.

                                          o        Each mortgage loan may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval as specified in the related prospectus supplement.

         (b)  GOVERNMENT SECURITIES........If the related prospectus supplement so specifies, the trust fund may include direct obligations of the United States, agencies of the United States or agencies created by government entities which provide for payment of interest or principal or both.

         (c)  COLLECTION ACCOUNTS..........Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders. The person(s) designated in the related prospectus supplement will, to the extent described in this prospectus and the prospectus supplement, deposit into this account all payments and collections received or advanced with respect to the trust fund's assets.
                                           The collection account may be either interest bearing or non-interest bearing, and funds may be held in the account as cash or invested in short-term, investment grade obligations.

         (d)  CREDIT SUPPORT...............If the related prospectus supplement so specifies, one or more classes of certificates may be provided with partial or full protection against certain defaults and losses on a trust fund's mortgage loans and mortgage backed securities.

                                           This protection may be provided by one or more of the following means:

                                           o        subordination of one or more other classes of certificates,

                                           o        letter of credit,

                                           o        insurance policy,

                                           o        guarantee,

                                           o        reserve fund or

                                           o        another type of credit support, or a combination thereof.

                                           The related prospectus supplement will describe the amount and types of

                                      -3-

                                           credit support, the entity providing the credit support, if applicable, and related information. If a particular trust fund includes mortgage backed securities, the related prospectus supplement will describe any similar forms of credit support applicable to those mortgage backed securities.

         (e)  CASH FLOW AGREEMENTS.........If the related prospectus supplement so provides, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the collection accounts will be invested at a specified rate. The trust fund also may include agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the trust fund's assets or on one or more classes of certificates.

                                           Agreements of this sort may include:

                                           o        interest rate exchange agreements,

                                           o        interest rate cap or floor agreements,

                                           o        currency exchange agreements or similar agreements. Currency exchange agreements might be included in a trust fund if some or all of the mortgage loans or mortgage backed securities, such as mortgage loans secured by mortgaged properties located outside the United States, are denominated in a non-United States currency.

                                           The related prospectus supplement will describe the principal terms of any guaranteed investment contract or other agreement and provide information with respect to the obligor. If a particular trust fund includes mortgage backed securities, the related prospectus supplement will describe any guaranteed investment contract or other agreements applicable to those mortgage backed securities.

DISTRIBUTIONS ON CERTIFICATES.............Each series of certificates will have the following characteristics:

                                          o        if the certificates evidence an interest in a trust fund that includes mortgage loans, the certificates will be issued
                                                   pursuant to a pooling agreement;

                                          o        if the certificates evidence an interest in a trust fund that does not include mortgage loans, the certificates will be issued pursuant to a trust agreement;

                                          o        each series of certificates will include one or more classes of certificates;

                                          o        each series of certificates, including any class or classes not offered by this prospectus, will represent, in the aggregate, the entire beneficial ownership interest in the related trust fund;

                                          o        each class of certificates being offered to you, other than certain stripped interest certificates, will have a stated
                                                   principal amount;

                                          o        each class of certificates being offered to you, other than certain stripped principal certificates, will accrue interest based on a fixed, variable or adjustable interest rate.

                                          The related prospectus supplement will specify the principal amount, if any, and the interest rate, if any, for each class of certificates. In the case of a variable or adjustable interest rate, the related prospectus supplement will

                                      -4-

                                          specify the method for determining the rate.

                                          The certificates will not be guaranteed or insured by Morgan Stanley Capital
                                          I Inc. or any of its affiliates. The certificates also will not be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless the related prospectus supplement so provides.

         (a) INTEREST.....................Each class of certificates offered to you, other than stripped principal certificates and certain classes of stripped interest certificates, will accrue interest at the rate indicated in the prospectus supplement. Interest will be distributed to you as provided in the related prospectus supplement.

                                          Interest distributions:

                                          o        on stripped interest certificates may be made on the basis of the notional amount for that class, as described in the related prospectus supplement;

                                          o        may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described in this prospectus and the related prospectus supplement.

         (b) PRINCIPAL....................The certificates of each series initially will have an aggregate principal balance no greater than the outstanding principal balance of the trust fund's assets as of the close of business on the first day of the month during which the trust fund is formed, after application of scheduled payments due on or before that date, whether or not received. The related prospectus supplement may provide that the principal balance of the trust fund's assets will be determined as of a different date. The principal balance of a certificate at a given time represents the maximum amount that the holder is then entitled to receive of principal from future cash flow on the assets in the related trust fund.

                                          Unless the prospectus supplement provides otherwise, distributions of principal:

                                          o        will be made on each distribution date to the holders of the class or classes of certificates entitled to principal distributions, until the principal balances of those certificates have been reduced to zero; and

                                          o        will be made on a pro rata basis among all of the certificates of a given class or by random selection, as described in the prospectus supplement or otherwise established by the trustee.

                                          Stripped interest or interest-only certificates will not have a principal balance and will not receive distributions of principal.

ADVANCES..................................Unless the related prospectus supplement otherwise provides, if a scheduled payment on a mortgage loan is delinquent and the master servicer determines that an advance would be recoverable, the master servicer will, in most cases, be required to advance the shortfall. Neither Morgan Stanley Capital I Inc.
                                          nor any of its affiliates will have any responsibility to make those advances.

                                          The master servicer:

                                          o        will be reimbursed for advances from subsequent recoveries from

                                      -5-

                                                   the delinquent mortgage loan or from other sources, as described in this prospectus and the related prospectus supplement; and

                                          o        will be entitled to interest on advances, if specified in the related prospectus supplement.

                                          If a particular trust fund includes mortgage backed securities, the prospectus supplement will describe any advance obligations applicable to those mortgage backed securities.

TERMINATION...............................The related prospectus supplement may provide for the optional early termination of the series of certificates through repurchase of the trust fund's assets by a specified party, under specified circumstances.

                                          The related prospectus supplement may provide for the early termination of the series of certificates in various ways including:

                                          o        optional early termination where a party identified in the prospectus supplement could repurchase the trust fund assets pursuant to circumstances specified in the prospectus supplement;

                                          o        termination through the solicitation of bids for the sale of all or a portion of the trust fund assets in the event the principal amount of a specified class or classes declines by a specified percentage amount on or after a specified date.

REGISTRATION OF CERTIFICATES..............If the related prospectus supplement so provides, one or more classes of the certificates being offered to you will initially be represented by one or more certificates registered in the name of Cede & Co., as the nominee of Depository Trust Company. If the certificate you purchase is registered in the name of Cede & Co., you will not be entitled to receive a definitive certificate, except under the limited circumstances described in this prospectus.

TAX STATUS OF THE CERTIFICATES............The certificates of each series will constitute either:

                                          o        regular interests and residual interests in a trust treated as a real estate mortgage investment conduit--known as a REMIC--under
                                                   Sections 860A through 860G of the Internal Revenue Code; or

                                          o        interests in a trust treated as a grantor trust under applicable provisions of the Internal Revenue Code.

         (a) REMIC........................The regular certificates of the REMIC generally will be treated as debt obligations of the applicable REMIC for federal income tax purposes. Some of the regular certificates of the REMIC may be issued with original issue discount for federal income tax purposes.

                                          A portion or, in certain cases, all of the income from REMIC residual certificates:

                                          o        may not be offset by any losses from other activities of the holder of those certificates;

                                          o        may be treated as unrelated business taxable income for
                                                   holders of the residual certificates of the REMIC that are subject to tax on unrelated business taxable income, as defined in Section 511 of the Internal Revenue Code; and
                                      -6-



                                          o        may be subject to U.S. withholding tax.

                                          To the extent described in this prospectus and the related prospectus supplement, the certificates offered to you will be treated as:

                                          o        assets described in section 7701(a)(19)(C) of the Internal Revenue
                                                   Code; and

                                          o        "real estate assets" within the meaning of section 856(c)(4)(A) of the Internal Revenue Code.

         (b) GRANTOR TRUST................If no election is made to treat the  trust fund relating to a series of certificates as a REMIC, the trust fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. If the trust fund is a grantor trust, you will be treated as an owner of an undivided pro rata interest in the mortgage pool or pool of securities and any other assets held by the trust fund. In certain cases the certificates may represent interests in a portion of a trust fund as to which one or more REMIC elections, as described above, are also made.

                                          Investors are advised to consult their tax advisors and to review "Federal
                                          Income Tax Consequences" in this prospectus and the related prospectus supplement.

        ERISA CONSIDERATIONS..............If you are subject to Title I of the Employee Retirement Income Security
                                          Act of 1974, as amended--also known as ERISA, or Section 4975 of the Internal
                                          Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited or is not otherwise permissible under either statute.

                                          In general, the related prospectus supplement will specify that some of the classes of certificates may not be transferred unless the trustee and
                                          Morgan Stanley Capital I Inc. receive a letter of representations or an opinion of counsel to the effect that:

                                          o        the transfer will not result in a violation of the prohibited transaction provisions of ERISA or the Internal Revenue Code;

                                          o        the transfer will not cause the assets of the trust fund to be deemed "plan assets" for purposes of ERISA or the Internal
                                                   Revenue Code; and

                                          o        the transfer will not subject any of the trustee, Morgan Stanley
                                                   Capital I Inc. or any servicer to additional obligations.

LEGAL INVESTMENT..........................The related prospectus supplement will specify whether any classes of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
                                          amended. If your investment authority is subject to legal restrictions, you should consult your legal advisors to determine whether any restrictions apply to an investment in these certificates.

RATING....................................At the date of issuance, each class of certificates of each series that are offered to you will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies.

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.


THE LACK OF A SECONDARY
MARKET MAY MAKE IT DIFFICULT
FOR YOU TO RESELL
YOUR CERTIFICATES                           Secondary market considerations may make your certificates difficult to resell or less valuable than you anticipated for a variety of reasons, including:

                                            o        there may not be a secondary market for the certificates;

                                            o        if a secondary market develops, we cannot assure you that
                                                     it will continue or will provide you with the liquidity of investment you may have anticipated. Lack of liquidity
                                                     could result in a substantial decrease in the market value of your certificates;

                                            o        the market value of your certificates will fluctuate with
                                                     changes in interest rates;

                                            o        the secondary market for certificates backed by residential mortgages may be more liquid than the secondary market for certificates backed by multifamily and commercial mortgages so if your liquidity assumptions were based on the secondary
                                                     market for certificates backed by residential mortgages, your assumptions may not be correct;

                                            o        certificateholders have no redemption rights; and

                                            o        secondary market purchasers are limited to this prospectus, the related prospectus supplement and to the reports delivered to certificateholders for information concerning the certificates.

                                            Morgan Stanley & Co. Incorporated currently expects to make a secondary market in your certificates, but it has no obligation to do so.

THE TRUST FUND'S ASSETS MAY BE
INSUFFICIENT TO ALLOW FOR
REPAYMENT IN FULL ON YOUR
CERTIFICATES                                Unless the related prospectus supplement so specifies, the sole source of payment on your certificates will be proceeds from the assets included in the trust fund for each series of certificates and any form of credit enhancement specified in the related prospectus supplement. You will not have any claim against, or security interest in, the trust fund for any other series. In addition, in general, there is no recourse to Morgan
                                            Stanley Capital I Inc. or any other entity, and neither the certificates nor the underlying mortgage loans are guaranteed or insured by any governmental agency or instrumentality or any other entity. Therefore, if the trust fund's assets are insufficient to pay you your

                                      -8-



                                            expected return, in most situations you will not receive paymentfrom any other source. Exceptions include:

                                            o        loan repurchase obligations in connection with a breach of certain of the representations and warranties; and

                                            o        advances on delinquent loans, to the extent the master
                                                     servicer deems the advance will be recoverable.

                                            Because some of the representations and warranties with respect to the mortgage loans or mortgage backed securities may have been made or assigned in connection with transfers of the mortgage loans or mortgage backed securities prior to the closing date, the rights of the trustee and the certificateholders with respect to those representations or warranties will be limited to their rights as assignees. Unless the related prospectus supplement so specifies, neither Morgan Stanley Capital I Inc., the master servicer nor any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

                                            There may be accounts, as described in the related prospectus supplement, maintained as credit support. The amounts in these accounts may be withdrawn, under conditions described in the related prospectus supplement.
                                            Any withdrawn amounts will not be available for the future payment of principal or interest on the certificates.

                                            If a series of certificates consists of one or more classes of subordinate certificates, the amount of any losses or shortfalls in collections of assets on any distribution date will be borne first by one or more classes of the subordinate certificates, as described in the related prospectus supplement. Thereafter, those losses or shortfalls will be borne by the remaining classes of certificates, in the priority and manner and subject to the limitations specified in the related prospectus supplement.

PREPAYMENTS AND REPURCHASES
MAY REDUCE THE YIELD ON YOUR
CERTIFICATES                                he yield on your certificates may be reduced by prepayments on the mortgage loans or mortgage backed securities because prepayments affect the average life of the certificates. Prepayments can be voluntary, if permitted, and involuntary, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties. The investment performance of your certificates may vary materially and adversely from your expectation if the actual rate of prepayment is higher or lower than you anticipated.

                                            Voluntary prepayments may require the payment of a yield maintenance or prepayment premium. Nevertheless, we cannot assure you that the existence of the prepayment premium will cause a borrower to refrain from prepaying its mortgage loan nor can we assure you of the rate at which prepayments will occur. Morgan Stanley Mortgage Capital Inc., under certain circumstances, may be required to repurchase a mortgage loan from the trust fund if there has been a breach of a representation or warranty. The repurchase price paid will be passed through to you, as a certificateholder, with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable.


                                      -9-


                                            Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

                                            In a pool of mortgage loans, the rate of prepayment is unpredictable as it is influenced by a variety of factors including:

                                            o        the terms of the mortgage loans;

                                            o        the length of any prepayment lockout period;

                                            o        the prevailing interest rates;

                                            o        the availability of mortgage credit;

                                            o        the applicable yield maintenance charges or prepayment premiums;

                                            o        the servicer's ability to enforce those yield maintenance
                                                     charges or prepayment premiums;

                                            o        the occurrence of casualties or natural disasters; and

                                            o        economic, demographic, tax, legal or other factors.

                                            There can be no assurance that the rate of prepayments will conform to any model described in this prospectus or in the related prospectus supplement.

                                            Some of the certificates may be more sensitive to prepayments than other certificates and in certain cases, the certificateholder holding these certificates may fail to recoup its original investment. You should carefully consider the specific characteristics of the certificates you purchase, as well as your investment approach and strategy. For instance, if you purchase a certificate at a premium, a prepayment may reduce the stream of interest payments you are entitled to receive on your certificate and your actual yield may be lower than your anticipated yield. Similarly, if you purchase a certificate which provides for the payment of interest only, or a certificate which provides for the payment of interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of a series, you will probably be extremely sensitive to prepayments because a prepayment may reduce the stream of interest payments you are entitled to receive on your certificate.

IF PREPAYMENT PREMIUMS ARE                  The yield on your certificates may be less than anticipated because the
NOT ENFORCED, YOUR CERTIFICATES             prepayment premium or yield maintenance required under certain
MAY BE ADVERSELY AFFECTED                   prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws.

                                            o        Some courts may consider the prepayment premium to be
                                                     usurious.

                                            o        Even if the prepayment premium is enforceable, we cannot
                                                     assure you that foreclosure proceeds will be sufficient to pay the prepayment premium.

                                      -10-



                                            o        Although the collateral substitution provisions related to defeasance are not suppose to be treated as a prepayment and should not affect your certificates, we cannot assure you that a court will not interpret the defeasance provisions as
                                                     requiring a prepayment premium; nor can we assure you that if it is treated as a prepayment premium, the court will find the defeasance income stream enforceable.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY ADVERSELY
AFFECT PAYMENT ON YOUR CERTIFICATES         As principal payments or prepayments are made on a mortgage loan, the mortgage pool will be exposed to concentration risks with respect to the diversity of mortgaged properties, types of mortgaged  properties and number of borrowers. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to these concentration risks than are classes with an earlier sequential designation or higher priority.
                                            This is so because principal on the certificates will be payable in sequential order, and no class entitled to a distribution of principal will receive its principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

RATINGS DO NOT GUARANTY
PAYMENT                                     Any rating assigned by a rating agency to a class of certificates reflects the rating agency's assessment of the likelihood that holders of the class of certificates will receive the payments to which they are entitled.

                                            o        The ratings do not assess the likelihood that you will receive timely payments on your certificates.

                                            o        The ratings do not assess the likelihood of prepayments,
                                                     including those caused by defaults.

                                            o        The ratings do not assess the likelihood of early optional termination of the certificates.

                                            Each rating agency rating classes of a particular series will determine the amount, type and nature of credit support required for that series. This determination may be based on an actuarial analysis of the behavior of mortgage loans in a larger group taking into account the appraised value of the real estate and the commercial and multifamily real estate market.

                                            o        We cannot assure you that the historical data supporting the actuarial analysis will accurately reflect or predict the rate of delinquency, foreclosure or loss that will be experienced by the mortgage loans in a particular series.

                                            o        We cannot assure you that the appraised value of any property securing a mortgage loan in a particular series will remain stable throughout the life of your certificate.

                                            o        We cannot assure you that the real estate market will not
                                                     experience an overall decline in property values nor can we assure you that the outstanding balance of any mortgage loan in a

                                      -11-

                                                     particular series will always be less than the market value of the property securing the mortgage loan.

RATINGS DO NOT GUARANTY VALUE               If one or more rating agencies downgrade certificates of a series, your certificate will decrease in value. because none of Morgan Stanley
                                            Capital I Inc., the seller, the master servicer, the trustee or any affiliate has any obligation to maintain a rating of a class of certificates, you will have no recourse if your certificate decreases in value.

CASH FLOW FROM THE PROPERTIES
MAY BE VOLATILE AND INSUFFICIENT
TO ALLOW TIMELY PAYMENT ON
YOUR CERTIFICATES                           Repayment of a commercial or multifamily mortgage Loan is dependent on the income produced by the property. Therefore, the borrower's ability to repay a mortgage loan depends primarily on the successful operation of the property and the net operating income derived from the property. Net operating income can be volatile and may be adversely affected by factors such as:

                                            o        economic conditions causing plant closings or industry
                                                     slowdowns;

                                            o        an oversupply of available retail space, office space or
                                                     multifamily housing;

                                            o        changes in consumer tastes and preferences;

                                            o        decrease in consumer confidence;

                                            o        retroactive changes in building codes;

                                            o        the age, design and construction quality of the property,
                                                     including perceptions regarding the attractiveness,
                                                     convenience or safety of the property;

                                            o        the age, design, construction quality and proximity of
                                                     competing properties;

                                            o        increases in operating expenses due to external factors such as increases In heating or electricity costs;

                                            o        increases in operating expenses due to maintenance or
                                                     improvements required at the property;

                                            o        a decline in the financial condition of a major tenant;

                                            o        a decline in rental rates as leases are renewed or entered into with new tenants;

                                            o        the concentration of a particular business type in a building;

                                            o        the length of tenant leases;

                                            o        the creditworthiness of tenants; and

                                            o        the property's "operating leverage."

                                      -12-

                                            Operating leverage refers to the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenue and the level of capital expenditures required to maintain the property and retain or replace tenants.

                                            If a commercial property is designed for a specific tenant, net operating income may be adversely affected if that tenant defaults under its obligations because properties designed for a specific tenant often require substantial renovation before it is suitable for a new tenant. As a result, the proceeds from liquidating this type of property following foreclosure might be insufficient to cover the principal and interest due under the loan.

                                            It is anticipated that a substantial portion of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. Therefore, if a borrower defaults, recourse may be had only against the specific property and any other assets that have been pledged to secure the related mortgage loan.

PROPERTY VALUE MAY BE
ADVERSELY AFFECTED EVEN WHEN
THERE IS NO CHANGE IN CURRENT
OPERATING INCOME                            Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include among others:

                                            o        changes in governmental regulations, fiscal policy, zoning or tax laws;

                                            o        potential environmental legislation or liabilities or other legal liabilities;

                                            o        the availability of refinancing; and

                                            o        changes in interest rate levels or yields required by investors in income producing commercial properties.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT

                                            The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

                                            o        responding to changes in the local market;

                                            o        planning and implementing the rental structure;

                                            o        operating the property and providing building services;

                                            o        managing operating expenses; and

                                            o        assuring that maintenance and capital improvements are carried out in a timely fashion.

                                            A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and

                                      -13-

                                            preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long term viability of an income producing property. Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

                                            Morgan Stanley Capital I Inc. makes no representation or warranty as to the skills of any present or future managers. Additionally, Morgan Stanley
                                            Capital I Inc. cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.


YOU SHOULD CONSIDER THE
NUMBER OF MORTGAGE
LOANS IN THE POOL                           Assuming pools of equal aggregate unpaid principal balances, the concentration of default, foreclosure and loss in a trust fund containing fewer mortgage loans will generally be higher than that in trust fund containing more mortgage loans.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED                   Payments under the mortgage loans are generally not insured or guaranteed by any person or entity.

                                            In general, the borrowers under the mortgage loans will be entities created to own or purchase the related commercial property. The borrowers are set up this way, in significant part, to isolate the property from the debts and liabilities of the person creating the entity. Unless otherwise specified, the loan will represent a nonrecourse obligation of the related borrower secured by the lien of the related mortgage and the related lease assignments. Even if the loan is recourse, the borrower generally will not have any significant assets other than the property or properties and the related leases, which will be pledged to the trustee. Therefore, payments on the loans and, in turn, payments of principal and interest on your certificates, will depend primarily or solely on rental payments by the lessees. Those rental payments will, in turn, depend on continued occupancy by, or the creditworthiness of, those lessees. Both continued occupancy and creditworthiness may be adversely affected by a general economic downturn or an adverse change in the lessees' financial conditions.

BORROWER MAY BE UNABLE TO
REPAY THE REMAINING PRINCIPAL
BALANCE ON ITS MATURITY DATE
WHICH WOULD ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES                Some of the mortgage loans may not be fully amortizing over their terms to maturity and will require substantial principal payments--i.e., balloon payments--at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because a borrower's ability to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the mortgaged property. However, refinancing a loan or selling the property will be affected by a number of factors, including:

                                            o        interest rates;

                                            o        the borrower's equity in the property;

                                      -14-


                                            o        the financial condition and operating history of the borrower and the property;

                                            o        tax laws;

                                            o        renewability of operating licenses;

                                            o        prevailing economic conditions and the availability of credit for commercial and multifamily properties;

                                            o        with respect to certain multifamily properties and mobile home parks, rent control laws; and

                                            o        with respect to hospitals, nursing homes and convalescent
                                                     homes, reimbursement rates from private and public coverage providers.

YOUR CERTIFICATES WILL BEAR
LOSSES IF INSUFFICIENT FUNDS ARE
AVAILABLE TO SATISFY ANY JUNIOR
MORTGAGE LOANS                              If the prospectus supplement so specifies, some of the mortgage loans may be secured primarily by junior mortgages. In the event of a liquidation, satisfaction of a mortgage loan secured by a junior mortgage will be subordinate to the satisfaction of the related senior mortgage loan. If the proceeds are insufficient to satisfy the junior mortgage and the related senior mortgage, the junior mortgage loan in the trust fund would suffer a loss and the class of certificate you own may bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be even greater in the case of junior mortgage loans. See "--Risks Factors."

OBLIGOR DEFAULT MAY ADVERSELY
AFFECT PAYMENT ON YOUR CERTIFICATES         If the related prospectus supplement so specifies, a master servicer, a sub-servicer or a special servicer will be permitted, within prescribed parameters, to extend and modify whole loans that are in default or as to which a payment default is imminent. Any ability to extend or modify may apply, in particular, to whole loans with balloon payments. In addition, a master servicer, a sub-servicer or a special servicer may receive a workout fee based on receipts from, or proceeds of, those whole loans. While any entity granting this type of extension or modification generally will be required to determine that the extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there is no assurance this will be the case. Additionally, if the related prospectus supplement so specifies, some of the mortgage loans included in the mortgage pool may have been subject to workouts or similar arrangements following prior periods of delinquency and default.

TENANT BANKRUPTCY MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                        The bankruptcy or insolvency of a major tenant, or of a number of smaller tenants may adversely affect the income produced by a mortgaged property.
                                            Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent reserved for the periods prior to the bankruptcy petition or the earlier surrender of the leased

                                      -15-

                                            premises, which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining rent reserved under the lease, but not more than three years' rent to cover any rejection related claims.

BORROWER BANKRUPTCY MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                        Under the Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

                                            o        grant a debtor a reasonable time to cure a payment default on a mortgage loan;

                                            o        reduce monthly payments due under a mortgage loan;

                                            o        change the rate of interest due on a mortgage loan; or

                                            o        otherwise alter the mortgage loan's repayment schedule.

                                            Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the mortgaged property in a manner that would substantially diminish the position of the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                            Under the Bankruptcy Code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The Bankruptcy Code also may interfere with the lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                            As a result of the foregoing, the lender's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

SOPHISTICATION OF THE BORROWER
MAY ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                        In general, the mortgage loans will be made to partnerships, corporations or other entities rather than individuals. This may entail

                                      -16-


                                            greater risks of loss from delinquency and foreclosure than do single family mortgage loans. In addition, the borrowers under commercial mortgage loans may be more sophisticated than the average single family home borrower. This may increase the likelihood of protracted litigation or the likelihood of bankruptcy in default situations.

CREDIT SUPPORT MAY NOT COVER
LOSSES OR RISKS WHICH COULD
ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES                           Although the prospectus supplement for a series of certificates will describe the credit support for the related trust fund, the credit support will be limited in amount and coverage and may not cover all potential losses or risks. Use of credit support will be subject to the conditions and limitations described in the prospectus and in the related prospectus supplement. Moreover, any applicable credit support may not cover all potential losses or risks. For example, credit support may not cover fraud or negligence by a mortgage loan originator or other parties.

                                            A series of certificates may include one or more classes of subordinate certificates, which may include certificates being offered to you. Although subordination is intended to reduce the senior certificateholders' risk of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments are made in a specified order of priority, and limits exist with respect to the aggregate amount of claims under any related credit support, the credit support may be exhausted before the principal of the certificate classes with lower priority has been repaid. Significant losses and shortfalls on the assets consequently may fall primarily upon classes of certificates having a lower payment priority. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates evidencing an interest in a covered series will be subject to the risk that the credit support will be exhausted by the claims of other covered series.

                                            The amount of any credit support supporting one or more classes of certificates being offered to you, including the subordination of one or more classes will be determined on the basis of criteria established by each pertinent rating agency. Those criteria will be based on an assumed level of defaults, delinquencies, other losses or other factors. However, the loss experience on the related mortgage loans or mortgage backed securities may exceed the assumed levels. See "Description of Credit Support."

                                            Regardless of the form of any credit enhancement, the amount of coverage will be limited and, in most cases, will be subject to periodic reduction, in accordance with a schedule or formula. The master servicer generally will be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates, if the applicable rating agency indicates that the then-current ratings will not be adversely affected. A rating agency may lower the ratings of any series of certificates if the obligations of any credit support provider are downgraded. The ratings also may be lowered if losses on the related mortgage loans or MBS substantially exceed the level contemplated by the rating agency at the time of its initial rating analysis. Neither Morgan
                                            Stanley Capital I Inc., the master servicer nor

                                      -17-


                                            any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any ratings of any series of certificates.

INVESTORS IN SUBORDINATE CLASSES
OF CERTIFICATES MAY BE SUBJECT
TO DELAYS IN PAYMENT AND MAY
NOT RECOVER THEIR INITIAL
INVESTMENTS                                 To the extent described in this prospectus, the subordinate certificateholders' rights to receive distributions with respect to the assets to which they would otherwise be entitled will be subordinate to the rights of the senior certificateholders and of the master servicer, if the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses. As a result, investors in subordinate certificates must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments.

                                            The yields on the subordinate certificates may be extremely sensitive to the loss experience of the assets and the timing of any losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount assumed by an investor, the yields to maturity on the subordinate certificates may be lower than anticipated.

DIFFICULTIES IN ENFORCEMENT OF
LOAN PROVISIONS MAY ADVERSELY
AFFECT PAYMENT ON YOUR CERTIFICATES         The mortgage loans may contain due-on-sale clauses, which permit a lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property and debt-acceleration clauses, which permit a lender to accelerate the loan upon a monetary or non-monetary default by the borrower.
                                            These clauses are generally enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts, however, may refuse to enforce these clauses if acceleration of the indebtedness would be inequitable, unjust or unconscionable.

                                            If the related prospectus supplement so specifies, the mortgage loans will be secured by an assignment of leases and rents. Pursuant to those assignments, the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived from the leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. These assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Legal
                                            Aspects of the Mortgage Loans and the Leases--Leases and Rents."



                                                          -18-


ENVIRONMENTAL ISSUES AT THE
MORTGAGED PROPERTIES MAY
ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES                           Real property pledged as security for a mortgage loan may be subject to environmental risks. Under federal law and the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over the lien of an existing mortgage against the property.
                                            Moreover, the presence of hazardous or toxic substances, or the failure to remediate the property, may adversely affect the owner or operator's ability to borrow using the property as collateral. In addition, under the laws of some states and under CERCLA and other federal law, a lender may become liable, as an "owner operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the management or operations of the borrower. Liability may be imposed even if the environmental damage or threat was caused by a prior owner.

                                            Under certain circumstances, a lender also risks this type of liability on foreclosure of the mortgage. Unless the related prospectus supplement specifies otherwise, neither the master servicer, the sub-servicer nor the special servicer may acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that:

                                            o    the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

                                            o    if the mortgaged property is not in compliance with applicable environmental laws or circumstances requiring any of the foregoing actions are present, that it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and take the actions as would be necessary and appropriate to effect compliance or respond to those circumstances.

                                            See "Legal Aspects of the Mortgage Loans and Leases--Environmental Legislation."

IF YOU ARE SUBJECT TO ERISA,
YOU MAY NOT BE ELIGIBLE TO
PURCHASE CERTIFICATES                       Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations governing those plans, prospective investors that are subject to
                                            ERISA are urged to consult their own counsel regarding consequences under
                                            ERISA of acquisition, ownership and disposition of the offered certificates of any series.

THE INCOME TAX CONSIDERATIONS
SHOULD IMPACT YOUR DECISION TO
PURCHASE A REMIC RESIDUAL
CERTIFICATE                                 Except as provided in the prospectus supplement, REMIC residual certificates are anticipated to have "phantom income" associated with



                                                          -19-


                                            them. That is, taxable income is anticipated to be allocated to the REMIC residual certificates in the early years of the existence of the related
                                            REMIC--even if the REMIC residual certificates receive no distributions from the related REMIC--with a corresponding amount of losses allocated to the
                                            REMIC residual certificates in later years. Accordingly, the present value of the tax detriments associated with the REMIC residual certificates may significantly exceed the present value of the tax benefits related thereto, and the REMIC residual certificates may have a negative "value."

                                            Moreover, the REMIC residual certificates will, in effect, be allocated an amount of gross income equal to the non-interest expenses of the REMIC, but those expenses will be deductible only as itemized deductions, and will be subject to all the limitations applicable to itemized deductions, by holders of REMIC residual certificates that are individuals. Accordingly, investment in the REMIC residual certificates generally will not be suitable for individuals or for certain pass-through entities, such as partnerships or S corporations, that have individuals as partners or shareholders. In addition, REMIC residual certificates are subject to restrictions on transfer. Finally, prospective purchasers of a REMIC residual certificate should be aware that final Treasury Department regulations do not permit certain REMIC residual interests to be marked to market.

REQUIRED CONSENT IN CONNECTION
WITH SERVICING THE PROPERTIES
MAY EFFECT THE TIMING OF
PAYMENTS ON YOUR CERTIFICATES               Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate principal balance of all outstanding certificates of a series or a similar means of allocating decision-making will be required to direct certain actions. The actions may include directing the special servicer or the master servicer regarding measures to be taken with respect to some of the mortgage loans and real estate owned properties and amending the relevant pooling agreement or trust agreement.
                                            The consent or approval of these holders will be sufficient to bind all certificateholders of the relevant series. See "Description of the
                                            Agreements--Events of Default," "--Rights Upon Event of Default," and
                                            "--Amendment."

LITIGATION ARISING OUT OF
ORDINARY BUSINESS MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                        There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. This litigation could cause a delay in the payment on your certificates. Therefore, we cannot assure you that this type of litigation would not have a material adverse effect on your certificates.

COMPLIANCE WITH THE AMERICANS
WITH DISABILITIES ACT OF 1990
MAY BE EXPENSIVE AND MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                        Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to



                                                          -20-


                                            access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. These costs of complying with the
                                            Americans with Disabilities Act of 1990 and the possible imposition of fines for noncompliance would result in additional expenses on the mortgaged properties, which could have an adverse effect on your certificates.

IF YOUR CERTIFICATE IS
BOOK-ENTRY, YOU WILL NOT BE
RECOGNIZED AS A
CERTIFICATEHOLDER BY THE TRUSTEE            If the prospectus supplement so provides, one or more classes of the certificates offered to you will be initially represented by one or more certificates for each class registered in the name of Cede & Co., the nominee for the Depository Trust Company. If you purchase this type of certificate:

                                            o    your certificate will not be registered in your name or the name of your nominee;

                                            o    you will not be recognized by the trustee as a certificateholder; and

                                            o    you will be able to exercise your right as a certificateholder only through the Depository Trust Company and its participating organizations.

                                            You will be recognized as a certificateholder only if and when definitive certificates are issued. See "Description of the Certificates--Book-Entry
                                            Registration and Definitive Certificates."

                -------------------------------------------------

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under "Risk Factors" and elsewhere in this prospectus.

                         DESCRIPTION OF THE TRUST FUNDS

     Capitalized terms are defined in the "Glossary of Terms" beginning on page 111.

ASSETS

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

         o   multifamily mortgage loans, commercial mortgage loans or both;

         o mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities;

         o direct obligations of the United States, agencies of the United States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed; or

         o a combination of mortgage loans, mortgage backed securities and government securities.

     Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any government agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

     Unless otherwise specified in the related prospectus supplement, the certificates of any series will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

   GENERAL

     The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

         o Multifamily Properties which are residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings; or

         o Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property. Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the prospectus supplement, the term of any leasehold will exceed the term of the related mortgage note by at least five years. Each mortgage loan will have been originated by a person other than Morgan Stanley Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Capital I Inc., mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

   LEASES

     If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents". Alternatively, if specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

     If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

     To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility, while other leases provide that it is the lessee's responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

   DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

     Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the property rather than upon the liquidation value of the real estate.

Unless otherwise specified in the prospectus supplement, the mortgage loans will be non-recourse loans, which means that, absent special facts, the lender may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the borrower's assets, in the event of the borrower's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

         o   non-cash items such as depreciation and amortization;

         o   capital expenditures; and

         o   debt service on loans secured by the mortgaged property.

     The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

     As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant-stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See "--Leases" above.

     The duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties. However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related Debt Service Coverage Ratio may be high.

     The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

     Appraised values for income-producing properties may be based on:

         o the recent resale value of comparable properties at the date of the appraisal;

         o   the cost of replacing the property;

         o a projection of value based upon the property's projected net cash flow; or

         o a selection from or interpolation of the values derived from the methods listed here.

     Each of these appraisal methods presents analytical challenges for the following reasons:

         o it is often difficult to find truly comparable properties that have recently been sold;

         o the replacement cost of a property may have little to do with its current market value;

         o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate;

         o more than one of the appraisal methods may be used and each may produce significantly different results; and

         o if a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio or vice versa, the analysis of default and loss risks is difficult.

     While Morgan Stanley Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors--Borrower May Be Unable To Repay The Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect Payment On Your Certificates," "--Your Certificates Will Bear Losses If Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans," and "--Obligor Default May Adversely Affect Payment on Your Certificates."

   LOAN-TO-VALUE RATIO

     The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

         o the appraised value determined in an appraisal obtained by the originator at origination of that loan and

         o   the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

   MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

         o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans, unless the related prospectus supplement provides otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

         o the type of property securing the mortgage loans, e.g., multifamily property or commercial property and the type of property in each category;

         o the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

         o the earliest and latest origination date and maturity date of the mortgage loans;

         o the weighted average, by principal balance, of the Loan-to-Value Ratios at origination of the mortgage loans;

         o the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

         o the state or states in which most of the mortgaged properties are located;

         o information with respect to the prepayment provisions, if any, of the mortgage loans;

         o   the weighted average Retained Interest, if any;

         o with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the adjustable rate loan and the frequency of monthly payment adjustments;

         o the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

         o information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

The related prospectus supplement will also contain certain information available to Morgan Stanley Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to Morgan Stanley Capital I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

   PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will:

         o have individual principal balances at origination of not less than $25,000;

         o   have original terms to maturity of not more than 40 years; and

         o provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

     Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement.

Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

     In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

MORTGAGE BACKED SECURITIES

     Any MBS will have been issued pursuant to an MBS Agreement. A seller, the MBS issuer, or the servicer of the underlying mortgage loans or Underlying MBS, or a combination of those entities, will have entered into the MBS Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

     Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

         o the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

         o the original and remaining term to stated maturity of the MBS, if applicable;

         o whether the MBS is entitled only to interest payments, only to principal payments or to both;

         o the pass-through or bond rate of the MBS or formula for determining the rates, if any;

         o the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features;

         o   the MBS issuer, MBS servicer and MBS trustee, as applicable;

         o characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to the MBS;

         o the terms on which the MBS or the related Underlying Mortgage Loans or Underlying MBS may, or are required to, be purchased prior to their maturity;

         o the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

         o   the servicing fees payable under the MBS Agreement;

         o the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph;

         o the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS, and

         o whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

     If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Capital I Inc. that each represent an interest in one or more Underlying Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose the Underlying Mortgage Loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

GOVERNMENT SECURITIES

     The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

         o the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

         o the original and remaining terms to stated maturity of the government securities;

         o whether the government securities are entitled only to interest payments, only to principal payments or to both;

         o the interest rates of the government securities or the formula to determine the rates, if any;

         o   the applicable payment provisions for the government securities;
             and

         o to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

     If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series in the form of subordination of one or more other classes of certificates in the series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your Certificates."

CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non-United States currency. The principal terms of any guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash Flow Agreement.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

         o the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

         o the effect, if any, of the prepayment of any mortgage loan or MBS on the pass-through rate of one or more classes of certificates; and

         o whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the Interest Accrual Period for that Distribution Date. As indicated in this prospectus under "--Pass-Through Rate" above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

         o will correspond to the rate of principal payments on the assets in the related trust fund;

         o is likely to be affected by the existence of Lockout Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

         o is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

     When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related prospectus supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

     If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

     In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

     Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

     Morgan Stanley Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

   TYPE OF MORTGAGE ASSET

     A number of mortgage loans may have balloon payments due at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

   FORECLOSURES AND PAYMENT PLANS

     The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

   DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

     Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will be required to exercise--or waive its right to exercise--any rights that the trustee may have as lender to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

                                 THE DEPOSITOR

     Morgan Stanley Capital I Inc. (formerly known as Morgan Stanley Dean Witter Capital I Inc.), the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4000.

     Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

         o provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

         o be senior or subordinate to one or more other classes of certificates in respect of distributions on the certificates;

         o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

         o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

         o provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

         o provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

         o provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component; or

         o   do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--If Your Certificate Is Book-Entry, You Will Not Be Recognized As Certificateholder By The Trustee." Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate Balance, Notional Amount or percentage interest but of different authorized denominations.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

     Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the certificates of each series on each Distribution Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. Unless provided otherwise in the related prospectus supplement, the Available Distribution Amount for each Distribution Date equals the sum of the following amounts:

         1. the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

             o all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

             o unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period; and

             o all amounts in the Certificate Account that are due or reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the master servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

         2. if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

         3. all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

         4. if and to the extent the related prospectus supplement so provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

         5. unless the related prospectus supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the Distribution Date.

     The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates, other than classes of Stripped Principal Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, variable or adjustable rate at which interest will accrue on the class or a component thereof. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate. Unless otherwise specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued Certificate Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding Notional Amount thereof immediately prior to each Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

     The method of determining the Notional Amount for any class of Stripped Interest Certificates will be described in the related prospectus supplement. Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of Accrued Certificate Interest that may be added to the Certificate Balance of a Class of Offered Certificates may be reduced. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class. See "Risk Factors--Prepayments And Repurchases May Reduce The Yield On Your Certificates," and "--If Prepayment Premiums Are Not Enforced, Your Certificates May Be Adversely Affected," and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The certificates of each series, other than certain classes of Stripped Interest Certificates, will have a Certificate Balance. The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued Certificate Interest. Unless otherwise provided in the related prospectus supplement, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, distributions of principal will be made on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the Certificate Balance of that class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

     To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To the extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of a class of certificates. In this case, references to Certificate Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date. The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. The master servicer or other entity required to make advances will advance, subject to that entity's good faith determination that the advances will be reimbursable from Related Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of Subordinate Certificates. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of the master servicer's or another entity's funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series. However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the Certificate Account, the master servicer is required to replace the funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.

REPORTS TO CERTIFICATEHOLDERS

     Unless otherwise provided in the prospectus supplement, with each distribution to holders of any class of certificates of a series, the master servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

       (1) the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

       (2) the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

       (3)   the amount of the distribution allocable to

             o    prepayment premiums and

             o    payments on account of Equity Participations;

       (4) the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

       (5) the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

       (6) the aggregate principal balance of the assets at the close of business on that Distribution Date;

       (7) the number and aggregate principal balance of Whole Loans in respect of which:

             o    one scheduled payment is delinquent,

             o    two scheduled payments are delinquent,

             o    three or more scheduled payments are delinquent and

             o    foreclosure proceedings have been commenced;

       (8) with respect to each Whole Loan that is delinquent two or more months:

             o    the loan number thereof,

             o    the unpaid balance thereof,

             o    whether the delinquency is in respect of any balloon payment,

             o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

             o if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming the mortgage loan is subsequently liquidated through foreclosure,

             o whether a notice of acceleration has been sent to the borrower and, if so, the date of the notice,

             o whether foreclosure proceedings have been commenced and, if so, the date so commenced and

             o if the mortgage loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

       (9) with respect to any Whole Loan liquidated during the related Due Period other than by payment in full:

             o    the loan number thereof,

             o    the manner in which it was liquidated and

             o    the aggregate amount of liquidation proceeds received;

       (10) with respect to any Whole Loan liquidated during the related Due Period,

             o the portion of the liquidation proceeds payable or reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

             o    the amount of any loss to certificateholders;

       (11) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period,

             o    the loan number of the related mortgage loan and

             o    the date of acquisition;

       (12) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period:

             o    the book value,

             o the principal balance of the related mortgage loan immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement,

             o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

             o if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

       (13)  with respect to any REO Property sold during the related Due Period

             o    the loan number of the related mortgage loan,

             o    the aggregate amount of sale proceeds,

             o the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO Property or the related mortgage loan and

             o the amount of any loss to certificateholders in respect of the related mortgage loan;

       (14) the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the Distribution Date, separately identifying any reduction in the Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to the balance;

       (15) the aggregate amount of principal prepayments made during the related Due Period;

       (16) the amount deposited in the reserve fund, if any, on the Distribution Date;

       (17) the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

       (18) the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the Distribution Date;

       (19) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

       (20) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

       (21) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the Series as of the close of business on the Distribution Date; and

       (22)  the aggregate amount of payments by the borrowers of:

             o    default interest,

             o    late charges and

             o assumption and modification fees collected during the related Due Period.

     In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of the certificates.

     Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

     The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

         o the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and

         o the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the Depository Trust Company ("DTC").

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect Participants.

     Unless otherwise provided in the related prospectus supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related prospectus supplement, the only certificateholder will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     DTC has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

         o Morgan Stanley Capital I Inc. advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Capital I Inc. is unable to locate a qualified successor, or

         o Morgan Stanley Capital I Inc., at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners. Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

     The certificates will be offered pursuant to a Pooling Agreement or a Trust Agreement.

         o A Pooling Agreement will be used where the trust fund includes Whole Loans. The parties to a Pooling Agreement will be Morgan Stanley Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, unless otherwise specified in the prospectus supplement, will be appointed. This servicer will service all or a significant number of Whole Loans directly without a subservicer. References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly.

         o A Trust Agreement will be used where the trust fund does not include Whole Loans. The parties to a Trust Agreement will be Morgan Stanley Capital I Inc. and a trustee. A manager or administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

     The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe some of the provisions that may appear in each Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of certificates, Morgan Stanley Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related prospectus supplement, the schedule will include detailed information

         o in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

         o in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and MBS trustee, the pass-through or bond rate or formula for determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement, the related Agreement will require Morgan Stanley Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

     The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders. Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole Loan from the trustee at the Purchase Price or substitute the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

     If so provided in the related prospectus supplement, Morgan Stanley Capital I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

     With respect to each Government Security or MBS in certificated form, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the Government Security or MBS, as applicable, to the trustee for the benefit of the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, Morgan Stanley Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the related prospectus supplement Morgan Stanley Capital I Inc. will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

         o the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related Agreement;

         o the existence of title insurance insuring the lien priority of the Whole Loan;

         o   the authority of the Warrantying Party to sell the Whole Loan;

         o the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

         o the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

         o the existence of hazard and extended perils insurance coverage on the mortgaged property.

     Any Warrantying Party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected Whole Loan as described in the next paragraph. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting Party would have no obligations if the relevant event that causes the breach occurs after that date.

     Unless otherwise provided in the related prospectus supplement, each Agreement will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole Loan of the certificateholders. If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

         o the Warrantying Party will be obligated to repurchase the Whole Loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the Purchase Price; or

         o if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related prospectus supplement; or.

         o if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

Unless otherwise specified in the related prospectus supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

     Neither Morgan Stanley Capital I Inc., except to the extent that it is the Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

     Unless otherwise provided in the related prospectus supplement the Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or MBS, covering

         o the accuracy of the information set forth therefor on the schedule of assets appearing as an exhibit to the related Agreement and

         o   the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

     A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Capital I Inc. will constitute an Event of Default under the Agreement. See "--Events of Default" and "--Rights Upon Event of Default," below.

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

   GENERAL

     The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the Certificate Account, which must be either

         o an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained or

         o otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term Permitted Investments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the Certificate Account will be paid to a master servicer or its designee as additional servicing compensation. The Certificate Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

   DEPOSITS

     A master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest, all payments on account of principal, including principal prepayments, on the assets;

         all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained Interest;

         all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all Liquidation Proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

         any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under "Description of Credit Support";

         any advances made as described under "Description of the Certificates--
           Advances in Respect of Delinquencies";

         any amounts representing prepayment premiums;

         any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

         all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley Capital I Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under "--Realization Upon

           Defaulted Whole Loans," and all proceeds of any asset purchased as described above under "Description of the Certificates--Termination";

         any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

         to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

         all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies";

         any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

         any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related prospectus supplement.

   WITHDRAWALS

         A master servicer or the trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related prospectus supplement, make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

         to make distributions to the certificateholders on each Distribution
           Date;

         to reimburse a master servicer for unreimbursed amounts advanced as described above under "Description of the Certificates--Advances in Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and Retained Interest, on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole Loans;

         to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

         to reimburse a master servicer for any advances described in clause (2) above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

         if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while these amounts remain outstanding and unreimbursed;

         to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, mortgaged properties securing defaulted Whole Loans as described below under "--Realization Upon Defaulted Whole Loans";

         to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding a Master Servicer and the Depositor";

         if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

         to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

         unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

         to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

         to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

         if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

         to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole Loan or property;

         to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

         to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

         to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchase" and "--Representations and Warranties; Repurchases" or otherwise;

         to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

         to clear and terminate the Certificate Account at the termination of the trust fund.

   OTHER COLLECTION ACCOUNTS

     Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the Servicing Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

     Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

         o maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

         o maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

         o processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies;

         o   supervising foreclosures;

         o inspecting and managing mortgaged properties under certain circumstances; and

         o maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

     The master servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

         o affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or

         o in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon.

The master servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related prospectus supplement,

         o in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and

         o in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

The master servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUBSERVICERS

     A master servicer may delegate its servicing obligations in respect of the Whole Loans to subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the subservicing agreement.

     Unless otherwise provided in the related prospectus supplement, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees. However, a subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation and Payment of Expenses" below.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, a special servicer may be appointed. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

     A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer is required to:

         o   monitor any Whole Loan which is in default,

         o   contact the borrower concerning the default,

         o evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

         o initiate corrective action in cooperation with the borrower if cure is likely,

         o   inspect the mortgaged property, and

         o   take any other actions as are consistent with the Servicing
             Standard.

A significant period of time may elapse before the master servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the master servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the master servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a mortgaged property for a considerable period of time. See "Legal Aspects of the Mortgage Loans and the Leases."

     Any Agreement relating to a trust fund that includes Whole Loans may grant to the master servicer or the holder or holders of certain classes of certificates, or both, a right of first refusal to purchase from the trust fund at a predetermined purchase price any Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an offered certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "--Representations and Warranties; Repurchases."

     Unless otherwise specified in the related prospectus supplement, the master servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the master servicer determines, consistent with the Servicing Standard, that this sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any sale of this type be made in a commercially reasonable manner for a specified period and that the master servicer accept the highest cash bid received from any person including itself, an affiliate of the master servicer or any certificateholder that constitutes a fair price for the defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the master servicer shall proceed with respect to the defaulted mortgage loan as described in the paragraphs below. Any bid in an amount at least equal to the Purchase Price described under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

     If a default on a Whole Loan has occurred or, in the master servicer's judgment is imminent, and the action is consistent with the servicing standard, the master servicer, on behalf of the trustee, may at any time:

         o   institute foreclosure proceedings,

         o   exercise any power of sale contained in any mortgage,

         o   obtain a deed in lieu of foreclosure, or

         o otherwise acquire title to a mortgaged property securing the Whole Loan.

Unless otherwise specified in the related prospectus supplement, the master servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of that mortgaged property within the meaning of federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

         o the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

         o if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

         o the Internal Revenue Service grants an extension of time to sell the property or

         o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing, the master servicer will be required to

         o solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property and

         o accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

     If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the master servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

     The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

     If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the master servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines

         o that the restoration will increase the proceeds to certificateholders on liquidation of the Whole Loan after reimbursement of the master servicer for its expenses and

         o that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

     If a master servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

     The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of

         o the replacement cost of the improvements less physical depreciation and

         o the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

     In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

     Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

RENTAL INTERRUPTION INSURANCE POLICY

     If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Unless otherwise specified in the related prospectus supplement, each Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or due-on-encumbrance clauses entitling the lender to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.

     Unless otherwise specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a subservicer pursuant to the Agreement.

     The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

     Each Agreement relating to assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced for the Federal Home Loan Mortgage Corporation, the servicing by or on behalf of the master servicer of mortgage loans under pooling agreements substantially similar to each other, including the related Agreement, was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement that firm may rely, as to matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants with respect to the related subservicer.

     Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

     Unless otherwise provided in the related prospectus supplement, copies of annual accountants' statement and statements of officers will be obtainable by certificateholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

     The master servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc. or Morgan Stanley Capital I Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

     Unless otherwise specified in the related prospectus supplement, the related Agreement will provide that the master servicer may resign from its obligations and duties only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

     Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that neither any master servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that any master servicer, Morgan Stanley Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense:

      o specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement;

      o incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

      o incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties;

      o incurred in connection with any violation of any state or federal securities law; or

      o imposed by any taxing authority if the loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

In addition, each Agreement will provide that neither any master servicer nor Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or Morgan Stanley Capital I Inc. may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

     Any person into which the master servicer or Morgan Stanley Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer or Morgan Stanley Capital I Inc., will be the successor of the master servicer or Morgan Stanley Capital I Inc., as the case may be, under the related Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related Agreement will include:


      (1) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

      (2) any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

      (3) any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

      (4) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied, Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, in the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of appointment of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending appointment, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

     Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

      o exercise any of the powers vested in it by any Agreement;

      o       make any investigation of matters arising under any Agreement; or

      o institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

     Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

           to cure any ambiguity;

           to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

           to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

           to comply with any requirements imposed by the Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

         Unless otherwise specified in the related prospectus supplement, each Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% of the Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:

         reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

         adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in
           (1), without the consent of the holders of all certificates of that class; or

         modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

     The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

     Unless otherwise specified in the related prospectus supplement, the trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense, including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, incurred in connection with the trustee's:

      o enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the certificateholders during the continuance of an Event of Default;

      o defending or prosecuting any legal action in respect of the related Agreement or series of certificates;

      o being the lender of record with respect to the mortgage loans in a trust fund and the owner of record with respect to any mortgaged property acquired in respect thereof for the benefit of certificateholders; or

      o acting or refraining from acting in good faith at the direction of the holders of the related series of certificates entitled to not less than 25% or a higher percentage as is specified in the related Agreement with respect to any particular matter of the Voting Rights for the series. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of the obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the related Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee shall cease to be eligible to continue as trustee under the related Agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the certificates of any series entitled to at least 51% of the Voting Rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.


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



                          DESCRIPTION OF CREDIT SUPPORT


GENERAL

     For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of certificates, holders of certificates evidencing interests in any of the trusts will be subject to the risk that the Credit Support will be exhausted by the claims of other trusts prior to the trust fund receiving any of its intended share of coverage.

     If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

           the nature and amount of coverage under the Credit Support;

           any conditions to payment thereunder not otherwise described in this prospectus;

           the conditions, if any, under which the amount of coverage under the Credit Support may be reduced and under which the Credit Support may be terminated or replaced;

           the material provisions relating to the Credit Support; and

           information regarding the obligor under any instrument of Credit
             Support, including:

               o      a brief description of its principal business activities;
               o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

               o      if applicable, the identity of regulatory agencies that

                      exercise primary jurisdiction over the conduct of its business; and

               o its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment On Your Certificates."

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE WHOLE LOANS

     If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

     Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the trust fund to the extent set forth in the related prospectus supplement.

     Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT FOR MBS

     If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of Credit Support the information indicated above under "Description of Credit Support--General," to the extent the information is material and available.

               LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries DO NOT:

        o      purport to be complete;

        o      purport to reflect the laws of any particular state; or

        o purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the Trust Funds--Assets."

GENERAL

     All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--

        o a borrower--the borrower and usually the owner of the subject property, and

        o     a mortgagee--the lender.

       In contrast, a deed of trust is a three-party instrument, among

        o     a trustor--the equivalent of a mortgagor or borrower,

        o     a trustee to whom the mortgaged property is conveyed, and

        o a beneficiary--the lender--for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

     By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, the mortgage, or other instrument, may encumber other interests in real property such as:

        o a tenant's interest in a lease of land or improvements, or both, and

        o       the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the prospectus supplement, Morgan Stanley Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

      o the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

      o the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest. Even if the lender's security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

     Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Legislation" below.

PERSONALTY

     Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

FORECLOSURE

   GENERAL

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

   JUDICIAL FORECLOSURE

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. The sales are made in accordance with procedures that vary from state to state.

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

   EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year -- or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law -- of the filing of bankruptcy.

   NON-JUDICIAL FORECLOSURE/POWER OF SALE

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

   PUBLIC SALE

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

   REO PROPERTIES

     If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

          o       the Internal Revenue Service grants an REO Extension, or

          o it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

     In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate--currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences" in this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

   RIGHTS OF REDEMPTION

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law or non-statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

   ANTI-DEFICIENCY LEGISLATION

     Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

   LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include:

           the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

           the right to cure those defaults, with adequate cure periods;

           if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

           the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder;

           the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

           a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor; and

           a leasehold mortgage that provides for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code.

     Without the protections described in (1) - (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court,

        o     assume the lease and retain it or assign it to a third party or

        o     reject the lease.

If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     To the extent described in the related prospectus supplement, some of the Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal--assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld--that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

         o at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or

         o the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame -- often 60 days -- after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor-in-possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS OR BENEFICIARIES

     To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

         o to receive rents, hazard insurance and condemnation proceeds, and

         o to cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would extinguish the junior lender's or junior beneficiary's lien. However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

      The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower. All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

     Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

         o       a diminution in value of property securing any mortgage loan;

         o       limitation on the ability to foreclose against the property; or

         o in certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the mortgaged property.

     Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the lien has priority over existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

     The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACM") when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Certain states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators of a contaminated facility. Excluded from CERCLA's definition of "owner or operator," however, is a person "who, without participating in the management of a . . . facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property -- whether it holds the facility or property as an investment or leases it to a third party -- under some circumstances the lender may incur potential CERCLA liability.

     Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 ("Asset Conservation Act"), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

     The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act. However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action--for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property--related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

     Unless otherwise provided in the related prospectus supplement, the Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

        o the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

        o if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for Environmental Hazard Conditions. See "Description of the Agreements--Realization Upon Defaulted Whole Loans."

     Unless otherwise specified in the related prospectus supplement, Morgan Stanley Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

          o the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

          o the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition, the Warrantying Party, at its option, will reimburse the trust fund, cure the Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties; Repurchases." No such person will however, be responsible for any Disqualifying Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

     In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

SUBORDINATE FINANCING

     Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

         o the borrower may have difficulty servicing and repaying multiple loans;

         o if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

         o acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

         o if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

         o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

 DEFAULT INTEREST, PREPAYMENT PREMIUMS AND PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

ACCELERATION ON DEFAULT

     Unless otherwise specified in the related prospectus supplement, some of the mortgage loans included in the pool of mortgage loans for a series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default--as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

        o for the interest rate, discount points and charges as are permitted in that state, or

        o that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property--e.g., a nursing or convalescent home or hospital--result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc. This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which -- for example, banks and insurance companies -- may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

     The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made.

GRANTOR TRUST FUNDS

     If a REMIC election is not made, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

A.   SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section 68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

        o 3% of the excess of adjusted gross income over the applicable amount and

        o 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

     In general, a grantor trust certificateholder using the CASH METHOD OF ACCOUNTING must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an ACCRUAL METHOD OF ACCOUNTING must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The mortgage loans and MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

     Unless otherwise specified in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan Stanley Capital I Inc. that:

        o a grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans or MBS will be considered to represent "loans .
               . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

        o a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest income on the mortgage loans or MBS will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section; and
        o a grantor trust certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

     Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

     Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan or MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     The Internal Revenue Service has issued Amortizable Bond Premium Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

     Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

        o      the total remaining market discount and

        o a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

        o      the total remaining market discount and

        o a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

     Anti-Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

B.   MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

         1.       Stripped Bonds and Stripped Coupons

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

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

     Excess Servicing will be Treated Under the Stripped Bond Rules. If the Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons".

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount". However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either

        o the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the certificate was stripped or

        o no more than 100 basis points, including any Excess Servicing, is stripped off of the trust fund's mortgage loans or MBS.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a


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


stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) and "permitted assets" within the meaning of Code Section 860L(c).

         2. Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers -- other than individuals -- originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The holder of a certificate should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities.

     Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

     Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

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


        o adding (1) the present value at the end of the accrual period-- determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

        o subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder. Other original issue discount on the mortgage loans or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.

         3. Grantor Trust Certificates Representing Interests in Adjustable Rate Loans

     The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred Interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

C.   SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long-term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

     It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

       o        the holder  entered the contract to sell the grantor trust certificate substantially contemporaneously with acquiring the grantor trust certificate;

       o        the grantor trust certificate is part of a straddle;

       o the grantor trust certificate is marketed or sold as producing capital gain; or

       o other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

     Holders that recognize a loss on a sale or exchange of a grantor trust certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisers as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax return.

D.   NON-U.S. PERSONS

     Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans or MBS that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to

        o        an owner that is not a U.S. Person or

        o a grantor trust certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

     Accrued OID recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans or MBS issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans or MBS, or the grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to mortgage loans or MBS where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or MBS secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be

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subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

E.   INFORMATION REPORTING AND BACKUP WITHHOLDING

     The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. On June 20, 2002, the IRS published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as any entity classified as a "trust" under Treasury regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and
(iii) a broker holding an interest for a customer in street name. These regulations are proposed to be effective beginning January 1, 2004.

     If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 30% for 2002-03, 29% for 2004-05 and 28% for 2006-2010 may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either

        o the broker determines that the seller is a corporation or other exempt recipient, or

        o the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

        o      the broker determines that the seller is an exempt recipient or

        o the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

     The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions and Other Taxes" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of REMIC Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the Code authorizes the Treasury Department to issue regulations providing relief in the event

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


of an inadvertent termination of the status of a trust fund as a REMIC, no the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates. The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

     A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

     In general, with respect to each series of certificates for which a REMIC election is made,

          o certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);

          o certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code
                  Section 856(c)(5)(B); and

          o interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

     Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

         o      "real estate assets" within the meaning of Code
                Section 856(c)(5)(B);

         o      "loans secured by an interest in real property" under Code
                Section 7701(a)(19)(C); and

         o whether the income on the certificates is interest described in Code Section 856(c)(3)(B).

A.   TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.


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



     Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. However, the trust fund will not take this position unless required by applicable regulations. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

     Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e.,

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

rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The prospectus supplement with respect to a trust fund may provide for Super-Premium Certificates. The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC Regular Certificates, is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans or MBS exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest Certificates", so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

     Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a Distribution Date, or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

        o adding (1) the present value at the end of the accrual period -- determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption -- of all remaining payments to be received on the REMIC Regular Certificates under the

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


                 Prepayment Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

         o subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease -- but never below zero -- in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

         the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

         o       the interest is unconditionally payable at least annually;

         o the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

         o interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

     The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and

           a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and

           a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost, not including accrued qualified stated interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have OID, will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion. Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange,

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


redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code
Section 1221.

     Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

         o the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

         o       the amount actually includible in such holder's income.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and: the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate; the REMIC Regular Certificate is part of a straddle; the REMIC Regular Certificate is marketed or sold as producing capital gains; or other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

     The certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

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


     Holders that recognize a loss on a sale or exchange of a REMIC Regular Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisers as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax return.

     Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed the interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed the interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre-issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

     Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinate Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

     Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

     Non-U.S. Persons. Generally, payments of interest on the REMIC Regular Certificates, including any payment with respect to accrued OID, to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

         o the REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

         o the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Code Section 957, related to the issuer; and

         o the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the REMIC Regular certificateholder under penalties of perjury, certifying that the REMIC Regular certificateholder is a foreign person and providing the name and address of the REMIC Regular certificateholder.

If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular Certificateholder of a trade or business within the United States, then the Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

     Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC and will not be subject to United States estate taxes. Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Borrower is a "United States shareholder" within the meaning of
Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

     Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 30% for 2002-03, 29% for 2004-05 and 28% for 2006-2010
may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

         o the broker determines that the seller is a corporation or other exempt recipient, or

         o the seller provides, in the required manner, identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

     A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

         o the broker determines that the seller is an exempt recipient, or

         o the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

B.   TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate such a mismatching of income and cash distributions --that is, "phantom income". This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of

         o the income from the mortgage loans or MBS and the REMIC's other assets and

         o the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular
                 Certificates--Non-Interest Expenses of the REMIC," other expenses.

REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

         o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

         o       all bad loans will be deductible as business bad debts; and

         o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Mark-to-Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has issued Mark-to-Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

         o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

         o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

     In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

         o 3% of the excess of the individual's adjusted gross income over the applicable amount or

         o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

     Excess Inclusions.   A portion of the income on a REMIC Residual
Certificate, referred to in the Code as an "excess inclusion", for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

         o may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;

         o will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax-Exempt Investors" below; and

         o is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate Payments--Non-U.S. Persons" below.

     Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased -- but not below zero -- by the net losses that have been allowed as deductions to the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" below.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool", as defined in Code
Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

         o       the disposition of a mortgage loan or MBS,

         o the receipt of income from a source other than a mortgage loan or MBS or certain other permitted investments,

         o       the receipt of compensation for services, or

         o gain from the disposition of an asset purchased with the payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

     In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

         o a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

         o Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan,

such tax will be borne by Morgan Stanley Capital I Inc.

     In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the "tax matters person" of the related REMIC for purposes of representing REMIC Residual Certificateholders in connection with any IRS proceeding. However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement. Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Internal Revenue Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual

Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax Related Restrictions on Transfers of REMIC Residual Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations". Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means:

         (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

         (B) any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income"; and

         (C)      a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means:

         o a regulated investment company, real estate investment trust or common trust fund;

         o       a partnership, trust or estate; and

         o       certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships -- generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777 -- will be taxable on excess inclusion income as if all partners were disqualified organizations.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

         o an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization, and

         o a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate, including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

         o the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

         o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

         the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future;

         the transferee represents to the transferor that (i) it understands that, as the holder of the Noneconomic REMIC Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual interest as they came due and (iii) that the transferee will not cause income with respect to the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

         the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and either:

             the present value of the anticipated tax liabilities associated with holding the Noneconomic REMIC Residual Certificate does not exceed the sum of:

                 the present value of any consideration given to the transferee to acquire the Noneconomic REMIC Residual Certificate,
                    the present value of the expected future distributions on
                      the Noneconomic REMIC Residual Certificate and

                    the present value of the anticipated tax savings associated with holding the Noneconomic REMIC Residual Certificate as the REMIC generates losses. For purposes of the computations under this "minimum transfer price" alternative, the transferee is assumed to pay tax at the highest rate of tax specified in section 11(b)(1) of the Internal Revenue Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in
                      Section 1274(d) of the Internal Revenue Code for the month of such transfer and the compounding period used by the transferee; or

                     (a) at the time of the transfer, and at the close of each
                         of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, (b) the transferee is an eligible corporation (as defined in Code Section 860L(a)(2)) that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction which will also satisfy clauses (1) and (2) above and this clause (3)(ii) and
                         (c) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. For purposes of clause (3)(ii)(c), if the amount of consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual interest.

     If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed IRS Form W-8ECI or applicable successor form adopted by the IRS for such purpose and the trustee consents to the transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS


GENERAL

     Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA. However, such plans (collectively with ERISA Plans, "Plans") may be subject to other applicable federal, state or local law ("Similar Law") materially similar to ERISA and the Code. Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

   GENERAL

     Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non-exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

     The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the Plan unless exceptions apply.

     Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. "Benefit plan investors" are defined as ERISA Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

   AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

     DOL has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption ("PTE") 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548
(1990), as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246, 55 Fed. Reg. 39021 (1997), PTE 2000-58, Exemption Application No. D-10829, 65
Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to:

         o the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and

         o the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

     The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

         The acquisition of the certificates by an ERISA Plan is on terms -- including the price for such certificates--that are at least as favorable to the investing ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

         The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc., Moody's Investors Service, Inc. and Standard & Poor's
           Ratings Services, a division of The McGraw-Hill Companies, Inc.;

         The trustee is not an affiliate of any member of the Restricted Group other than an underwriter;

         The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans; the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer's services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

         The ERISA Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

     The trust fund must also meet the following requirements:

         o the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

         o certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories of a Rating Agency for at least one year prior to the Plan's acquisition of the Securities; and

         o certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the Securities.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

         o the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

         o the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" as defined in Section 3(16)(B) of ERISA;

         o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

         o an ERISA Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

         o immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group

     Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

         o that the certificates constitute "certificates" for purposes of the Exemption and

         o that the general conditions and other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the Code and Similar Law to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 -- for certain transactions involving insurance company general accounts -- may be available. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.

                                LEGAL INVESTMENT

     The prospectus supplement for each series of offered certificates will identify those classes of offered certificates, if any, which constitute "mortgage related securities" for purposes of the SMMEA. Generally, only those classes of offered certificates that

         o are rated in one of the two highest rating categories by one or more Rating Agencies and

         o are part of a series representing interests in a trust fund consisting of mortgage loans or MBS, provided that the mortgage loans or the mortgage loans underlying the MBS are secured by first liens on mortgaged property and were originated by certain types of originators as specified in SMMEA, will be the SMMEA Certificates.

As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including, but not limited to, depository institutions, insurance companies, trustees and pension funds created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut off for such enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating, first lien and qualified originator requirements for "mortgage related securities," but representing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. ss. 703.140. The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any offered certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in certain instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     If specified in the related prospectus supplement, other classes of offered certificates offered pursuant to this prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of such offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties.

     Except as to the status of the classes of offered certificates identified in the prospectus supplement for a series as "mortgage related securities" under SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions. The uncertainties described in this section and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                              PLAN OF DISTRIBUTION

     The offered certificates offered hereby and by the Supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan Stanley Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

     Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co. Incorporated acts as agent in the sale of offered certificates, Morgan Stanley & Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan Stanley & Co. Incorporated elects to purchase offered certificates as principal, Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

     Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co. Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

     In the ordinary course of business, Morgan Stanley & Co. Incorporated and Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

     Offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley & Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

     All or part of any Class of certificates may be reacquired by Morgan Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I Inc. in a secondary market transaction or from an affiliate, including Morgan Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

     As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by Morgan Stanley Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

                                  LEGAL MATTERS

     Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley Capital I Inc. by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, or Sidley, Austin, Brown & Wood LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                    INCORPORATION OF INFORMATION BY REFERENCE

     Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

     All documents and reports filed, or caused to be filed, by Morgan Stanley Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield, or by telephone at (212) 761-4000. Morgan Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

     Morgan Stanley Capital I Inc. has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows:
Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 233 Broadway, New York, New York 10279.

     If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors' rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

     Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates.

     "Accrual Certificates" means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the Distribution Date, at the applicable pass-through rate, as described in "Distributions of Interest on the Certificates" in this prospectus.

     "Agreement" means the Pooling Agreement or the Trust Agreement, as applicable.

     "Amortizable Bond Premium Regulations" means final regulations issued by the IRS which deal with the amortizable bond premium.

     "Assets" means the primary assets included in a trust fund.

     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code).

     "Book-Entry Certificates" means Certificates which are in book-entry form.

     "Cash Flow Agreements" means guaranteed investment contracts or other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

     "Cede" means Cede & Company.

     "CERCLA" means Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Certificate Account" means one or more separate accounts for the collection of payments on the related assets.

     "Certificate Balance" equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

     "Certificate Owners" means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

     "Certificateholder" means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

     "Certificates" means any of the certificates issued, in one or more series, by Morgan Stanley Capital I Inc.

     "Closing Date" means the date the REMIC Regular Certificates were initially issued.

     "Commercial Loans" means the loans relating to the Commercial Properties.

     "Commercial Properties" means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

     "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

     "Credit Support" means subordination of one or more other classes of certificates in a series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof.

     "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

     "Cut-off Date" means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

     "Deferred Interest" means interest deferred by reason of negative amortization.

     "Definitive Certificate" means a fully registered physical certificate.

     "Depositor" means Morgan Stanley Capital I Inc.

     "Determination Date" means the close of business on the date specified in the related prospectus supplement.

     "Disqualifying Condition" means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

     "Distribution Date" means each of the dates on which distributions to certificateholders are to be made.

     "DOL" means the United States Department of Department of Labor.

     "DTC" means the Depository Trust Company.

     "Due Period" means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

     "Environmental Hazard Condition" means any condition or circumstance that may give rise to an environmental claim.

     "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Plans" means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

     "Events of Default" means, with respect to the master servicer under the Pooling Agreement, any one of the following events:

         o any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

         o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

         o any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

         o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     "Excess Servicing" means servicing fees in excess of reasonable servicing fees.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "FNMA" means the Federal National Mortgage Association.

     "Government Securities" means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

     (a) interest-bearing securities;

     (b) non-interest-bearing securities;

     (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

     (d) interest-bearing securities from which the right to payment of principal has been removed.

     "Index" means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

     "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     "Insurance Proceeds" means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

     "Liquidation Proceeds" means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

     "Lockout Date" means the expiration of the Lockout Period.

     "Lockout Period" means a period during which prepayments on a mortgage loan are prohibited.

     "Market-to-Market Regulations" means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

     "Master Servicer" means an entity as named in the prospectus supplement.

     "MBS" means mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities.

     "MBS Agreement" means any participation and servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

     "Mortgage" means a mortgage, deed of trust or other similar security instrument.

     "Mortgage Loans" means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying MBS.

     "Mortgage Note" means a promissory note evidencing a respective mortgage loan.

     "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

     "Multifamily Loans" means the loans relating to the Multifamily Properties.

     "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

     "NCUA" means the National Credit Union Administration.

     "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

         o    non-cash items such as depreciation and amortization;

         o    capital expenditures; and

         o    debt service on loans secured by the mortgaged property.

     "Nonrecoverable Advance" means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

     "OCC" means the Office of the Comptroller of the Currency.

     "OID" means original issue discount.

     "OID Regulations" means the special rules of the Code relating to OID (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994.

     "OTS" means the Office of Thrift Supervision.

     "Participants" means the participating organizations of DTC.

     "Pass-Through Rate" means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

     "Payment Lag Certificates" means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date.

     "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling Agreement.

     "Plans" means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

     "Pooling Agreement" means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

     "Pre-Issuance Accrued Interest" means interest that has accrued prior to the issue date.

     "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

     "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any, received during the related Collection Period in connection with Principal Prepayments.

     "Prohibited Transactions Tax" means the tax the Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

     "Purchase Price" means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

     "Rating Agency" means any of Fitch Ratings, Moody's Investors Service, Inc. and Standard & Poor's Ratings Services.

     "RCRA" means the Resource Conservation and Recovery Act.

     "Record Date" means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

     "Refinance Loans" means mortgage loans made to refinance existing loans.

     "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

     "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

     "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986, as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

     "REMIC Regular Certificateholders" means holders of REMIC Regular Certificates.

     "REMIC Regulations" means the REMIC regulations promulgated by the Treasury Department.

     "REMIC Residual Certificates" means the sole class of residual interests in the REMIC.

     "REMIC Residual Certificateholders" means holders of REMIC Regular Certificates.

     "REO Extension" means the extension of time the IRS grants to sell the mortgaged property.

     "REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code.

     "Restricted Group" means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

     "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Servicing Standard" means:

         A. the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;

         B.       applicable law; and

         C. the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

     "Similar Law" means any federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

      "SMMEA Certificates" means "mortgage related securities" for purposes of SMMEA.

     "Special Servicer" means an entity as named in the prospectus supplement.

     "Stripped ARM Obligations" means OID on grantor trust certificates attributable to adjustable rate loans

     "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

     "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Subservicer" means third-party servicers.

     "Subservicing Agreement" means a sub-servicing agreement between a master servicer and a Subservicer.

     "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

     "Title V" means Title V of the depository Institutions Deregulation and Monetary Control Act of 1980.

     "Trust Agreement" means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

     "Trust Fund" means the trust fund created by the Agreement consisting primarily of:

         o       Mortgage Loans

         o       MBS

         o direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

         o       a combination of mortgage loans, MBS and government securities.

     "Underlying MBS" means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

     "Underlying Mortgage Loans" means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

     "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

     "Value" means,

     (a) with respect to any mortgaged property other than a mortgaged property securing a Refinance Loan, generally the lesser of

         o the appraised value determined in an appraisal obtained by the originator at origination of that loan, and

         o       the sales price for that property; and

     (b) with respect to any Refinance Loan, unless otherwise specified in the related prospectus supplement, the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan.

     "Warranting Party" means the person making representations and warranties.

     "Whole Loans" means the mortgage loans that are not Underlying Mortgage Loans.

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